      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 8, 1994

                                                      REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                           BEVERLY ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                             8051                    95-4100309
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)      Classification Code Number)    Identification No.)


                         5111 ROGERS AVENUE, SUITE 40-A
                        FORT SMITH, ARKANSAS 72919-1000
                                 (501) 452-6712
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                 ROBERT W. POMMERVILLE, SENIOR VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY
                           BEVERLY ENTERPRISES, INC.
                         5111 ROGERS AVENUE, SUITE 40-A
                        FORT SMITH, ARKANSAS 72919-1000
                                 (501) 452-6712
                   (Name and address, including zip code, and
          telephone number, including area code, of agent for service)
                             ---------------------
      The Commission is requested to send copies of all communications to:

                           H. WATT GREGORY, III, ESQ.
                            GORDON Y. ALLISON, ESQ.
                   GIROIR & GREGORY, PROFESSIONAL ASSOCIATION
                         111 CENTER STREET, SUITE 1900
                          LITTLE ROCK, ARKANSAS 72201
                                 (501) 372-3000
                             ---------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                             ---------------------
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
   TITLE OF EACH CLASS OF                     PROPOSED MAXIMUM  PROPOSED MAXIMUM      AMOUNT OF
          SECURITIES            AMOUNT TO      OFFERING PRICE  AGGREGATE OFFERING   REGISTRATION
      TO BE REGISTERED        BE REGISTERED     PER SHARE(1)        PRICE(1)           FEE(2)
- -------------------------------------------------------------------------------------------------
Common Stock, $.10 par
  value..................... 3,099,030 shares        $.01           $54,475          $100.00
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(a) and (f) under the Securities Act of 1933, as amended (the "Securities Act") based on one-third of the par value of the mandatorily redeemable convertible preferred stock and common stock of American Transitional Hospitals, Inc. ("ATH") which will be cancelled in the merger. The Proposed Maximum Offering Price is calculated by multiplying the outstanding shares of ATH preferred stock and common stock (16,342,623)
    times the par value ($.01) for such shares and dividing the calculated amount by one-third. This calculation method is in accordance with Rule 457(f)(2) since ATH has an accumulated deficit.
(2) In accordance with Rule 457(a) of Regulation C under the Securities Act, the amount of registration fee was calculated by taking 1/29 of 1% of the "Proposed Maximum Aggregate Offering Price" which calculated amount was equal to $18.78. Accordingly, the amount of registration fee is $100.
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY
DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                           BEVERLY ENTERPRISES, INC.

                             CROSS REFERENCE SHEET
                    PURSUANT TO REGULATION S-K, ITEM 501(B)

                                                                      LOCATION OR CAPTION IN
                                                                            PROSPECTUS/
                         FORM S-4 ITEM                                   CONSENT STATEMENT
- ---------------------------------------------------------------  ---------------------------------
A. INFORMATION ABOUT THE TRANSACTION
       1.  Forepart of Registration Statement and Outside Front
           Cover Page of Prospectus............................  Cover Page; Cross Reference
                                                                 Sheet; Cover Page of Prospectus
       2.  Inside Front and Outside Back Cover Pages of
           Prospectus..........................................  Inside Cover Page of Prospectus;
                                                                 Table of Contents; Available
                                                                 Information; Incorporation of
                                                                 Certain Documents by Reference
       3.  Risk Factors, Ratio of Earnings to Fixed Charges and
           Other Information...................................  Summary; Certain Considerations
       4.  Terms of the Transaction............................  The Merger; The Merger Agreement;
                                                                 Management and Operations of
                                                                 Beverly after the Merger;
                                                                 Description of Beverly Capital
                                                                 Stock; Description of ATH Capital
                                                                 Stock; Comparative Rights of
                                                                 Stockholders of Beverly and ATH
       5.  Pro Forma Financial Information.....................  *
       6.  Material Contacts with the Company Being Acquired...  The Merger
       7.  Additional Information Required for Reoffering by
           Persons and Parties Deemed to be Underwriters.......  *
       8.  Interests of Named Experts and Counsel..............  *
       9.  Disclosure of Commission Position on Indemnification
           for Securities Act Liabilities......................  *
B. INFORMATION ABOUT THE REGISTRANT
      10.  Information with Respect to S-3 Registrants.........  Summary Market Prices; Management
                                                                 and Operations of Beverly after
                                                                 the Merger
      11.  Incorporation of Certain Information by Reference...  Available Information;
                                                                 Incorporation of Certain
                                                                 Documents by Reference
      12.  Information with Respect to S-2 or S-3
           Registrants.........................................  *
      13.  Incorporation of Certain Information by Reference...  *
      14.  Information with Respect to Registrants Other Than
           S-3 or S-2 Registrants..............................  *
C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED
      15.  Information with Respect to S-3 Companies...........  *
      16.  Information with Respect to S-2 or S-3 Companies....  *
      17.  Information with Respect to Companies Other Than S-3
           or S-2 Companies....................................  Summary; The Consent
                                                                 Solicitation; The Merger;
                                                                 Business of ATH; Management's
                                                                 Discussion and Analysis of ATH
                                                                 Financial Statements
D. VOTING AND MANAGEMENT INFORMATION
      18.  Information if Proxies, Consents or Authorizations
           are to be Solicited.................................  Summary; The Merger; The Merger
                                                                 Agreement; Description of Beverly
                                                                 Capital Stock; Description of ATH
                                                                 Capital Stock; Comparative Rights
                                                                 of Stockholders of Beverly and
                                                                 ATH
      19.  Information if Proxies, Consents or Authorizations
           are not to be Solicited or in an Exchange Offer.....  *

- ---------------

* Item is omitted because answer is negative or item is inapplicable.

                     AMERICAN TRANSITIONAL HOSPITALS, INC.
                            112 SECOND AVENUE, NORTH
                           FRANKLIN, TENNESSEE 37064

                                                                          , 1994

To the Stockholders of American Transitional Hospitals, Inc.:

     Enclosed are a Notice of Consent Solicitation of Stockholders, a Prospectus/Consent Statement and a written Consent (the "Consent Solicitation") of American Transitional Hospitals, Inc. ("ATH"). The Consent Solicitation will
begin on                , 1994 and expire on the earlier of (i) the date that
ATH notifies ATH stockholders that the Merger Agreement (as defined) and the Waiver (as defined) receive the affirmative vote by written Consent of a majority of the ATH stockholders entitled to vote on such matters, although such
notification date shall not be earlier than                , 1994 or (ii)
September 30, 1994.

     You are being asked to consider a proposal to approve and adopt a Merger Agreement pursuant to which a wholly-owned subsidiary of Beverly Enterprises, Inc. ("Beverly") will be merged with and into ATH, as a result of which ATH will become a wholly-owned subsidiary of Beverly (the "Merger Agreement"). If the Merger Agreement is approved and consummated, shares of Beverly common stock will be issued to ATH stockholders in exchange for their ATH capital stock as described in the accompanying Prospectus/Consent Statement. In addition, the holders of ATH preferred stock will be asked to approve the waiver of 64% of the liquidation preference provided in the ATH Second Restated Certificate of Incorporation and 64% of the accumulated but undeclared dividends on ATH Preferred Stock (the "Waiver").

     After careful consideration, the Board of Directors of ATH has unanimously approved the Merger Agreement and recommends that all stockholders consent to its approval, as well as the approval of the Waiver. The Board of Directors of ATH believes that the proposed merger is fair and in the best interest of ATH and its stockholders in part, because of the increased potential for growth through improved capital resources and the increased liquidity of the Beverly common stock.

     All stockholders are urged to vote by written Consent during the Consent Solicitation. The affirmative vote by written Consent of a majority of the outstanding shares of ATH capital stock will be necessary for approval and adoption of the Merger Agreement. The affirmative vote by written Consent of a majority of the outstanding ATH Preferred Stock will be necessary for the approval of the Waiver. Certain of ATH's officers, directors and their affiliates having the right to vote approximately 53.7% of the ATH capital stock and 59.0% of the ATH preferred stock have expressed their intention to vote by written Consent to approve the Merger Agreement and the Waiver, respectively.

     In order that your shares may be represented during the Consent Solicitation, you are urged to promptly sign, date and return the accompanying Consent in the enclosed envelope.

                                            Very truly yours,

                                            ROBERT C. CROSBY
                                            Chairman of the Board

                     AMERICAN TRANSITIONAL HOSPITALS, INC.
                            112 SECOND AVENUE NORTH
                           FRANKLIN, TENNESSEE 37064

                 NOTICE OF CONSENT SOLICITATION OF STOCKHOLDERS

To the Stockholders of American Transitional Hospitals, Inc.:

     Notice is hereby given that a Consent Solicitation of Stockholders (the "Consent Solicitation") of American Transitional Hospitals, Inc., ("ATH") will
begin on             , 1994 and expire on the earlier of (i) the date that ATH
notifies ATH stockholders that the Merger Agreement (as defined) and the Waiver (as defined) receive the affirmative vote by written Consent of a majority of the ATH stockholders entitled to vote on such matters, although such
notification date shall not be earlier than             , 1994 or (ii) September
30, 1994. The Consent Solicitation is for the following purposes:

          (1) to consider and vote by written Consent by the holders of all outstanding ATH capital stock upon a proposal to approve and adopt an Agreement and Plan of Merger dated June 22, 1994 (the "Merger Agreement") by and among Beverly Enterprises, Inc. ("Beverly"), ATH Acquisition, Inc. ("Acquisition"), and ATH, pursuant to which, among other things, Acquisition would be merged with and into ATH, as a result of which ATH would become a wholly-owned subsidiary of Beverly as described in the accompanying Prospectus/Consent Statement with ATH stockholders receiving shares of Beverly common stock, as well as any other transactions and business contemplated by the Merger Agreement; and

          (2) to consider and vote by written Consent by only the holders of ATH preferred stock upon a waiver of 64% of the liquidation preference and 64% of the accumulated but undeclared dividends on the ATH preferred stock as provided in the ATH Second Restated Certificate of Incorporation (the "Waiver").

     The Board of Directors of ATH has fixed the close of business on , 1994, as the record date for the determination of stockholders entitled to notice of and to consent during the Consent Solicitation, and only stockholders of record at such time will be entitled to notice of and to consent to during the Consent Solicitation.

     A written Consent and a Prospectus/Consent Statement containing more detailed information with respect to the matters to be considered during the Consent Solicitation accompany this Notice.

     Section 262 of the Delaware General Corporation Law, which governs the rights of dissenting stockholders, is summarized in the Prospectus/Consent Statement under the caption "THE MERGER -- Appraisal Rights" and is reproduced as Appendix B to the Prospectus/Consent Statement.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     IN ORDER TO ASSURE YOUR REPRESENTATION DURING THE CONSENT SOLICITATION, PLEASE SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED CONSENT, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS. AN ADDRESSED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

                                            By Order of the Board of Directors,

                                            Secretary

Franklin, Tennessee
            , 1994

                           BEVERLY ENTERPRISES, INC.
                         COMMON SHARES, $.10 PAR VALUE
                              (2,400,000(1) SHARES)

                                   PROSPECTUS
                             ---------------------

                     AMERICAN TRANSITIONAL HOSPITALS, INC.

                               CONSENT STATEMENT
                             ---------------------

     This Prospectus of Beverly Enterprises, Inc., a Delaware corporation ("Beverly"), relates to 2,400,0001 shares ("Beverly Shares") of common stock, par value $.10 per share ("Beverly Common Stock") to be issued to the stockholders of American Transitional Hospitals, Inc., a Delaware corporation ("ATH"), upon consummation of the proposed merger (the "Merger") of ATH Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Beverly ("Acquisition") with and into ATH, with ATH being the surviving corporation (the "Surviving Corporation") and becoming a wholly-owned subsidiary of Beverly pursuant to the terms and subject to the conditions of the Agreement and Plan of Merger dated June 22, 1994 (the "Merger Agreement") by and among Beverly, Acquisition and ATH. The Merger Agreement is attached as Appendix A and is incorporated herein by reference.

     This Prospectus also serves as a Consent Statement of ATH for use in connection with its consent solicitation of stockholders (the "Consent
Solicitation") which will begin on             , 1994 and which will expire on
the earlier of (i) the date that ATH notifies ATH stockholders that the Merger Agreement and the waiver of 64% of the liquidation preference and 64% of the accumulated but undeclared dividends on ATH Preferred Stock (as defined) as provided in the ATH Certificate (as defined) have received the vote by written Consent of a majority of the ATH stockholders entitled to vote on such matters,
although such notification date shall not be earlier than             , 1994 or
(ii) September 30, 1994. See "THE SUMMARY -- The Consent Solicitation," "-- Consent Required" and "THE CONSENT SOLICITATION."

     Upon consummation of the Merger, all shares of ATH Preferred Stock and ATH Common Stock (as defined) (except for shares for which statutory appraisal rights are exercised) will be converted into the right to receive Beverly Common Stock. See "SUMMARY -- The Merger," "THE MERGER -- Appraisal Rights" and "THE MERGER AGREEMENT -- Conversion of Securities."

     The Merger will constitute a "reorganization" for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, as a general rule, no gain or loss should be recognized by ATH stockholders who exchange their shares of ATH Capital Stock (as defined) solely for shares of Beverly Common Stock in the Merger. There is no specific authority however, that similar non-recognition treatment will be afforded to that part of the exchange in which ATH stockholders surrender their rights to accumulated but undeclared dividends in exchange for shares of Beverly Common Stock in the Merger. ATH stockholders who exercise their statutory appraisal rights and receive a cash payment in exchange for their ATH Capital Stock will recognize taxable income. See "SUMMARY -- The Merger" and "THE MERGER -- Certain Federal Income Tax Consequences."

     The outstanding shares of Beverly Common Stock are, and Beverly Shares offered hereby will be, listed for trading on the New York Stock Exchange (the "NYSE") and the Pacific Stock Exchange (the "PSE") under the symbol "BEV." On July 6, 1994, the last sale price for Beverly Common Stock as reported on the NYSE composite tape was $12.63.

     FOR CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN EVALUATING THE MERGER, SEE "CERTAIN CONSIDERATIONS."

     This Prospectus/Consent Statement is first being mailed to the stockholders
of record of ATH, as of             , 1994, on or about             , 1994.
- ---------------

(1) The number of Beverly Shares to be issued upon consummation of the Merger could range from 1,958,283 to 3,099,030 shares, depending upon the thirty
     (30) day average trading price of Beverly Common Stock ending three days prior to the consummation date of the Merger. See "SUMMARY -- The Merger" and "THE MERGER AGREEMENT -- Conversion of Securities."
                             ---------------------

THE SECURITIES TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
        PROSPECTUS/CONSENT STATEMENT. ANY REPRESENTATION TO THE
                    CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

      The date of this Prospectus/Consent Statement is             , 1994.

                             AVAILABLE INFORMATION

     Beverly is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60601. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. The shares of Beverly Common Stock are listed on the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

     Beverly has filed a Registration Statement on Form S-4 (the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to Beverly Shares to be issued in connection with the Merger. This Prospectus/Consent Statement also constitutes the prospectus of Beverly filed as part of the Registration Statement. This Prospectus/Consent Statement does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following Beverly documents are incorporated by reference herein.

     1. Annual Report on Form 10-K for the year ended December 31, 1993, as amended May 27, 1994 on Form 10-K/A (the "1993 Beverly 10-K").

     2. The portions of the Proxy Statement for the Annual Meeting of Stockholders held May 19, 1994 that have been incorporated by reference in the 1993 Beverly 10-K.

     3. Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.

     4. Current Report on Form 8-K dated January 4, 1994, as amended January 7, 1994 on Form 8-K/A.

     5. Current Report on Form 8-K dated April 7, 1994.

     6. Registration Statement on Form 8-A dated July 26, 1993 and any amendment or report filed for the purpose of updating such description.

     All documents filed by Beverly with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and until the Merger is consummated shall be deemed to be incorporated by reference herein and shall be a part hereof from the date of filing of such documents. The information with respect to Beverly and ATH contained in this Prospectus/Consent Statement does not purport to be complete and should be read together with the information in the documents incorporated by reference herein. Any statements contained in a document incorporated by reference herein or contained in this Prospectus/Consent Statement shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

     THIS PROSPECTUS/CONSENT STATEMENT INCORPORATES BY REFERENCE DOCUMENTS RELATING TO BEVERLY WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS RELATING TO BEVERLY (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OF ATH CAPITAL STOCK, TO WHOM THIS PROSPECTUS/CONSENT STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, FROM BEVERLY ENTERPRISES, INC., 5111 ROGERS AVENUE, SUITE 40-A, FORT SMITH, ARKANSAS 72919-1000, (501) 452-6712, ATTN: ROBERT W. POMMERVILLE, SENIOR VICE

                                       (i)

PRESIDENT, GENERAL COUNSEL AND SECRETARY. IN ORDER TO ENSURE TIMELY DELIVERY OF
THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY                , 1994. COPIES
OF DOCUMENTS SO REQUESTED WILL BE SENT BY FIRST CLASS MAIL, POSTAGE PAID WITHIN ONE BUSINESS DAY OF THE RECEIPT OF SUCH REQUEST.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS/CONSENT STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS/CONSENT STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS/CONSENT STATEMENT, OR THE SOLICITATION OF A CONSENT FROM ANY PERSON, IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OR AN OFFER OR CONSENT SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS/CONSENT STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES MADE UNDER THIS PROSPECTUS/CONSENT STATEMENT SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF BEVERLY OR ATH SINCE THE DATE OF THIS PROSPECTUS/CONSENT STATEMENT.

                                      (ii)

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
AVAILABLE INFORMATION.................................................................
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................................
SUMMARY...............................................................................
  Beverly.............................................................................
  Acquisition.........................................................................
  ATH.................................................................................
  The Consent Solicitation............................................................
  Consent Required....................................................................
  The Merger..........................................................................
     Conversion of Securities and Exercise of Warrants................................
     Recommendation of the Board of Directors of ATH..................................
     Interests of Certain Persons in the Merger.......................................
     Effective Time of the Merger.....................................................
     Exchange of ATH Stock Certificates...............................................
     Appraisal Rights.................................................................
     Accounting Treatment.............................................................
     Certain Federal Income Tax Consequences..........................................
     Resale Restrictions..............................................................
     Stock Exchange Listing...........................................................
     Indemnification and Escrow.......................................................
     Conditions to the Merger.........................................................
     Termination......................................................................
     Effect of Termination............................................................
     Expenses.........................................................................
  Markets and Market Prices...........................................................
     Beverly..........................................................................
     ATH..............................................................................
  Beverly Selected Consolidated Financial Data........................................
  ATH Selected Consolidated Financial Data............................................
  Selected Unaudited Pro Forma Combined Per Share Data................................
CERTAIN CONSIDERATIONS................................................................
  Governmental Regulation and Reimbursement...........................................
  Increased Labor Costs and Availability of Personnel.................................
  Resale of Beverly Common Stock......................................................
  Escrowed Shares.....................................................................
THE CONSENT SOLICITATION..............................................................
  Matters to be Voted On by the ATH Stockholders......................................
  Record Date.........................................................................
  Consent Required....................................................................
  Revocation of Consents..............................................................
  Solicitation of Written Consents....................................................
  Security Ownership of ATH...........................................................
THE MERGER............................................................................
  General.............................................................................
  Background of the Merger............................................................
  Reasons for the Merger; Recommendation of the ATH Board of Directors................
  Interests of Certain Persons in the Merger..........................................
     Employment Agreement.............................................................
     Stock Options....................................................................

                                      (iii)

                                                                                        PAGE
                                                                                        ----
     ATH Director and Officer Indemnification.........................................
     Other Agreements.................................................................
  Appraisal Rights....................................................................
  Accounting Treatment................................................................
  Certain Federal Income Tax Consequences.............................................
  Regulatory Notification.............................................................
  Resale Restrictions.................................................................
  Stock Exchange Listing..............................................................
THE MERGER AGREEMENT..................................................................
  General.............................................................................
  Conversion of Securities............................................................
     General..........................................................................
     Definitions with respect to the Conversion of ATH Preferred Stock, ATH Common
      Stock and ATH Warrants..........................................................
     Conversion of ATH Preferred Stock, ATH Common Stock and ATH Warrants.............
     Illustration of the Conversion of ATH Preferred Stock, ATH Common Stock and ATH
      Warrants........................................................................
     ATH Series A Preferred Stock.....................................................
     ATH Series B Preferred Stock.....................................................
     ATH Series C Preferred Stock.....................................................
     ATH Series D Preferred Stock.....................................................
     ATH Common Stock.................................................................
     ATH Warrants.....................................................................
     Possible Fluctuation in the Number of Beverly Shares to be Issued and Collar
      Provisions......................................................................
     Conversion of ATH Options........................................................
     Example of Conversion of ATH Options.............................................
  Exchange Procedures.................................................................
  Representations and Warranties......................................................
  Certain Covenants...................................................................
  No Solicitation of Transactions.....................................................
  Benefit Plans.......................................................................
  Indemnification and Escrow..........................................................
     The Stockholders' Indemnification Agreement......................................
     The Stockholders' Escrow Agreement...............................................
  Conditions..........................................................................
  Termination.........................................................................
  Effect of Termination...............................................................
  Expenses............................................................................
  Amendments and Waivers..............................................................
MANAGEMENT AND OPERATIONS OF BEVERLY AFTER THE MERGER.................................
     Management.......................................................................
     Operations.......................................................................
DESCRIPTION OF BEVERLY CAPITAL STOCK..................................................
  Authorized Capital Stock............................................................
  Beverly Common Stock................................................................
  Beverly Preferred Stock.............................................................

                                      (iv)

                                                                                        PAGE
                                                                                        ----
DESCRIPTION OF ATH CAPITAL STOCK......................................................
  Authorized Capital Stock............................................................
  ATH Common Stock....................................................................
  ATH Preferred Stock.................................................................
     Series A Preferred...............................................................
     Series B Preferred...............................................................
     Series C Preferred...............................................................
     Series D Preferred...............................................................
COMPARATIVE RIGHTS OF STOCKHOLDERS OF BEVERLY AND ATH.................................
  Board of Directors; Removal; Filling Vacancies......................................
     Beverly..........................................................................
     ATH..............................................................................
  Action by Written Consent; Special Meetings.........................................
     Beverly..........................................................................
     ATH..............................................................................
  Business Combinations...............................................................
     Beverly..........................................................................
     ATH..............................................................................
     DGCL.............................................................................
  Amendment of Certificate and By-laws................................................
     Beverly..........................................................................
     ATH..............................................................................
  Other Items.........................................................................
     Beverly..........................................................................
     ATH..............................................................................
BUSINESS OF ATH.......................................................................
  General.............................................................................
  Levels of Care Provided.............................................................
  Sources of Revenue..................................................................
  Growth Strategy.....................................................................
  Competition.........................................................................
  Government Regulation...............................................................
     Medicare Reimbursement...........................................................
     Anti-Fraud and Abuse Regulation..................................................
  Insurance...........................................................................
  Employees...........................................................................
  Properties..........................................................................
  Legal Proceedings...................................................................
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS OF ATH........................................................
  General.............................................................................
     Three Months Ended March 31, 1994 compared to Three Months Ended March 31,
      1993............................................................................
     Year Ended December 31, 1993 compared to Year Ended December 31, 1992............
     Year Ended December 31, 1992 compared to Year Ended December 31, 1991............
  Liquidity and Capital Resources.....................................................
LEGAL MATTERS.........................................................................
EXPERTS...............................................................................
INDEX TO ATH FINANCIAL STATEMENTS.....................................................

                                       (v)

                                                                                  TAB.
                                                                                   NO.
                                                                                 -------
APPENDIX A --             Agreement and Plan of Merger.........................    A-1
APPENDIX B --             Section 262 -- Appraisal Rights Provisions of the
                            Delaware General Corporate Law.....................    B-1
APPENDIX C --             Form of ATH Affiliate Agreement......................    C-1
APPENDICES D-1 - D-3 --   Examples of Conversion of Preferred Stock, ATH Common
                            Stock and ATH Warrants.............................    D-1
APPENDIX E --             Form of the Stockholders' Indemnification
                            Agreement..........................................    E-1
APPENDIX F --             Form of the Stockholders' Escrow Agreement...........    F-1

                                      (vi)

                                    SUMMARY

     The following summary of certain information contained elsewhere in this Prospectus/Consent Statement (the "Prospectus/Consent Statement") does not purport to be complete and is qualified in its entirety by reference to the full text, including the Appendices attached hereto. As used in this Prospectus/Consent Statement, "Beverly" refers to Beverly Enterprises, Inc., a Delaware corporation, and "ATH" refers to American Transitional Hospitals, Inc., a Delaware corporation, and unless the context otherwise requires, such entities and their respective subsidiaries. The information contained in this Prospectus/Consent Statement with respect to Beverly and its affiliates has been supplied by Beverly, and the information with respect to ATH and its affiliates has been supplied by ATH. Certain capitalized terms which are used but not defined in this summary are defined elsewhere in this Prospectus/Consent Statement.

BEVERLY

     Beverly is the largest operator of skilled nursing facilities in the United States. At March 31, 1994, Beverly operated 761 nursing facilities with 81,497 licensed beds. The facilities are located in 33 states and the District of Columbia, and range in capacity from 20 to 388 beds, with average occupancy of 88.4% during the three months ended March 31, 1994 and 88.6%, 88.4% and 88.2% during the years ended December 31, 1993, 1992 and 1991, respectively. At March 31, 1994 Beverly also operated 42 retirement and congregate living projects containing 2,554 units, 42 pharmacies and pharmacy-related outlets, 23 sub-acute units and 5 home health care entities.

     Beverly's principal executive offices are located at 5111 Rogers Avenue, Suite 40-A, Fort Smith, Arkansas 72919-1000, and its telephone number is (501) 452-6712.

ACQUISITION

     Acquisition is a wholly-owned subsidiary of Beverly. Its sole purpose is to facilitate Beverly's acquisition of ATH through the Merger. Acquisition conducts no business and will cease to exist upon consummation of the Merger. See "THE MERGER -- General."

ATH

     ATH leases and operates licensed hospitals specializing in long-term acute care or transitional acute care to medically complex, chronically ill patients. Since its inception, ATH's mission has been to provide high quality care in a prudent cost-effective manner. ATH currently leases five facilities which are generally located on the campuses of existing short-term acute care hospitals. The ATH Facilities (as defined) have an aggregate of 205 licensed beds. The ATH Facilities provide specialized care for a range of high acuity medically complex patients. ATH Facilities provide a multiple of programs, including complex medical, rehabilitation, neuro-rehabilitation, pulmonary, pediatric, burn and oncology. ATH currently has approximately 50 managed care contracts to provide services to participating members.

     ATH's executive offices are located at 112 Second Avenue North, Franklin, Tennessee 37064 and its telephone number is (615) 791-7099.

THE CONSENT SOLICITATION

     This Prospectus/Consent Statement relates to a consent solicitation of stockholders of ATH (the "Consent Solicitation"). During the Consent Solicitation, the stockholders of ATH will consider and vote by written Consent on a proposal to approve and adopt the Merger Agreement. In addition, the holders of ATH Preferred Stock will be asked to approve the waiver of 64% of the liquidation preference and 64% of the accumulated but undeclared dividends on ATH Preferred Stock as provided in the ATH Certificate (the "Waiver"). See "THE CONSENT SOLICITATION."

CONSENT REQUIRED

     The Consent Solicitation will begin on             , 1994 and expire on the
Expiration Date (as defined). The record date for stockholders of ATH entitled to notice of and to vote by written Consent during the Consent Solicitation is
as of the close of business on             , 1994. At July 15, 1994, there were
outstanding and entitled to vote 2,591,316 shares of ATH Common Stock and 11,683,307 shares of ATH Preferred Stock. Voting rights for ATH are vested in the holders of ATH Preferred Stock and ATH Common Stock, with each share of ATH Preferred Stock and ATH Common Stock entitled to one vote on matters coming before the stockholders. The vote by written Consent of the holders of a majority of the shares of ATH Capital Stock is required for the approval and adoption by ATH of the Merger Agreement. In addition, the vote by written Consent of a majority of the outstanding ATH Preferred Stock is required for the waiver of 64% of the liquidation preference and 64% of the accumulated but undeclared dividends on ATH Preferred Stock. As of July 15, 1994, directors, executive officers and affiliates of ATH were beneficial owners of approximately 59.0% of the outstanding shares of ATH Preferred Stock and approximately 30.1% of the outstanding shares of ATH Common Stock, which taken together equal 53.7% of the shares of outstanding ATH Capital Stock. As of July 15, 1994, directors, officers and affiliates holding 53.7% of ATH Capital Stock had indicated their intention to vote their shares by written Consent in favor of approval of the Merger Agreement. As of July 15, 1994, directors, officers and affiliates holding 59.0% of ATH Preferred Stock had indicated their intention to vote their shares by written Consent in favor of approval of the Waiver. The stockholders of Beverly are not required to and will not vote on the Merger. See "THE CONSENT SOLICITATION -- Consent Required."

THE MERGER

     Conversion of Securities and Exercise of Warrants. Upon consummation of the transactions contemplated by the Merger Agreement, (i) Acquisition, a wholly-owned subsidiary of Beverly, will be merged with and into ATH, as a result of which ATH will become a wholly-owned subsidiary of Beverly; (ii) each issued and outstanding share of ATH Preferred Stock and ATH Common Stock will be converted into the right to receive shares of Beverly Common Stock in accordance with the conversion formulas detailed in the Merger Agreement, and certain exhibits thereto, as of the Effective Time (as defined) of the Merger and as further described in this Prospectus/Consent Statement; and (iii) each ATH Option (as defined) outstanding as of the Effective Time will be assumed by Beverly and converted into the right to receive a number of shares of Beverly Common Stock adjusted in accordance with the Option Conversion Ratio (as defined). Fractional shares will not be issued in connection with the Merger. An ATH stockholder otherwise entitled to a fractional share will be paid cash in lieu of such fractional share in an amount equal to the product of Beverly Share Closing Price (as defined) of a share of Beverly Common Stock multiplied by the fractional percentage of a share of Beverly Common Stock to which such holder would otherwise be entitled. In addition to the conversion of ATH Preferred Stock, ATH Common Stock and assumption of the ATH Options pursuant to the Merger, it is anticipated that prior to the Effective Time, ATH Warrants will be exercised, whereupon shares of ATH Preferred Stock issued pursuant to ATH Warrants will be converted into shares of Beverly Common Stock at the Effective Time, upon payment of the warrant exercise price. See "THE MERGER -- Interests of Certain Persons in the Merger," "THE MERGER AGREEMENT -- Conversion of Securities" and "-- Exchange Procedures."

     Assuming that the Merger was consummated on June 30, 1994 and that 2,400,000 shares of Beverly Common Stock were issued pursuant to the Merger Agreement, former ATH stockholders would own, based upon 83,109,352 shares of Beverly Common Stock then outstanding, approximately 2.9% of the issued and outstanding Beverly Common Stock.

     Recommendation of the Board of Directors of ATH. The Board of Directors of ATH has unanimously approved the Merger Agreement and unanimously recommends approval and adoption of the Merger Agreement by the stockholders of ATH and approval of the Waiver by the ATH preferred stockholders. The Board of Directors of ATH believes that the terms of the Merger are fair to and in the best interests of ATH and its stockholders. For a discussion of the factors considered by the ATH Board of Directors in reaching its decision, see "THE MERGER -- Reasons for the Merger; Recommendation of the ATH Board of Directors."

     Interests of Certain Persons in the Merger. In considering the recommendation of the ATH Board of Directors with respect to the Merger Agreement and the transactions contemplated thereby, ATH stockholders should be aware that certain members of the management of ATH and the ATH Board of Directors have certain interests in the Merger that are in addition to the interests of ATH stockholders generally. See "THE MERGER -- Interests of Certain Persons in the Merger" and "THE MERGER AGREEMENT -- Certain Covenants."

     Effective Time of the Merger. The Merger will become effective upon the filing of a Certificate of Merger (as defined) with the Secretary of State of the State of Delaware (the "Effective Time"), which Certificate of Merger will be filed as promptly as practicable after the Requisite Stockholder Approval (as defined) has been obtained and all other conditions to the Merger have been satisfied or waived. Subject to the satisfaction (or waiver) of the other conditions to the obligations of Beverly and ATH to consummate the Merger, it is
presently expected that the Merger will be consummated on             , 1994 or
as soon thereafter as such conditions are satisfied. See "THE MERGER
AGREEMENT -- General."

     Exchange of ATH Stock Certificates. Upon consummation of the Merger, each holder of a stock certificate or stock certificates representing shares of ATH Preferred Stock and ATH Common Stock outstanding immediately prior to the Merger will, upon the surrender thereof (duly endorsed, if required) to a designated exchange agent (the "Exchange Agent"), be entitled to receive a certificate or certificates representing the number of whole shares of Beverly Common Stock into which such shares of ATH Preferred Stock and ATH Common Stock will have been automatically converted as a result of the Merger. After the consummation of the Merger, the Exchange Agent will mail a letter of transmittal with instructions to all holders of record of ATH Preferred Stock and ATH Common Stock as of the Effective Time for use in surrendering their stock certificates in exchange for certificates representing shares of Beverly Common Stock. ATH stock certificates should not be surrendered until the letter of transmittal and instructions are received. See "THE MERGER AGREEMENT -- Exchange Procedures."

     Appraisal Rights. Holders of ATH Preferred Stock and ATH Common Stock are entitled to appraisal rights in connection with the Merger. The Merger Agreement provides that if more than 5% of the outstanding shares of ATH Capital Stock exercise their statutory appraisal rights, Beverly may terminate the Merger Agreement. See "THE MERGER -- Appraisal Rights" and "THE MERGER
AGREEMENT -- Conditions."

     Accounting Treatment. Both Beverly and ATH management believe that the Merger will qualify as a pooling-of-interests for accounting and financial reporting purposes. Consummation of the Merger is conditioned upon the receipt by Beverly of a letter from Ernst & Young concurring with the opinion of Beverly and ATH management that the Merger will qualify for pooling-of-interests accounting treatment. See "THE MERGER -- Accounting Treatment" and "THE MERGER AGREEMENT -- Conditions."

     Certain Federal Income Tax Consequences. In the opinion of Harwell Howard Hyne Gabbert & Manner, P.C. (the "Harwell Firm"), counsel to ATH, except with respect to Beverly Shares received by ATH preferred stockholders in exchange for certain accumulated but undeclared dividends, no gain or loss would be recognized by ATH or by ATH stockholders on the exchange of shares of ATH Preferred Stock and ATH Common Stock for Beverly Common Stock (except with respect to cash received in lieu of a fractional interest in Beverly Common Stock). See "THE MERGER -- Certain Federal Income Tax Consequences" and "THE MERGER AGREEMENT -- Conditions."

     Resale Restrictions. Beverly Shares received by ATH stockholders in the Merger will be freely transferable, except that Beverly Shares received by persons who are deemed to be "Affiliates" (as such term is defined under the Securities Act) of ATH at the time of the Consent Solicitation may be resold by them only in certain permitted circumstances. See "CERTAIN
CONSIDERATIONS -- Resale of Beverly Common Stock" and "THE MERGER -- Resale Restrictions."

     Stock Exchange Listing. The Merger Agreement provides that Beverly will use its best efforts to list on the NYSE and the PSE, Beverly Shares and any shares of Beverly Common Stock issuable upon exercise of the ATH Options to be, assumed by Beverly. See "THE MERGER -- Stock Exchange Listing."

     Indemnification and Escrow. Pursuant to the Merger Agreement, ATH has agreed to indemnify Beverly, Acquisition, ATH as the Surviving Corporation and any controlling person thereof for any Losses (as defined) with respect to ATH following the Effective Time of the Merger. As a condition to the obligation of Beverly and Acquisition to consummate the Merger Agreement, the ATH stockholders will be required to execute and deliver the stockholders' indemnification agreement indemnifying Beverly, Acquisition and any controlling person thereof for any such Losses. The liability of the ATH stockholders for indemnification pursuant to the stockholders' indemnification agreement shall be shared ratably and shall not exceed the amount of Beverly Shares deposited by or on behalf of the ATH stockholders in escrow to secure such indemnification. See "CERTAIN CONSIDERATIONS -- Escrowed Shares" and "THE MERGER AGREEMENT -- Indemnification and Escrow."

     Conditions to the Merger. The obligations of Beverly and ATH to consummate the Merger are subject to the satisfaction of certain conditions, including, among others: (i) obtaining the Requisite Stockholder Approval; (ii) Beverly's and ATH's receipt of certain legal opinions with respect to the tax consequences of the Merger; (iii) the expiration of any waiting periods applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or exemption therefrom; (iv) the absence of any material adverse change in the assets, liabilities, business, business prospects, condition (financial or otherwise), operations or results of operations of each party; (v) the absence of any action, suit or proceeding, pending or threatened, that would prohibit consummation of the Merger; (vi) Beverly's receipt of an accountant's letter with respect to qualification of the Merger as a pooling-of-interests for accounting purposes; (vii) ATH's receipt of certification for its Indianapolis, Indiana facility with respect to participation in the Medicare program; and (viii) other conditions customary in merger transactions. See "THE MERGER -- Certain Federal Income Tax Consequences," "-- Accounting Treatment" and "THE MERGER
AGREEMENT -- Conditions."

     Termination. The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time in a number of circumstances, which include, among others: (a) by the mutual written consent of Beverly and ATH; (b) by Beverly or ATH if a condition to an obligation to close of a terminating party is not satisfied and the Merger shall not have been consummated by September 30, 1994, provided that the terminating party shall not have breached any of its obligations under the Merger Agreement; (c) by Beverly or ATH if the Requisite Stockholder Approval shall not have been obtained pursuant to the Consent Solicitation; (d) by Beverly if there has been a breach by ATH of any representation, warranty or covenant contained in the Merger Agreement in any material respect; and (e) by ATH if there has been a breach by Beverly of any representation, warranty or covenant contained in the Merger Agreement in any material respect. See "THE MERGER AGREEMENT -- Termination."

     Effect of Termination. If either party terminates the Merger Agreement because the other party has breached a representation, warranty or covenant in any material respect and such breach arises from the withholding of information by such other party, such other party shall be liable to the terminating party for expenses up to $150,000. If the Merger Agreement is terminated by: (i) mutual written consent of Beverly and ATH; (ii) Beverly or ATH if the Requisite Stockholder Approval is not obtained; (iii) Beverly if a condition to its obligation has not been satisfied; (iv) ATH if a condition to its obligation has not been satisfied; or (v) Beverly or ATH if the other party is in breach of a representation, warranty or covenant in any material respect (other than as set forth above), the terminating party shall not be liable to the other party to the Merger Agreement. See "THE MERGER AGREEMENT -- Effect of Termination."

     Expenses. Beverly and ATH will bear their own respective costs and expenses in connection with the Merger, provided that any expenses of ATH in connection with the Merger and the transactions contemplated thereby in excess of $150,000 shall be borne separately by the ATH stockholders. See "THE MERGER
AGREEMENT -- Expenses."

MARKETS AND MARKET PRICES

     Beverly. Beverly Common Stock is listed for trading on the NYSE and PSE. The table below sets forth, for the periods indicated, the range of high and low sales prices of Beverly Common Stock on the NYSE composite tape.

                                                                          PRICES
                                                                       -------------
                                                                       HIGH     LOW
                                                                       ----     ----
        1992
          First Quarter..............................................  $10 1/8  $ 8 3/8
          Second Quarter.............................................    8 3/4    7 1/8
          Third Quarter..............................................    9 5/8    7 5/8
          Fourth Quarter.............................................   13 1/8    8 3/8
        1993
          First Quarter..............................................  $14 3/4  $ 9 1/2
          Second Quarter.............................................   12 7/8   10 3/8
          Third Quarter..............................................   13 3/8    9 1/4
          Fourth Quarter.............................................   13 3/4   10
        1994
          First Quarter..............................................  $16 1/8  $12 3/8
          Second Quarter.............................................   14 1/4   12 1/8

     Beverly is subject to certain restrictions under its banking arrangements related to the payment of cash dividends on its common stock. During the first quarter of 1994, and during the years 1993 and 1992, no cash dividends were paid on Beverly's Common Stock and none are expected to be paid during the remainder of 1994.

     At March 21, 1994, there were 7,401 record holders of Beverly Common Stock.

     ATH. ATH Capital Stock is held by 21 record holders. Because ATH is a privately-held entity, there has been no public trading market for ATH Capital Stock.

BEVERLY SELECTED CONSOLIDATED FINANCIAL DATA

    The following selected consolidated statement of operations data for each of the five years in the period ended December 31, 1993 and selected consolidated balance sheet data as of December 31, 1993, 1992, 1991, 1990 and 1989 are derived from consolidated financial statements of Beverly. The selected consolidated statement of operations data for the three months ended March 31, 1994 and 1993 and the selected consolidated balance sheet data as of March 31, 1994 and 1993 are derived from Beverly's unaudited condensed consolidated financial statements. The unaudited condensed consolidated financial statements include all adjustments, consisting of normal recurring accruals, which Beverly considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ended March 31, 1994 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1994. The data should be read in conjunction with the consolidated financial statements, related notes, other financial information and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference in this Prospectus/Consent Statement. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION."

                                           THREE MONTHS ENDED
                                                MARCH 31,                      AT OR FOR THE YEARS ENDED DECEMBER 31,
                                         -----------------------   --------------------------------------------------------------
                                            1994         1993       1993(1)      1992(1)        1991         1990       1989(1)
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENT OF OPERATIONS
  DATA:
Net operating revenues.................  $  712,188   $  691,217   $2,870,758   $2,596,731   $2,300,909   $2,113,358   $2,103,503
Interest income........................       3,707        3,308       15,123       14,475       19,995       24,367       22,459
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
        Total revenues.................     715,895      694,525    2,885,881    2,611,206    2,320,904    2,137,725    2,125,962
Costs and expenses:
  Operating and administrative:
    Wages and related..................     385,116      385,443    1,585,226    1,479,673    1,354,890    1,256,342    1,263,670
    Other..............................     270,638      256,231    1,062,162      915,566      767,512      710,678      698,455
  Interest.............................      14,451       16,262       62,413       62,582       68,574       83,198       95,003
  Depreciation and amortization........      22,626       21,131       86,127       88,001       88,346       67,288       72,640
  Restructuring costs..................          --           --           --       57,000           --           --      128,104
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
        Total costs and expenses.......     692,831      679,067    2,795,928    2,602,822    2,279,322    2,117,506    2,257,872
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
Income (loss) before provision for
  (benefit from) income taxes,
  extraordinary charge and cumulative
  effect of change in accounting for
  income taxes.........................      23,064       15,458       89,953        8,384       41,582       20,219     (131,910)
Provision for (benefit from) income
  taxes................................       7,611        5,101       29,684        4,203       12,410        7,279      (27,701)
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
Income (loss) before extraordinary
  charge and cumulative effect of
  change in accounting for income
  taxes................................      15,453       10,357       60,269        4,181       29,172       12,940     (104,209)
Extraordinary charge, net of income
  taxes of $1,155 in 1993 and $5,415 in
  1992.................................          --           --       (2,345)      (8,835)          --           --           --
Cumulative effect of change in
  accounting for income taxes..........          --           --           --       (5,454)          --           --           --
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net income (loss)......................  $   15,453   $   10,357   $   57,924   $  (10,108)  $   29,172   $   12,940   $ (104,209)
                                          =========    =========    =========    =========    =========    =========    =========
Income (loss) per share of common
  stock:
  Before redemption premium on Series A
    preferred stock, extraordinary
    charge and cumulative effect of
    change in accounting for income
    taxes..............................  $     0.16   $     0.13   $      .71   $      .04   $      .37   $      .19   $    (1.96)
  Redemption premium on Series A
    preferred stock(2).................          --           --         (.26)          --           --           --           --
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Before extraordinary charge and
    cumulative effect of change in
    accounting for income taxes........        0.16         0.13          .45          .04          .37          .19        (1.96)
  Extraordinary charge.................          --           --         (.03)        (.12)          --           --           --
  Cumulative effect of change in
    accounting for income taxes........          --           --           --         (.07)          --           --           --
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net income (loss)....................  $     0.16   $     0.13   $      .42   $     (.15)  $      .37   $      .19   $    (1.96)
                                          =========    =========    =========    =========    =========    =========    =========
Shares used to compute per share
  amounts..............................  84,365,000   81,317,000   78,807,000   75,285,000   78,818,000   63,751,000   53,603,000
CONSOLIDATED BALANCE SHEET DATA:
Total assets...........................  $2,011,985   $1,891,625   $1,993,530   $1,854,470   $1,673,445   $1,623,333   $1,639,228
Current portion of long-term
  obligations..........................  $   37,006   $   32,652   $   42,873   $   29,389   $   35,589   $   50,893   $  263,156
Long-term obligations, excluding
  current portion......................  $  695,034   $  741,896   $  706,695   $  712,712   $  628,017   $  694,647   $  599,452
Stockholders' equity...................  $  766,218   $  604,465   $  739,009   $  593,745   $  599,109   $  498,223   $  440,081
OTHER DATA:
Patient days...........................   6,702,000    7,251,000   29,019,000   29,323,000   29,322,000   30,131,000   33,363,000
Average occupancy percentage...........        88.4%        88.6%        88.6%        88.4%        88.2%        87.3%        87.2%
Number of beds.........................      81,497       89,298       85,001       89,298       90,228       91,414       96,268
Number of employees....................      85,000       94,000       89,000       93,000       93,000       92,000       96,000

- ---------------

(1) Beverly reported restructuring costs, extraordinary charge and cumulative effect of change in accounting for income taxes in 1992, reported a redemption premium and extraordinary charge in 1993, and reported restructuring costs in 1989.

(2) Beverly reported a redemption premium in 1993 equal to the $20,000,000 excess paid above the $80,000,000 original recorded value of the Series A preferred stock. Such amount was charged to Beverly's retained earnings during the year ended December 31, 1993. Although such amount did not impact Beverly's net income, for accounting purposes the $20,000,000 redemption premium was treated as a reduction to income available to common stockholders in the calculation of earnings per share for the year ended December 31, 1993.

ATH SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated statement of operations data for each of the five years in the period ended December 31, 1993 and selected consolidated balance sheet data as of December 31, 1993, 1992, 1991, 1990 and 1989 are derived from consolidated financial statements of ATH. The selected consolidated statement of operations data for the three months ended March 31, 1994 and 1993 and the selected consolidated balance sheet data as of March 31, 1994 and 1993 are derived from ATH's unaudited condensed consolidated financial statements. The unaudited condensed consolidated financial statements include adjustments, consisting only of normal recurring accruals, which ATH considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ended March 31, 1994 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1994. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information included elsewhere in this Prospectus/Consent Statement. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ATH" and the ATH CONSOLIDATED FINANCIAL STATEMENTS.

                                      THREE MONTHS ENDED
                                          MARCH 31,                       AT OR FOR THE YEARS ENDED DECEMBER 31,
                                      ------------------    ------------------------------------------------------------------
                                       1994       1993         1993          1992          1991          1990          1989
                                      -------    -------    ----------    ----------    ----------    ----------    ----------
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENT OF OPERATIONS
  DATA:
Revenue:
  Patient service revenue...........  $ 4,494    $ 3,450    $   13,691    $   11,005    $    7,170    $    4,510    $    2,464
  Interest and other................       36         33           148            47           281            88           127
                                      -------    -------    ----------    ----------    ----------    ----------    ----------
                                        4,530      3,483        13,839        11,052         7,451         4,598         2,591
                                      =======    =======     =========     =========     =========     =========     =========
Costs and expenses:
  Compensation and benefits.........    2,570      1,956         8,184         6,518         3,749         2,416         1,830
  Medical supplies and services.....    1,275        818         2,654         1,929         1,133           705           562
  Selling, general and
    administrative..................      503        538         2,646         2,177         1,222           623           673
  Other operating expenses..........      549        506         2,032         1,739         1,089           544           586
  Provision for doubtful accounts...      123         36           596           577            56            95            59
  Relocation costs..................                                             213
  Interest expense..................       14         27            40           135           116            12            20
  Unit termination costs............                                                                                       162
                                      -------    -------    ----------    ----------    ----------    ----------    ----------
Total costs and expenses............    5,034      3,881        16,152        13,288         7,365         4,395         3,892
                                      -------    -------    ----------    ----------    ----------    ----------    ----------
(Loss) income before taxes and
  extraordinary credit..............     (504)      (398)       (2,313)       (2,236)           86           203        (1,301)
Provision for income taxes..........                                                            35            73
                                      -------    -------    ----------    ----------    ----------    ----------    ----------
(Loss) income before extraordinary
  credit............................     (504)      (398)       (2,313)       (2,236)           51           130        (1,301)
Extraordinary credit-income tax
  benefit from utilizing tax loss
  carryforward......................                                                            15            73
                                      -------    -------    ----------    ----------    ----------    ----------    ----------
Net (loss) income...................     (504)      (398)       (2,313)       (2,236)           66           203        (1,301)
Accretion of preferred stock to
  redemption amounts................     (322)      (239)       (1,218)         (584)         (330)         (330)         (326)
                                      -------    -------    ----------    ----------    ----------    ----------    ----------
Net loss allocable to common
  stockholders......................  $  (826)   $  (637)   $   (3,531)   $   (2,820)   $     (264)   $     (127)   $   (1,627)
                                      =======    =======     =========     =========     =========     =========     =========
Loss per common share before
  extraordinary credit..............  $ (0.32)   $ (0.27)   $    (1.49)   $    (1.28)   $     (.13)         (.06)   $     (.72)
                                      =======    =======     =========     =========     =========     =========     =========
Net loss per common share...........  $ (0.32)   $ (0.27)   $    (1.49)   $    (1.28)   $     (.12)         (.06)   $     (.72)
                                      =======    =======     =========     =========     =========     =========     =========
Shares used to compute per share
  amounts...........................  2,608,000  2,362,000   2,362,000     2,212,000     2,137,000     2,172,000     2,250,000
CONSOLIDATED BALANCE SHEET DATA:
Total assets........................  $ 8,618    $ 9,789    $    8,352    $    5,452    $    4,406    $    2,448    $    2,406
Current portion of long-term
  obligations and notes payable.....  $   315    $ 1,059    $      252    $    1,077    $      257    $       25    $       76
Long-term obligations, excluding
  current portion...................  $   489    $   317    $      473    $      333    $    1,228    $       42    $       67
Mandatorily redeemable preferred
  convertible stock.................  $13,188    $10,578    $   12,866    $    5,245    $    4,021    $    3,691    $    3,361
Common stockholders' equity.........  $(9,816)   $(6,122)   $   (9,013)   $   (5,485)   $   (2,687)   $   (2,424)   $   (2,295)
OTHER DATA:
Patient days........................    7,300      5,400        23,300        18,000        11,600         8,300         5,100
Average occupancy percentage........       54%        54%           48%           50%           40%           53%           33%
Number of beds......................      165        122           133           122            90            43            43
Number of employees.................      350        250           290           260           170            70            60

SELECTED UNAUDITED PRO FORMA COMBINED PER SHARE DATA

     The following table sets forth comparative historical per common share book value and net income (loss) from continuing operations data of (i) Beverly and ATH; (ii) Beverly pro forma combined to give effect to the Merger as if the Merger had occurred at January 1, 1989; and (iii) the ATH equivalent pro forma of one share of ATH Common Stock and ATH Preferred Stock on an as-if-converted-to ATH Common Stock basis. The following information should be read in conjunction with the historical financial statements of Beverly and ATH incorporated by reference in this Prospectus/Consent Statement or appearing elsewhere herein and the selected financial data appearing elsewhere herein. See "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "THE SUMMARY -- Beverly Selected Financial Data," "THE SUMMARY -- ATH Selected Financial Data" and ATH CONSOLIDATED FINANCIAL STATEMENTS. The following data is not necessarily indicative of the results which actually would have been obtained if the Merger had been consummated in the past or of results which may be obtained in the future.

                                                                            BEVERLY           ATH
                                            BEVERLY           ATH          PRO FORMA       EQUIVALENT
                                         HISTORICAL(A)     HISTORICAL     COMBINED(B)     PRO FORMA(C)
                                         -------------     ----------     -----------     ------------
    Book value per common share
      Three months ended March 31:
         1994..........................     $  7.42          $(3.79)        $  7.10          $ 1.04
         1993..........................        7.04           (2.59)           6.74             .99
      Years ended December 31:
         1993..........................        7.16           (3.82)           6.85            1.01
         1992..........................        6.87           (2.32)           6.59             .97
         1991..........................        7.01           (1.26)           6.75             .99
         1990..........................        6.25           (1.13)           6.00             .88
         1989..........................        6.57           (1.07)           6.25             .92
    Income (loss) per common share from
      continuing operations
      Three months ended March 31:
         1994..........................     $   .16          $ (.32)        $   .15          $  .02
         1993..........................         .13            (.27)            .12             .02
      Years ended December 31:
         1993..........................         .45           (1.49)            .41             .06
         1992..........................         .04           (1.28)            .01              --
         1991..........................         .37            (.12)            .36             .05
         1990..........................         .19            (.06)            .18             .03
         1989..........................       (1.96)           (.72)          (1.90)           (.28)

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(a) The Beverly historical book value per common share amounts are calculated by dividing historical common stockholders' equity less dividend arrearages and assumed accretion of the preferred stock redemption premium by the historical outstanding common shares. The accretion amount assumes that the $20,000,000 redemption premium above the $80,000,000 recorded amount of Beverly's Series A preferred stock was treated as imputed dividends over the seven years from 1987 through 1993. Beverly recorded such $20,000,000 redemption premium in 1993 when it announced its intent to redeem the Series A preferred stock.

(b) The unaudited Beverly pro forma combined book value per share is based on the outstanding shares of Beverly Common Stock at the end of each period plus the 2,400,000 Beverly Shares to be issued in connection with the Merger assuming a Beverly Share Closing Price of $13.30. The unaudited Beverly pro forma combined earnings per common share from continuing operations is based on the weighted average number of shares of Beverly Common Stock outstanding for each period plus the 2,400,000 Beverly Shares to be issued in connection with the Merger.

(c) ATH Equivalent Pro Forma per share data is calculated by multiplying Beverly Pro Forma Combined per share information by .14686 -- the conversion ratio. This assumes that 2,400,000 Beverly Shares were issued for the ATH Exchanged Securities of 16,342,623 shares, of which, only shares of ATH Common Stock were used in the ATH Historical per share data.

                             CERTAIN CONSIDERATIONS

GOVERNMENTAL REGULATION AND REIMBURSEMENT

     Approximately 80% of Beverly's room and board revenues were derived from federal and state health care programs during the three months ended March 31, 1994 and for the years ended December 31, 1993 and 1992. These programs are highly regulated and are subject to budgetary constraints and other developments. Beverly's operations could be adversely affected by regulatory developments such as mandatory increases in the scope and quality of care to be afforded nursing home residents and revisions in licensing and certification standards. Furthermore, governmental reimbursement programs are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings and governmental funding restrictions, all of which may materially increase or decrease the rate of program payments to Beverly for its services. There can be no assurance that payments under governmental and private third party payor programs will remain at levels comparable to present levels or will, in the future, be sufficient to cover the costs allocable to patients eligible for reimbursement pursuant to such programs. In addition, there can be no assurance that facilities owned, leased or managed by Beverly, or the provision of services and supplies by Beverly, now or in the future, will initially meet or continue to meet the requirements for participation in such programs. Beverly could be adversely affected by the continuing efforts of governmental and private third party payors to contain the amount of reimbursement for health care services. In an attempt to reduce federal and state expenditures, there have been, and Beverly expects that there will continue to be, a number of proposals to limit Medicaid and Medicare reimbursement for health care services.

     The Clinton Administration is actively pursuing reform of the health care system. The White House Task Force on Health Care Reform studied the issue of health care reform and presented its report and recommendations to the Administration. The Administration proposed health care reform legislation to Congress in October 1993. Among the proposals under consideration are insurance market reforms to increase the availability of group health insurance to small businesses, requirements that all businesses offer health insurance coverage to their employees and the creation of a single governmental health insurance plan that would cover all citizens. These proposals and industry and other groups' recommendations will likely impact the form and content of any future health care reform legislation. As a result, Beverly is unable to predict the type of legislation or regulations that may be adopted or the impact, if any, on Beverly. There can be no assurance that any health care reform will not adversely affect Beverly's financial position or results of operations.

     As a general matter, increases in Beverly's operating costs result in higher patient rates under Medicaid programs in subsequent periods. However, Beverly's results of operations will continue to be affected by the time lag in most states between increases in reimbursable costs and the receipt of related reimbursement rate increases. Medicaid rate increases, adjusted for inflation, are generally based upon changes in costs for a full calendar year period. The time lag before such costs are reflected in permitted rates varies from state to state, with a substantial portion of the increases taking effect up to 18 months after the related cost increases.

INCREASED LABOR COSTS AND AVAILABILITY OF PERSONNEL

     In recent years, Beverly has experienced increases in its labor costs primarily due to higher wages and greater benefits intended to attract and retain qualified personnel, increased staffing levels in its nursing facilities due to greater patient acuity and the hiring of therapists on staff. Beverly expects labor costs to continue to increase in the future; however, it is anticipated that any increase in costs will generally result in higher patient rates in subsequent periods, subject to the time lag in most states, of up to 18 months, between increases in reimbursable costs and the receipt of related reimbursement rate increases.

     Periodically in the past, the health care industry, including Beverly's long-term care facilities, has experienced a shortage of nurses to staff health care operations. Currently, Beverly is not experiencing a nursing shortage. Beverly competes with other health care providers for nursing personnel and a nursing shortage could force Beverly to pay higher salaries and make greater use of registry (temporary nursing and related personnel). A lack of qualified nursing personnel might also result in reduced census or require Beverly to admit patients requiring a lower level of care, both of which could adversely affect operating results.

RESALE OF BEVERLY COMMON STOCK

     Beverly Shares received by ATH stockholders who are deemed to be an Affiliate of ATH prior to the Merger may be resold by those stockholders only in transactions permitted by the resale provisions of Rule 145 under the Securities Act (or Rule 144 under the Securities Act in the case such stockholders become Affiliates of Beverly). Approximately 56.7% of the Beverly Shares to be issued in the Merger will be subject to restriction under Rule 144 or 145 of the Securities Act. These restrictions on resale, however, generally only limit the amount of stock which can be sold, but do not prohibit all sales. As a result, persons deemed to be Affiliates of ATH prior to the Merger will not be able to immediately dispose of all of their Beverly Shares at prevailing market prices immediately following the Merger which market prices could decline in the future. See "THE MERGER -- Resale Restrictions."

ESCROWED SHARES

     Ten percent of Beverly Shares to be issued to each ATH Stockholder in the Merger will be placed in escrow to indemnify and protect Beverly from damages, resulting from the breach of representations, warranties or covenants made by ATH in the Merger Agreement. The number of shares placed in escrow with a value, based on the average closing price of Beverly Common Stock, as reported on the NYSE, for 30 trading days ending three days immediately preceding the date on which notice shall be given by the Indemnitee (as defined) to the Escrow Agent (as defined), equal to the value of the indemnifiable claims finally determined in favor of Beverly in excess of $150,000, will be removed from escrow and delivered to Beverly, thereby reducing the number of escrowed shares to be distributed upon termination of the escrow. ATH Stockholders will not receive any portion of the shares placed in escrow if the value of indemnifiable claims in excess of $150,000 finally determined in favor of Beverly exceeds the value of the shares placed in escrow for those claims. The escrowed shares will continue to be held in escrow for a significant period of time and cannot be sold by ATH stockholders receiving Beverly Shares in the Merger until released from escrow. Upon the distribution of the remaining escrowed shares following the termination of the escrow, if any, the prevailing market price of Beverly Common Stock may be lower than the prevailing market price immediately following the consummation of the Merger. See "THE MERGER -- Indemnification and Escrow."

                            THE CONSENT SOLICITATION

MATTERS TO BE VOTED ON BY THE ATH STOCKHOLDERS

     The holders of shares of ATH "Common Stock," ATH "Series A Preferred Stock," ATH "Series B Preferred Stock," ATH "Series C Preferred Stock" and ATH "Series D Preferred Stock" (the ATH Series A, B, C and D Preferred Stock are collectively referred to as "ATH Preferred Stock" and together with ATH Common Stock are sometimes collectively referred to as "ATH Capital Stock") will be asked during the Consent Solicitation to consider and vote by written Consent upon proposals (i) to approve and adopt the Agreement and Plan of Merger (included as Appendix A to this Prospectus/Consent Statement and incorporated herein by reference) and (ii) to approve any transactions and other business as contemplated by the Merger (collectively, the "ATH Proposal"). In addition, the holders of ATH Preferred Stock will be asked during the Consent Solicitation to approve the waiver of 64% of the liquidation preference and 64% of the accumulated but undeclared dividends on ATH Preferred Stock (the "Waiver") as provided in the ATH Second Restated Certificate of Incorporation (the "ATH Certificate"). See "THE MERGER AGREEMENT -- Conversion of Securities."

RECORD DATE

     Only holders of record of ATH Capital Stock at the close of business on
July   , 1994 (the "Record Date") are entitled to receive notice of and vote by written Consent on the ATH Proposal and the Waiver during the Consent Solicitation.

CONSENT REQUIRED

     As of the Record Date, there were 2,591,316 shares of ATH Common Stock and 11,683,307 shares of ATH Preferred Stock outstanding (which shares of ATH Preferred Stock as of such date are convertible into 11,683,307 shares of ATH Common Stock) for a total of 14,274,623 shares of ATH Capital Stock outstanding. The affirmative vote or consent of ATH stockholders owning of record greater than 50% of the shares of ATH Capital Stock on an as-if-converted-to ATH Common Stock basis is required to approve and adopt the ATH Proposal. In addition, the affirmative vote of greater than 50% of the outstanding shares of ATH Preferred Stock is required to approve the Waiver. The vote required to approve and adopt the ATH Proposal and the Waiver is sometimes referred to as the "Requisite Stockholder Approval." Each share of ATH Capital Stock is entitled to one vote on each matter included in the ATH Proposal. Each share of ATH Preferred Stock is entitled to one vote on the Waiver.

     As of the Record Date, directors and executive officers of ATH and their affiliates were the beneficial owners of 53.7% of the outstanding ATH Capital Stock including 30.1% of the outstanding shares of ATH Common Stock and 59.0% of the outstanding ATH Preferred Stock on an as-if-converted-to ATH Common Stock basis. As of July 15, 1994, directors, executive officers and affiliates representing 53.7% of ATH Capital Stock entitled to vote by written Consent during the Consent Solicitation have indicated their intention to consent to the ATH Proposal. In addition, directors, executive officers and affiliates representing 59.0% of ATH Preferred Stock entitled to vote by written Consent during the Consent Solicitation have indicated their intention to vote in favor of the Waiver.

REVOCATION OF CONSENTS

     Consents delivered by ATH stockholders may be revoked at any time prior to the date on which ATH notifies the ATH stockholders that the Consent Solicitation has expired (the "Expiration Date"). The Expiration Date will be the earlier of (i) the date that ATH notifies ATH stockholders that the Merger Agreement and the Waiver have received the vote by written Consent of a majority of the ATH stockholders entitled to vote on such matters, although such
notification date shall not be earlier than             , 1994 or (ii) September
30, 1994.

     To revoke a Consent, a written or facsimile transmission notice of revocation must be timely received by ATH prior to the Expiration Date at its address set forth herein. Notice of revocation of a Consent must contain the description of ATH Preferred Stock or ATH Common Stock to which it relates (including the certificate number(s)) and be signed by the ATH stockholder in the same manner as the Consent by which such stockholder consented. Any Consent so revoked will be deemed not to have been validly given for the purpose of the Consent Solicitation unless the Consent so revoked is validly redelivered. Properly revoked Consents may be redelivered at any time prior to the Expiration Date.

SOLICITATION OF WRITTEN CONSENTS

     ATH will bear its costs of the Consent Solicitation with respect to the ATH Proposal and the Waiver. In addition to solicitation by use of the mails, the ATH stockholders may be solicited by directors, officers, employees or agents of ATH in person or by telephone, telegram or other means of communication. Such directors, officers, employees and agents will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with the Consent Solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of information materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and ATH will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

SECURITY OWNERSHIP OF ATH

     The following table sets forth as of the Record Date, certain information with respect to the beneficial ownership of each class of ATH Capital Stock as to (i) each person known by ATH to own beneficially more than five percent (5%) of the outstanding shares of each class, (ii) each director of ATH, (iii) each executive officer of ATH, and (iv) all directors and officers of ATH as a group. Except as otherwise noted, the named beneficial owner has sole voting and investment power.

                                                                       ATH PREFERRED
                                            ATH COMMON STOCK(2)           STOCK(3)
                                            --------------------    --------------------    PERCENT OF ALL
                                            NUMBER OF               NUMBER OF                ATH CAPITAL
           NAME AND ADDRESS(1)               SHARES      PERCENT     SHARES      PERCENT        STOCK
- ------------------------------------------  ---------    -------    ---------    -------    --------------
Menlo Ventures III........................          0      *        4,639,020     33.74%         28.39%
InterWest Partners IV, L.P. ..............          0      *        2,100,000     15.27%         12.85%
Venture Medical, L.P. ....................          0      *        1,530,000     11.13%          9.36%
Charles River Partnership V...............          0      *        1,379,020     10.03%          8.44%
HealthTrust, Inc. -- The Hospital
  Company.................................          0      *        1,300,000      9.45%          7.95%
Criterion Venture Partners III............          0      *        1,180,000      8.58%          7.22%
Denise M. O'Leary(4)......................          0      *        4,639,020     33.74%         28.39%
Alan Crites(5)............................          0      *        2,100,000     15.27%         12.85%
William T. Mullaney(6)....................          0      *        1,530,000     11.13%          9.36%
Richard E. Ragsdale(7)....................    550,000     21.22%       73,196      *              3.81%
David L. Steffy...........................    550,000     21.22%       73,196      *              3.81%
E. Thomas Chaney..........................    550,000     21.22%            0      *              3.37%
James M. Usdan............................    487,500     18.81%            0      *              2.98%
Robert C. Crosby(8).......................    384,374     13.99%       25,000      *              2.48%
Kathleen M. Griffin.......................    224,650      8.67%            0      *              1.37%
Stephen R. Munroe(9)......................     75,000      2.81%          500      *              *
Gregory H. Sassman(10)....................     68,750      2.58%            0      *              *
Patricia A. McCullough(11)................     25,000      *                0      *              *
All directors and officers as a group
  (nine persons)(12)......................  1,125,624     38.32%    8,367,716     60.85%         56.90%

- ---------------

  * The shares beneficially owned represent less than 1% of ATH Common Stock, ATH Preferred Stock and ATH Capital Stock where indicated.

 (1) The address of Messrs. Crosby, Munroe, Sassman and Ms. McCullough is c/o ATH, 112 Franklin Street North, Franklin, Tennessee 37064. The address of Ms. O'Leary is c/o Menlo Ventures III, 3000 Sand Hill Road, Bldg. 4, Suite 100, Menlo Park, California 94025. The address of Mr. Crites is c/o InterWest Partners IV, L.P., One Galleria Tower, 13355 Noel Road, Suite 1375, Dallas, Texas 75240. The address of Mr. Mullaney is c/o Ventures Medical, L.P., 16945 Northchase Drive, Suite 2150, Houston, Texas 77060. The address of Mr. Ragsdale is Community Health Systems, Inc., 155 Franklin Road, Suite 400, Brentwood, Tennessee 37027. The address of Mr. Steffy is c/o Mountain Pacific Equities, Inc., 660 Newport Center Drive, Suite 470, Newport Beach, California 92660. The address of Mr. Chaney is c/o Community Health Systems, Inc., 3707 FM 1960 West, Suite 500, Houston, Texas 77068. The address of Mr. Usdan is c/o RehabCare Corporation, 7733 Forsyth, Suite 1700, St. Louis, Missouri 63105. The address of Ms. Griffin is 7530 Brompton, #749, Houston, Texas 77025. The address for Charles River Partnership V is Ten Post Office Square, Suite 1330, Boston, Massachusetts 02109. The address for HealthTrust, Inc. -- The Hospital Company is 4525 Harding Road, Nashville, Tennessee 37205. The address for Criterion Venture Partners III is Five Post Oak Park, Suite 2650, Houston, Texas 77027-3417.

 (2) Based on 2,591,316 shares of ATH Common Stock outstanding as of July 15, 1994. Each named person is deemed to be the beneficial owner of shares of ATH Common Stock which may be acquired upon the exercise of his options exercisable within 60 days of the date of this Prospectus/Consent Statement, and such shares are deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by such person, but not for the purpose of computing the percentage of shares beneficially owned by any other person.

 (3) Based on 13,751,307 shares of ATH Preferred Stock outstanding as of July 15, 1994. Such number is the total of the outstanding ATH Series A Preferred Stock, ATH Series B Preferred Stock, ATH Series C Preferred Stock and ATH Series D Preferred Stock and assumes the exercise of all outstanding ATH Warrants for 2,068,000 shares of ATH Series D Preferred Stock. Each named person is deemed to be the beneficial owner of shares of ATH Preferred Stock which may be acquired upon the exercise of outstanding warrants. All shares of ATH Preferred Stock are on an as-if-converted-to ATH Common Stock basis.

 (4) Ms. O'Leary, who is a director of ATH, is also a general partner of Menlo Ventures III and as a result shares voting power over these shares. Ms. O'Leary disclaims beneficial ownership of the shares owned by Menlo Ventures III.

 (5) Mr. Crites, who is a director of ATH, is also a general partner of InterWest Management Partners IV which is the sole general partner of InterWest Partners IV, L.P. and as such shares voting power over these shares. Mr. Crites disclaims beneficial ownership of the shares owned by InterWest Partners IV, L.P.

 (6) Mr. Mullaney, who is a director of ATH, is also a general partner of Venture Medical, L.P. and as such has sole voting and investment power over the shares held by Venture Medical, L.P.

 (7) Mr. Ragsdale is a director of ATH.

 (8) Includes options to purchase 155,208 shares of ATH Common Stock. Mr. Crosby is also a director of ATH.

 (9) Includes options to purchase 75,000 shares of ATH Common Stock.

(10) Includes options to purchase 68,750 shares of ATH Common Stock.

(11) Includes options to purchase 25,000 shares of ATH Common Stock.

(12) Includes options to purchase 346,485 shares of ATH Common Stock. Includes shares held by Menlo Ventures III, InterWest Partners IV, L.P. and Venture Medical, L.P., of which directors O'Leary, Crites and Mullaney, respectively, may be deemed to be beneficial owners.

                                   THE MERGER

GENERAL

     The Merger Agreement provides for a business combination between Beverly and ATH in which Acquisition, a wholly-owned subsidiary of Beverly, would be merged with and into ATH and the holders of ATH Capital Stock would be issued shares of Beverly Common Stock in a transaction intended to qualify as a pooling-of-interests for accounting purposes and as a tax-free reorganization for federal income tax purposes. As a result of the Merger, ATH would become a wholly-owned subsidiary of Beverly, although Beverly may transfer the stock of ATH to one of its other wholly-owned subsidiaries following the Effective Time of the Merger. The discussion in this Prospectus/Consent Statement of the Merger and the description of the Merger's principal terms are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this Prospectus/Consent Statement as Appendix A and which is incorporated herein by reference.

BACKGROUND OF THE MERGER

     In the fall of 1993, during which time consolidations and strategic alliances in the health care industry were being precipitated, in large part due to the possibility of national health care reform, ATH management anticipated that the transitional/sub-acute segment of the health care industry in which ATH competed could potentially benefit from proposed health care reform. ATH management also concluded that ATH would need substantial additional capital or a strategic partner in order to achieve the size and financial flexibility which they believed would be necessary in the changing health care market and establish ATH as a national provider of transitional/sub-acute health care services.

     ATH management discussed the possibility of entering into strategic partnerships with a major multi-facility hospital company, a national nursing home chain, a national home health care company or other types of health care organizations such as a national rehabilitation departmental manager within skilled nursing facilities. Mr. Crosby, ATH's Chairman and Chief Executive Officer contacted Mr. Banks, Beverly's Chairman, President and Chief Executive Officer about the possibility of a business relationship between Beverly and ATH. Based on the discussions set forth above, the ATH Board of Directors authorized management of ATH to pursue discussions with Beverly.

     On January 3, 1994, Beverly and ATH executed a confidentiality agreement, whereby ATH agreed to provide financial and other information to Beverly for due diligence purposes. Ten days later, on January 13, 1994, executive officers of Beverly met with Mr. Crosby and Mr. Munroe, ATH's Chief Financial Officer, in Fort Smith Arkansas, whereupon Messrs. Crosby and Munroe discussed ATH's current operations and development plans. During the meeting, Beverly and ATH officers discussed, among other things, the possibility of (i) a purchase by Beverly of 100% of ATH's issued and outstanding voting stock; (ii) a purchase by Beverly of a controlling interest in ATH, with an option to acquire the ATH minority interest; and (iii) a minority equity investment in ATH by Beverly.

     During March 1994, while the management of Beverly and ATH were discussing the possible structure of a transaction, the treatment of outstanding ATH stock options and accounting issues, Beverly management made a presentation to its Board of Directors with respect to ATH. On April 11, 1994, Beverly's executive committee was provided an update on negotiations with ATH. On April 12, 1994, Beverly and ATH executed a letter of intent, whereby Beverly would acquire ATH in a reverse subsidiary merger, with ATH stockholders receiving 2,400,000 shares of Beverly Common Stock.

     During May 1994, counsel to Beverly and ATH, respectively, met in Little Rock and Fort Smith, Arkansas to continue negotiations with respect to the Merger Agreement and related documents. On May 19, 1994, the Beverly Board authorized Beverly management to (a) enter into the Merger Agreement and related documents, (b) enter into the Credit Facility (as defined) and (c) file a registration statement with the Commission to register Beverly Shares to be issued as part of the Merger.

     On June 2, 1994, Beverly and ATH entered into a nonbinding letter of intent with Columbia/HCA Healthcare Corporation ("Columbia") based on earlier discussions, whereby Beverly and ATH would acquire the assets of Houston Heights Hospital ("Heights") from Columbia. The letter of intent, which is subject to and conditioned upon the execution of a definitive agreement, provides that Beverly and ATH would purchase all of the tangible assets of Heights, except for certain equipment related to the operations of Heights as a medical/surgical hospital. The letter of intent also provides that Beverly, ATH and Columbia would enter into ancillary agreements relating to, among other things, a preferred provider agreement and leases of certain hospital facilities in the Houston, Texas metropolitan area. A definitive agreement, if any, entered into as contemplated by the letter of intent would not be conditioned upon the consummation of the Merger.

     On June 13, 1994, Beverly management and management of ATH met in Fort Smith, Arkansas to discuss the possible impact, if any, of regulations proposed on May 27, 1994 by HCFA (as defined) relating to certain of ATH's business operations. On June 14, 1994, Beverly and ATH entered into the Credit Facility, whereby Beverly agreed to lend ATH up to a maximum of $3,000,000 secured by ATH's patient accounts receivable, which agreement will terminate on the earlier of the date the Merger is consummated or September 30, 1996. See "BUSINESS OF ATH -- Government Regulation" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ATH -- Liquidity and Capital Resources."

     On the morning of June 22, 1994, the ATH Board of Directors held a special meeting via telephone conference to consider the Merger Agreement, whereby the ATH Board unanimously approved the Merger Agreement and the transactions contemplated thereby. Later that day, Beverly, Acquisition and ATH executed the Merger Agreement.

REASONS FOR THE MERGER; RECOMMENDATION OF THE ATH BOARD OF DIRECTORS

     The ATH Board of Directors believes the terms of the Merger Agreement are fair to and in the best interest of ATH and its stockholders. Accordingly, the ATH Board of Directors has unanimously approved the Merger Agreement and recommend approval thereof by the stockholders of ATH. In reaching its determination, the ATH Board of Directors consulted with ATH management, as well as its legal advisors, and considered a number of factors, including, without limitation, the following:

          (i) ATH's strategic alternatives, including remaining a separate company;

          (ii) the information concerning the financial performance, condition and business operations of Beverly and ATH;

          (iii) the Merger will better position ATH to deal with uncertainties which may face the industry due to healthcare reform;

          (iv) since Beverly is the largest operator of nursing home facilities in the United States, there would be a large equity base to enable ATH to expand its operations and increase its market share in the transitional/sub-acute care business.

          (v) the terms and conditions of the Merger Agreement, including the condition that the Merger will be a tax-free reorganization for federal income tax purposes to ATH stockholders;

          (vi) the fact that ATH would need substantial additional capital to effectively compete as a leading provider of transitional/sub-acute health care services and that Beverly's access to all forms of capital would provide ATH such additional capital;

          (vii) Beverly Common Stock is traded on the NYSE and PSE and thus is a liquid investment whereas, ATH Capital Stock is held by a small number of investors with little or no trading activity;

          (viii) assuming the value of Beverly Shares issued at the Effective Time equals $31,920,000, the holders of ATH Capital Stock would receive a significant premium over the book value of ATH Capital Stock as of March 31, 1994; and

          (ix) ATH incurred operating losses in 1992 and 1993 and currently has an accumulated deficit.

     In view of the wide variety of factors considered in connection with its evaluation of the proposed Merger, the ATH Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its decision.

     The Board of Directors of ATH believes that the Merger offers the opportunity for ATH to be part of an entity with substantially greater financial resources, competitive strengths and business opportunities than would be possible for ATH alone.

     THE BOARD OF DIRECTORS OF ATH UNANIMOUSLY RECOMMENDS THAT THE ATH STOCKHOLDERS VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Boards of Directors of ATH with respect to the Merger Agreement and the transactions contemplated thereby, ATH stockholders should be aware that certain members of the management of ATH and the Board of Directors of ATH have certain interests in the Merger that are in addition to the interests of stockholders of ATH generally.

     Employment Agreement. As provided in the Merger Agreement, ATH will enter into a three-year employment agreement with Mr. Robert C. Crosby (ATH's current President and Chief Executive Officer), as a condition to consummation of the Merger. Pursuant to such agreement, Mr. Crosby will be President and Chief Executive Officer of ATH and will receive an annual salary of $275,000, although such salary may be increased by the Board of Directors of ATH in its discretion subject to ATH's by-laws; provided, however, that the annual salary shall be increased each year during the term of Mr. Crosby's employment by the amount of the percentage increase from the preceding year in the Consumer Price Index (with 1993 as the base year). If Mr. Crosby terminates employment with Beverly or if Beverly terminates Mr. Crosby for "cause" (as defined in such employment agreement), such agreement will contain noncompete provisions, which will prohibit Mr. Crosby from competing with the business of ATH for a period of three years following Mr. Crosby's termination of employment in any territory where ATH operates. See "THE MERGER AGREEMENT -- Conditions."

     Stock Options. As provided in the Merger Agreement, by virtue of the Merger, all options (the "ATH Options") outstanding at the Effective Time under the ATH 1993 Nonqualified Stock Option and the Stock Option Agreement effective as of May 27, 1992 between ATH and Mr. Robert C. Crosby (together the "ATH Stock Option Plans"), whether or not then exercisable, will be assumed by Beverly and converted into and become a right with respect to Beverly Common Stock. Each ATH Option assumed by Beverly will be exercisable upon the same terms and conditions as under the applicable ATH Stock Option Plans and applicable option agreements issued thereunder and Beverly will assume the ATH Stock Option Plans for such purposes. Pursuant to the Merger Agreement, at and after the Effective Time: (i) each ATH Option assumed by Beverly may be exercised solely for Beverly Common Stock; (ii) the number of shares of Beverly Common Stock subject to each ATH Option will be equal to the product, rounded to the nearest whole share, of (A) the number of shares of ATH Common Stock subject to the original ATH Option immediately prior to the Effective Time, times (B) the Option Conversion Ratio; and (iii) the per share exercise price for each such ATH Option will be equal to
(A) the per share exercise price for the share of ATH Common Stock otherwise purchasable pursuant to each ATH Option immediately prior to the Effective Time divided by (B) the Option Conversion Ratio, rounded to the nearest full cent. As of July 15, 1994, there were ATH Options outstanding to purchase an aggregate of 1,278,584 shares of ATH Common Stock at an exercise price of $.10 per share. Of these ATH Options, Mr. Crosby held ATH Options to purchase 620,834 shares of ATH

Common Stock at an exercise price of $0.10 per share. If the Merger had been consummated on July 15, 1994 with an Assumed Option Conversion Ratio (as defined) of .120437 and based on the ATH Options issued and outstanding, the ATH Options would be converted into options for 153,988 shares of Beverly Common Stock at an exercise price of $.83 per share. See "THE MERGER
AGREEMENT -- Conversion of Securities."

     ATH Director and Officer Indemnification. As provided in the Merger Agreement, by virtue of the Merger, Beverly has agreed that the certificate of incorporation and/or by-laws of ATH following the Effective Time will contain indemnification provisions relating to the conduct of the persons that were ATH directors and officers prior to the Effective Time. Beverly has agreed to maintain indemnification provisions in the new ATH certificate of incorporation and/or by-laws at least as favorable as those contained in the ATH Certificate. Beverly has also agreed that it will not permit the effect of these indemnification provisions to be diminished for at least three (3) years following the Effective Time.

     Other Agreements. Following the Effective Time, Beverly will take all reasonable steps so that employees of ATH who remain employed by ATH after the Effective Time will be entitled to receive the same benefits that other employees of Beverly subsidiaries are generally eligible to receive. In this connection, it is anticipated that among other things, the existing executive officers of ATH other than Mr. Crosby as described above, will receive annual compensation that exceeds their current annual compensation. In consideration of any such increase in annual compensation following the Effective Time of the Merger, Mr. Stephen R. Munroe (ATH's existing Vice President and Chief Financial Officer), Mr. Gregory H. Sassman (ATH's existing Vice President of Development), Ms. Patricia A. McCullough (ATH's existing Vice President of Operations) and Mr. Martin W. Hoover (ATH's existing Corporate Controller) will execute non-competition and non-disclosure agreements with ATH providing that such persons will neither disclose any confidential information with respect to ATH nor compete with the business of ATH or its subsidiaries within 150 miles for a period of two (2) years following any termination of employment by any such person with ATH or termination by ATH of any such person for "cause" (as defined in the form of non-competition and non-disclosure agreement attached to the Merger Agreement). See "THE MERGER AGREEMENT -- Conditions."

APPRAISAL RIGHTS

     If the Merger is consummated, dissenting holders of ATH Capital Stock who follow the procedures specified in Section 262 of the General Corporation Law of the State of Delaware (the "DGCL") are entitled to have their shares of ATH Capital Stock appraised by the Delaware Court of Chancery (the "Court") and to receive the "fair value" of such shares ("ATH Dissenting Shares") in cash as determined by the Court in lieu of the consideration that such stockholder would otherwise be entitled to receive pursuant to the Merger Agreement. The Merger Agreement provides that if ATH stockholders owning in excess of 5% of the outstanding ATH Common Stock and ATH Preferred Stock exercise their appraisal rights, Beverly may terminate the Merger Agreement.

     The following is a brief summary of Section 262, which sets forth the procedures for dissenting from the Merger and demanding statutory appraisal rights, if such rights are available. This summary does not purport to be a complete statement of the provisions of the DGCL relating to the rights of ATH stockholders to an appraisal of the value of their shares and is qualified in its entirety by reference to Section 262, the full text of which is attached as Appendix B to this Prospectus/Consent Statement. Failure to follow these procedures exactly could result in the loss of appraisal rights. This Prospectus/Consent Statement constitutes notice to holders of ATH Capital Stock concerning the availability of appraisal rights under Section 262. Under Section 262, a stockholder of record wishing to assert appraisal rights must hold the shares of stock on the date of making a demand for appraisal rights with respect to such shares and must continuously hold such shares through the Effective Time of the Merger.

     STOCKHOLDERS WHO DESIRE TO EXERCISE THEIR APPRAISAL RIGHTS MUST SATISFY ALL OF THE CONDITIONS OF SECTION 262. A WRITTEN DEMAND FOR APPRAISAL OF SHARES MUST BE FILED WITH ATH WITHIN 20 DAYS OF THE MAILING OF THIS NOTICE.

     STOCKHOLDERS ELECTING TO EXERCISE THEIR APPRAISAL RIGHTS UNDER SECTION 262 MUST NOT VOTE FOR APPROVAL OF THE MERGER.

     A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the share certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in ATH Capital Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below and in a timely manner to perfect whatever appraisal rights the beneficial owners may have.

     A record owner, such as a broker, who holds ATH Capital Stock as a nominee for others may exercise his right of appraisal with respect to the shares for all or less than all of the beneficial owners of shares as to which he is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly mentioned, the demand will be presumed to cover all shares outstanding in the name of such record owner.

     An ATH stockholder who elects to exercise appraisal rights should mail or deliver his written demand to ATH at its address at 112 Second Avenue North, Franklin, Tennessee 37064, Attention: Secretary. The written demand for appraisal should specify the stockholder's name and mailing address, and that the stockholder is thereby demanding appraisal of his or her ATH Capital Stock. Within ten days after the Effective Time of the Merger, ATH must provide notice of the Effective Time of the Merger to all of its stockholders who have complied with Section 262 and have not voted for approval of the Merger.

     Within 120 days after the Effective Time of the Merger, any stockholder who has satisfied the requirements of Section 262 may deliver to ATH a written demand for a statement listing the aggregate number of shares not voted in favor of the Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares.

     Within 120 days after the Effective Time of the Merger (but not thereafter), either ATH or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Court demanding a determination of the fair value of the ATH Dissenting Shares. ATH has no present intention to file such a petition if demand for appraisal is made.

     Upon the filing of any petition by a stockholder in accordance with Section 262, service of a copy must be made upon ATH, which must, within 20 days after service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by ATH. If a petition is filed by ATH, the petition must be accompanied by the verified list. The Register in Chancery, if so ordered by the Court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to ATH and to the stockholders shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the Court deems advisable. The forms of the notices given by mail and by publication must be approved by the Court, and the costs thereof shall be borne by ATH.

     If a petition for an appraisal is filed in a timely fashion, after a hearing on the petition, the Court will determine which stockholders are entitled to appraisal rights and will appraise the shares owned by these stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. In determining fair value, the Court is to take into account all relevant factors.

     ATH stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more, the same or less than the consideration they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares. The costs of the appraisal proceeding may be determined by the Court and taxed against the parties as the Court deems equitable under the circumstances. Upon application of a dissenting stockholder, the Court may order that all or a portion of the expenses incurred by a dissenting stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, each party bears his own expenses.

     Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the Effective Time of the Merger, be entitled to vote for any purpose the shares subject to the demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time of the Merger.

     At any time within 60 days after the Effective Time of the Merger, any stockholder will have the right to withdraw his demand for appraisal and to accept the terms offered in the Merger Agreement. After this period, a stockholder may withdraw his demand for appraisal and receive payment for his shares as provided in the Merger Agreement only with the consent of ATH. If no petition for appraisal is filed with the Court within 120 days after the Effective Time of the Merger, stockholders' rights to appraisal (if available) will cease. Inasmuch as ATH has no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the Court demanding appraisal may be dismissed as to any stockholder without the approval of the Court, which approval may be conditioned upon such terms as the Court deems just.

ACCOUNTING TREATMENT

     Both Beverly and ATH management believe that the Merger will qualify as a pooling-of-interests for accounting and financial reporting purposes. Under this method of accounting, the assets and liabilities of Beverly and ATH will be combined based on the respective carrying values of the accounts in the historical financial statements of each entity. Results of operations of the combined company will include income of Beverly and ATH for the entire fiscal period in which the combination occurs and the historical results of operations of the separate companies for years prior to the Merger will be combined and reported as the results of operations of the combined company.

     Consummation of the Merger is conditioned upon the receipt by Beverly of a letter from Ernst & Young concurring with the opinion of Beverly and ATH management that the Merger will qualify for pooling-of-interests accounting treatment. See "THE MERGER AGREEMENT -- Conditions."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the Merger. This summary is based upon the opinion of counsel delivered by the Harwell Firm (the "Tax Opinion"). The Tax Opinion, which is based on certain assumptions and subject to certain limitations and qualifications noted in the Tax Opinion, sets forth the opinion that the Merger will constitute a "reorganization" (a "Reorganization") within the meaning of Section 368 of the Code. This summary is provided for information purposes only and relates only to ATH Capital Stock held as a capital asset within the meaning of Section 1221 of the Code by persons who are citizens or residents of the United States. It may not apply to a stockholder who acquired his shares of ATH Capital Stock pursuant to the exercise of employee stock options or rights or otherwise as compensation. This summary does not discuss tax consequences to categories of holders that are subject to special rules, such as foreign persons, tax-exempt organizations, insurance companies, financial institutions and dealers in stocks and securities. In addition, the following discussion does not address the tax consequences of transactions effectuated prior to or after the Merger (whether or not such transactions are in connection with the Merger), including without limitation, transactions in which shares of ATH Capital Stock are acquired or of which shares of Beverly Common Stock are disposed. No rulings will be sought from the

Internal Revenue Service ("IRS") with respect to the federal income tax consequences of the Merger. Accordingly, ATH STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER.

     The following discussion is based on the Code, applicable United States Treasury regulations, judicial authority, and administrative rulings and practice, all as of the date hereof. The IRS is not precluded from adopting a contrary position. In addition, there can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the Merger to Beverly, ATH and their respective stockholders.

     Subject to the limitations and qualifications referred to herein, qualification of the Merger as a Reorganization will generally result in the following tax consequences:

          (i) no gain or loss will be recognized by ATH as a result of the Merger;

          (ii) no gain or loss will be recognized by the ATH stockholders upon the receipt of Beverly Common Stock solely in exchange for ATH Preferred Stock or ATH Common Stock in connection with the Merger (except as discussed below with respect to cash received in lieu of a fractional interest in Beverly Common Stock and with respect to that portion of Beverly Common Stock received in exchange for rights to accumulated but undeclared dividends on ATH Preferred Stock);

          (iii) except as discussed below in connection with Beverly Common Stock received in exchange for rights to accumulated but undeclared dividends on ATH Preferred Stock, the tax basis of Beverly Common Stock to be received by the ATH stockholders in connection with the Merger will be the same as the basis in ATH Preferred Stock or ATH Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received);

          (iv) a stockholder who exercises appraisal rights with respect to a share of ATH Capital Stock and receives payment for such share in cash will generally recognize gain or loss for federal income tax purposes, measured by the difference between the holder's basis in such share and the amount of cash received, provided that the payment is neither essentially equivalent to a dividend within the meaning of Section 302 of the Code nor has the effect of a distribution of a dividend within the meaning of
     Section 356(a)(2) of the Code (collectively, a "Dividend Equivalent Transaction"). A sale of ATH Capital Stock pursuant to an exercise of appraisal rights will generally not be a Dividend Equivalent Transaction if, as a result of such exercise, the stockholder exercising appraisal rights owns no shares of Beverly Common Stock (either actually or constructively within the meaning of Section 318 of the Code). If, however, a stockholder's sale for cash of ATH Capital Stock pursuant to an exercise of dissenters' rights is a Dividend Equivalent Transaction, then such stockholder will generally recognize income for federal income tax purposes in an amount up to the entire amount of cash so received; and

          (v) except as discussed below in connection with Beverly Common Stock received in exchange for rights to accumulated but undeclared dividends on ATH Preferred Stock, the holding period of Beverly Common Stock to be received by the ATH stockholders in connection with the Merger will include the holding period of ATH Preferred Stock or ATH Common Stock surrendered in exchange therefor, provided that ATH Preferred Stock or ATH Common Stock is held as a capital asset at the Effective Time.

     An ATH stockholder who is entitled to receive cash in lieu of a fractional share interest of Beverly Common Stock in connection with the Merger will generally recognize gain (or loss) equal to the difference between such cash amount and the stockholder's basis in the fractional share interest as long as the cash payment is not essentially equivalent to a dividend. In such event, any gain or loss recognized will be a capital gain (or loss) if ATH Preferred Stock or ATH Common Stock is held by such stockholder as a capital asset at the Effective Time. See "THE MERGER AGREEMENT -- Exchange Procedures."

     Certain holders of ATH Preferred Stock will surrender rights to accumulated but undeclared dividends in exchange for a portion of Beverly Common Stock they will receive in the Merger. Although in similar transactions the IRS has permitted the tax-free receipt of stock in exchange for accumulated but undeclared dividends, no direct authority for such treatment in the context of a reverse triangular merger exists. Accordingly, counsel for ATH is unable to opine with respect to the tax consequences (including basis and holding period) of the receipt of any Beverly Common Stock that ATH preferred stockholders may receive in exchange for accumulated but undeclared dividends on such stock.

     The Tax Opinion neither binds the IRS nor precludes the IRS from adopting a contrary position. The Tax Opinion is subject to certain assumptions and qualifications and based on the truth and accuracy of certain representations made by Beverly, Acquisition, ATH and stockholders of ATH, including representations in certificates to be delivered to counsel by the respective managements of Beverly, Acquisition and ATH and stockholders of ATH. Of particular importance will be certain assumptions and representations relating to the "continuity of interest" requirement.

     To satisfy the continuity of interest requirement, ATH stockholders must not, pursuant to a plan or intent existing at or prior to the Merger, dispose of or transfer either (i) their ATH Capital Stock in anticipation of the Merger or
(ii) the Beverly Common Stock to be received in the Merger (collectively, "Planned Dispositions"), such that the ATH stockholders, as a group, would no longer have a significant equity interest as long as the Beverly Common Stock received in the Merger (after taking into account Planned Dispositions), in the aggregate, represents a substantial portion of the entire consideration received by the ATH stockholders in the Merger. If the continuity of interest requirement is not satisfied, the Merger would not be treated as a Reorganization.

     Even if the Merger qualifies as a Reorganization, a recipient of shares of Beverly Common Stock would recognize gain to the extent that such shares were considered to be received in exchange for services or property (other than solely ATH Capital Stock). All or a portion of such gain may be taxable as ordinary income. In addition, gain would have to be recognized to the extent that an ATH stockholder was treated as receiving (directly or indirectly) consideration other than Beverly Common Stock in exchange for the stockholder's ATH Capital Stock. Such other consideration is generally referred to as "boot."

     A successful IRS challenge to the Reorganization status of the Merger (as a result of a failure of the "continuity of interest" requirement or otherwise) would result in an ATH stockholder recognizing gain or loss with respect to each share of ATH Capital Stock surrendered equal to the difference between the stockholder's basis in such share and the fair market value, as of the Effective Time, of the Beverly Common Stock so received would equal its fair market value and his holding period for such stock would begin the day after the Merger.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS BASED ON CURRENT LAW. EACH ATH STOCKHOLDER IS URGED TO CONSULT HIS OWN TAX ADVISOR CONCERNING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS AND ANY PROPOSED CHANGES IN SUCH TAX LAWS.

REGULATORY NOTIFICATION

     ATH is required to notify certain health care regulatory authorities of the Merger with respect to each of the ATH Facilities.

RESALE RESTRICTIONS

     All shares of Beverly Common Stock received by ATH stockholders in the Merger will be freely transferable, except that shares of Beverly Common Stock received by persons who are deemed to be Affiliates of ATH prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become Affiliates of Beverly) or as otherwise permitted under the Securities Act. Persons who may be deemed to be

Affiliates of ATH or Beverly generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. The Merger Agreement requires ATH to exercise its reasonable best efforts to cause each of its Affiliates to execute a written agreement to the effect that such person will not offer to sell, transfer or otherwise dispose of any of the shares of Beverly Common Stock issued to such person in or pursuant to the Merger unless: (a) such sale, transfer or other disposition has been registered under the Securities Act; (b) such sale, transfer or other disposition is made in conformity with Rule 145 under the Securities Act; or (c) in the opinion of counsel, such sale, transfer or other disposition is exempt from registration under the Securities Act. In addition, an Affiliate of ATH may not sell (subject to certain de minimis exceptions), or in any other way reduce said Affiliate's relative risk to, the shares of Beverly Common Stock until after such time as Beverly publishes results covering at least 30 days of combined operations of Beverly and ATH. The form of the Agreement of Affiliates of ATH is set forth as Appendix C attached hereto.

STOCK EXCHANGE LISTING

     The Merger Agreement provides that Beverly will use its best efforts to list on the NYSE and the PSE, Beverly Shares and any shares of Beverly Common Stock issuable upon exercise of the ATH Options to be assumed by Beverly.

                              THE MERGER AGREEMENT

     The following is a brief summary of certain provisions of the Merger Agreement, a copy of which is attached as Appendix A to this Prospectus/Consent Statement and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Merger Agreement.

GENERAL

     Pursuant to the Merger Agreement, subject to the terms and conditions thereof at the Effective Time, Acquisition, a wholly-owned subsidiary of Beverly will be merged with and into ATH. ATH will be the surviving corporation in the Merger. The Merger will have the effects set forth in the DGCL. Upon the satisfaction or waiver of all conditions to the Merger, and provided that the Merger Agreement has not been terminated or abandoned, Beverly, Acquisition and ATH will cause a Certificate of Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL (the "Certificate of Merger").

CONVERSION OF SECURITIES

     General. The ATH Certificate provides that in the event of a transaction such as the Merger, pursuant to which the stockholders of ATH will own less than a majority of the voting stock of the Surviving Corporation following the Merger, the holders of ATH Preferred Stock shall be entitled to receive the sum of: (i) an amount of the Merger consideration equal to the liquidation preference for each share of ATH Preferred Stock; (ii) an amount of the Merger consideration equal to the accumulated but undeclared dividends for each share of ATH Preferred Stock; and (iii) an amount of the Merger consideration for each share of ATH Preferred Stock as if each share of ATH Preferred Stock had been converted into ATH Common Stock. The ATH Certificate provides that the ATH preferred stockholders may waive all or a portion of the liquidation preference and/or the accumulated but undeclared dividends applicable to ATH Preferred Stock in the event of a transaction such as the Merger. With respect to the Merger, ATH preferred stockholders will vote by written Consent on the Waiver, whereby the ATH preferred stockholders would waive 64% of the liquidation preference and 64% of the accumulated but undeclared dividends on ATH Preferred Stock. The ATH Certificate also provides that in the event of a transaction such as the Merger, where the stockholders of ATH will own less than a majority of the voting stock of the Surviving Corporation, the holders of ATH Common Stock shall be entitled to receive the sum of: (i) an amount of the Merger consideration equal to the liquidation preference for each share of ATH Common Stock; and (ii) an amount of the Merger consideration allocable to each share of ATH Common Stock. See "THE CONSENT
SOLICITATION -- Matters to be Voted On by the ATH Stockholders," "-- Consent Required," "DESCRIPTION OF ATH CAPITAL STOCK -- ATH Preferred Stock" and "-- ATH Common Stock."

     With respect to the value of noncash consideration to be received by ATH stockholders in a transaction such as the Merger, the ATH Certificate requires that if securities to be received by ATH stockholders are traded on a securities exchange, then the value of the securities to be received shall be deemed to be the average of the security's closing prices on such exchange over the 30-day period ending three days prior to the closing of any such transaction. In connection with the Merger, the value of Beverly Shares in terms of the liquidation preference, and accumulated but undeclared dividends and pro rata allocated amount to holders of ATH Preferred Stock, as well as the ATH Common Stock Fixed Certificate Amount (as defined) and the pro rata allocated amount to holders of ATH Common Stock will be determined by reference to the thirty (30) day average trading price of Beverly Common Stock on the NYSE ending three days prior to the Closing Date (as defined).

     Definitions with respect to the Conversion of ATH Preferred Stock, ATH Common Stock and ATH Warrants. The following definitions are used to illustrate the conversion of ATH Preferred Stock, ATH Common Stock and ATH Warrants into shares of Beverly Common Stock in accordance with the Merger Agreement:

          (i) "ATH COMMON STOCK FIXED CERTIFICATE AMOUNT" means, with respect to ATH Common Stock, a number of Beverly Final Shares equal to the aggregate purchase price initially paid for such ATH Common Stock by the holders thereof, divided by Beverly Share Fair Market Value, and to be allocated to the holders of ATH Common Stock in the case of a merger transaction, such as the Merger, ratably in accordance with their respective purchase price paid for ATH Common Stock, pursuant to the ATH Certificate, and prior to the allocation to the holders of ATH Common Stock and ATH Preferred Stock, considered as a single group, of the ATH Pro Rata Allocation.

          (ii) "ATH ESTABLISHED VALUE" equals $31,920,000 (which was calculated by multiplying the number of the Beverly Established Shares by the Beverly Established Share Price).

          (iii) ATH EXCHANGED SECURITIES" means the sum of (i) all shares of ATH Common Stock; (ii) all shares of ATH Preferred Stock; and (iii) all shares of ATH Preferred Stock issuable upon exchange of ATH Warrants, held by ATH stockholders, immediately prior to the Effective Time, other than with respect to any ATH Dissenting Shares.

          (iv) "ATH PREFERRED STOCK DIVIDEND PREFERENCE" means, with respect to each series of ATH Preferred Stock outstanding on the last business day prior to the Closing Date, an amount of Beverly Shares equal to the product of (i) the accumulated and undeclared dividends payable in respect of such series of ATH Preferred Stock in the case of a merger transaction, such as the Merger, from the date of issuance of each share of such series of ATH Preferred Stock through the last business day next preceding the Closing Date, as provided under the ATH Certificate, multiplied by (ii) thirty-six percent (36%) and divided by Beverly Share Closing Price.

          (v) "ATH PREFERRED STOCK LIQUIDATION PREFERENCE" means, with respect to each series of ATH Preferred Stock outstanding on the last business day prior to the Closing Date, an amount of Beverly Shares equal to the product of (i) the liquidation preference payable in respect of such series of ATH Preferred Stock in the case of a merger transaction, such as the Merger, under the ATH Certificate, multiplied by (ii) thirty-six percent (36%) and divided by Beverly Share Closing Price.

          (vi) "ATH PRO RATA ALLOCATION" means the number of Beverly Final Shares to be issued to the holders of ATH Exchanged Securities less the sum of (i) Beverly Shares which would otherwise have become issuable in respect of any ATH Common Stock or ATH Preferred Stock which are ATH Dissenting Shares, (ii) Beverly Shares issuable in respect of ATH Preferred Stock pursuant to the ATH Preferred Stock Dividend Preference; (iii) Beverly Shares issuable in respect of ATH Preferred Stock pursuant to the ATH Preferred Stock Liquidation Preference; and (iv) Beverly Shares issuable in respect of ATH Common Stock pursuant to the ATH Common Stock Fixed Certificate Amount.

          (vii) "ATH WARRANTS" means any warrants issued and outstanding as of June 22,1994, between ATH and certain investors to purchase up to an aggregate of 2,068,000 shares of ATH Series D Preferred Stock.

          (viii) "BEVERLY ESTABLISHED SHARE PRICE" means $13.30, which is the average per share closing price of Beverly Shares, as reported on The New York Stock Exchange Composite Tape, for the thirty trading days ending three days prior to the date of the Merger Agreement.

          (ix) "BEVERLY ESTABLISHED SHARES" means a number of Beverly Shares equal to 2,400,000.

          (x) "BEVERLY FINAL SHARES" means a number of Beverly Shares equal to the ATH Established Value, divided by Beverly Share Fair Market Value.

          (xi) "BEVERLY SHARE CLOSING PRICE" means the average per share closing price of a Beverly Share, as reported on The New York Stock Exchange Composite Tape, for the thirty trading days ending three days prior to the Closing Date.

          (xii) "BEVERLY SHARE FAIR MARKET VALUE" means Beverly Share Closing Price, but in no event less than $3.00 below the Beverly Established Share Price, nor more than $3.00 above the Beverly Established Share Price; provided, that if Beverly Share Closing Price is not more than $1.00 above or below the Beverly Established Share Price, then the term "Beverly Share Fair Market Value" shall be conclusively deemed to mean the Beverly Established Share Price.

          (xiii) "CLOSING DATE" means the second business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby, or such other date with regard to the closing as the parties may mutually determine.

     Conversion of ATH Preferred Stock, ATH Common Stock and ATH Warrants. As provided in the Merger Agreement each share of ATH Preferred Stock shall be converted into the right to receive the sum of: (i) that number of Beverly Shares equal to such share's allocable ATH Preferred Stock Dividend Preference;
(ii) that number of Beverly Shares equal to such share's allocable ATH Preferred Stock Liquidation Preference; and (iii) that number of Beverly Shares equal to such share's allocable ATH Pro Rata Allocation. The Merger Agreement also provides that each share of ATH Common Stock shall be converted into the right to receive the sum of: (i) that number of Beverly Shares equal to such share's allocable ATH Common Stock Fixed Certificate Amount; and (ii) that number of Beverly Shares equal to such share's allocable ATH Pro Rata Allocation. The Merger Agreement also provides that ATH Warrants will be exercised prior to the Effective Time, whereby upon payment of the exercise price, each share of ATH Preferred Stock issued for each ATH Warrant shall be converted into the right to receive the sum of: (i) that number of Beverly Shares equal to the allocable ATH Preferred Stock Dividend Preference for each share of ATH Preferred Stock issued with respect to each ATH Warrant; and (ii) that number of Beverly Shares equal to the allocable ATH Pro Rata Allocation for each share of ATH Preferred Stock issued with respect to each ATH Warrant.

     Illustration of the Conversion of ATH Preferred Stock, ATH Common Stock and ATH Warrants. Based on the definitions above, and in accordance with the Merger Agreement, the tables attached as Appendix D-1, Appendix D-2 and Appendix D-3 and which are incorporated herein by reference provide illustrations of the conversion of each series of ATH Preferred Stock and ATH Common Stock into Beverly Common Stock on the Closing Date, as well as conversion of the shares of ATH Preferred Stock issued upon exercise of ATH Warrants prior to the Effective Time, based upon different assumptions, as expressed therein, with respect to the Beverly Share Closing Price.

     ATH Series A Preferred Stock. Under the facts assumed in Appendix D-1, where the Beverly Share Closing Price would be equal to $13.30, holders of ATH Series A Preferred Stock as a class would receive 142,057 Beverly Final Shares; under the facts assumed in Appendix D-2, where the Beverly Share Closing Price would be equal to $12.00, holders of ATH Series A Preferred Stock as a class would receive 157,447 Beverly Final Shares; and under the facts assumed in Appendix D-3, where the Beverly Share Closing Price would be equal to $14.60, holders of ATH Series A Preferred Stock as a class would receive 129,408 Beverly Final Shares. Appendices D-1 -- D-3 also reflect the number of Beverly Final Shares that each ATH Series A preferred stockholder would receive based on differing assumptions with respect to the Beverly Share Closing Price.

     ATH Series B Preferred Stock. Under the facts assumed in Appendix D-1, where the Beverly Share Closing Price would be equal to $13.30, holders of ATH Series B Preferred Stock as a class would receive 401,482 Beverly Final Shares; under the facts assumed in Appendix D-2, where the Beverly Share Closing Price would be equal to $12.00, holders of ATH Series B Preferred Stock as a class would receive 444,977 Beverly Final Shares; and under the facts assumed in Appendix D-3, where the Beverly Share Closing Price would be equal to $14.60, holders of ATH Series B Preferred Stock as a class would receive 365,734 Beverly Final Shares. Appendices D-1 -- D-3 also reflect the number of Beverly Final Shares that each ATH Series B preferred stockholder would receive based on differing assumptions with respect to the Beverly Share Closing Price.

     ATH Series C Preferred Stock. Under the facts assumed in Appendix D-1, where the Beverly Share Closing Price would be equal to $13.30, holders of ATH Series C Preferred Stock as a class would receive 255,416 Beverly Final Shares; under the facts assumed in Appendix D-2, where the Beverly Share Closing Price would be equal to $12.00, holders of ATH Series C Preferred Stock as a class would receive 283,084 Beverly Final Shares; and under the facts assumed in Appendix D-3, where the Beverly Share Closing Price would be equal to $14.60, holders of ATH Series C Preferred Stock as a class would receive 232,673 Beverly Final Shares. Appendices D-1 -- D-3 also reflect the number of Beverly Final Shares that each ATH Series C preferred stockholder would receive based on differing assumptions with respect to the Beverly Share Closing Price.

     ATH Series D Preferred Stock. The number of Beverly Final Shares to be received by each holder of ATH Series D Preferred Stock may be different from the number of Beverly Final Shares to be received by other holders of such series, depending on the date of acquisition of such Series D Preferred Stock, since the ATH Preferred Stock Dividend Preference is calculated based on the date of acquisition of such shares by each holder thereof. Under the facts assumed in Appendix D-1, where the Beverly Share Closing Price would be equal to $13.30, holders of ATH Series D Preferred Stock who acquired such shares on January 27, 1993, would as a class receive 780,405 Beverly Final Shares, while holders of ATH Series D Preferred Stock who acquired such shares on June 9, 1993 and July 30, 1993, would as a class receive 3,827 and 194,663 Beverly Final Shares, respectively; under the facts assumed in Appendix D-2, where the Beverly Share Closing Price would be equal to $12.00, holders of ATH Series D Preferred Stock who acquired such shares on January 27, 1993 would as a class receive 864,949 Beverly Final Shares, while holders of ATH Series D Preferred Stock who acquired such shares on June 9, 1993 and July 30, 1993, would as a class receive 4,241 and 215,752 Beverly Final Shares, respectively; and under the facts assumed in Appendix D-3, where the Beverly Share Closing Price would be equal to $14.60, holders of ATH Series D Preferred Stock who acquired such shares on January 27, 1993, would as a class receive 710,916 Beverly Final Shares, while holders of ATH Series D Preferred Stock who acquired such shares on June 9, 1993 and July 30, 1993, would as a class receive 3,487 and 177,330 Beverly Final Shares, respectively. Appendices D-1 -- D-3 also reflect the number of Beverly Final Shares that each Series D preferred stockholder would receive based on differing assumptions with respect to the Beverly Share Closing Price.

     ATH Common Stock. Under the facts assumed in Appendix D-1, where the Beverly Share Closing Price would be equal to $13.30, holders of ATH Common Stock as a class would receive 317,110 Beverly Final Shares; under the facts assumed in Appendix D-2, where the Beverly Share Closing Price would be equal to $12.00, holders of ATH Common Stock as a class would receive 351,464 Beverly Final Shares; and under the facts assumed in Appendix D-3, where the Beverly Share Closing Price would be equal to $14.60, holders of ATH Common Stock as a class would receive 288,874 Beverly Final Shares. Appendices D-1 -- D-3 also reflect the number of Beverly Final Shares that each ATH common stockholder would receive based on differing assumptions of the Beverly Share Closing Price.

     ATH Warrants. Under the facts assumed in Appendix D-1, where the Beverly Share Closing Price would be equal to $13.30, holders of ATH Warrants to purchase ATH Series D Preferred Stock, upon exercise of such warrants and payment of the applicable purchase price for Series D Preferred Stock issuable thereunder, would as a class receive 305,040 Beverly Final Shares; under the facts assumed in Appendix D-2, where the Beverly Share Closing Price would be equal to $12.00, holders of ATH Warrants, upon exercise of such warrants and payment of the applicable purchase price for Series D Preferred Stock issuable thereunder, would as a class receive 338,086 Beverly Final Shares; and under the facts assumed in Appendix D-3, where the Beverly Share Closing Price would be equal to $14.60, holders of ATH Warrants, upon exercise of such warrants and payment of the applicable purchase price for Series D Preferred Stock issuable thereunder, would as a class receive 277,879 Beverly Final Shares. Appendices D-1 -- D-3 also reflect the number of Beverly Final Shares that each ATH warrant holder would receive based on differing assumptions in the Beverly Share Closing Price.

     Possible Fluctuation in the Number of Beverly Shares to be Issued and Collar Provisions. Beverly Shares to be issued pursuant to the Merger Agreement will depend upon Beverly Share Closing Price. For example, if the Beverly Share Closing Price is equal to $14.60, Beverly Shares to be issued to ATH stockholders pursuant to the Merger will equal 2,186,301 shares. If on the other hand, the Beverly Share Closing Price is equal to $12.00, Beverly Shares to be issued to ATH stockholders pursuant to the Merger will equal 2,660,000 shares. If the Beverly Share Closing Price is not more than $1.00 above or below $13.30, the number of Beverly Shares to be issued to ATH stockholders pursuant to the Merger will equal 2,400,000 shares.

     In addition to the possible fluctuation in Beverly Shares to be issued as part of the Merger, the Merger Agreement includes a provision, whereby Beverly may terminate its obligations under the Merger Agreement if the Beverly Share Closing Price is less than or equal to $10.29. The Merger Agreement also includes a provision whereby ATH may terminate its obligations under the Merger Agreement if the Beverly Share Closing Price is greater than or equal to $16.31. See "-- Conditions."

     Conversion of ATH Options. In addition to Beverly Shares to be issued pursuant to the Merger Agreement, at the Effective Time, each outstanding ATH Option will be assumed by Beverly and converted into the right to receive shares of Beverly Common Stock. The number of shares of Beverly Common Stock issuable upon exercise of each ATH Option assumed by Beverly will be equal to the product of (i) the number of shares of ATH Common Stock issuable upon exercise of each ATH Option times (ii) a fraction, the numerator of which is equal to the number of Beverly Final Shares to be issued pursuant to the Merger, less the sum of (a) the ATH Preferred Stock Dividend Preference, (b) the ATH Preferred Stock Liquidation Preference and (c) the ATH Common Stock Fixed Certificate Amount, and the denominator of which is the ATH Exchanged Securities (such fraction being referred to as the "Option Conversion Ratio"). The exercise price for each ATH Option assumed by Beverly will be equal to the exercise price of each ATH Option divided by the Option Conversion Ratio, rounded up to the nearest cent.

     Example of Conversion of ATH Options. Assuming that the ATH Pro Rata Allocation equals 1,968,261 Beverly Shares and that the ATH Exchange Securities equal 16,342,623 shares (ATH Preferred Stock -- 11,683,307 shares, ATH Common Stock -- 2,591,316 shares, and ATH Preferred Stock issuable upon exercise of ATH Warrants -- 2,068,000 shares), the Assumed Option Conversion Ratio would equal .120437 or 1,968,261 divided by 16,342,623. If the Merger had been consummated on July 15, 1994, the ATH Options exercisable for 1,278,584 shares of ATH Common Stock would have been converted into the right to receive 153,988 shares of Beverly Common Stock based on an Assumed Option Conversion Ratio of .120437. If the exercise price for the ATH Options assumed by Beverly was equal to $.10 per share, the modified exercise price for shares of Beverly Common Stock issuable pursuant to such assumed options would be equal to $.83 per share based on an Assumed Option Conversion Ratio of .120437.

EXCHANGE PROCEDURES

     Promptly after the Effective Time, the Exchange Agent will mail to each person who was, at the Effective Time, a holder of record of shares of ATH Capital Stock, a letter of transmittal to be used by such holders in forwarding their certificates representing shares of ATH Capital Stock ("Stock Certificates"), and instructions for effecting the surrender of the Stock Certificates in exchange for certificates representing shares of Beverly Common Stock. Upon surrender to the Exchange Agent of a Stock Certificate for cancellation, together with such letter of transmittal, the holder of such Stock Certificate will be entitled to receive a certificate representing that number of whole shares of Beverly Common Stock and cash in lieu of any fractional shares (as described below) which such holder has the right to receive in respect of the Stock Certificate surrendered, and the Stock Certificate so surrendered will be canceled. ATH STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.

     No fractional shares of Beverly Common Stock will be issued and any holder of shares of ATH Capital Stock entitled under the Merger Agreement to receive a fractional share will be entitled to receive only a cash payment in lieu thereof, which payment will be in an amount equal to the product of Beverly Share Closing Price of a share of Beverly Common Stock multiplied by the fractional percentage of a share of Beverly Common Stock to which such holder would otherwise be entitled.

     No dividends on shares of Beverly Common Stock will be paid with respect to any shares of ATH Capital Stock or other securities represented by a Stock Certificate until such Stock Certificate is surrendered for exchange as provided in the Merger Agreement. Subject to the effect of applicable laws, following surrender of any such Stock Certificate, there shall be paid to the holder of certificates representing shares of Beverly Common Stock issued in exchange therefor: (i) at the time of such surrender, the amount of any dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such shares of Beverly Common Stock and not paid, less the amount of any withholding taxes which may be required thereon; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender thereof and a payment date subsequent to surrender thereof payable with respect to such whole shares of Beverly Common Stock, less the amount of any withholding taxes which may be required thereon.

     At or after the Effective Time, there will be no transfers on the transfer books of ATH of shares of ATH Capital Stock which were outstanding immediately prior to the Effective Time.

     Any portion of the monies from which cash payments in lieu of fractional interests in shares of Beverly Common Stock will be made (including the proceeds of any investments thereof) and any shares of Beverly Common Stock that are unclaimed by the former stockholders of ATH one year after the Effective Time will be delivered to Beverly. Any former stockholders of ATH which have not theretofore complied with the exchange procedures in the Merger Agreement may thereafter look to Beverly only as a general creditor for payment of their shares of Beverly Common Stock, cash in lieu of fractional shares, and any unpaid dividends and distributions on shares of Beverly Common Stock, deliverable in respect of each share of ATH Capital Stock such stockholder holds. Notwithstanding the foregoing, none of ATH, Beverly, the Exchange Agent or any other person will be liable to any former holder of shares of ATH Capital Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     No interest will be paid or accrued on cash in lieu of fractional shares and unpaid dividends and distributions, if any, upon surrender of Stock Certificates.

     In the event that any Stock Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Stock Certificate to be lost, stolen or destroyed and, if required by Beverly, the posting by such person of a bond in such reasonable amount as Beverly may direct as indemnity against any claim that may be made against it with respect to such Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Stock Certificate the shares of Beverly Common Stock, cash in lieu of fractional shares, and any unpaid dividends and distributions on shares of Beverly Common Stock, as described above.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties relating to, among other things: (a) the due organization, power and standing of ATH and Beverly and similar corporate matters; (b) the authorization, execution, delivery and enforceability of the Merger Agreement; (c) the capital structure of ATH and Beverly; (d) subsidiaries of ATH; (e) conflicts under charters or by-laws and violations of any instruments or law and required consents or approvals; (f) real estate owned and leased by ATH;

(g) litigation; (h) conduct of business in the ordinary course and the absence of certain changes or material adverse effects of ATH; (i) taxes of ATH; (j) retirement and other employee benefit plans of ATH; (k) labor matters of ATH;
(l) qualification for "pooling-of-interests" accounting treatment; (m) brokers' and finders' fees due with respect to the Merger; (n) Medicare participation and accreditation of ATH; (o) compliance with environmental laws by ATH; (p) patient care agreements of ATH; (q) ATH cost reports; (r) licensure of the ATH Facilities; and (s) other representations and warranties customary in merger transactions.

CERTAIN COVENANTS

     Each of ATH (and its subsidiaries) and Beverly has agreed, among other things, prior to the consummation of the Merger, unless the other agrees in writing or as otherwise required or permitted by the Merger Agreement to promptly notify the other of any material adverse development affecting the assets, liabilities, business, business prospects, condition (financial or otherwise), operations or results of operations of each, or of any development adversely affecting the ability of each to consummate the Merger. ATH has also agreed, among other things, to: (i) conduct its operations in the ordinary course in substantially the same manner as theretofore conducted; and (ii) take all action required to cause its Indianapolis hospital facility to be properly certified for participation in the Medicare program. In addition, ATH has agreed that, among other things, prior to the consummation of the Merger, unless Beverly agrees in writing or as otherwise required or permitted by the Merger Agreement, ATH shall not (and shall cause its subsidiaries not to): (i) authorize or effect any change in the ATH Certificate or by-laws; (ii) grant any option, warrant, conversion right or other right not existing on June 22, 1994 to acquire shares of its capital stock; (iii) make any change in employment terms for any of its officers, directors or employees; (iv) declare or pay any dividend to its stockholders or make any other payment on its capital stock; (v) securitize any of its assets which are material, individually or in the aggregate, except in the ordinary course of business; or (vi) make any capital expenditures, or make any capital investment in, loan to, or acquire the securities or assets of any other persons whether in the ordinary course of business or not, where the amount exceeds the sum of $20,000 ($50,000 in the aggregate for all such similar transactions).

     ATH has agreed that, during the period from June 22, 1994 until the Effective Time, except as otherwise contemplated by the Merger Agreement, ATH will not knowingly take or knowingly fail to take any action which would jeopardize the treatment of the Merger as a "pooling-of-interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

     Both ATH and Beverly have agreed to cooperate in the prompt preparation and filing of certain documents under federal and state securities laws and with applicable government entities. ATH has agreed to use its best efforts to obtain and deliver to Beverly certain letters from Affiliates, as defined under Rule 145 under the Securities Act or by applicable accounting rules.

NO SOLICITATION OF TRANSACTIONS

     ATH has agreed that it will not, and will not cause or permit any of its subsidiaries to, initiate, solicit or encourage the submission of any proposal or offer from any person relating to a liquidation, dissolution, recapitalization, merger, acquisition, consolidation or purchase of assets or securities of, it or any of its subsidiaries. ATH has also agreed to notify Beverly immediately if any such inquiries or proposals are received by it or any of its officers or directors; provided that nothing shall be construed to require the Board of Directors of ATH to violate its fiduciary duties to stockholders imposed by law.

BENEFIT PLANS

     After the Effective Time, Beverly will take all reasonable action required so that employees of ATH who remain employed following the Effective Time will be entitled to receive the same benefits that other employees of Beverly subsidiaries are eligible to receive and will be entitled to participate in any and all benefits in which such employees of Beverly subsidiaries are generally able to participate. Beverly has further agreed that after the Effective Time it will use its best efforts to cause ATH employees' respective terms of service with ATH to be credited toward any required terms of service with Beverly or its subsidiaries for purposes of any benefit plans, compensatory arrangements and similar benefits which are based on one's term of employment or which require a certain term of employment with Beverly or its subsidiaries as a condition to participation.

INDEMNIFICATION AND ESCROW

     The Stockholders' Indemnification Agreement. The summary below is qualified in its entirety by reference to the form of the stockholders' indemnification agreement (the "Stockholders' Indemnification Agreement"), a copy of which is attached hereto as Appendix E and incorporated herein by reference. As provided in the Merger Agreement, ATH has agreed after the Effective Time, to indemnify and hold harmless Beverly, Acquisition, ATH as the Surviving Corporation (jointly and severally, the "Indemnitees") or any controlling person thereof from and against any and all "Losses" (defined as all losses, claims taxes, demands, damages, deficiencies, liabilities, joint or several, and all expenses and all other obligations whatsoever incurred or sustained by an Indemnitee or controlling person by virtue of or as a result of the inaccuracy of any such representation or the breach of any such warranty, covenant or agreement by ATH in the Merger Agreement or in any such certificate, agreement or other instrument delivered by ATH in connection with the Merger Agreement).

     As a condition to Beverly's obligation to consummate the Merger Agreement, each ATH stockholder will execute and deliver the Stockholders' Indemnification Agreement to Beverly, whereby each ATH stockholder shall, severally and not jointly, indemnify and hold harmless Beverly, Acquisition, ATH as the Surviving Corporation and their respective successors and assigns at all times following the Effective Time against and in respect of all Losses, subject to certain limitations. Each ATH stockholder will deposit into escrow his portion of Escrowed Shares (as defined). Each ATH stockholder's liability for Losses under the Stockholders' Indemnification Agreement will be limited to the number of Escrowed Shares deposited by such ATH stockholder with the Escrow Agent (as defined) pursuant to the Stockholders' Escrow Agreement (as defined).

     The Indemnitees will be entitled to payment with respect to indemnified claims under the Stockholders' Escrow Agreement once the aggregate amount of all such Losses exceeds the sum of $150,000 (the "Threshold Amount"). The Threshold Amount will be adjusted upward or downward prior to the "Initial Termination Date" (defined as the date which is thirty (30) business days after filing by Beverly with the Commission of its audited consolidated financial statements for the year ending December 31, 1994) based on amounts of certain items in the ATH consolidated balance sheet at December 31, 1993 compared to the amounts of such balance sheet items that have been finally determined and liquidated at or prior to the last day of the month next preceding the Initial Termination Date.

     If the balance sheet adjustments and claims for indemnification exceed the Threshold Amount on the Initial Termination Date, then Escrowed Shares will be released by the Escrow Agent to pay the Indemnitees for the entire amount of such adjustments and claims subject to the limitations in the Stockholders' Escrow Agreement. If, on the other hand, the balance sheet adjustments and any third party claims do not exceed the Threshold Amount, then Escrowed Shares will be released to the ATH stockholders on the Initial Termination Date.

     The Stockholders' Indemnification Agreement provides that the Indemnitees shall be entitled to conduct and control the defense of any third party claim, through counsel of their own choosing, which shall be subject to the approval of the ATH stockholders (the "Indemnitors"), which approval shall not be unreasonably withheld. In addition, neither the Indemnitors nor the Indemnitees shall compromise or settle any third party claim without the prior written consent of the other party, which consent shall not be unreasonably withheld. The Stockholders' Indemnification Agreement includes a number of other provisions including, but not limited to, notice requirements of each party with respect to third party claims and arbitration provisions for certain disputes between the parties to the agreement.

     The Stockholders' Escrow Agreement. The summary below is qualified in its entirety by reference to the stockholders' escrow agreement (the "Stockholders' Escrow Agreement"), a copy of which is attached hereto as Appendix F and incorporated herein by reference. As a condition to consummation of the Merger

Agreement, the Indemnitors will execute and deliver the Stockholders' Escrow Agreement to Beverly on or before the Effective Time. Concurrent with the delivery of the Stockholders' Escrow Agreement to Beverly, each ATH stockholder shall deliver, transfer, assign to, and deposit with the escrow agent that number of whole Beverly Shares equal to ten percent (10%) of the aggregate number of Beverly Shares received by such ATH stockholder pursuant to the Merger Agreement, which Beverly Shares will be held for the purpose of covering such ATH stockholder's share of Losses. The aggregate number of such Beverly Shares being delivered by the Indemnitors is hereinafter referred to as "Escrowed Shares."

     The Escrow Agent shall hold Escrowed Shares until the Initial Termination Date, at which time Escrowed Shares shall be released to the Indemnitors, except to the extent the Indemnitees shall have made claims against Escrowed Shares, because such claims (whether individually or collectively through the balance sheet adjustments or third party claims) exceed the Threshold Amount. If the indemnification claims for Losses exceed the Threshold Amount, then depending upon the amount of such claims and the value of Escrowed Shares, all or a portion of Escrowed Shares shall be delivered to the Indemnitees, as applicable, unless the claims are in dispute, in which case Escrowed Shares shall be held by the Escrow Agent pending determination or resolution of the disputed claims. Upon resolution of any such disputed claims, Escrowed Shares shall be released to the Indemnitees or the Indemnitors, as applicable.

     The term of the Stockholders' Escrow Agreement shall terminate on the Initial Termination Date, pending determination or resolution of any third party claims or claims disputed by the parties. For purposes of valuing the number of Escrowed Shares to be released to the Indemnitees on satisfaction or partial satisfaction of any claim for indemnification for a Loss, such number of Escrowed Shares shall be determined by dividing the dollar amount of such Loss by the average closing price of Beverly Common Stock, as reported on the NYSE, for the thirty (30) trading days ending three days immediately preceding the date on which notice shall be given by the Indemnitees, to the escrow agent. The Stockholders' Escrow Agreement also includes provisions relating to the payment of fees and expenses, as well as the rights of the Indemnitors to dividends and distributions by Beverly with respect to Escrowed Shares.

CONDITIONS

     The respective obligations of Beverly and ATH to consummate the Merger are subject to the fulfillment of each of the following conditions, among others:
(i) the Requisite Stockholder Approval shall have been obtained; (ii) Beverly Shares shall have been approved for listing on the NYSE and PSE, subject to official notice of issuance; (iii) any waiting periods applicable to consummation of the Merger Agreement under the HSR Act shall have expired or been terminated or there shall be an exemption therefrom; (iv) each party shall have received the opinion of its respective tax counsels that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Beverly and ATH will each be a party to that reorganization within the meaning of Section 368(a) of the Code; and (v) each party shall have received a legal opinion from the other party's counsel as to certain matters regarding the Merger Agreement.

     In addition, Beverly's obligation to consummate the Merger is subject to the satisfaction, unless waived, of certain other conditions including, among others: (i) that the representations and warranties of ATH are true and correct in all material respects as of June 22, 1994 and that such representations and warranties will be true and correct in all material respects through the Closing Date; (ii) that all consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required by ATH in connection with the execution, delivery and performance of the Merger Agreement shall have been obtained or made; (iii) that the Registration Statement shall have become effective under the Securities Act and no stop order with respect thereto shall be in effect; (iv) that ATH shall have obtained all third party consents; (v) that ATH shall have performed and complied with its covenants in all material respects; (vi) that Beverly shall have received an opinion letter from its independent public accountants concerning the qualification of the Merger for pooling-of-interests accounting treatment; (vii) that Beverly shall have received an "accountant's" letter from ATH's independent accountants covering certain matters customarily included in comfort letters relating to transactions similar to the Merger; (viii) that from the date of the Merger Agreement through the Closing Date, there shall not have occurred any change in the financial condition, business, operations or prospects of ATH that would have or would be reasonably likely to have a material adverse effect on ATH; (ix) that no action, suit or proceeding shall be pending or threatened before any court or agency against the parties that would prevent consummation of the transactions contemplated by the Merger Agreement; (x) that the number of ATH Dissenting Shares shall not exceed five percent (5%) of the number of outstanding shares of ATH Capital Stock; (xi) that Beverly shall have completed its due diligence review of ATH to its satisfaction by the time the Requisite Stockholder Approval is obtained; (xii) that Beverly shall have received the executed Stockholder Indemnification Agreement and the executed Stockholder Escrow Agreement from ATH stockholders; (xiii) that ATH shall have executed an employment agreement with Mr. Robert C. Crosby; (xiv) that ATH shall have executed non-disclosure and non-competition agreements with certain members of ATH management; (xv) that ATH shall have received appropriate certification for its Indianapolis, Indiana facility to participate in the Medicare program; (xvi) that Beverly shall have determined in its reasonable judgment that no rule or regulation (whether proposed or final) would impair, restrict or make economically unattractive to any acute care hospital the referral, transfer or discharge of a patient to any facility operated or proposed to be operated by ATH following the Effective Time; (xvii) that ATH shall have obtained estoppel certificates from its lessors with respect to all of its leases; and (xviii) that Beverly Share Closing Price shall not be less than $3.00 below the Beverly Established Share Price.

     ATH's obligation to consummate the Merger is also subject to the satisfaction, unless waived, of certain other conditions, including among others: (i) that the representations and warranties of Beverly are true and correct in all material respects as of June 22, 1994 and that such representations and warranties are true and correct in all material respects through the Closing Date; (ii) that Beverly shall have performed and complied with its covenants in all material respects; (iii) that from the date of the Merger Agreement through the Closing Date, there shall not have occurred any change in the financial condition, business, operations or prospects of Beverly that would have or would be reasonably likely to have a material adverse effect on Beverly; and (iv) that Beverly Share Closing Price shall not be more than $3.00 above the Beverly Established Share Price.

TERMINATION

     The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time in a number of circumstances, which include, among others: (a) by the mutual written consent of Beverly and ATH; (b) by Beverly or ATH if a condition to an obligation to close of a terminating party is not satisfied and the Merger shall not have been consummated by September 30, 1994, provided that the terminating party shall not have breached any of its obligations under the Merger Agreement; (c) by Beverly or ATH if the Requisite Stockholder Approval shall not have been obtained; (d) by Beverly if there has been a breach by ATH of any representation, warranty or covenant contained in the Merger Agreement in any material respect; and (e) by ATH if there has been a breach by Beverly of any representation, warranty or covenant contained in the Merger Agreement in any material respect.

EFFECT OF TERMINATION

     If either party terminates the Merger Agreement because the other party has breached a representation, warranty or covenant in any material respect and such breach arises from the withholding of information by such other party, such other party shall be liable to the terminating party for expenses up to $150,000. If the Merger Agreement is terminated by: (i) mutual written consent of Beverly and ATH; (ii) Beverly or ATH if the Requisite Stockholder Approval is not obtained; (iii) Beverly if a condition to its obligation has not been satisfied; (iv) ATH if a condition to its obligation has not been satisfied; or
(v) Beverly or ATH if the other party is in breach of a representation, warranty or covenant in any material respect (other than as set forth above), the terminating party shall not be liable to the other party to the Merger Agreement.

EXPENSES

     Beverly and ATH will bear their own respective costs and expenses in connection with the Merger, provided that any expenses of ATH in connection with the Merger and the transactions contemplated thereby in excess of $150,000 shall be borne separately by the ATH stockholders. If one party terminates the Merger Agreement because of a breach caused by the failure of the other party to disclose information, the other party is liable for up to $150,000 of the terminating party's expenses.

AMENDMENTS AND WAIVERS

     The Merger Agreement provides that Beverly and ATH may mutually amend any provisions of the Merger Agreement at any time prior to the Effective Time with the prior authorization of their respective Boards of Directors; provided, however, that any amendment effected subsequent to Requisite Stockholder Approval will be subject to the restrictions contained in the DGCL and federal and state securities laws. No amendment of any provisions of the Merger Agreement shall be valid unless such amendment shall be in writing and signed by all of the parties to the Merger Agreement. The Merger Agreement also provides that no waiver by any party of any default, misrepresentation, or breach of warranty or covenant whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant under the Merger Agreement or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

             MANAGEMENT AND OPERATIONS OF BEVERLY AFTER THE MERGER

     Management. Beverly has agreed that following the Effective Time, and no later than the regularly scheduled meeting of the Board of Directors of Beverly next following the Effective Time, it will use its best efforts to cause Mr. Robert C. Crosby, President and Chief Executive Officer of ATH to be elected as an Executive Vice President of Beverly. In addition, Messrs. Crosby, Munroe, Sassman, Hoover and Ms. McCullough, who are currently executive officers of ATH will remain as executive officers of ATH following the Merger when ATH is operated as a direct or indirect wholly-owned subsidiary of Beverly.

     Information with respect to the directors and executive officers of Beverly, executive compensation of Beverly executive officers and information regarding security ownership of Beverly Common Stock is contained in Beverly's Proxy Statement for its 1994 Annual Meeting of Stockholders, relevant portions of which are incorporated by reference in this Prospectus/Consent Statement. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

     Neither Beverly nor ATH is aware of any material relationships between Beverly or its directors or executive officers and ATH or its directors or executive officers, except as contemplated by the Merger Agreement or as described herein, including the materials incorporated herein by reference. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ATH -- Liquidity and Capital Resources."

     Operations. Beverly is the largest operator of skilled nursing facilities in the United States. At March 31, 1994, Beverly operated 761 nursing facilities with 81,497 licensed beds. The facilities are located in 33 states and the District of Columbia, and range in capacity from 20 to 388 beds, with average occupancy of 88.4% during the three months ended March 31, 1994 and 88.6%, 88.4% and 88.2% during the years ended December 31, 1993, 1992 and 1991, respectively. At March 31, 1994, Beverly also operated 42 retirement and congregate living projects containing 2,554 units, 42 pharmacies and pharmacy-related outlets, 23 sub-acute units and 5 home health care entities.

     Health care system reform proposals being considered by federal and certain state governments, an increasing nationwide focus on cost containment and an aging population have influenced Beverly's overall operating strategy. The key elements of Beverly's operating strategy include: increasing census, especially as it relates to Medicare and private-pay patients, through the expansion of services provided and by maintaining, managing and enhancing facilities to attract and serve higher-acuity patients, expanding its managed care business by developing strategic relationships with insurance companies and other managed care providers, and developing sub-acute units in existing nursing facilities. Traditionally, Beverly's revenues have primarily been derived from providing residents with room, board and custodial care covered by various state Medicaid programs. Although these revenues will continue to be the cornerstone of Beverly's long-term care business, Beverly intends to expand and develop additional services to meet the needs of an evolving health care industry.

     One of Beverly's priorities is to increase revenues through the expansion of ancillary services and the development of sub-acute units throughout Beverly's existing base of nursing homes. Ancillary revenues are derived from providing services to residents beyond typical room, board and custodial care such as physical, speech, occupational and IV therapy, pharmaceutical products and other rehabilitation services. Typically, ancillary services are provided to those residents requiring higher acuity levels of care than the traditional nursing home resident. Beverly focuses on attracting these higher-acuity residents, which is evident in the growing percentage of Beverly's residents whose services are covered by Medicare.

     Beverly believes that the Merger will help facilitate the implementation of its operating strategy in part by: (i) accelerating its entry in the sub-acute market; (ii) generating a new revenue source within its existing asset base;
(iii) shifting its payor mix toward private and managed care payors; (iv) improving the scope of services it provides to managed care payors; and (v) improving its ability to form strategic alliances and networks with other health care providers.

                      DESCRIPTION OF BEVERLY CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

     Beverly has the authority to issue 325,000,000 shares of capital stock, of which 300,000,000 are common stock, par value $.10 per share ("Beverly Common Stock"), and 25,000,000 are preferred stock, par value $1.00 per share ("Beverly Preferred Stock"). At June 30, 1994, Beverly had outstanding 83,109,352 shares of Beverly Common Stock and 3,000,000 shares of Series B Preferred Stock (as defined).

BEVERLY COMMON STOCK

     Holders of Beverly Common Stock are entitled to receive such dividends as are declared by the Board of Directors, subject to the preference of the Series B Preferred Stock and any other outstanding Beverly Preferred Stock, and are entitled to cast one vote per share on all matters voted upon by stockholders. There is no cumulative voting for the election of directors and Beverly Common Stock does not have any preemptive rights. Upon liquidation of Beverly, holders of Beverly Common Stock are entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for liabilities and amounts owing with respect to the Series B Preferred Stock and any other outstanding Beverly Preferred Stock. Payment and declaration of dividends on Beverly Common Stock and purchases of shares thereof by Beverly are subject to certain restrictions if Beverly fails to pay dividends on its Series B Preferred Stock and will be subject to restrictions if Beverly fails to pay dividends on any other series of Beverly Preferred Stock ranking prior to Beverly Common Stock as to the payment of dividends. Beverly is subject to certain restrictions under its banking arrangements related to the payment of cash dividends on its common stock.

     The Registrar and Transfer Agent for Beverly Common Stock is The Bank of New York.

BEVERLY PREFERRED STOCK

     Under Beverly's Certificate of Incorporation, Beverly's Board of Directors may from time to time establish and issue one or more series of preferred stock and fix the designations, powers, preferences and rights of the shares of such series and the qualification, limitations or restrictions thereon, including, but not limited to, the fixing of the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences, in each case, if any, of any wholly unissued series of Beverly Preferred Stock. Any such series may rank on a parity with or (subject to the class voting rights of the Series B Preferred Stock) senior to the

Series B Preferred Stock with respect to dividends, distributions and liquidation, and any such series may have greater or lesser voting rights than the Series B Preferred Stock.

     Beverly has outstanding 3,000,000 shares of $2.75 Cumulative Convertible Exchangeable Preferred Stock (the "Series B Preferred Stock"), with a liquidation value of $50 per share. The Series B Preferred Stock is convertible into 11,252,813 shares of Beverly's Common Stock. The holders of the Series B Preferred Stock are entitled to receive out of legally available funds, when and as declared by Beverly's Board of Directors, quarterly cash dividends equal to $2.75 per share (aggregate of $8,250,000 per annum). Except as required by law, holders of the Series B Preferred Stock have no voting rights unless dividends on the Series B Preferred Stock have not been paid in an aggregate amount equal to at least six full quarters (whether or not consecutive), in which case holders of the Series B Preferred Stock will be entitled to elect two additional directors to Beverly's Board of Directors to serve until such dividend arrearage is eliminated. Beverly has paid all required quarterly dividends on the Series B Preferred Stock since its issuance in 1993. The Series B Preferred Stock is exchangeable, in whole or in part (but in no more than two parts), at the option of Beverly, on any dividend payment date beginning November 1, 1995, for Beverly's 5 1/2% Convertible Subordinated Debentures due August 1, 2018 (the
"5 1/2% Debentures"), at the rate of $50 principal amount of 5 1/2% Debentures for each share of the Series B Preferred Stock. The Series B Preferred Stock is redeemable at any time on and after August 1, 1996, in whole or in part, only at the option of Beverly, initially at a redemption price of $51.925 per share, and thereafter at prices decreasing ratably annually to $50 per share on and after August 1, 2003, plus accrued and unpaid dividends.

                        DESCRIPTION OF ATH CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

     ATH is authorized to issue 35,000,000 shares of capital stock, 20,000,000 of which are common stock, par value $.01 per share (the "ATH Common Stock") and 15,000,000 of which are preferred stock, par value $.01 per share (the "ATH Preferred Stock"). At July 1, 1994, ATH had outstanding 2,591,316 shares of ATH Common Stock and 13,751,307 shares of ATH Preferred Stock in four series: the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

ATH COMMON STOCK

     Holders of ATH Common Stock are entitled to receive such dividends as are declared by the Board of Directors, subject to the preference of ATH Preferred Stock, and are entitled to cast one vote per share on all matters voted upon by stockholders. There is no cumulative voting for the election of directors and ATH Common Stock does not have any preemptive rights. Upon liquidation of ATH, holders of ATH Common Stock are entitled to receive, after payment in full of the liquidation preferences with respect to the preferred stock, an amount equal to total consideration paid to ATH for such outstanding shares of common stock. After payment in full of the preferred stock liquidation preferences and the common stock liquidation preference, the common stockholders and preferred stockholders shall share equally and ratably in any remaining assets available for distribution to them.

ATH PREFERRED STOCK

     Series A Preferred. Holders of Series A Preferred Stock are entitled to receive dividends at the rate of $.045 per share per annum, provided that no dividends are paid prior to January 1, 1995. No dividends shall be paid to Series A Preferred Stockholders unless at the same time the full dividends on the Series D Preferred Stock for all past and current dividend periods have been paid or declared and set apart and proportionate dividends for the same dividend periods shall be paid or declared and set apart for Series B and Series C preferred stockholders. Series A preferred stockholders are entitled to a liquidation preference, subject to the payment in full of the Series B preferred stockholders, Series C preferred stockholders and the Series D Preferred Stock liquidation preference, of $.50 per share (as may be adjusted) plus all accumulated but unpaid dividends. The Series A Preferred Stock may be redeemed at the option of the stockholder on

February 2 of each year beginning in 1998 at $.55 per share (as may be adjusted) plus all accumulated but unpaid dividends, subject to certain limitations. Each share of Series A Preferred Stock is convertible, at the option of the holder, into ATH Common Stock at an initial conversion rate of 1 for 1, which conversion rate shall be subject to adjustment. In the event of certain corporate actions, such as a merger, consolidation, reorganization or sale of substantially all of the assets, the holders of the Series A Preferred Stock shall be entitled to receive $.50 per share (as may be adjusted) plus all accumulated but unpaid dividends, subject to the payment in full of the liquidation preference on the Series D Preferred Stock.

     Series B Preferred. Holders of the Series B Preferred Stock are entitled to receive dividends at the rate of $.09 per share per annum, provided that no dividends are paid prior to January 1, 1995. No dividends shall be paid to Series B preferred stockholders unless at the same time the full dividends on the Series D Preferred Stock for all past and same dividend periods have been paid or declared and set apart and proportionate dividends for the same dividend periods shall be paid or declared and set apart for Series A preferred stockholders and Series C preferred stockholders. Series B preferred stockholders are entitled to a liquidation preference, subject to the payment in full of the Series D Preferred Stock liquidation preference and on a pro rata basis with the Series C Preferred Stock, of $1.00 per share (as may be adjusted) plus all accumulated but unpaid dividends. The Series B Preferred Stock may be redeemed at the option of the stockholder on February 2 of each year beginning in 1998 at $1.10 per share (as may be adjusted) plus all accumulated but unpaid dividends, subject to certain limitations. Each share of the Series B Preferred Stock is convertible, at the option of the holder, into ATH Common Stock at an initial conversion rate of 1 for 1, which conversion rate shall be subject to adjustment. In the event of certain corporate actions, such as a merger, consolidation, reorganization or sale of substantially all of the assets, the holders of the Series B Preferred Stock shall be entitled to receive $1.00 per share (as may be adjusted) plus all accumulated but unpaid dividends, subject to the payment in full of the liquidation preference on the Series D Preferred Stock.

     Series C Preferred. Holders of the Series C Preferred Stock are entitled to receive dividends at the rate of $.09 per share per annum, provided that no dividends are paid prior to January 1, 1995. No dividends shall be paid to Series C preferred stockholders unless at the same time the full dividends on the Series D Preferred Stock for all past and same dividend periods have been paid or declared and set apart and proportionate dividends for the same dividend periods shall be paid or declared and set apart for Series A preferred stockholders and Series B preferred stockholders. Series C preferred stockholders are entitled to a liquidation preference, subject to the payment in full of the Series D Preferred Stock liquidation preference and on a pro rata basis with the Series B Preferred Stock, of $1.00 per share (as may be adjusted) plus all accumulated but unpaid dividends. The Series C Preferred Stock may be redeemed at the option of the stockholder on February 2 of each year beginning in 1998 at $1.10 per share (as may be adjusted) plus all accumulated but unpaid dividends, subject to certain limitations. Each share of the Series C Preferred Stock is convertible, at the option of the holder, into ATH Common Stock at an initial conversion rate of 1 for 1, which conversion rate shall be subject to adjustment. In the event of certain corporate actions, such as a merger, consolidation, reorganization or sale of substantially all of the assets, the holders of the Series C Preferred Stock shall be entitled receive $1.00 per share (as may be adjusted) plus all accumulated but unpaid dividends, subject to the payment in full of the liquidation preference on the Series D Preferred Stock.

     Series D Preferred. Holders of the Series D Preferred Stock are entitled to receive dividends at the rate of $.09 per share per annum, provided that no dividends are paid prior to January 1, 1995. No dividends shall be paid on ATH Common Stock or any other series of ATH Preferred Stock unless at the same time the full dividends on the Series D Preferred Stock for all past and same dividend periods have been paid or declared and set apart. Series D preferred stockholders are entitled to a liquidation preference of $1.00 per share (as may be adjusted) plus all accumulated but unpaid dividends. The Series D Preferred Stock may be redeemed at the option of the stockholder on February 2 of each year beginning in 1998 at $1.10 per share (as may be adjusted) plus all accumulated but unpaid dividends, subject to certain limitations. ATH shall also be required to redeem the Series D Preferred Stock upon the occurrence of an event of noncompliance as defined in the ATH Certificate. Each share of the Series D Preferred Stock is convertible, at the option of the holder, into Common Stock at an initial conversion rate of 1 for 1, which conversion rate shall be subject to adjustment. In the event of certain corporate actions, such as a merger, consolidation, reorganization or sale of substantially all of the assets, the holders of the Series D Preferred Stock shall be entitled to receive $1.00 per share (as may be adjusted) plus all accumulated but unpaid dividends.

             COMPARATIVE RIGHTS OF STOCKHOLDERS OF BEVERLY AND ATH

     The rights of Beverly stockholders are governed by Beverly's Certificate of Incorporation (the "Beverly Certificate"), Beverly's by-laws and by the DGCL. The rights of ATH stockholders are currently governed by the ATH Certificate, ATH's by-laws and by the DGCL. After the Merger, the rights of ATH stockholders who receive shares of Beverly Common Stock in the Merger will thereafter be governed by Beverly's Certificate, by-laws and by the DGCL. Because both Beverly and ATH are incorporated pursuant to the DGCL, the differences between the rights of ATH stockholders and Beverly stockholders result from differences in Beverly's Certificate and by-laws and ATH's Certificate and by-laws. Accordingly, the following discussion describes the material differences in the rights of stockholders of Beverly and stockholders of ATH.

BOARD OF DIRECTORS; REMOVAL; FILLING VACANCIES

     Beverly. Article III of the Beverly by-laws provides that the number of directors which shall comprise the full Board of Directors of the corporation shall be fixed by resolution of the Board of Directors. There are currently seven members on the Beverly Board of Directors. The Beverly by-laws, pursuant to Article III, Section 5, provides that the entire Board of Directors or any individual Director may be removed, with or without cause, from office by a majority of the outstanding shares entitled to vote, subject to any rights of holders of Beverly Preferred Stock. Vacancies in the Board of Directors may be filled by a majority of the remaining Directors in office, though less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director may only be filled by the affirmative vote of a majority of the shares entitled to vote and represented at a duly held meeting at which a quorum is present.

     ATH. The ATH Certificate provides that the number of directors, which shall constitute the whole Board of Directors, shall be five and may not be changed without the vote or written consent by the holders of greater than 50% of the then outstanding shares of ATH Common Stock and ATH Preferred Stock on an as-if-converted-to ATH Common Stock basis, subject to the requirements of a class or series vote under applicable law. The stockholders approved the increase in the Board of Directors to six in July 1993. Section 7 of Article III of the ATH by-laws provides that any directors or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Vacancies on the Board of Directors may be filled, pursuant to Section 8 of Article III of ATH by-laws, by a majority of the directors then in office, though less than a quorum, or a sole remaining director, and such chosen director shall hold office until the next annual election and until his successor is duly elected and qualify, unless sooner displaced.

ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS

     Beverly. The Beverly Certificate provides that Beverly stockholders may not act by written consent without a stockholders' meeting for which notice of such meeting has been provided to Beverly stockholders. Special meetings of Beverly stockholders may be called at any time and for any purposes but only by a majority of the Board of Directors, the Chairman of the Board or the President of Beverly.

     ATH. Section 12 of Article II of the ATH by-laws provides that any action which may be taken at any meeting of the ATH stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all stock entitled to vote thereon were present and voted. Section 4 of the ATH by-laws provides that special meetings of the stockholders may be called for any purposes and at any time by the Chairman of the Board, the President, by a majority of the Board of Directors, by a majority of the executive committee (if any), or upon written request, stating the purposes of the meeting, signed by stockholder(s) owning at least 10% of the outstanding stock entitled to vote at such meeting and delivered to the Chairman of the Board, the President or the Secretary of ATH.

BUSINESS COMBINATIONS

     Beverly. The Beverly Certificate provides that any "Business Combination" (hereinafter referred to as a "Beverly Business Combination") involving Beverly and a person who beneficially owns, directly or indirectly, 10% or more of Beverly's capital stock (a "Beverly Interested Stockholder") entitled to vote generally for the election of directors ("Voting Stock") must be approved by the affirmative vote of not less than eighty percent (80%) of the Voting Stock (the "Beverly Voting Requirement"). The Beverly Voting Requirement does not apply if the majority of the Disinterested Directors (defined as a member of the Board of Directors of Beverly, other than the Beverly Interested Stockholder, who was a director prior to the time the Interested Stockholder became an Interested Stockholder, or any director who was recommended for election by the Disinterested Directors) determine that (i) the Beverly Business Combination has been approved by a majority of the Disinterested Directors; or (ii) the Beverly Interested Stockholder is the beneficial owner of not less than 80% of the Voting Stock and has declared its intention to vote in favor of or approve such Beverly Business Combination; or (iii) the fair market value of the consideration per share to be received or retained by the stockholders is not less than the highest price per share paid by such Beverly Interested Stockholder for any shares of stock within the two-year period prior to the Beverly Business Combination, whether before or after the Beverly Interested Stockholder became a Beverly Interested Stockholder subject to the limitations that the Beverly Interested Stockholder shall not have received the benefit, directly or indirectly of any loans, advances, guarantees, pledges or other financial assistance provided by Beverly, whether in anticipation of or in connection with such Beverly Business Combination.

     ATH. The ATH Certificate and its by-laws do not provide for a "Business Combination" provision.

     DGCL. Section 203 of the DGCL which is applicable to both Beverly and ATH, as Delaware corporations, provides that, subject to certain exceptions specified therein, a corporation shall not engage in any business combination with any "interested stockholder" for a three-year period following the date that such stockholder becomes an interested stockholder unless (i) prior to such date, the board of director of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers and employee stock purchase plans in which employee participants do not have the right to determine confidentially whether plan shares will be tendered in a tender or exchange offer); or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote at an annual or special meeting, and not by written consent, of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as specified in Section 203 of the DGCL, an interested stockholder is defined to include (a) any person that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date and (b) the affiliates and associates of any such person.

     Under certain circumstances, Section 203 of the DGCL may make it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although the corporation's certificate of incorporation or stockholders may elect to exclude a corporation from the restrictions imposed thereunder. Although the Beverly Certificate includes the Beverly Business Combination provision, the Beverly Certificate does not exclude Beverly from the requirements imposed under Section 203 of the DGCL. It is anticipated that the provisions of Section 203 of the DGCL may encourage companies interested in acquiring Beverly or ATH to negotiate in advance with the Beverly or ATH Board of Directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

AMENDMENT OF CERTIFICATE AND BY-LAWS

     Beverly. Article XI of the Beverly Certificate provides that the amendment or repeal of any provision to the Beverly Certificate or the Beverly by-laws shall require the affirmative vote of the holders of 80% of the combined voting power of the outstanding Voting Stock, voting together in a single class.

     ATH. Article IV of the ATH Certificate provides that the amendment or repeal of any provision to the ATH Certificate or the ATH by-laws shall require the vote or written consent of the holders of greater than 50% of the then outstanding shares of ATH Common Stock and ATH Preferred Stock on an as-if-converted-to ATH Common Stock basis, unless a class or series vote is required by applicable law.

OTHER ITEMS

     Beverly. Article XII of the Beverly Certificate provides for the prevention of the payment of greenmail by requiring the affirmative vote of the holders of at least a majority of the combined voting power of the Beverly Voting Stock, voting as a single class, in the event of any direct or indirect purchase or other acquisition by Beverly of any Voting Stock of any class from any Beverly Interested Stockholder. The Beverly Certificate provides for a provision authorizing or approving "self-dealing transactions" (as defined in the Beverly Certificate) if (i) the approval of a majority of Disinterested Directors, or
(ii) the affirmative vote of the holders of a majority of the combined voting power of the Voting Stock, voting together as a single class is obtained.

     ATH. Neither the ATH Certificate nor by-laws have any similar provisions for the prevention of greenmail payments or self-dealing transactions.

                                BUSINESS OF ATH

GENERAL

     ATH leases and operates five hospitals with a total of 205 licensed beds (the "ATH Facilities") specializing in long-term acute care or transitional acute care to medically complex, chronically ill patients. Since its inception, ATH's mission has been to provide high quality care in a prudent cost-effective manner. ATH provides care to patients who have been stabilized in an intensive care setting or a general short term acute care setting, but are still too ill for discharge to a skilled nursing facility or the patient's personal residence.

     ATH was formed in November 1987 and opened its first transitional care facility in Houston, Texas in September, 1988. ATH's first stand alone transitional care hospital was opened in March 1991 in the Dallas/Ft. Worth, Texas area. Effective October 1, 1992, ATH acquired Synergos, Inc., which operated neurological treatment units in Phoenix, Arizona and Hayward, California. In April 1993, the Houston facility moved to a new location located within an acute care hospital and converted to a licensed hospital. In May 1993, the Phoenix neurological unit moved to larger quarters and converted to an ATH licensed hospital. In October 1993, ATH closed the Hayward neurological managed unit. ATH opened additional transitional care hospitals in Tulsa, Oklahoma in February 1994 and in Indianapolis, Indiana in April 1994. ATH, previously known as American Transitional Care, Inc., changed its name to American Transitional Hospitals, Inc. in December 1991. ATH's corporate offices are currently located at 112 Second Avenue North, Franklin, Tennessee 37064, Telephone Number (615) 791-7099.

LEVELS OF CARE PROVIDED

     The ATH Facilities currently provide six levels of patient care which include nursing and therapy care ranging from minimal to intensive services. A majority of ATH patients require higher, more intensive levels of service, including IV therapy, ventilator maintenance and heavy therapies. The ATH Facilities provide a range of programs within these six levels. These programs include rehabilitation, oncology rehabilitation and education, ventilator treatment and pediatric care, among others.

     Many high-cost catastrophically ill or injured patients require long periods of rehabilitation and convalescence. In certain diagnoses, such as spinal cord injury, head injury, cerebral hemorrhage and multiple trauma, neurological and orthopedic recovery and pulmonary treatment proceeds at a slow pace. Unnecessary costs may be incurred if the patient is placed in a healthcare institution providing a level of care not appropriate for the patient's specific stage of recovery. ATH management believes significant savings and an environment more conducive to their needs can be provided to these patients in a transitional facility which provides for a full treatment of these patients.

SOURCES OF REVENUE

     The sources of ATH's revenues are primarily charges related to the services provided by the ATH Facilities. ATH receives payments for health care services primarily from (i) the federal government and state governments under Medicare, Medicaid and other governmental programs and (ii) managed care organizations and other private health insurance carriers. ATH currently has approximately 50 managed care contracts to provide services to participating members.

     The following table sets forth the percentage of the net revenue of ATH's Facilities from such payors for the periods indicated.

                                                             YEAR ENDED
                                                            DECEMBER 31,         THREE MONTHS
                                                          ----------------       ENDED MARCH
                                                          1993       1992          31, 1994
                                                          -----      -----      --------------
    Medicare............................................    34%        52%            52%
    Medicaid............................................     6%         1%             8%
    Managed Care and Other..............................    60%        47%            40%
                                                          -----      -----         ------
              Total.....................................   100%       100%           100%
                                                          =====      =====      ===========

     Amounts received from Medicare are generally based upon costs incurred to provide such services. Consistent with initiatives to control health care costs, the ATH Facilities generally negotiate payments with other payors based upon the type and extent of services to be provided to individual patients.

GROWTH STRATEGY

     ATH plans to expand its operations by leasing beds from existing healthcare facilities, leasing or purchasing commercial real estate which is modified to establish transitional care programs and by acquiring or constructing free-standing facilities. Initially, ATH plans to focus its expansion efforts in non-certificate of need states, primarily in the West and Southwestern areas of the United States. As ATH continues to grow, it will concentrate on major metropolitan areas in the Midwest and South.

COMPETITION

     The transitional/sub-acute health care market is highly competitive and subject to continual changes in the manner in which services are provided and in which providers are selected. Primary competitive factors in obtaining patient referrals are: (1) quality of care; (2) responsiveness to the patients', payors' and referral sources' needs; (3) treatment outcomes; and (4) cost effectiveness. ATH believes that it competes favorably with respect to these factors. One of the major challenges in competing for the referral of patients is educating referral sources, payors and the public about long-term transitional acute care. As additional facilities offer sub-acute or transitional care services, ATH believes there will be a greater understanding in the marketplace of the advantages of these services.

     Depending upon the geographical market, ATH may compete with national, regional or local transitional and rehabilitation hospital companies, medical/surgical hospitals and other entities which provide transitional/sub-acute care. ATH also competes with these entities in the recruitment of nurses, therapists and other skilled professionals. Many of these competitors have significantly more financial and other resources than ATH.

GOVERNMENT REGULATION

     The health care industry is subject to significant federal, state and local government regulation. These regulations affect ATH primarily by requiring licensure of the facilities and controlling reimbursement for services. Licensure is a state requirement, while Medicare certification, necessary to obtain Medicare reimbursement, is governed by federal laws and regulations. Both licensure and Medicare certification follow specific standards and requirements. Compliance is monitored by periodic on-site inspections by representatives of applicable government agencies. All of the ATH facilities are duly licensed in accordance with the requirements of the states where they are located and all are certified Medicare providers except for Indianapolis, which has applied for such certification. All of the ATH Facilities are accredited by the Joint Commission on Accreditation for Healthcare Organizations ("JCAHO"), except for Indianapolis, which has applied for such accreditation. ATH believes that its facilities are in substantial compliance with current federal, state, local and independent review body regulations and standards.

     Due to their participation in the Medicare Program, the ATH Facilities are subject to various forms of governmental and private utilization and quality assurance review. Procedures mandated by the Social Security Act to ensure that services rendered to Medicare and Medicaid patients meet recognized professional standards and are medically necessary include review by a federally funded Peer Review Organization ("PRO") of the appropriateness of Medicare and Medicaid patient admissions and discharges, quality of care, and appropriateness of services provided in an inpatient setting. While no PRO has taken material adverse action against any ATH Facility, negative PRO reviews may result in denials of reimbursement.

     The Clinton Administration is actively pursuing reform of the health care system. The White House Task Force on Health Care Reform studied the issue of health care reform and presented its report and recommendations to the Administration. The Administration proposed health care reform legislation to Congress in October 1993. These recommendations included a moratorium on long-term acute care hospitals of the type ATH operates. Among other proposals under consideration are insurance market reforms to increase the availability of group health insurance to small businesses, requirements that all businesses offer health insurance coverage to their employees and the creation of a single governmental health insurance plan that would cover all citizens. These proposals and industry and other groups' recommendations will likely impact the form and content of any future health care reform legislation. As a result, ATH is unable to predict the type of legislation or regulations that may be adopted affecting the transitional/sub-acute care industry and their impact on ATH. There can be no assurance that any health care reform will not adversely affect ATH's financial position or results of operations.

     Medicare Reimbursement. Long-term hospitals such as those operated by ATH currently qualify for an exemption from Medicare's Prospective Payment System, and are reimbursed on a "reasonable cost basis" after demonstrating an average length of stay of 25 days or greater for six months of operations, up to a target amount, which is established during a base year. Prior to receiving such exemption, long-term hospitals are reimbursed under the Medicare Prospective Payment System, which involves classification of hospital discharges into diagnosis-related grouping ("DRGs") according to estimated intensity of hospital resources necessary to furnish care for each principal diagnosis. Hospitals generally receive a fixed amount based upon the assigned DRG, on a per discharge basis for each Medicare patient. Currently, two of ATH's five facilities are reimbursed under the Medicare Prospective Payment System. Amounts collected from the Medicare programs are subject to examination and retroactive adjustment. Anticipated adjustments are accrued on an estimated basis as the related services are rendered and adjusted in future periods as final settlements are determined.

     The Federal Health Care Financing Administration ("HCFA"), which administers the Medicare program, has proposed certain amendments to the regulations governing hospitals excluded from the Prospective Payment System. Among other things, these proposed amendments would revise the criteria for facilities that are exempt from the Prospective Payment System by prohibiting common ownership and certain shared staffing and services between acute care hospitals and long-term hospitals located within such acute care hospitals. HCFA has also proposed amendments which could have the effect of removing financial incentives to acute care hospitals relating to the early discharge or transfer of patients to long-term hospitals. ATH cannot predict whether the proposed amendments to the HCFA regulations will be adopted in their present form or, if adopted what affect, if any, such amendments would have on ATH's business.

     Anti-Fraud and Abuse Regulation. Section 1128(B)(b) of the Social Security Act (42 U.S.C. 1320a-7(b)), commonly known as the "anti-kickback" or "fraud and abuse" statute, contains prohibitions on offering, paying, soliciting or receiving remuneration intended to induce business reimbursed under the Medicare or Medicaid programs. Financial arrangements between hospitals and persons who are in a position to refer patients or influence the acquisition of any good or service paid for by Medicare or Medicaid, must comply with the applicable provisions of the Social Security Act. In addition to felony criminal penalties, the Social Security Act also establishes civil monetary penalties and the sanction of excluding violators from Medicare and Medicaid participation. HHS has interpreted these provisions broadly to include the intentional offering or payment of anything of value to influence the referral of Medicare or Medicaid business. The practices covered by the regulations include certain physician investments, rental of space and equipment, personal services and management contracts, sales of physician practices, referral services, warranties, discounts, payments to employees, group purchasing organizations and waivers of beneficiary deductibles and co-payments.

     Effective October 1, 1990, all Medicare providers are required to report to HHS regarding ownership arrangements involving referring physicians. Congress has further directed the General Accounting Office to study and report to Congress on the effect on the Medicare program, if any, of transactions involving physician ownership of hospitals and other health care providers, or compensation from any entity providing items or services to hospitals, to which the physician makes referrals and for which payment may be made under the Medicare program, and to include such recommendations as may be appropriate to strengthen current law preventing Medicare program abuse.

     Although ATH exercises care in an effort to structure its arrangements with health care providers to comply in all material respects with these laws, there can be no assurance that such laws will ultimately be interpreted in a manner consistent with the practices of ATH. As a part of the federal government's overall emphasis on health care cost savings, during the past year the office of the Inspector General of HHS has significantly expanded its activities in investigation and auditing of Medicare and Medicaid program expenditures.

INSURANCE

     ATH maintains professional malpractice liability coverage on each of its facilities in addition to the coverage for the customary risks inherent in the operation of health care facilities and business in general. The current policies provide coverage with a limit of $10,000,000 for each occurrence. ATH also currently maintains a directors and officers liability insurance policy.

     ATH believes it will be able to continue to maintain adequate insurance; however, there can be no assurance that adequate insurance will be available on terms acceptable to ATH.

EMPLOYEES

     ATH had approximately 450 employees as of June 30, 1994.

PROPERTIES

     ATH currently leases and operates five long-term transitional hospitals, of which four are located within acute care hospitals.

                                                            APPROXIMATE
                                                             SIZE/SQ.
    FACILITIES                       TYPE                       FT.         BEDS     OPENED
- -------------------  -------------------------------------  -----------     ----     ------
Dallas, TX           Leased Freestanding Building              30,300        47       1991
Indianapolis, IN     Leased Space on Other Hospital Campus     22,700        40       1994
Houston, TX          Leased Space on Other Hospital Campus     16,000        38       1993
Tulsa, OK            Leased Space on Other Hospital Campus     15,000        32       1994
Phoenix, AZ          Leased Space on Other Hospital Campus     18,000        48       1993

     ATH leases all of its facilities pursuant to operating leases with initial terms from two to six years with most containing renewal options which could extend the leases for up to an additional fifteen years. Most of ATH's Facility leases contain non-compete provisions pursuant to which the landlord will not provide similar services within a certain mile radius of the hospital. In addition, in certain of the leases, ATH agrees not to own, operate or engage another transitional/sub-acute care program or competitive business within a certain radius of the hospital. ATH considers its physical properties to be in good operating condition and suitable for the purposes for which they are being used.

LEGAL PROCEEDINGS

     ATH is aware of certain asserted claims which have arisen in the ordinary course of business, the outcomes of which are not determinable at this time. In the opinion of ATH's management, any liability that might be incurred by ATH upon resolution of these lawsuits and claims will not, in the aggregate, have a material adverse effect on the consolidated financial condition, results of operations or cash flows of ATH.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                        AND RESULTS OF OPERATIONS OF ATH

GENERAL

     ATH's future operating performance will continue to be affected by issues facing health care providers in general, including the adequacy of funding of governmental reimbursement programs, the demand for its services and the nature of any health care reform measures that may be taken by the federal government, as discussed below, as well as by any state governments. In addition, ATH faces increased competition from other transitional/sub-acute care providers and the on-going desire of managed care companies to reduce the cost of treatment for their members.

     The Federal Health Care Financing Administration ("HCFA"), which administers the Medicare program, has proposed certain amendments to the regulations governing hospitals excluded from the Prospective Payment System. Among other things, these proposed amendments would revise the criteria for facilities that are exempt from the Prospective Payment System by prohibiting common ownership and certain shared staffing and services between acute care hospitals and long-term hospitals located within such acute care hospitals. HCFA has also proposed amendments which could have the effect of removing financial incentives to acute care hospitals relating to the early discharge or transfer of medicare patients to long-term hospitals. ATH cannot predict whether the proposed amendments to the HCFA regulations will be adopted in their present form or, if adopted what affect, if any, such amendments would have on ATH's business.

     The Clinton Administration is actively pursuing reform of the health care system. The White House Task Force on Health Care Reform studied the issue of health care reform and presented its report and recommendations to the Administration. The Administration proposed health care reform legislation to Congress in October 1993. These recommendations included a moratorium on long-term acute care hospitals of the type ATH operates. Among the proposals under consideration are insurance market reforms to increase the availability of group health insurance to small businesses, requirements that all businesses offer health insurance coverage to their employees and the creation of a single governmental health insurance plan that would cover all citizens. These proposals and industry and other groups' recommendations will likely impact the form and content of any future health care reform legislation. As a result, ATH is unable to predict the type of legislation or regulations that may be adopted affecting the transitional/sub-acute care industry and their impact on ATH. There can be no assurance that any health care reform will not adversely affect ATH's financial position or results of operations.

RESULTS OF OPERATIONS

  Three Months Ended March 31, 1994 compared to Three Months Ended March 31,
1993.

     Net loss allocable to common stockholders increased from $637,000 or $0.27 per share in 1993 to $826,000 or $0.32 per share in 1994 while the net loss of $398,000 in 1993 increased to $504,000 in 1994. Accretion of amounts due upon preferred stock redemption increased due to the issuance of Series D Preferred Stock in January and July of 1993. Net patient revenues and total costs and expenses increased approximately $1,000,000 and $1,200,000, respectively, for the three months ended March 31, 1994, as compared to the same period in 1993.

     The increase in net patient revenues for the three months ended March 31, 1994, as compared to the same period in 1993, was due to the following: approximately $1,200,000 due to an increase in Medicare utilization at ATH's Houston and Phoenix facilities; approximately $200,000 due to increased managed care utilization; approximately $100,000 due to higher managed care reimbursement rates; and approximately $100,000 due to the opening of ATH's Tulsa facility in February 1994. These increases in net patient revenues were partially offset by approximately $500,000 due to the closing of ATH's Hayward facility in October 1993; and approximately $100,000 due to a decrease in utilization at ATH's Dallas facility.

     The increase in total costs and expenses for the three months ended March 31, 1994, as compared to the same period in 1993, was due to the following: approximately $1,200,000 due to increased utilization at ATH's

Houston and Phoenix facilities; approximately $300,000 due to the opening of ATH's Tulsa facility in February 1994; and approximately $400,000 due to an increase in corporate expenses and various other items. These increases in total costs and expenses were partially offset by approximately $600,000 due to the closing of ATH's Hayward facility in October 1993; and approximately $100,000 due to a decrease in utilization at ATH's Dallas facility.

  Year Ended December 31, 1993 compared to Year Ended December 31, 1992.

     Net loss allocable to common stockholders increased from $2,820,000 or $1.28 per share in 1992 to $3,531,000 or $1.49 per share in 1993 while the net loss of $2,236,000 in 1992 increased to $2,313,000 in 1993. Accretion of amounts due upon preferred stock redemption increased from $584,000 in 1992 to $1,218,000 in 1993 due to the issuance of Series C Preferred Stock in connection with the acquisition by ATH of Synergos, Inc. ("Synergos") effective October 1, 1992 and the issuance of Series D Preferred Stock in January and July of 1993 to fund working capital needs, as well as growth and development. Net patient revenues and total costs and expenses increased approximately $2,800,000 and $2,900,000, respectively for the twelve months ended December 31, 1993, as compared to the same period in 1992.

     The increase in net patient revenues for the twelve months ended December 31, 1993, as compared to the same period in 1992, was due to the following: approximately $2,900,000 due to the acquisition of ATH's Phoenix and Hayward facilities effective October 1, 1992; approximately $300,000 due to increased utilization at ATH's Houston facility; and approximately $200,000 due to various other items. These increases in net patient revenues were partially offset by approximately $600,000 due to a decrease in utilization at ATH's Dallas facility.

     The increase in total costs and expenses for the twelve months ended December 31, 1993, as compared to the same period in 1992, was due to the following: approximately $3,600,000 due to the acquisition of ATH's Phoenix and Hayward facilities effective October 1, 1992; and approximately $400,000 due to increased utilization at ATH's Houston facility and various other items. These increases were partially offset by approximately $800,000 due to a decrease in utilization at ATH's Dallas facility; and approximately $300,000 due to a decrease in corporate expenses. Included in 1992 costs were expenses related to hiring a new management team and relocating the office from Houston, Texas to Franklin, Tennessee. The elimination of these costs in 1993 was partially offset by increased salary costs related to staff added in 1993.

  Year Ended December 31, 1992 compared to Year Ended December 31, 1991.

     Net loss allocable to common stockholders increased from $264,000 or $0.12 per share in 1991 to $2,820,000 or $1.28 per share in 1992 while net income of $66,000 in 1991 decreased to a net loss of $2,236,000 in 1992. Accretion of amounts due upon preferred stock redemption increased from $330,000 in 1991 to $584,000 in 1992 due to the issuance of Series C Preferred Stock in connection with the acquisition by ATH of Synergos effective October 1, 1992. Net patient revenues and total costs and expenses increased approximately $3,600,000 and $5,900,000, respectively, for the twelve months ended December 31, 1992, as compared to the same period in 1991.

     The increase in net patient revenues for the twelve months ended December 31, 1992, as compared to the same period in 1991, was due to the following: approximately $1,200,000 due to the acquisition of ATH's Phoenix and Hayward facilities effective October 1, 1992; and approximately $3,600,000 due to increased utilization at ATH's Dallas facility which opened in March 1991. These increases in net patient revenues were partially offset by approximately $1,200,000 due to a decrease in utilization and rates at ATH's Houston facility and various other items.

     The increase in total costs and expenses for the twelve months ended December 31, 1992, as compared to the same period in 1991, was due to the following: approximately $1,300,000 due to the acquisition of ATH's Phoenix and Hayward facilities effective October 1, 1992; approximately $3,100,000 due to increased utilization at ATH's Dallas facility which opened in March 1991; and approximately $1,600,000 due to an increase in corporate expenses and various other items. Included in 1992 corporate costs were expenses related to hiring a new management team and relocating the office from Houston, Texas to Franklin, Tennessee. These increases were partially offset by approximately $100,000 due to a decrease in utilization at ATH's Houston facility.

LIQUIDITY AND CAPITAL RESOURCES

     During the year ended December 31, 1993, ATH issued approximately 6,500,000 shares of Series D Preferred Stock which resulted in approximately $6,400,000 in net cash proceeds, primarily from existing stockholders. This capital infusion effectively recapitalized ATH and positioned it for its growth and development activities in 1993 and 1994. Net cash used for operating activities for the twelve months ended December 31, 1993 was approximately $1,900,000, and was primarily due to losses at ATH's Houston, Phoenix and Hayward facilities. Net cash used for investing activities for the twelve months ended December 31, 1993 was approximately $1,600,000 primarily due to the purchase of short-term investments. Net cash provided by financing activities for the twelve months ended December 31, 1993 was approximately $5,300,000, primarily due to the issuance of 6,500,000 shares of Series D Preferred Stock which resulted in approximately $6,400,000 in net cash proceeds offset by debt repayments of approximately $1,100,000.

     Net cash used for operating activities for the three months ended March 31, 1994 was approximately $736,000 primarily due to losses incurred at ATH's Tulsa facility and financing receivable growth at ATH's Houston and Phoenix facilities. Net cash used for investing activities for the three months ended March 31, 1994 was approximately $455,000 primarily due to ATH's Tulsa and Indianapolis facilities. Net cash used for financing activities for the three months ended March 31, 1994 was approximately $91,000 primarily due to the repayment of long-term obligations of $114,000, partially offset by the exercise of stock options.

     At March 31, 1994, ATH had approximately $3,000,000 in cash and cash equivalents and net working capital of $1,537,000. ATH has budgeted approximately $200,000 for capital expenditures for its existing facilities for the next 12 months. ATH has opened two new hospitals since February 1994 and anticipates that start-up costs related to these facilities will require additional working capital. ATH's earnings and corresponding working capital generally fluctuate from quarter to quarter and are impacted by the addition of new facilities. The fluctuations are related to a combination of factors, including the timing of the opening of new facilities; the time required for each of them to reach profitability and the profitability to the mix of patients admitted to each of ATH's facilities.

     In addition to capital requirements for ATH's existing operations, ATH's other principal capital requirements are for development or acquisition of additional hospitals. ATH has a growth and development plan extending into 1994 and 1995 that includes such development and acquisition plans. These growth capital requirements include both development and acquisition costs as well as the capital necessary to fund the initial operating losses of each new facility. Costs associated with new hospitals generally include the purchase price of facilities, equipment, inventory and other assets of the business together with the related transaction costs. Once acquired or developed, ATH must finance the initial start-up losses associated with the operations of the new hospitals until they reach profitability.

     ATH evaluates the development or acquisition of each new facility and develops a capital requirements forecast accordingly. Due to the limited resources of ATH, the acquisition and development of new hospitals will require additional financing, possibly extending beyond ATH's current cash flow and existing credit facilities, for both acquisition and development costs as well as initial start-up operating losses.

     Development and acquisition costs vary significantly by project, depending on the magnitude of the hospital; the expected performance of the entity, the strategic positioning of the hospital within the market; the competition environment and the mix of revenue sources of the hospital. The ability of ATH to maintain its development and acquisition plans is dependent upon securing project specific financing including asset based financing; bank lines of credit, term financing from sellers and additional equity offerings.

     ATH's future liquidity will continue to be dependent upon the relative amounts of current assets (principally cash, accounts receivable and inventories) and current liabilities (principally accounts payable and expenses). In that regard, accounts receivable can have a significant impact on ATH's liquidity. Accounts receivable in the long-term acute care segment may generally be outstanding for longer periods of time than in other health care industry segments because of the documentation requirements subsequent to invoicing as well as the time required by third party payors to approve and process claims for payment. Certain accounts receivable may be outstanding for more than 90 days. Continued efforts by governmental and third party payors to contain or reduce costs by lowering or delaying reimbursement, increasing the review of claims for services and/or negotiating reduced contracts for services could adversely impact ATH's liquidity and cash flow.

     To improve the timing of cash flows, to provide for working capital needs and to provide for growth and development capacity, in June 1994, ATH entered into a line of credit arrangement with Beverly for up to $3,000,000 secured by ATH's accounts receivable (the "Credit Facility"). Borrowings under the Credit Facility are subject to a defined borrowing base calculation; bear interest at a defined prime rate plus 2% for the period ended March 31, 1995, escalating by
 1/2% each six months thereafter to a maximum of prime plus 3 1/2% and may be drawn through September 1996. At the time the Credit Facility terminates, the outstanding balance will be due. As of July 6, 1996, there was no balance outstanding under the Credit Facility.

     Management believes that available cash, the Credit Facility, future project financings and funds expected to be generated from future operations will be sufficient for ATH to satisfy its capital needs for existing operations, planned growth and development activities, working capital and debt requirements for the next twelve months.

                                 LEGAL MATTERS

     The validity of the issuance of Beverly Shares being offered hereby will be passed upon for Beverly by Giroir & Gregory, Professional Association, Little Rock, Arkansas. The federal income tax consequences in connection with the Merger will be passed upon for ATH by Harwell Howard Hyne Gabbert & Manner, P.C., Nashville, Tennessee.

                                    EXPERTS

     The consolidated financial statements of Beverly Enterprises, Inc. at December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993 appearing in Beverly Enterprises, Inc.'s Annual Report on Form 10-K, as amended, for the year ended December 31, 1993, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of American Transitional Hospitals, Inc. as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993 included in this Prospectus/Consent Statement have been so included in reliance on the report of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       INDEX TO ATH FINANCIAL STATEMENTS

                                                                                       PAGE
                                                                                       ----
Condensed Consolidated Balance Sheet as of March 31, 1994 and March 31, 1993
  (unaudited)........................................................................  F-2
Condensed Consolidated Statement of Operations for the three months ended March 31,
  1994 and 1993 (unaudited)..........................................................  F-3
Consolidated Statement of Common Stockholders' Equity for the three months ended
  March 31, 1994 (unaudited).........................................................  F-4
Condensed Consolidated Statement of Cash Flows for the three months ended March 31,
  1994 and 1993 (unaudited)..........................................................  F-5
Notes to Consolidated Financial Statements for the three months ended March 31, 1994 and 1993 (unaudited)...............................................................  F-6
Report of Independent Accountants....................................................  F-7
Consolidated Balance Sheet as of December 31, 1993 and 1992..........................  F-8
Consolidated Statement of Operations for the years ended December 31, 1993, 1992 and
  1991...............................................................................  F-9
Consolidated Statement of Common Stockholders' Equity for the years ended December
  31, 1993, 1992 and 1991............................................................  F-10
Consolidated Statement of Cash Flows for the years ended December 31, 1993, 1992 and
  1991...............................................................................  F-11
Notes to Consolidated Financial Statements...........................................  F-12

                     AMERICAN TRANSITIONAL HOSPITALS, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                MARCH 31,
                                                                            ------------------
                                                                             1994        1993
                                                                            -------     ------
                                  ASSETS
Current Assets:
  Cash and cash equivalents...............................................  $ 3,000     $5,887
  Patient accounts receivable, net of allowance for doubtful accounts of
     $479 and $730, respectively..........................................    2,917      2,060
  Prepaid expenses and other..............................................      377        340
                                                                            -------     ------
          Total current assets............................................    6,294      8,287
Property and equipment, net...............................................    1,419      1,000
Preopening costs, net.....................................................      575        241
Deposits and other assets.................................................      330        261
                                                                            -------     ------
          Total assets....................................................  $ 8,618     $9,789
                                                                            =======     ======
                    LIABILITIES, REDEEMABLE PREFERRED
                  STOCK AND COMMON STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt and capital lease obligations......  $   315     $1,059
  Accounts payable........................................................    1,291        950
  Accrued liabilities.....................................................    1,391      1,463
  Estimated third party settlements.......................................    1,120        699
  Accrued compensation and related liabilities............................      538        741
  Other current liabilities...............................................      102        104
                                                                            -------     ------
          Total current liabilities.......................................    4,757      5,016
Other liabilities.........................................................      489        317
Mandatorily redeemable, convertible preferred stock.......................   13,188     10,578
Common stockholders' equity:
  Common stock............................................................       26         24
  Additional paid-in capital..............................................       41         20
  Accumulated deficit.....................................................   (9,883)    (6,166)
                                                                            -------     ------
          Total common stockholders' equity...............................   (9,816)    (6,122)
                                                                            -------     ------
  Commitments and contingent liabilities
          Total liabilities, redeemable preferred stock and common
           stockholders' equity...........................................  $ 8,618     $9,789
                                                                            =======     ======

        The accompanying notes are an integral part of these statements.

                     AMERICAN TRANSITIONAL HOSPITALS, INC.

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                            THREE MONTHS ENDED
                                                                                MARCH 31,
                                                                            ------------------
                                                                             1994        1993
                                                                            ------      ------
Revenue:
  Patient service revenue................................................   $4,494      $3,450
  Interest and other.....................................................       36          33
                                                                            ------      ------
                                                                             4,530       3,483
                                                                            ------      ------
Costs and expenses:
  Compensation and benefits..............................................    2,570       1,956
  Medical supplies and services..........................................    1,275         818
  Selling, general and administrative....................................      503         538
  Other operating expenses...............................................      549         506
  Provision for doubtful accounts........................................      123          36
  Interest expense.......................................................       14          27
                                                                            ------      ------
  Total costs and expenses...............................................    5,034       3,881
                                                                            ------      ------
  Net loss...............................................................     (504)       (398)
  Accretion of preferred stock to redemption amounts.....................     (322)       (239)
                                                                            ------      ------
  Net loss allocable to common stockholders..............................   $ (826)     $ (637)
                                                                            ======      ======
  Net loss per common share..............................................   $(0.32)     $(0.27)
                                                                            ======      ======

        The accompanying notes are an integral part of these statements.

                     AMERICAN TRANSITIONAL HOSPITALS, INC.

             CONSOLIDATED STATEMENT OF COMMON STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)
                                  (UNAUDITED)
                                 MARCH 31, 1994

                                                                                            TOTAL
                                              COMMON STOCK     ADDITIONAL                  COMMON
                                            -----------------   PAID-IN    ACCUMULATED   STOCKHOLDERS'
                                            SHARES     AMOUNT   CAPITAL      DEFICIT       EQUITY
                                            ------     ------  ----------  -----------   ------------
Balance, December 31, 1993................  2,362       $24       $20       $(9,057)      $(9,013)
Stock options exercised...................    229         2        21                          23
Accretion of amounts due upon preferred
  stock redemption........................                                     (322)         (322)
Net loss..................................                                     (504)         (504)
                                            -----       ---       ---       -------       -------
Balance, March 31, 1994...................  2,591       $26       $41       $(9,883)      $(9,816)
                                            =====       ===       ===       =======       =======

        The accompanying notes are an integral part of these statements.

                     AMERICAN TRANSITIONAL HOSPITALS, INC.

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                           THREE MONTHS ENDED
                                                                                MARCH 31,
                                                                           -------------------
                                                                            1994         1993
                                                                           -------      ------
Net cash used for operating activities..................................   $  (736)     $ (407)
Cash flows from investing activities
  Purchase of property and equipment....................................      (158)        (76)
  Preopening costs......................................................      (289)        (81)
  Increase in deposits and other assets.................................        (8)        (31)
                                                                           -------      ------
Net cash used for investing activities..................................      (455)       (188)
Cash flows from financing activities
  Payments of debt and capital lease obligations........................      (114)        (52)
  Issuance of mandatorily redeemable convertible preferred stock........                 5,097
  Exercise of stock options.............................................        23
                                                                           -------      ------
Net cash provided by (used for) financing activities....................       (91)      5,045
Increase (decrease) in cash and cash equivalents........................    (1,282)      4,450
Cash and cash equivalents, beginning of year............................     4,282       1,437
                                                                           -------      ------
Cash and cash equivalents, end of quarter...............................   $ 3,000      $5,887
                                                                           =======      ======
Supplemental disclosure of cash flow information:
  Interest paid.........................................................   $    14      $   11
Supplemental disclosure of noncash financing information
  Accretion of amounts due upon preferred stock redemption..............   $   322      $  239
  Property and equipment acquired under capital lease obligations.......       247          --

        The accompanying notes are an integral part of these statements.

                     AMERICAN TRANSITIONAL HOSPITALS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1994

     (i) The condensed consolidated financial statements have been prepared by American Transitional Hospitals, Inc. (the "Company"), without audit, and include all adjustments of a normal recurring nature which are, in the opinion of management, necessary for a fair presentation of the results of operations for the three months ended March 31, 1994 and 1993. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted, although the Company believes that the disclosures in these condensed consolidated financial statements are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the Company's consolidated financial statements and notes thereto for the year ended December 31, 1993. The results of operations for the three months ended March 31, 1994 are not necessarily indicative of the results for a full year.

     (ii) Subsequent Events.

     On June 2, 1994, the Company and Beverly entered into a nonbinding letter of intent with Columbia/HCA Healthcare Corporation ("Columbia"), whereby Beverly and the Company would acquire the assets of Houston Heights Hospital ("Heights") from Columbia. The letter of intent, which is subject to and conditioned upon the execution of a definitive agreement, provides that the Company and Beverly would purchase all of the tangible assets of Heights, except for certain equipment related to the operations of Heights as a medical/surgical hospital. The letter of intent also provides that the Company, Beverly and Columbia would enter into ancillary agreements relating to, among other things, a preferred provider agreement and leases of certain hospital facilities in the Houston, Texas metropolitan area. A definitive agreement, if any, entered into as contemplated by the letter of intent would not be conditioned upon the consummation of the merger agreement between the Company and Beverly.

     On June 14, 1994, the Company entered into a line of credit arrangement with Beverly for up to $3,000,000 secured by the Company's accounts receivable (the "Credit Facility"). Borrowings under the Credit Facility are subject to a defined borrowing base calculation; bear interest at a defined prime rate plus 2% for the period ended March 31, 1995, escalating by 1/2% each six months thereafter to a maximum of prime plus 3 1/2% and may be drawn through September 1996. At the time the Credit Facility terminates, the outstanding balance will be due. As of July 6, 1994, there was no balance outstanding under the Credit Facility.

     The Company executed a merger agreement with Beverly Enterprises, Inc. ("Beverly") on June 22, 1994, whereby the Company will become a wholly-owned subsidiary of Beverly. The transaction is subject to satisfaction of certain conditions including receipt of regulatory and stockholder approval.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of American Transitional Hospitals, Inc.

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of common stockholders' equity and of cash flows present fairly, in all material respects, the financial position of American Transitional Hospitals, Inc., and its subsidiaries at December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Note 1 to the consolidated financial statements, in 1993 the Company adopted the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.

PRICE WATERHOUSE

Nashville, Tennessee
April 26, 1994

                     AMERICAN TRANSITIONAL HOSPITALS, INC.

                           CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                               DECEMBER 31,
                                                                            ------------------
                                                                             1993        1992
                                                                            -------     ------
                                 ASSETS
Current assets:
  Cash and cash equivalents..............................................   $ 3,285     $1,437
  Short-term investments.................................................       997
  Patient accounts receivable, net of allowance for doubtful accounts of
     $438 and $691, respectively.........................................     1,980      2,147
  Other receivables......................................................        37        117
  Prepaid expenses and other.............................................       277        307
                                                                            -------     ------
          Total current assets...........................................     6,576      4,008
Property and equipment, net..............................................     1,108      1,039
Preopening costs, net....................................................       346        175
Deposits and other assets................................................       322        230
                                                                            -------     ------
          Total assets...................................................   $ 8,352     $5,452
                                                                            =======     ======
                         LIABILITIES, REDEEMABLE PREFERRED STOCK AND
                                 COMMON STOCKHOLDERS' EQUITY
Current liabilities:
  Capital lease obligations and current maturities of long-term debt.....   $   252     $1,077
  Accounts payable.......................................................       864      1,100
  Accrued liabilities....................................................     1,044      1,524
  Refunds payable........................................................       396        429
  Estimated third-party settlements......................................     1,078        561
  Accrued compensation and related liabilities...........................       342        519
  Deferred lease commitments, current portion............................        50        149
                                                                            -------     ------
          Total current liabilities......................................     4,026      5,359
Capital lease obligations................................................       222        184
Deferred lease commitments...............................................       251        149
                                                                            -------     ------
                                                                              4,499      5,692
Mandatorily redeemable, convertible preferred stock
  (Redemption amount -- $14,424).........................................    12,866      5,245
                                                                            -------     ------
Common stockholders' equity:
  Common stock...........................................................        24         24
  Additional paid-in capital.............................................        20         20
  Accumulated deficit....................................................    (9,057)    (5,529)
                                                                            -------     ------
          Total common stockholders' equity..............................    (9,013)    (5,485)
                                                                            -------     ------
Commitments and contingent liabilities (Note 11)
          Total liabilities, redeemable preferred stock and common
           stockholders' equity..........................................   $ 8,352     $5,452
                                                                            =======     ======

        The accompanying notes are an integral part of these statements.

                     AMERICAN TRANSITIONAL HOSPITALS, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    YEARS ENDED DECEMBER 31,
                                                                --------------------------------
                                                                 1993         1992         1991
                                                                -------      -------      ------
REVENUE:
  Patient service revenue....................................   $13,691      $11,005      $7,170
  Interest...................................................       146           27          53
  Other......................................................         2           20         228
                                                                -------      -------      ------
                                                                 13,839       11,052       7,451
                                                                -------      -------      ------
COSTS AND EXPENSES:
  Compensation and benefits..................................     8,184        6,518       3,749
  Medical supplies and services..............................     2,654        1,929       1,133
  Selling, general and administrative........................     2,646        2,177       1,222
  Lease and rental...........................................     1,478        1,288         825
  Depreciation and amortization..............................       554          451         264
  Provision for doubtful accounts............................       596          577          56
  Relocation costs...........................................                    213
  Interest expense...........................................        40          135         116
                                                                -------      -------      ------
          Total costs and expenses...........................    16,152       13,288       7,365
                                                                -------      -------      ------
(Loss) income before taxes and extraordinary credit..........    (2,313)      (2,236)         86
Provision for income taxes...................................                                 35
                                                                -------      -------      ------
(Loss) income before extraordinary credit....................    (2,313)      (2,236)         51
Extraordinary credit-income tax benefit from utilizing tax
  loss carryforward..........................................                                 15
                                                                -------      -------      ------
Net (loss) income............................................   $(2,313)     $(2,236)     $   66
                                                                -------      -------      ------
Accretion of preferred stock to redemption amounts...........    (1,218)        (584)       (330)
                                                                -------      -------      ------
Net loss allocable to common stockholders....................   $(3,531)     $(2,820)     $ (264)
                                                                =======      =======      ======
Loss per common share before extraordinary credit............   $ (1.49)     $ (1.28)     $ (.13)
                                                                =======      =======      ======
Net loss per common share....................................   $ (1.49)     $ (1.28)     $ (.12)
                                                                =======      =======      ======

        The accompanying notes are an integral part of these statements.

                     AMERICAN TRANSITIONAL HOSPITALS, INC.

             CONSOLIDATED STATEMENT OF COMMON STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                                              TOTAL
                                                   COMMON STOCK   ADDITIONAL                 COMMON
                                                 ----------------  PAID-IN    ACCUMULATED  STOCKHOLDERS'
                                                 SHARES    AMOUNT  CAPITAL     DEFICIT        EQUITY
                                                 ------    ------  -------    -----------  ------------
Balance, December 31, 1990....................   2,137      $22               $(2,446)     $(2,424)
Accretion of amounts due upon preferred stock
  redemption..................................                                   (330)        (330)
Net income....................................                                     67           67
                                                 -----      ---               -------      -------
Balance, December 31, 1991....................   2,137       22                (2,709)      (2,687)
Accretion of amounts due upon preferred stock
  redemption..................................                                   (584)        (584)
Exercise of stock options.....................     225        2      $20                        22
Net loss......................................                                 (2,236)      (2,236)
                                                 -----      ---      ---      -------      -------
Balance, December 31, 1992....................   2,362       24       20       (5,529)      (5,485)
Cancellation of preferred stock...............                                      3            3
Accretion of amounts due upon preferred stock
  redemption..................................                                 (1,218)      (1,218)
Net loss......................................                                 (2,313)      (2,313)
                                                 -----      ---      ---      -------      -------
Balance, December 31, 1993....................   2,362      $24      $20      $(9,057)     $(9,013)
                                                 =====      ===      ===      =======      =======

        The accompanying notes are an integral part of these statements.

                     AMERICAN TRANSITIONAL HOSPITALS, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                     YEARS ENDED DECEMBER 31,
                                                                  ------------------------------
                                                                   1993        1992        1991
                                                                  -------     -------     ------
Cash flows from operating activities:
  Net (loss) income............................................   $(2,313)    $(2,236)    $   67
  Depreciation and amortization................................       554         451        264
  Provision for doubtful accounts..............................       596         577         56
  Deferred lease commitments...................................         3        (116)       (72)
  Loss on sale of equipment....................................                    22
  Increase (decrease) in cash flows from operating assets and liabilities excluding effects of Synergos acquisition:
       Patient accounts receivable, net........................      (429)       (946)      (352)
       Other receivables.......................................        80          29        (55)
       Prepaid expenses and other..............................        30          (9)       (94)
       Accounts payable........................................      (236)        (40)       891
       Accrued liabilities.....................................      (480)        666       (478)
       Refunds payable.........................................       (33)
       Estimated third-party settlements.......................       517       1,240       (679)
       Accrued compensation and related liabilities............      (177)        215        131
                                                                  -------     -------     ------
Net cash used in operating activities..........................    (1,888)       (147)      (321)
                                                                  -------     -------     ------
Cash flows from investing activities:
  Purchase of short-term investments...........................      (997)
  Preopening costs.............................................      (286)                  (258)
  Increase in deposits and other assets........................       (92)                  (175)
  Purchase of property and equipment...........................      (178)       (199)      (532)
  Net cash acquired in acquisition of Synergos.................                 1,029
                                                                  -------     -------     ------
Net cash (used in) provided by investing activities............    (1,553)        830       (965)
                                                                  -------     -------     ------
Cash flows from financing activities:
  Payments of debt and capital lease obligations...............    (1,117)       (224)      (191)
  Issuance of preferred stock..................................     6,406
  Proceeds from notes payable and long-term debt...............                            1,066
  Exercise of stock options....................................                    23
                                                                  -------     -------     ------
Net cash provided by (used in) financing activities............     5,289        (201)       875
                                                                  -------     -------     ------
Increase (decrease) in cash and cash equivalents...............     1,848         482       (411)
Cash and cash equivalents, beginning of year...................     1,437         955      1,366
                                                                  -------     -------     ------
Cash and cash equivalents, end of year.........................   $ 3,285     $ 1,437     $  955
                                                                  =======     =======     ======
Supplemental disclosure of cash flow information:
  Interest paid................................................   $    56     $   118     $  114
Supplemental disclosure of noncash financing activities:
  Accretion of amounts due upon preferred stock redemption.....   $ 1,218     $   584     $  330
  Property and equipment acquired under capital lease
     obligations...............................................       330          11        543
Supplemental disclosure of noncash investing activities:

  Effective October 1, 1992, the Company acquired all of the capital stock of Synergos, Inc. by issuing 1,691 shares of the Company's Series C Preferred Stock as follows:

     Series C Preferred Stock issued...........................   $   640
     Liabilities assumed.......................................     1,546
                                                                  -------
     Assets acquired, including net cash.......................     2,186
     Less -- noncash assets acquired...........................    (1,157)
                                                                  -------
     Net cash acquired in acquisition of Synergos..............   $ 1,029
                                                                  =======

        The accompanying notes are an integral part of these statements.

                     AMERICAN TRANSITIONAL HOSPITALS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     American Transitional Hospitals, Inc. (the Company) operates long-term hospitals which provide care to medically complex, catastrophic or chronically ill patients who require intensive long-term therapies. The Company operates a 38 bed long-term hospital in Houston, Texas, a 47 bed long-term hospital in Dallas, Texas and a 48 bed long-term hospital in Phoenix, Arizona. The Houston unit moved to its current location in April 1993. The Dallas unit commenced operation in March 1991. The Company acquired the Phoenix unit effective October 1, 1992 when it acquired Synergos, Inc. This unit was converted to a hospital when it relocated in May 1993. The Company closed a neurological treatment unit in Hayward, California during 1993.

CONSOLIDATION POLICY

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany transactions have been eliminated.

RECLASSIFICATION

     Certain items in the 1992 and 1991 financial statements have been reclassified to conform to the 1993 presentation.

CASH AND CASH EQUIVALENTS

     Highly liquid debt instruments which have an original maturity of three months or less are considered to be cash equivalents.

SHORT-TERM INVESTMENTS

     Short-term investments consist of highly liquid debt instruments with original maturities in excess of three months and are carried at cost which approximates market.

NET PATIENT REVENUES

     Revenues are recognized as services are rendered at the net amounts which are expected to be received from insurance companies, Medicare and other payors. Amounts collected from the Medicare programs are subject to examination and retroactive adjustment. Anticipated adjustments are accrued on an estimated basis as the related services are rendered and adjusted in future periods as final settlements are determined. A provision for doubtful accounts is accrued as an operating expense based on a current estimate of collectibility. Patient receivables comprise the following:

                                                                        DECEMBER 31,
                                                                       --------------
                                                                       1993       1992
                                                                       ---        ---
        Medicare....................................................    29%        17%
        Medicaid....................................................    12         12
        Other third-party payors....................................    54         57
        Patients....................................................     5         14
                                                                       ---        ---
                                                                       100%       100%
                                                                       ===        ===

                     AMERICAN TRANSITIONAL HOSPITALS, INC.

Net patient revenue was comprised of the following (in thousands):

                                                                YEARS ENDED DECEMBER 31,
                                                            --------------------------------
                                                             1993         1992         1991
                                                            -------      -------      ------
    Medicare.............................................   $ 4,655      $ 5,723      $2,295
    Medicaid.............................................       821          110
    Other third-party payors.............................     7,941        4,952       4,732
    Patients.............................................       274          220         143
                                                            -------      -------      ------
                                                            $13,691      $11,005      $7,170
                                                            =======      =======      ======

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost. Additions and major improvements are capitalized while maintenance and repairs are expensed as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the assets ranging approximately from three to five years. Assets under capital leases are generally depreciated over the lease term. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful life or lease term.

PREOPENING COSTS

     Direct costs including salaries, professional fees and other direct costs incurred prior to, and in connection with, the opening of new operations are deferred and amortized upon the commencement of operations using the straight-line method over five years. Amortization expense was approximately $115,000, $60,000 and $48,000 for the years ended December 31, 1993, 1992 and
1991, respectively. Accumulated amortization was $207,000 and $137,000 at December 31, 1993 and 1992, respectively.

INCOME TAXES

     As required by the Financial Accounting Standards Board, the Company adopted Statement No. 109, "Accounting for Income Taxes" in 1993. Among other provisions, the new standard mandates a liability approach to determine deferred income taxes arising from temporary differences between tax and book basis of assets and liabilities. The effect of adoption was not material.

NET (LOSS) INCOME PER SHARE

     Net (loss) income per share is computed by dividing net (loss) income available to common stockholders by the weighted average number of common shares outstanding during the period. The weighted average common shares outstanding were approximately 2,362,000, 2,212,000, and 2,137,000 at December 31, 1993,
1992, and 1991, respectively. Preferred stock dividends and accretion of preferred stock increase loss or reduce income available to common stockholders.

OTHER INCOME

     In 1991, other income resulted from refunds of approximately $228,000 of workers' compensation insurance premiums paid in prior years. The refunds were made following the retroactive reclassification by the Texas Worker's Compensation Commission of the Company's Houston unit from a nursing home to a hospital for insurance purposes with a resulting reduction in insurance premium rates.

NOTE 2 -- ACQUISITION OF SYNERGOS, INC. (SYNERGOS):

     Effective October 1, 1992, the Company acquired the Class A Common Stock and Series A Preferred Stock of Synergos by issuing 1,691,000 shares of the Company's Series C Preferred Stock. The acquisition has

                     AMERICAN TRANSITIONAL HOSPITALS, INC.

been accounted for as a purchase and, accordingly, the net assets and operations of Synergos are included in the Company's consolidated financial statements from the date of acquisition. The purchase price of $640,000 has been allocated among the underlying assets and liabilities.

     The following unaudited pro forma financial information has been prepared assuming the Synergos Acquisition had occurred as of January 1, 1991.

     Pro forma results of operations, unaudited (in thousands, except per share data):

                                                                          YEARS ENDED
                                                                          DECEMBER 31,
                                                                      --------------------
                                                                       1992         1991
                                                                      -------      -------
    Patient revenue................................................   $15,000      $14,382
    Income (loss) before extraordinary item........................    (3,000)         149
    Net income (loss)..............................................    (3,000)         217
    Loss per common share before extraordinary item................     (1.87)       (0.58)
    Net loss per common share......................................     (1.87)       (0.55)

     This pro forma financial information does not purport to be indicative of the results of operations which would have resulted had the Synergos acquisition occurred on January 1, 1991 or results which might be obtained in the future.

NOTE 3 -- PROPERTY AND EQUIPMENT:

     Property and equipment comprises (in thousands):

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1993         1992
                                                                       ------       ------
    Medical, dietary and transportation equipment...................   $  474       $  265
    Furniture and fixtures..........................................      234          241
    Leasehold improvements..........................................      524          533
    Leased assets...................................................      869          553
                                                                       ------       ------
                                                                        2,101        1,592
    Less -- accumulated depreciation and amortization...............     (993)        (553)
                                                                       ------       ------
                                                                       $1,108       $1,039
                                                                       ======       ======

                     AMERICAN TRANSITIONAL HOSPITALS, INC.

NOTE 4 -- CAPITAL LEASE OBLIGATIONS AND LONG TERM DEBT:

     Capital lease obligations and long-term debt comprises (in thousands):

                                                                            DECEMBER 31,
                                                                          ----------------
                                                                          1993       1992
                                                                          ----      ------
    Capital lease obligations due in monthly installments at interest rates ranging from approximately 12%-14% with various maturity
      dates through February 1996......................................   $474      $  392
    Bank loan maturing November 1994, interest at prime plus 1%, due
      quarterly (loan repaid on April 15, 1993)........................                850
    Loan from Houston unit lessor, interest at 12%, principal and
      interest payable monthly through August 1993.....................                 19
                                                                          ----      ------
                                                                           474       1,261
    Less -- current portion............................................   (252)     (1,077)
                                                                          ----      ------
                                                                          $222      $  184
                                                                          ====      ======

     During 1993, the Company acquired equipment through financing agreements accounted for as capital leases. The capital lease obligations are secured by the related equipment and deposits of $180,000 are held by the lessor.

     The aggregate maturities of capital lease obligations at December 31, 1993 are as follows:


                                                                    (IN THOUSANDS)
                1994.................................................   $284
                1995.................................................    179
                1996.................................................     69
                                                                        ----
                                                                         532
                Less interest........................................    (58)
                                                                        ----
                          Total......................................   $474
                                                                        ====

NOTE 5 -- OPERATING LEASES AND COMMITMENTS:

HOUSTON

     During 1993, the Company entered into a new lease agreement and relocated its Houston facility. The initial two year term may be extended through April 2000. Annual rent for the first lease year is $425,000 and $500,000 for the second year.

DALLAS-FORT WORTH

     The Dallas-Fort Worth facility lease expires in 1997. The agreement provides for a minimum escalating base rental over the term of the agreement plus payment of 15% of the annual pretax earnings of the hospital, as defined. The Company has the option to purchase the facility for a fixed price plus the amount of certain leasehold improvements to be made by the lessor adjusted for the change in the Consumer Price Index (CPI) from the inception of the agreement. The lessor has agreed to finance a substantial portion of the Company's purchase option.

PHOENIX

     The Company's Synergos subsidiary operated a neurological treatment program in a hospital in Phoenix. In 1993, the Company entered into a lease for 48 beds in this same hospital and began operating a long-term acute care hospital in the new premises. The initial term of the new lease is through May 1998 and may be

                     AMERICAN TRANSITIONAL HOSPITALS, INC.

extended through May 2013. Annual rent will be adjusted in each of the subsequent lease years by the change in the CPI.

HAYWARD

     The Company's Synergos subsidiary operated a San Francisco area neurological treatment program in the wing of a hospital pursuant to a management agreement which provided for a five year initial term, with options to extend for successive five-year periods. The Company terminated this management agreement in October 1993.

TULSA

     During 1993, the Company entered into a lease agreement with a hospital in Tulsa, Oklahoma. The Company opened this 32-bed facility in February 1994. The initial term of the agreement is a five year period with two renewal options for 5 years each. The Company may terminate this lease at the end of the third year of the initial lease term. Annual rent of the first three lease years will be adjusted by the change in the CPI.

INDIANAPOLIS

     During 1993, the Company entered a lease agreement with a hospital in Indianapolis, Indiana. The Company opened this 40 bed facility in April 1994. The initial term of the agreement is a two-year period with two renewal options for 5 years each. Annual rent will be adjusted during the renewal option periods by the change in the CPI.

     The difference between the actual lease payments and the straight-line sum of the minimum rental payments over the term of the above agreements is included in deferred lease commitments in the accompanying balance sheet.

     Minimum lease commitments as of December 31, 1993 for all noncancellable operating leases are as follows:


                                                                   (IN THOUSANDS)
                1994................................................  $2,009
                1995................................................   1,861
                1996................................................   1,502
                1997................................................     679
                Thereafter..........................................     228
                                                                      ------
                          Total.....................................  $6,279
                                                                      ======

NOTE 6 -- MANDATORILY REDEEMABLE, CONVERTIBLE PREFERRED STOCK:

     The mandatorily redeemable, convertible preferred stock (preferred stock) is recorded at its fair value upon issuance, less costs of issuance. The difference between the value recorded at issuance and the preferred stock's redemption value, including cumulative but unpaid dividends, is accreted to the preferred stock carrying value by charges to accumulated deficit using the interest method. One-fourth of each class of preferred stock may be redeemed annually at the option of the holder originally scheduled to commence in February 1994. In 1993, the Company amended this provision to begin redemption in February 1998.

                     AMERICAN TRANSITIONAL HOSPITALS, INC.

     At December 31, 1993 and 1992, the Company had 15,000,000 and 6,000,000
shares of $.01 par value preferred stock authorized, respectively. Preferred shares issued and outstanding and the carrying values of preferred stock were as follows:

                                                                       SHARES      AMOUNT
                                                                       ------      -------
                                                                         (IN THOUSANDS)
    Balance, December 31, 1990......................................    3,500      $ 3,691
    Accretion of amounts due upon preferred stock redemption........                   330
                                                                       ------      -------
    Balance, December 31, 1991......................................    3,500        4,021
    Issuance of stock in Synergos acquisition.......................    1,691          640
    Accretion of amounts due upon preferred stock redemption........                   584
                                                                       ------      -------
    Balance, December 31, 1992......................................    5,191        5,245
    Issuance of stock...............................................    6,496        6,406
    Cancellation of amounts due upon preferred stock redemption.....       (4)          (3)
    Accretion of amounts due upon preferred stock redemption........                 1,218
                                                                       ------      -------
    Balance, December 31, 1993......................................   11,683      $12,866
                                                                       ======      =======

     On January 27, 1993, the Company issued 5,170,000 shares of Series D Mandatorily Redeemable, Convertible Preferred Stock (Series D Stock) and warrants to purchase .40 Series D shares for each share of Series D Stock purchased, at an exercise price of $.60 per share, for net proceeds of $5,097,000 (net of issuance costs of $73,000). In June and July 1993, the Company issued 25,500 and 1,300,000 additional Series D shares, respectively. These shares have the same rights as other Series D shareholders, but did not include warrants. Net proceeds were approximately $1,309,000. The Class D warrants are exercisable beginning March 31, 1994.

     In connection with the Synergos acquisition, the Company holds 10% of the shares of Series C Stock in escrow to be distributed based on certain performance goals set for periods throughout 1993 and 1994. Such performance goals were not met in 1993. The conditional fund shall remain in existence until the shares are distributed in the second quarter of 1994. The difference between the initial issue value and the redemption value is accreted over the period to the redemption date.

     Terms of the Company's preferred stock as of December 31, 1993 are summarized as follows: (in thousands, except for per share data)

                                                                  SERIES DESIGNATION
                                                    -----------------------------------------------
                                                      A         B         C         D        TOTAL
                                                    ------    ------    ------    ------    -------
Shares issued and outstanding....................    1,000     2,500     1,687     6,496     11,683
Carrying amount..................................   $  831    $3,829    $1,207    $6,999    $12,866
Annual dividend rights per share.................     .045       .09       .09       .09
Aggregate dividend arrearage.....................      281     1,125       190       526      2,122
Liquidation preference...........................      500     2,500     1,687     6,496     11,183
Redemption price per share.......................      .55      1.10      1.10      1.10
Aggregate redemption amount (including unpaid
  dividends).....................................      831     3,875     2,047     7,671     14,424

     All preferred stock, by its terms, converts to common stock based upon a 1:1 conversion ratio upon the closing of an initial public offering of at least $10,000,000. At December 31, 1993, a total of 14,796,000 shares of common stock has been reserved for issuance upon conversion of the preferred stock.

                     AMERICAN TRANSITIONAL HOSPITALS, INC.

     Preferred stockholders will receive their liquidation preference plus cumulative unpaid dividends upon winding up or dissolution of the Company. Series D Stock has liquidation preference over all other classes of stock. Series B and C are second in liquidation preference. Series A is third in liquidation order with Common Stock last in liquidation order with common stockholders receiving a return of their initial investment. Any remaining liquidation proceeds are distributed on a pro rata basis among common and preferred stockholders based on the number of common shares held or for which the preferred stock could be converted at the time of liquidation.

     In the event of consolidation or merger whereby the Company is not the surviving corporation or the sale of all or substantially all of the assets of the Company, the holders of the common and preferred stock will be paid an amount calculated in the same manner as under a liquidation except that payments to preferred stockholders may be waived with approval of 50% of the preferred stockholders.

NOTE 7 -- COMMON STOCKHOLDERS' EQUITY AND STOCK OPTIONS:

COMMON STOCK

     On July 30, 1993, the number of authorized shares was increased to 20,000,000. The Company had 2,362,000 shares of $.01 par value common stock issued and outstanding at December 31, 1993 and 1992.

OPTIONS

     The Company adopted a Non-Qualified Stock Option Plan (the Plan) in March 1993 for key employees and directors. The Plan provides for the grant of non-qualified options that are not "incentive stock options," as defined in
Section 422A of the Internal Revenue Code.

     The Company has reserved 2,000,000 shares of common stock for issuance upon exercise of the options. The stock options are exercisable over a period determined by the Board, but no longer than ten years after the date they are granted. Options may be exercisable once the holder has been employed by the Company or one of its subsidiaries continuously for at least three months from the date of grant.

     The per share price of options granted under the Non-Qualified Plan based on the estimated fair value of the common stock on such date as determined by the Board at the time the option is granted. In no event may the option price be less than the fair market value of the common stock at the time the option is granted.

                                                                      NUMBER
                                                                       OF           PRICE
                                                                      SHARES        RANGE
                                                                      -----        --------
                                                                       (IN
                                                                    THOUSANDS)
    Outstanding, December 31, 1990.................................     523        $.10-.50
      Granted......................................................      94             .50
      Canceled.....................................................     (34)            .50
                                                                      -----
    Outstanding, December 31, 1991.................................     583         .10-.50
      Granted......................................................     752             .10
      Exercised....................................................    (224)            .10
      Canceled.....................................................    (356)        .10-.50
                                                                      -----
    Outstanding, December 31, 1992.................................     755             .10
      Granted......................................................     735             .10
      Canceled.....................................................     (26)            .10
                                                                      -----
    Outstanding, December 31, 1993.................................   1,464             .10
                                                                      =====

     As of December 31, 1993, 256,000 options were exercisable.

                     AMERICAN TRANSITIONAL HOSPITALS, INC.

STOCK RIGHTS PLAN

     The Company has a stockholders' rights plan which grants each investor the right of first refusal to purchase, on a pro rata basis, new securities that the Company proposes to sell or issue. The right of first refusal granted under this plan expires upon the first closing of the first firm underwriting commitment for a public offering of common stock of at least $3.00 per share and at an aggregate offering price of not less than $10,000,000.

     The stockholders' rights plan was amended in December 1992 and during 1993 to include the holders of Series C preferred stock and Series D preferred stock, respectively.

NOTE 8 -- RELATED PARTY TRANSACTIONS:

     The Company entered into consulting agreements with certain members of the Board of Directors. On December 31, 1993, only one consulting agreement remains in effect. Payments made under these consulting agreements were approximately $17,000 in 1993, $60,000 in 1992 and $84,000 in 1991.

NOTE 9 -- INCOME TAXES:

     At December 31, 1993, the Company had approximately $4,400,000 of operating loss carryforwards for regular tax purposes and approximately $4,300,000 for alternative minimum tax purposes. Differences between book and tax income primarily relate to differences in depreciation methods, bad debt recognition and accruals for book and tax purposes. The loss carryforwards begin expiring in 2003 if not offset against future taxable income. In accordance with Section 382 of the Internal Revenue Code, as amended, the change in the Company's capital stock ownership contemplated in Note 12 would result in an annual limitation on the amount of the net operating loss carryforwards which can be utilized. The annual limitation is equal to the product of the fair market value of the Company's outstanding capital stock immediately before the ownership change and the long term tax-exempt interest rate, subject to certain adjustment for built-in gains of the Company.

     The resultant deferred tax asset of $2,400,000 at December 31, 1993 has been fully reserved by a valuation allowance due to uncertainty of future realization.

NOTE 10 -- RETIREMENT PLAN:

     The Company makes available to each of its employees a profit-sharing plan pursuant to Section 401(k) of the Internal Revenue Code. To be eligible, an employee must be at least 21 years of age and have been employed by the Company for six consecutive months. Eligible employees electing to participate in the plan may contribute a portion of their compensation not exceeding the lesser of 15% of their annual compensation or $9,000 per year. Matching contributions are made at the end of each year at the discretion of management. The allocation of the matching contribution to each member is based on the employee's contribution and the profitability of the employee's facility not to exceed 6% of the employee's annual compensation. Employees are fully vested in their own contributions. The Company's contribution vests over a two to five year period. The Company made no contributions to the plan in 1993, 1992, or 1991.

NOTE 11 -- CONTINGENCIES:

     The Company maintains primary general and professional liability insurance which provides coverage on a modified occurrence basis. While there can be no assurance that the Company's insurance coverage is adequate to provide for any claims which may arise and any related settlements, the Company believes that such claims and related settlements, if any, will not have a material affect on its results of operations or financial position.

                     AMERICAN TRANSITIONAL HOSPITALS, INC.

NOTE 12 -- SUBSEQUENT EVENT:

     The Company entered into a letter of intent with Beverly Enterprises, Inc. (Beverly) in April 1994 for the acquisition of the Company by Beverly in exchange for up to 2,400,000 shares of Beverly common stock. The transaction is subject to the execution of a definitive agreement and the satisfaction of certain conditions including receipt of regulatory and stockholder approval. The proposed agreement waives 64% of the applicable liquidation preference and accumulated dividends of the preferred stockholders.

NOTE 13 -- EVENTS (UNAUDITED) SUBSEQUENT TO DATE OF ACCOUNTANTS' REPORT

     On June 2, 1994, the Company entered into a line of credit arrangement with Beverly for up to $3,000,000 secured by ATH's accounts receivable (the "Credit Facility"). Borrowings under the Credit Facility are subject to a defined borrowing base calculation; bear interest at a defined prime rate plus 2% for the period ended March 31, 1995, escalating by 1/2% each six months thereafter to a maximum of prime plus 3 1/2% and may be drawn through September 1996. At the time the Credit Facility terminates, the outstanding balance will be due. As of July 6, 1994, there was no balance outstanding under the Credit Facility.

     On June 14, 1994, the Company and Beverly entered into a nonbinding letter of intent with Columbia/HCA Healthcare Corporation ("Columbia"), whereby Beverly and the Company would acquire the tangible assets of Houston Heights Hospital ("Heights") from Columbia. The letter of intent, which is subject to and conditioned upon the execution of a definitive agreement, provides that the Company and Beverly would purchase all of the assets of Heights, except for certain equipment related to the operations of Heights as a medical/surgical hospital. The letter of intent also provides that the Company, Beverly and Columbia would enter into ancillary agreements relating to, among other things, a preferred provider agreement and leases of certain hospital facilities in the Houston, Texas metropolitan area. A definitive agreement, if any, entered into as contemplated by the letter of intent would not be conditioned upon the consummation of the merger agreement between the Company and Beverly.

                                                                      APPENDIX A




                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           BEVERLY ENTERPRISES, INC.,
                             a Delaware Corporation

                             ATH ACQUISITION, INC.,
                             a Delaware Corporation

                                      AND

                     AMERICAN TRANSITIONAL HOSPITALS, INC.,
                             a Delaware Corporation


                                 June 22, 1994

                               TABLE OF CONTENTS



         Sections                                                                           Page
1.       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-6

2.       Basic Transaction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-15
         (a)     The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-15
         (b)     The Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-15
         (c)     Actions at the Closing . . . . . . . . . . . . . . . . . . . . . . . . . .  A-15
         (d)     Effect of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-16
                 (i)      General . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-16
                 (ii)     Certificate of Incorporation  . . . . . . . . . . . . . . . . . .  A-16
                 (iii)    Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-16
                 (iv)     Directors and Officers  . . . . . . . . . . . . . . . . . . . . .  A-16
                 (v)      Conversion of ATH Preferred Shares and ATH Common Shares  . . . .  A-16
                 (vi)     Treatment of ATH Options and Warrants . . . . . . . . . . . . . .  A-17
                 (vii)    Acquisition Shares  . . . . . . . . . . . . . . . . . . . . . . .  A-18
         (e)     Procedure for Payment  . . . . . . . . . . . . . . . . . . . . . . . . . .  A-18
         (f)     No Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-19
         (g)     Closing of Stock Transfer Books  . . . . . . . . . . . . . . . . . . . . .  A-19

3.       Representations and Warranties of ATH  . . . . . . . . . . . . . . . . . . . . . .  A-19
         (a)     Organization, Qualification, and Corporate Power . . . . . . . . . . . . .  A-19
         (b)     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-20
         (c)     Authorization of Transaction . . . . . . . . . . . . . . . . . . . . . . .  A-20
         (d)     Noncontravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-20
         (e)     ATH Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . .  A-21
         (f)     Events Subsequent to Most Recent Balance Sheet . . . . . . . . . . . . . .  A-21
         (g)     Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . .  A-21
         (h)     Brokers' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-21
         (i)     Continuity of Business Enterprise  . . . . . . . . . . . . . . . . . . . .  A-21
         (j)     Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-21
         (k)     Legal Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-22
         (l)     Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-22
         (m)     Title to Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-23
         (n)     Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-24
         (o)     Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . .  A-25
         (p)     Tangible Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-26
         (q)     Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-26
         (r)     Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-26
         (s)     Notes and Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . .  A-28

         (t)     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-28
         (u)     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-29
         (v)     Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-29
         (w)     Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-29
         (x)     Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-31
         (y)     Environment, Health, and Safety  . . . . . . . . . . . . . . . . . . . . . . . . . .  A-31
         (z)     Licensure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-32
         (aa)    Medicare Participation; Accreditation  . . . . . . . . . . . . . . . . . . . . . . .  A-32
         (bb)    Cost Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-32
         (cc)    Patient Care Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-32
         (dd)    Surveys and Other Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
         (ee)    Patient Census . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
         (ff)    Patient Trust Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
         (gg)    Pooling of Interests.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33

4.       Representations and Warranties of Beverly and Acquisition  . . . . . . . . . . . . . . . . .  A-33
         (a)     Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-34
         (b)     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-34
         (c)     Authorization of Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-34
         (d)     Noncontravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-34
         (e)     Brokers' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-34
         (f)     Continuity of Business Enterprise  . . . . . . . . . . . . . . . . . . . . . . . . .  A-34
         (g)     Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-35

5.       Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-35
         (a)     General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-35
         (b)     Notices and Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-35
         (c)     Regulatory Matters and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . .  A-35
                 (i)      Securities Act, Securities Exchange Act, and State Securities Laws  . . . .  A-35
                 (ii)     Delaware General Corporation Law  . . . . . . . . . . . . . . . . . . . . .  A-36
                 (iii)    Hart-Scott-Rodino Act . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-36
                 (iv)     Other Governmental Matters  . . . . . . . . . . . . . . . . . . . . . . . .  A-36
         (d)     Accountant's Letter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-36
         (e)     Listing of Beverly Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-36
         (f)     Operation of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-36
         (g)     Full Access  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-37
         (h)     Notice of Developments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-38
         (i)     Exclusivity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-38
         (j)     Continuity of Business Enterprise  . . . . . . . . . . . . . . . . . . . . . . . . .  A-38
         (k)     Title Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-38
         (l)     Surveys  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-38
         (m)     Agreements by Affiliated Stockholders of ATH.  . . . . . . . . . . . . . . . . . . .  A-39
         (n)     Medicare Certification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-39

         (o)     ATH Employees  . . . . . . . . . . . . . . . . . . . . . .  A-39
         (p)     Director and Officer Indemnification . . . . . . . . . . .  A-39
         (q)     Combined Results of Operations . . . . . . . . . . . . . .  A-40

6.       Conditions to Obligation to Close  . . . . . . . . . . . . . . . .  A-40
         (a)     Conditions to Obligation of Beverly and Acquisition  . . .  A-40
         (b)     Conditions to Obligation of ATH  . . . . . . . . . . . . .  A-42

7.       Remedies for Breaches of this Agreement  . . . . . . . . . . . . .  A-44
         (a)     Survival of Representations and Warranties . . . . . . . .  A-44
         (b)     Indemnification  . . . . . . . . . . . . . . . . . . . . .  A-44
         (c)     No Waiver  . . . . . . . . . . . . . . . . . . . . . . . .  A-45

8.       Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-45
         (a)     Termination of Agreement . . . . . . . . . . . . . . . . .  A-45
         (b)     Effect of Termination  . . . . . . . . . . . . . . . . . .  A-46

9.       Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . .  A-46
         (a)     Press Releases and Public Announcements  . . . . . . . . .  A-46
         (b)     No Third Party Beneficiaries . . . . . . . . . . . . . . .  A-47
         (c)     Entire Agreement . . . . . . . . . . . . . . . . . . . . .  A-47
         (d)     Succession and Assignment  . . . . . . . . . . . . . . . .  A-47
         (e)     Counterparts . . . . . . . . . . . . . . . . . . . . . . .  A-47
         (f)     Headings . . . . . . . . . . . . . . . . . . . . . . . . .  A-47
         (h)     Notices  . . . . . . . . . . . . . . . . . . . . . . . . .  A-47
         (i)     Governing Law  . . . . . . . . . . . . . . . . . . . . . .  A-48
         (j)     Amendments and Waivers . . . . . . . . . . . . . . . . . .  A-48
         (k)     Severability . . . . . . . . . . . . . . . . . . . . . . .  A-49
         (l)     Expenses . . . . . . . . . . . . . . . . . . . . . . . . .  A-49
         (m)     Construction . . . . . . . . . . . . . . . . . . . . . . .  A-49
         (n)     Incorporation of Exhibits and Schedules  . . . . . . . . .  A-49

Exhibit List
- ------------
Exhibit 1-A                   Form of ATH Stockholders' Indemnification Agreement
Exhibit 1-B                   Form of Certificate of Merger
Exhibit 1-C                   Form of Employment Agreement
Exhibit 1-D                   Form of Escrow Agreement
Exhibit 1-E                   List of Officers of ATH and each of its Subsidiaries and
                              the Administrators of the Hospital Facilities Operated by Them
Exhibit 1-F                   Form of Non-Competition and Non-Disclosure Agreement
Exhibit 2(d)(ii)              Form of Certificate of Incorporation of Acquisition
Exhibit 2(d)(iii)             Form of Bylaws of Acquisition
Exhibit 2(d)(iv)              Directors and Officers of the Surviving Corporation at and as
                              of the Effective Time
Exhibits 2(d)(v)-A,
2(d)(v)-B, 2(d)(v)-C          Examples of Conversion Schedule
Exhibit 2(e)(i)               Form of Letter of Transmittal from the Exchange Agent
Exhibit 2(e)(ii)              Permitted Investments
Exhibit 5(m)                  Form of Affiliate Letter
Exhibit 6(a)(x)               Form of Opinion of ATH's Counsel
Exhibit 6(a)(xx)-A            List of Persons to Provide Estoppel Certificates
Exhibit 6(a)(xx)-B            Form of Estoppel Certificate
Exhibit 6(b)(viii)            Form of Opinion of Beverly's and Acquisition's Counsel

ATH Disclosure Schedule
Beverly Disclosure Schedule

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER, including the exhibits, schedules and appendices hereto, (this "Agreement") entered into as of June 22, 1994 by and among BEVERLY ENTERPRISES, INC., a Delaware corporation ("Beverly"), ATH ACQUISITION, INC., a Delaware corporation ("Acquisition"), and AMERICAN TRANSITIONAL HOSPITALS, INC., a Delaware corporation ("ATH"). Beverly, Acquisition and ATH are referred to collectively herein as the "Parties."

         This Agreement contemplates a tax-free merger of Acquisition with and into ATH in a reorganization pursuant to the Delaware General Corporation Law and the Internal Revenue Code Sections 368(a)(1)(A) and 368(a)(2)(E) whereby ATH would become a wholly-owned subsidiary of Beverly.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1.      Definitions.

         "ACQUISITION" means ATH Acquisition, Inc., a Delaware corporation which is a wholly-owned subsidiary of Beverly.

         "ACQUISITION SHARES" means the common stock, $.01 par value, of Acquisition.

         "AFFILIATE(S)" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "AFFILIATED GROUP" means any affiliated group within the meaning of Code Sec. 1504 or similar group defined under a similar provision of state, local, or foreign law.

         "AGREEMENT" has the meaning set forth in the preface above.

         "APPLICABLE RATE" means the corporate base rate of interest announced from time to time by Morgan Guaranty Trust Company of New York, plus 2% per annum.

         "ATH" means American Transitional Hospitals, Inc., a Delaware corporation.

         "ATH AUDITED FINANCIAL STATEMENTS" means the ATH consolidated balance sheets, statements of income (loss), cash flow and stockholders' equity, and related notes and schedules thereto, as at and for the five fiscal years ended December 31, 1993.

         "ATH CHARTER" means the ATH Second Restated Certificate of Incorporation, as filed with the Secretary of State of Delaware on January 28, 1993, and as further amended by the

Certificate of Amendment of Second Restated Certificate of Incorporation, as filed with the Secretary of State of Delaware on July 30, 1993.

         "ATH ACCOUNTANT'S LETTER" means the letter of Price Waterhouse stating its conclusions as to the accuracy of certain information derived from the financial records of ATH and its Subsidiaries pursuant to Section 5(d) hereof.

  "ATH COMMON SHARE" means any share of the Common Stock, $.01 par value per share, of ATH.

         "ATH COMMON SHARE FIXED CHARTER AMOUNT" means, with respect to the ATH Common Shares, a number of Beverly Final Shares equal to the aggregate purchase price initially paid for such ATH Common Shares by the holders thereof, divided by the Beverly Share Fair Market Value, and to be allocated to the holders of ATH Common Shares in the case of a merger transaction, such as the Merger, ratably in accordance with their respective purchase price paid for the ATH Common Shares, pursuant to the ATH Charter, and prior to the allocation to the holders of ATH Common Shares and ATH Preferred Shares, considered as a single group, of the ATH Pro Rata Allocation.

         "ATH DISCLOSURE SCHEDULE" means the ATH Disclosure Schedule furnished by ATH pursuant to Section 3 below.

         "ATH ESTABLISHED VALUE" means an amount, expressed in dollars, equal to the product of the Beverly Established Shares multiplied by the Beverly Established Share Price.

         "ATH EXCHANGED SECURITIES" means, collectively, all outstanding ATH Common Shares and ATH Preferred Shares held by a Person who, immediately prior to the Effective Time, was a record holder thereof (other than a Person who is a holder of Dissenting Shares).

         "ATH INTERIM FINANCIAL STATEMENTS" means the ATH consolidated balance sheets, statements of income (loss), cash flow and stockholders' equity, and related notes and schedules thereto, at and for the three months ended March 31, 1994 and 1993, respectively.

         "ATH OPTION" means (i) any option to acquire ATH Common Shares under the ATH 1993 Nonqualified Stock Option Plan, and (ii) the Stock Option Agreement, effective as of May 25, 1992, between ATH and Robert C. Crosby, all of which options are more particularly described in Section 3(b) of the ATH Disclosure Schedule.

         "ATH PREFERRED SHARE" means any share of the various series of ATH's preferred stock, as follows:

                 (1) Series A Preferred Stock, $.01 par value: $.045 dividends per share, $.50 liquidation preference per share ("Series A Stock)";

                 (2) Series B Preferred Stock, $.01 par value: $.09 dividends per share, $1.00 liquidation preference per share ("Series B Stock");

                 (3) Series C Preferred Stock, $.01 par value: $.09 dividends per share, $1.00 liquidation preference per share ("Series C Stock"); and

                 (4) Series D Preferred Stock, $.01 par value: $.09 dividends per share, $1.00 liquidation preference per share ("Series D Stock");

all of which series are more particularly described in ATH's Second Restated Certificate of Incorporation attached as Appendix 1 to the ATH Disclosure Schedule.

         "ATH PREFERRED SHARE DIVIDEND PREFERENCE" means, with respect to each series of ATH Preferred Shares outstanding on the last business day prior to the Closing Date, an amount, expressed in dollars, equal to the product of (i) the accumulated and unpaid dividends payable in respect of such series of ATH Preferred Shares in the case of a merger transaction, such as the Merger, from the date of issuance of each share of such series of ATH Preferred Shares through the last business day next preceding the Closing Date, as provided under the ATH Charter, multiplied by (ii) thirty-six percent (36%).

         "ATH PREFERRED SHARE LIQUIDATION PREFERENCE" means, with respect to each series of ATH Preferred Shares outstanding on the last business day prior to the Closing Date, considered as a separate class, an amount, expressed in dollars, equal to the product of (i) the liquidation preference payable in respect of such series of ATH Preferred Shares in the case of a merger transaction, such as the Merger, under the ATH Charter, multiplied by (ii) thirty-six percent (36%).

         "ATH PRO RATA ALLOCATION" means the number of Beverly Final Shares to be issued to the holders of ATH Exchanged Securities less the sum of (i) Beverly Shares which would otherwise have become issuable in respect of any ATH Common Shares or ATH Preferred Shares which are Dissenting Shares, (ii) Beverly Shares issuable in respect of ATH Preferred Shares pursuant to clause 1 of
Section 2(d)(v)(A) hereof, and (iii) Beverly Shares issuable in respect of ATH Common Shares pursuant to clause 1 of Section 2(d)(v)(B) hereof.

         "ATH PROXY MATERIALS" means the definitive proxy materials relating to the ATH Special Meeting.

         "ATH REQUISITE STOCKHOLDER APPROVAL" means the affirmative vote or written consent, as appropriate, of the holders of a majority of each of the ATH Common Shares and the ATH Preferred Shares in favor of this Agreement and the Merger.

         "ATH SPECIAL MEETING" means a special meeting of ATH stockholders to be called and held as soon as practicable following the effective date of the Registration Statement for the purpose of allowing the stockholders of ATH entitled to vote thereon to consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Delaware General Corporation Law, as contemplated by Section 5(c)(ii) hereof.

         "ATH STOCKHOLDER" means any person who or which at any relevant time holds of record any ATH Exchanged Securities.

         "ATH STOCKHOLDER'S INDEMNIFICATION AGREEMENT" means the ATH Stockholders' Indemnification Agreement, in the form of Exhibit "1-A" hereto, to be executed and delivered by the ATH Stockholders on and as of the Closing Date, whereby such stockholders shall indemnify and hold Beverly, Acquisition and the Surviving Corporation harmless against any Loss (as defined in Section 7 (b) hereof), to the extent provided for in this Agreement, caused by or resulting from the misrepresentation or breach by ATH of any representation, warranty, covenant, certificate or agreement of ATH in this Agreement or in any Exhibit or Schedule delivered in connection herewith or contemplated hereby.

         "ATH WARRANT" means any Stock Purchase Warrant or Warrants issued and outstanding as of the date of this Agreement, pursuant to the Securities Purchase Agreement, dated effective as of January 27, 1993, between ATH and certain investors named therein, to purchase up to an aggregate of 2,068,000 shares of ATH Series D Preferred Stock, $.01 par value.

         "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could reasonably form the basis for any specified consequence.

         "BEVERLY" means Beverly Enterprises, Inc., a Delaware corporation.

         "BEVERLY DISCLOSURE SCHEDULE" means the Beverly Disclosure Schedule furnished by Beverly pursuant to Section 4 hereof.

         "BEVERLY ESTABLISHED SHARE PRICE" means $13.30, which is the average per share closing price of Beverly Shares, as reported on The New York Stock Exchange Composite Tape, for the thirty trading days ending three days prior to the date of this Agreement.

         "BEVERLY ESTABLISHED SHARES" means a number of Beverly Shares equal to 2,400,000.

         "BEVERLY FINAL SHARES" means a number of Beverly Shares equal to the ATH Established Value, divided by the Beverly Share Fair Market Value.

         "BEVERLY OPTION" means an option to be issued to each holder of an ATH Option, and in exchange therefor, to acquire Beverly Shares in accordance with
Section 2(d)(vi) below; and provided further, that all Beverly Shares issuable upon the exercise of any Beverly Options shall be covered by an effective registration statement under the Securities Act allowing sale of such shares upon issuance.

         "BEVERLY OPTION ALLOCATION" means a fraction, the numerator of which is the total number of Beverly Final Shares less the sum of the number of Beverly Shares equal to: (A) the ATH Preferred Share Liquidation Preference; plus (B) the ATH Preferred Share Dividend Preference; plus (C) the ATH Common Share Fixed Charter Amount, and the denominator of which is the sum of the total number of outstanding: (A) ATH Preferred Shares; plus (B) ATH Common Shares; plus (C) the number of ATH Common Shares issuable upon exercise of the ATH Warrants.

         "BEVERLY PREFERRED SHARES" means Beverly's $2.75 cumulative exchangeable preferred stock, liquidation value $50.00 per share.

         "BEVERLY SHARE" means any share of the Common Stock, $.10 par value per share, of Beverly.

         "BEVERLY SHARE CLOSING PRICE" means the average per share closing price of a Beverly Share, as reported on The New York Stock Exchange Composite Tape, for the thirty trading days ending three days prior to the Closing Date.

         "BEVERLY SHARE FAIR MARKET VALUE" means the Beverly Share Closing Price, but in no event less than $3.00 below the Beverly Established Share Price, nor more than $3.00 above the Beverly Established Share Price; provided, that if the Beverly Share Closing Price is not more than $1.00 above or below the Beverly Established Share Price, then the term "Beverly Share Fair Market Value" shall be conclusively deemed to mean the Beverly Established Share Price.

         "CERTIFICATE OF MERGER" means the certificate of merger of Acquisition with and into ATH, the form of which is attached hereto as Exhibit "1-B", to be filed in the office of the Secretary of State of the State of Delaware upon the Closing, as contemplated by Section 2(c) hereof.

         "CLOSING" means the closing of the transactions contemplated by this Agreement which shall take place at the offices of Giroir & Gregory, Professional Association, 111 Center Street, Suite 1900, Little Rock, Arkansas 72201, commencing at 9:00 a.m., local time, on the Closing Date.

         "CLOSING DATE" means the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby, or such other date with regard to the Closing as the Parties may mutually determine.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "CONFIDENTIAL INFORMATION" means, with respect to any Person, any information in whatever form which is non-public, confidential or proprietary in nature, and which relates to that Person's business or operations. Without limiting the generality of the foregoing, Confidential Information includes plans, computer programs, formulas, models, analyses, procedures, compilations, studies, data, reports, memoranda, designs, drawings, graphs, charts, blueprints or other documents or materials of any type and in any medium, which relate, refer or pertain to that Person's business or operations, whether prepared by that Person or its agents, employees, officers, directors, attorneys, accountants, consultants or other advisors. Confidential Information does not include any information which (i) is or becomes generally available to the public other than as a result of unauthorized disclosure by any Party other than the proprietor of the Confidential Information; or its agents, representatives or employees; or (ii) becomes available to the recipient thereof on a nonconfidential basis from a source which is entitled to disclose it; or (iii) becomes, through no fault or responsibility of the recipient thereof, a part of the public domain by publication or otherwise.

         "CONTROL" has the meaning set forth in Rule 12b-2 under the Securities Exchange Act.

         "CONTROLLED GROUP OF CORPORATIONS" has the meaning set forth in Code Sec. 1563.

         "CONTROLLING PERSON" means any of the Person(s) who were in Control of Acquisition, Beverly and ATH, as applicable, immediately prior to the Effective Time of the Merger.

         "CONVERSION SCHEDULE" means the Conversion Schedule referenced in
Section 2(d)(v) hereof, relating to the determination of the number of Beverly Final Shares to be issued to ATH Stockholders in exchange for their ATH Exchanged Securities.

         "DEFERRED INTERCOMPANY TRANSACTION" has the meaning set forth in Treas. Reg. Section 1.1502-13.

         "DELAWARE GENERAL CORPORATION LAW" means the General Corporation Law of the State of Delaware, as amended and in effect from time to time.

         "DISSENTING SHARE" means any ATH Common Share and any ATH Preferred Share, if applicable, held of record by any stockholder who or which has exercised his or its appraisal rights under Section 262 of the Delaware General Corporation Law.

          "DUE DILIGENCE REVIEW" has the meaning set forth in Section 5(g) below.

         "EFFECTIVE TIME" means the time at which the Merger shall become effective, which shall be the time when the Certificate of Merger is filed with the Secretary of State of the State of Delaware in accordance with the provisions of the Delaware General Corporation Law.

         "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multi-employer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

         "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Sec. 3(2).

         "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Sec. 3(1).

         "EMPLOYMENT AGREEMENT" means the Employment Agreement in the form of Exhibit "1-C" hereto, to be executed by and between Mr. Robert C. Crosby and ATH on and as of the Closing Date.

         "ENVIRONMENTAL, HEALTH, AND SAFETY LAWS" shall mean applicable provisions of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), any superfund or law, the Hazardous Materials Transportation Act, as amended, the Toxic Substances Control Act, as amended ("TSCA"), the Occupational Safety and Health Act, as amended ("OSHA"), and any other applicable federal, state, or local statute, rule, stipulation, ordinance, order, judgment, decree, permit, license or other binding determination of any governmental body, as now or at any time hereafter amended or in effect and applicable to ATH through the Closing Date, regulating, relating to or imposing liability or standards of conduct concerning the manufacture, processing, distribution, use, treatment, handling, storage, disposal, or transportation of hazardous materials or biomedical materials or waste, as defined by applicable state or federal laws or regulations, or air emissions, water discharges or otherwise concerning the protection of the outdoor or indoor environment, or health or safety of persons.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ESCROW AGENT" means The First National Bank of Fort Smith or such other institution as may be determined by Beverly, acting in its capacity as Escrow Agent pursuant to the Escrow Agreement.

         "ESCROW AGREEMENT" means the Escrow Agreement in the form of Exhibit "1-D" hereto, to be executed and delivered by the ATH Stockholders on and as of the Closing Date, and providing for certain of the Beverly Shares received by each of the ATH Stockholders to be delivered to the Escrow Agent to be held, administered and distributed as specified therein, to secure the undertakings of the ATH Stockholders in respect of the ATH Stockholders' Indemnification Agreement.

         "EXCESS LOSS ACCOUNT" has the meaning set forth in Treas. Reg. Section 1.1502-19.

         "EXCHANGE AGENT" means such institution as the parties may reasonably agree upon, acting in its capacity as Exchange Agent pursuant to Section 2(c) and Section 2(e) hereof.

         "EXTREMELY HAZARDOUS SUBSTANCE" shall mean any pollutant, contaminant, hazardous, toxic or special waste, substance or material, defined or regulated as such in (or for purposes of) any Environmental, Health and Safety Laws, including (without limitation) any asbestos, any petroleum (including crude oil or any fraction), any radioactive substance and any polychlorinated biphenyls; provided, however, that to the extent that the applicable laws of any state establish a meaning for "hazardous material," "hazardous substance," "hazardous waste," "solid waste" or "toxic substance" which is broader than that specified in any Environmental, Health and Safety Laws, such broader meaning shall apply.

         "FIDUCIARY" has the meaning set forth in ERISA Sec. 3(21).

         "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

         "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "IRS" means the Internal Revenue Service.

         "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "JOINT DISCLOSURE DOCUMENT" means the disclosure document combining the final prospectus relating to the registration of Beverly Shares pursuant to the Registration Statement under the Securities Act and ATH Proxy Materials.

         "KNOWLEDGE" means actual knowledge, after reasonable investigation, of the officers of ATH and each of its Subsidiaries and the administrators of the hospital facilities operated by them, including but not limited to those individuals identified on Exhibit "1-E" hereto.

         "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including, without limitation, any liability for Taxes.

         "MERGER" has the meaning set forth in Section 2(a) below.

         "MOST RECENT BALANCE SHEET" means the consolidated balance sheet of ATH dated March 31, 1994, contained within the ATH Interim Financial Statements.

         "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Sec. 3(37).

         "NON-COMPETITION AGREEMENTS" mean Non-Competition and Non-Disclosure Agreements in the form of Exhibit "1-F" attached hereto, to be executed by and between the officers of ATH listed on Exhibit "1-E" (other than Mr. Robert C. Crosby) and ATH on and as of the Closing Date.

         "ORDINARY COURSE OF BUSINESS" means the reasonable and prudent manner of operating in the ordinary course of business consistent with past custom and practice (including past custom and practice with respect to quantity and frequency of actions).

         "PARTIES" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

         "REGISTRATION STATEMENT" has the meaning set forth in Section 5(c)(i) below.

         "REPORTABLE EVENT" has the meaning set forth in ERISA Sec. 4043.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "SECURITY INTEREST" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings,
(c) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, (d) liens arising in connection with sales of foreign receivables, (e) liens on goods in transit incurred pursuant to documentary letters of credit, (f) purchase money liens and liens securing rental payments under capital lease arrangements, and

(g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "SUBSIDIARY" means any corporation with respect to which another specified corporation has the power to vote or direct the voting of sufficient securities to elect a majority of the directors of such corporation.

         "SURVIVING CORPORATION" means ATH immediately after the Effective Time, as the corporation surviving the Merger with Acquisition, at which time it shall become a wholly-owned subsidiary of Beverly, as contemplated by
Section 2 hereof.

         "TAX(ES)" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative, or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         2.      Basic Transaction.

         (a) The Merger. On and subject to the terms and conditions of this Agreement and pursuant to Section 251 of the Delaware General Corporation Law, Acquisition will merge with and into ATH (the "Merger") at the Effective Time. ATH shall be the corporation surviving the Merger (the "Surviving Corporation") and shall become a wholly-owned subsidiary of Beverly.

         (b) The Closing. The Closing of the transactions contemplated by this Agreement shall take place on the Closing Date, and the Parties shall take the action at the Closing prescribed by Section 2(c) hereof.

         (c) Actions at the Closing. At the Closing, (i) ATH will deliver to Beverly and Acquisition the various certificates, instruments, and documents provided for and referred to in Section 6(a) hereof, (ii) Beverly and Acquisition will deliver to ATH the various certificates, instruments, and documents provided for and referred to in Section 6(b) below, (iii) the ATH Stockholders and other parties thereto will execute and deliver to Beverly and Acquisition the ATH Stockholders' Indemnification Agreement and the Escrow Agreement, (iv) the Parties will cause to be filed with the Secretary of State of the State of Delaware the Certificate of Merger, and (v) Acquisition will cause to be delivered to the Exchange Agent in the manner provided below in this Section 2 a certificate or certificates evidencing the number of Beverly Final Shares to be exchanged in the Merger with the ATH Stockholders entitled thereto pursuant to this Agreement.

         (d)     Effect of Merger.

                     (i) General. The Merger shall become effective at the Effective Time. The Merger shall have the effect set forth in the Delaware General Corporation Law whereby Beverly, through Acquisition, shall have acquired all of the outstanding ATH Common Shares and ATH Preferred Shares, other than Dissenting Shares, in exchange for newly issued Beverly Shares through a merger of Acquisition with and into ATH, with ATH being the Surviving Corporation and becoming a wholly-owned subsidiary of Beverly. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Acquisition or ATH in order to carry out and effectuate the transactions contemplated by this Agreement.

                    (ii) Certificate of Incorporation. The Certificate of Incorporation of Acquisition, the current form of which is attached hereto as Exhibit "2(d)(ii)", in effect immediately prior to the Effective Time will become the Certificate of Incorporation of the Surviving Corporation.

                   (iii) Bylaws. The Bylaws of Acquisition, the current form of which is attached hereto as Exhibit "2(d)(iii)", in effect immediately prior to the Effective Time will become the Bylaws of the Surviving Corporation.

                    (iv) Directors and Officers. The directors and officers of the Surviving Corporation as of and after the Effective Time shall be as set forth on Exhibit "2(d)(iv)" attached hereto, until otherwise elected or appointed from time to time by the stockholder and the board of directors, respectively, of the Surviving Corporation.

                     (v) Conversion of ATH Preferred Shares and ATH Common Shares. At and as of the Effective Time, without any action on the part of the holders thereof:

                          (A) Each share of Series A Stock, Series B Stock, Series C Stock and Series D Stock, other than any such share which shall be a Dissenting Share, shall be automatically converted into the right to receive a number of whole Beverly Shares equal to its ratable portion, considered against the entire number of outstanding shares of the same series of ATH Preferred Shares, of (1) the number of Beverly Shares determined by dividing the sum of (a) the ATH Preferred Share Liquidation Preference, plus (b) the ATH Preferred Share Dividend Preference, by the Beverly Share Fair Market Value; plus (2) an amount equal to such share's ratable portion of the ATH Pro Rata Allocation;

                          (B) Each ATH Common Share shall be entitled to receive a number of whole Beverly Shares equal to (1) its allocable share of the ATH Common Share Fixed Charter Amount, plus (2) such share's ratable portion of the ATH Pro Rata Allocation.

         (Exhibits "2(d)(v)-A", "2(d)(v)-B" and "2(d)(v)-C", which are attached for illustration purposes only, set forth certain examples of the operation of the foregoing conversion formulas with respect to the holders of the ATH Exchanged Securities, assuming the Closing occurred on the assumed Closing Dates specified therein); and

                          (C) each Dissenting Share shall be automatically converted into the right to receive payment from the Surviving Corporation with respect hereto in accordance with the provisions of the Delaware General Corporation Law. No ATH Common Share or ATH Preferred Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2(d)(v) after the Effective Time.

                 Under no circumstances shall the aggregate number of Beverly Shares issued pursuant to this Section 2(d)(v) exceed the number of Beverly Final Shares.

                    (vi)  Treatment of ATH Options and Warrants.

                          (A) At and as of the Effective Time, all rights with respect to ATH Common Shares pursuant to ATH Options that are outstanding as of the Effective Time, whether or not then exercisable, shall be converted into and become rights with respect to Beverly Shares, and Beverly will assume each ATH Option in accordance with the terms under the stock option plan under which it was issued and the stock option agreement by which it was evidenced, except that Beverly's compensation committee of its board of directors shall be substituted for ATH's board of directors administering each such plan or agreement underlying the ATH Options. From and after the Effective Time, (i) each ATH Option assumed by Beverly shall be exercisable solely for Beverly Shares, (ii) the number of Beverly Shares subject to each ATH Option shall be equal to the number of ATH Common Shares issuable upon exercise of such ATH Option multiplied by the Beverly Option Allocation and (iii) the per share exercise price under each ATH Option shall be adjusted by dividing the per share exercise price under each ATH Option by the Beverly Option Allocation and rounding up to the nearest cent; provided, however, that the terms of each ATH Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in Section 425 of the Code, as to any ATH Option that is an "incentive stock option."

                          (B) Prior to the Effective Time, each ATH Warrant shall be exercised pursuant to its terms, and, upon payment for the Series D Stock subject to such ATH Warrant, the holder thereof shall receive a number of Beverly Shares equal to the number of Beverly Shares on the same basis as pertains to all other shares of Series D Stock, including those issued apart from the ATH Warrants.

                   (vii) Acquisition Shares. Each Acquisition Share issued and outstanding at and as of the Effective Time will remain issued and outstanding and become the issued and outstanding capital stock of the Surviving Corporation and shall continue to be held of record by Beverly at and after the Effective Time.

         (e)     Procedure for Payment.

                     (i) At or after the Closing, but in no event later than immediately after the Effective Time, (A) Beverly will cause to be delivered to the Exchange Agent one or more stock certificates (issued in the name of the Exchange Agent or its nominee) representing that number of Beverly Final Shares to be issued to the holders of the ATH Exchanged Securities (excluding, however, any Beverly Shares which would otherwise have become issuable in respect of the ATH Exchanged Securities which shall have become Dissenting Shares) and (B) Beverly will cause the Exchange Agent to mail or deliver at Closing a letter of transmittal (with due instructions for its use) in the form attached hereto as Exhibit "2(e)(i)" to each Person who, as of the Effective Time, was a record holder of ATH Exchanged Securities (other than a Person who is a holder of Dissenting Shares) for such holder to use in surrendering the ATH certificate or certificates which represented his or its ATH Exchanged Securities, in exchange for one or more certificates as so directed by such holder thereunder, representing the number of Beverly Shares to which he or it is entitled.

                    (ii) Beverly will not pay any dividend or make any distribution on Beverly Shares (with a record date at or after the Effective Time) to any Person who, as of the Effective Time, was a record holder of ATH Exchanged Securities until such holder surrenders for exchange his or its certificates which represented such ATH Exchanged Securities. Beverly instead will pay any such dividend or make any such distribution to the Exchange Agent in trust for the benefit of such holder pending surrender and exchange, and in accordance with the terms of this Agreement. Beverly may cause the Exchange Agent to temporarily invest any such funds which the Exchange Agent receives from Beverly as a dividend or distribution in respect of outstanding Beverly Shares in one or more of the permitted investments set forth on Exhibit "2(e)(ii)" attached hereto and Beverly shall be entitled to any earnings, and shall be responsible to reimburse the Exchange Agent for any losses, in respect of such funds pending surrender of certificates by the Holders of the ATH Exchanged Securities entitled thereto; provided, however, that the terms and conditions of any such investments shall be such as to permit the Exchange Agent to promptly liquidate such investments and make payments to the holders of ATH Exchanged Securities promptly upon the due surrender for exchange of the certificates representing the ATH Exchanged Securities. In no event will any Person who was a record holder of ATH Exchanged Securities as of the Effective Time be entitled to any interest or earnings on such dividends or distributions in respect of the Beverly Shares.

                   (iii) Beverly may cause the Exchange Agent to return any Beverly Shares and dividends and distributions thereon remaining unclaimed one hundred eighty (180) days after the Effective Time, and thereafter each remaining record holder of ATH Exchanged Securities shall be entitled to look only to Beverly (subject to abandoned property, escheat, and other similar laws) with respect to the Beverly Shares and dividends and distributions thereon, if any, to which he or it is entitled upon surrender of his or its certificates.

         (f) No Fractional Shares. Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional Beverly Shares shall be issued in the Merger and no Beverly Share dividend, stock split or interest shall relate to any fractional security, and no such fractional interest shall entitle the owner thereof to vote or to any other rights of a security holder. In lieu of any such fractional interest, each holder of ATH Exchanged Securities who otherwise would have been entitled to receive a fraction of a Beverly Share, by application of the conversion formulas set forth in Section 2(d)(v) above, upon surrender of certificates representing his or its ATH Exchanged Securities pursuant to Section 2(e) above, shall be entitled to receive only whole shares from Beverly, and a cash payment equal to such fraction multiplied by the Beverly Share Fair Market Value.

         (g) Closing of Stock Transfer Books. Upon and after the earlier of the Effective Time or the close of business on the Closing Date, the stock transfer books of ATH shall be and remain closed, and no further transfers of ATH Common Shares, ATH Preferred Shares or ATH Warrants shall be made on the stock transfer books of either ATH or the Surviving Corporation.

         3. Representations and Warranties of ATH. ATH represents and warrants to Acquisition and Beverly that the statements contained in this
Section 3 and in the ATH Disclosure Schedule delivered to Acquisition and Beverly as of this date are true, correct and complete as of the date of this Agreement, and will be true, correct and complete as of the Effective Time as though initially made then and as though the Effective Time were substituted for the date of this Agreement throughout this Section 3. The ATH Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

         (a) Organization, Qualification, and Corporate Power. Section 3(a) of the ATH Disclosure Schedule accurately lists the jurisdiction and date of incorporation of each of ATH and its Subsidiaries, and all states in which each is qualified or required to be qualified to transact business where the nature of its business or the ownership or leasing of its properties requires such qualification. Each of ATH and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of ATH and its Subsidiaries is duly authorized to conduct business and each is in good standing under the laws of the jurisdictions so reflected in Section 3(a) of the ATH Disclosure Schedule. Each of ATH and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

         (b) Capitalization. The entire authorized capital stock of ATH consists of 20,000,000 ATH Common Shares and 15,000,000 ATH Preferred Shares, of which 2,591,316 ATH Common Shares and 13,751,307 ATH Preferred Shares are issued and outstanding, respectively and no ATH Common Shares and no ATH Preferred Shares are held in treasury. Section 3(b) of the ATH Disclosure Schedule accurately reflects the number, designation and a summary of preferences applicable to each series of ATH Preferred Shares issued and outstanding. All of the issued and outstanding ATH Common Shares and ATH Preferred Shares have been duly authorized, are validly issued, fully paid and nonassessable, and none of such shares has been issued in violation of the preemptive rights of any Person. Except as set forth in Section 3(b) of the ATH Disclosure Schedule: (i) there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which ATH or any of its Subsidiaries is a party or which are binding upon ATH or any of its Subsidiaries providing for the issuance, disposition, or acquisition of any of its or their capital stock; (ii) there are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to ATH or any of its Subsidiaries; (iii) the outstanding shares of capital stock of each Subsidiary are wholly-owned by ATH, have been duly and validly authorized and issued and are fully paid and non-assessable; and (iv) there are or will be upon Closing no preemptive or other restrictive rights to subscribe for or to purchase, or any restriction upon the voting or transfer of any class of any of the Subsidiaries' capital stock pursuant to their respective certificates of incorporation, bylaws, or other governing documents or any agreement or other instrument to which ATH or any of its Subsidiaries is a party or by which any of them may be bound.

         (c) Authorization of Transaction. ATH has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that ATH cannot consummate the Merger unless and until it receives the ATH Requisite Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of ATH, enforceable in accordance with its terms. Other than in connection with the provisions of the Hart-Scott-Rodino Act, the Delaware General Corporation Law, the Securities Exchange Act, the Securities Act, and any state securities laws or as specifically set forth in Section 3(c) of the ATH Disclosure Schedule, neither ATH nor any of its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Person in order for the Parties to duly and properly consummate the transactions contemplated by this Agreement.

         (d) Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any material statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency or court to which ATH and its Subsidiaries is subject or any provision of the respective charter or bylaws of ATH and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material contract, lease, sublease, license, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other obligation to which ATH or any of its Subsidiaries is a party or by which any of them is bound or to which any of their respective assets is subject, or result in the imposition of any Security Interest upon any of their respective assets.

         (e) ATH Financial Statements. The ATH Audited Financial Statements and the ATH Interim Financial Statements, copies of which previously have been delivered to Beverly and Acquisition, present fairly the consolidated financial position and the consolidated results of operations of ATH and its Subsidiaries, at the indicated dates and for the indicated periods. The ATH Audited Financial Statements and the ATH Interim Financial Statements have been prepared in accordance with GAAP, consistently applied throughout the periods involved, and (except for normal recurring year end accruals which have not been taken into account in the ATH Interim Financial Statements, none of which is material, and except for the omission from the ATH Interim Financial Statements of certain footnotes required by GAAP) all adjustments and disclosures necessary for a fair presentation of results for all such periods have been made. The ATH Audited Financial Statements and the ATH Interim Financial Statements are consistent with the books and records of ATH and its Subsidiaries.

         (f) Events Subsequent to Most Recent Balance Sheet. Except as otherwise set forth in Section 3(f) of the ATH Disclosure Schedule, since the date of the Most Recent Balance Sheet, there has not been any material adverse change in the assets, liabilities, business, business prospects, condition (financial or otherwise), operations or results of operations of ATH and its Subsidiaries taken as a whole.

         (g) Undisclosed Liabilities. Except as set forth in Section 3(g) of the ATH Disclosure Schedule, neither ATH nor any of its Subsidiaries has any material liability (whether known or unknown, whether absolute or contingent, liquidated or unliquidated, or due or to become due), including any liability for taxes, except for (i) liabilities set forth on the Most Recent Balance Sheet, or in the notes thereto, and (ii) liabilities (other than those which relate to any breach of contract, breach of warranty, tort, infringement, or violation of law or which have arisen out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand) which have arisen after the date of the Most Recent Balance Sheet in the Ordinary Course of Business.

         (h) Brokers' Fees. Neither ATH nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (i) Continuity of Business Enterprise. ATH operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treas. Reg.
Section 1.368-1(d).

         (j) Disclosure. All information to be furnished by ATH for inclusion in the Registration Statement and the Joint Disclosure Document and all information therein with respect to ATH and its Subsidiaries will comply with (i) the anti-fraud provisions of the Securities Exchange Act and (ii) the requirements of the Securities Act and the rules and regulations thereunder. Such information will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that ATH makes no representation or warranty with respect to any information that Beverly or Acquisition will supply with respect to either of them for use in the Joint Disclosure Document.

         (k) Legal Compliance. ATH and its Subsidiaries, and their respective predecessors and Affiliates, are in substantial compliance with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state and local governments (and all agencies thereof), and except as otherwise set forth in Section 3(u) of the ATH Disclosure Schedule, ATH and its Subsidiaries have not received notice that any action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         (l)     Tax Matters.

                 Except as set forth on Schedule 3(l) of the ATH Disclosure
Schedule:

                     (i) ATH and its Subsidiaries have filed all Tax Returns that they have been required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by ATH and its Subsidiaries (whether or not shown on any Tax Return) have been paid. Neither ATH nor its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where ATH or its Subsidiaries do not file Tax Returns that they are or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of ATH or its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                    (ii) ATH and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                   (iii) Neither ATH nor any of its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of ATH and its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which the directors and officers (and employees responsible for Tax matters) of ATH and its Subsidiaries have Knowledge based upon personal contact with any agent of such authority. Section 3(l) of the ATH Disclosure Schedule indicates (x) all federal, state and local income, sales, use, excise, franchise and payroll Tax Returns filed with respect to ATH and its Subsidiaries for all taxable periods ended on or after January 1, 1989 (except that payroll tax returns shall be indicated for such periods ended on or after March 31, 1991), (y) those Tax Returns that have been audited, and (z) those Tax Returns that to the knowledge of ATH currently are the subject of audit. ATH has delivered to Beverly correct and complete copies of all such Tax Returns listed in Section 3(l) of the ATH Disclosure Schedule, together with examination reports and statements of deficiencies, if any, assessed against or agreed to by ATH and its Subsidiaries since January 1, 1989 (since January 1, 1991 for payroll tax returns).

                    (iv) Neither ATH nor its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

                     (v) Neither ATH nor any of its Subsidiaries has filed a consent under Code Sec. 341(f) concerning collapsible corporations. Neither ATH nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate them to make any payments that will not be deductible under Code Sec. 280G. Neither ATH nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). ATH and its Subsidiaries have disclosed on their federal Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Code Sec. 6662. Neither ATH nor any of its Subsidiaries is a party to any tax allocation or sharing agreement. Neither ATH nor its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was ATH) or (B) has any Liability for the Taxes of any Person (other than ATH and its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                    (vi) Section 3(l) of the ATH Disclosure Schedule sets forth the following information with respect to ATH and its Subsidiaries (or, in the case of clause (B) below, with respect to each of the Subsidiaries) as of the most recent practicable date: (A) the basis of ATH or Subsidiary in its assets; (B) the basis of the stockholder of the Subsidiary in its stock (or the amount of any Excess Loss Account); (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to ATH or any Subsidiary; and (D) the amount of any deferred gain or loss allocable to ATH or any Subsidiary arising out of any Deferred Intercompany Transaction.

                   (vii) The unpaid Taxes of ATH and its Subsidiaries (A) did not, as of and for the three months ended March 31, 1994, exceed the reserve for Tax Liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet or in any notes thereto, and (B) do not exceed that reserve as adjusted in the Ordinary Course of Business for the passage of time through the Closing Date.

         (m) Title to Assets. Except as set forth in Section 3(m) of the ATH Disclosure Schedule, ATH and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date hereof, free and clear of all Security

Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

         (n) Real Property. Neither ATH nor any of its Subsidiaries owns any real property or any interest therein, except for leasehold interests described below. Section 3(n) of the ATH Disclosure Schedule lists and describes all real property leased or subleased to ATH and its Subsidiaries, and identifies the particular leased or subleased properties for which title insurance commitments or opinions satisfactory to Beverly and ATH are to be procured in accordance with Section 5(k) hereof. ATH has delivered to Beverly and Acquisition correct and complete copies of the leases and subleases, as amended to date, relating to all leased or subleased properties described in
Section 3(n) or the ATH Disclosure Schedule. With respect to each lease and sublease so listed:

                 (A) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                 (B) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms after giving effect to consummation of the transactions contemplated hereby;

                 (C) to the Knowledge of ATH, no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                 (D) except as otherwise set forth in Section 3(n) of the ATH Disclosure Schedule, to the Knowledge of ATH, no party to the lease or sublease has repudiated any provision thereof;

                 (E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                 (F) with respect to each sublease, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

                 (G) neither ATH nor any of its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                 (H) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including material licenses and permits) required in connection with the operation thereof and have been operated and maintained in substantial compliance with applicable laws, rules, and regulations;

                 (I) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

                 (J) to the Knowledge of ATH, the owner or ATH's lessor, as the case may be, of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, assessments, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

                 (K) to the Knowledge of ATH: (1) the legal description for the parcel contained in the deed (or lease) thereof describes such parcel fully and adequately; (2) the building and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, or ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land; (3) the land does not serve any adjoining property for any purpose inconsistent with the use of the land; (4) and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

         (o)     Intellectual Property.

                     (i) ATH and its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of ATH and its Subsidiaries as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by ATH and its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by ATH or the Subsidiary on identical terms and conditions immediately subsequent to the Closing hereunder. ATH and its Subsidiaries have taken all necessary and desirable action to maintain and protect each item of Intellectual Property that they own or use. ATH has delivered to Beverly and Acquisition correct and complete copies of all patents, registrations, applications, license, agreements, and permissions (as amended to date) included within or pertaining to the Intellectual Property, whether or not owned by ATH or used by it or its Subsidiaries pursuant to license or permission of third parties, and has made available to Beverly and Acquisition correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 3(o) of the ATH Disclosure Schedule identifies each such registration, license and agreement, together with each trade name or unregistered trademark used by ATH and its Subsidiaries in connection with any of their businesses.

                    (ii) Neither ATH nor any of its Subsidiaries have interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the directors and officers (and employees with responsibility for Intellectual Property matters) of ATH or its Subsidiaries have ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that ATH or its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of ATH, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of ATH or any of its Subsidiaries.

                   (iii) To the Knowledge of ATH and its Subsidiaries, no Intellectual Property of, or licensed by, ATH or any of its Subsidiaries, will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operations of its businesses as presently conducted.

         (p) Tangible Assets. ATH and its Subsidiaries own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

         (q) Inventory. The inventory of ATH and its Subsidiaries consists of drugs, medicines, foods, linens and other inventory and supplies, all of which is merchantable and fit for the purpose for which it was procured, and none of which is obsolete, damaged, or defective, subject only to the reserve for inventory write-down set forth on the face of the Most Recent Balance Sheet (or in any notes thereto) as adjusted for the passage of time through the Closing Date, in accordance with the past custom and practice of ATH and its Subsidiaries.

         (r) Contracts. Section 3(r) of the ATH Disclosure Schedule lists the following contracts and other agreements, whether written or oral, to which ATH or any of its Subsidiaries is a party:

                     (i) any agreement (or group of related agreements) for the lease of real or personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

                    (ii) any agreement (or group of related agreements) for the purchase or sale of inventory, or other personal property, or for the furnishing or receipt of services, the performance of which (A) will extend over a period of more than six (6) months from the date of such agreement, (B) result in a loss to ATH and its Subsidiaries, or
         (C) involve aggregate consideration in excess of $10,000;

                   (iii) any agreement concerning a partnership, joint venture or other business venture to which ATH or its Subsidiary is a party;

                    (iv) any agreement (or group of related agreements) under which ATH or any Subsidiary has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has incurred, suffered, or permitted to exist a Security Interest on any of its assets, tangible or intangible;

                     (v) any agreement concerning confidentiality or noncompetition;

                    (vi) any agreement involving any Affiliates (other than ATH and its Subsidiaries);

                   (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees, including each individual agreement entered into pursuant to or in connection with the above;

                  (viii)  any collective bargaining agreement;

                    (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $30,000 or providing severance benefits;

                     (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees;

                    (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the assets, business, business prospects, condition, (financial or otherwise), operations or results of operations of ATH and its Subsidiaries; or

                   (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000.

         ATH has delivered to Beverly and Acquisition a correct and complete copy of each written agreement (as amended to date) listed in Section 3(r) of the ATH Disclosure Schedule and a written summary setting forth the terms and conditions of each oral agreement referred to Section 3(r) of the ATH Disclosure Schedule. With respect to each such written or oral agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms giving effect to the consummation of the transactions contemplated hereby; (C) except as otherwise set forth in Section 3(r) of the ATH Disclosure Schedule, neither ATH nor any of its Subsidiaries nor, to the Knowledge of ATH, is any other party in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

         (s) Notes and Accounts Receivable. ATH and its Subsidiaries have provided to Beverly and Acquisition, as referenced in Section 3(s) of the ATH Disclosure Schedule, an accounts receivable aging for each aspect of its operations for all accounts of each patient and will continue to provide such agings promptly following the end of each calendar month through the Closing Date. All notes and accounts receivable of ATH and its Subsidiaries, including, without limitation, those relating to private or governmental insurance or other intermediary payors, including the accounts receivable aging information referenced above, are reflected properly on their respective books and records, are valid receivables subject to no offsets (other than the potential right of offset with respect to the Medicare cost report on ATH's Dallas, Texas facility), contract allowances or counterclaims, are current, realizable and collectible, and will be collected in accordance with their terms at their recorded amounts, net of discounts, allowances and reserves shown on the Most Recent Balance Sheet.

         (t) Insurance. Section 3(t) of the ATH Disclosure Schedule sets forth the following information with respect to each insurance policy (including but not limited to policies providing property, casualty and general liability, directors and officers liability, errors and omissions coverage, fiduciary coverage under ERISA, workers' compensation coverage and bond and surety arrangements) to which ATH and its Subsidiaries have been a party, a named insured, or otherwise the beneficiary of coverage at any time since January 1, 1989:

                     (i)  the name, address, and telephone number of the agent;

                    (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                   (iii)  the policy number and the period of coverage;

                    (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                     (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms giving effect to consummation of the transactions contemplated hereby; (C) neither ATH nor any of its Subsidiaries, nor to the Knowledge of ATH, any other party to the policy in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Except as set forth in Section 3(t) of the ATH Disclosure Schedule, ATH and each of its Subsidiaries have been covered without lapses or gaps in such coverage during the past ten

(10) years or since their respective dates of incorporation, whichever is shorter, by insurance in scope and amount customary and reasonable for the businesses in which they have engaged during such period. Section 3(t) of the ATH Disclosure Schedule describes any self-insurance arrangements affecting ATH and its Subsidiaries.

         (u) Litigation. Section 3(u) of the ATH Disclosure Schedule sets forth each instance in which ATH or any of its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or are threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in the ATH Disclosure Schedule could result in any material adverse change in the business, business prospects, condition (financial or otherwise), operations or results of operations of ATH and its Subsidiaries. Except as set forth in Section 3(u) of the ATH Disclosure Schedule, neither ATH nor any of its Subsidiaries has Knowledge of, or any reason to believe that there are grounds for any such action, suit, proceeding, hearing, or investigation which could be brought against ATH or its Subsidiaries.

         (v) Employees. To the Knowledge of ATH and its Subsidiaries, no executive, key employee, or group of employees has any plans to terminate employment with ATH or any of its Subsidiaries. Neither ATH nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Neither ATH nor any of its Subsidiaries has committed any unfair labor practice. To the Knowledge of ATH and its Subsidiaries, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of ATH or any of its Subsidiaries.

         (w)     Employee Benefits.

                     (i) Section 3(w) of the ATH Disclosure Schedule lists each Employee Benefit Plan that ATH or any of its Subsidiaries maintains or to which ATH or any of its Subsidiaries contributes.

                          (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                          (B) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1s, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                          (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of ATH and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                          (D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Sec. 401(a) and has received a favorable determination letter from the IRS.

                          (E) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                          (F) ATH has delivered to Beverly and Acquisition correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the IRS, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                    (ii) With respect to each Employee Benefit Plan that ATH, its Subsidiaries, and the Controlled Group of Corporations which includes ATH and its Subsidiaries maintain or ever has maintained or to which any of them contribute, ever has contributed, or ever has been required to contribute:

                          (A) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

                          (B) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. None of the directors and officers (and employees with responsibility for employee benefits matters) of ATH or any of its Subsidiaries has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                          (C) Neither ATH nor any of its Subsidiaries has incurred, and none of the directors and officers (and employees with responsibility for employee benefits matters) of ATH or any of its Subsidiaries has any reason to expect that ATH or any of its Subsidiaries will incur any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                   (iii) Neither ATH nor any of its Subsidiaries contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

                    (iv) Neither ATH nor its Subsidiaries maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B).

         (x) Guaranties. Except as set forth in Section 3(x) to the ATH Disclosure Schedule, neither ATH nor any of its Subsidiaries is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

         (y)     Environment, Health, and Safety.

                     (i) ATH and each of its Subsidiaries, and their respective predecessors and Affiliates have complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, ATH and each of its Subsidiaries, and their respective predecessors and Affiliates have obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

                    (ii) Neither ATH nor any of its Subsidiaries has any Liability (and neither ATH, nor any of its Subsidiaries, nor their respective predecessors and Affiliates has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against ATH or any of its Subsidiaries giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

                   (iii) Except as set forth in Section 3(y) of the ATH Disclosure Schedule, to the Knowledge of ATH and its Subsidiaries, all properties and equipment used in the business of ATH, its Subsidiaries, and their respective predecessors and Affiliates, have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-transdichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

         (z) Licensure. Section 3(z) of the ATH Disclosure Schedule sets forth a true, correct and complete listing of all licenses, permits or other governmental authorizations, relating to bed licensure and available bed (i.e., actual bed usage) information, in addition to all other material license and certification information relating to the operations of ATH and its Subsidiaries. Each such license or permit is valid, existing and in good standing; and will remain in good standing following the Closing Date, giving effect to the consummation of the transactions contemplated by this Agreement.

         (aa) Medicare Participation; Accreditation. Except for ATH's Indianapolis, Indiana facility and as may otherwise be set forth in Section 3(aa) of the ATH Disclosure Schedule, all of ATH's hospitals are certified for participation or enrollment in the Medicare program, have a current and valid provider contract with the Medicare program, are in compliance with the conditions of participation of such program and have received all approvals or qualifications necessary for capital reimbursement of the ATH assets. Neither ATH nor any of its Subsidiaries has received notice from the Medicare program of any pending or threatened investigations or surveys, and neither ATH nor any or its Subsidiaries has any Basis for believing that any such investigations or surveys are pending, threatened or imminent which may have an adverse effect on ATH and it Subsidiaries taken as a whole. Neither ATH nor any of its Subsidiaries is certified for participation in, nor participates in any Medicaid program. All of ATH's hospitals are accredited by and in good standing with the Joint Commission on Accreditation of Healthcare Organizations.

         (bb) Cost Reports. ATH and its Subsidiaries have filed or will file when due all required cost reports and other reports required to be filed under state and federal laws and regulations with respect to their operations under the Medicare program. All such reports have been or will be prepared in accordance with all applicable laws and regulations in all respects. ATH and its Subsidiaries have provided to Beverly and Acquisition, and there is listed in Section 3(bb) of the ATH Disclosure Schedule, copies of all cost reports filed in the past four (4) years. ATH will provide to Beverly and Acquisition, when filed, copies of all cost reports filed through the Closing Date.

         (cc) Patient Care Agreements. There are no patient care agreements with patients under the care of ATH or any of its Subsidiaries or with any other persons or organizations with respect to patient care which are not in compliance with applicable laws and regulations or which impose any obligation to provide care at rates other than those rates established in connection with the operations of ATH or any of its Subsidiaries as the applicable rate from time to time. Neither ATH nor any of its Subsidiaries has any obligation to provide care to any patient, or any other person, which is not terminable at will if all applicable state and federal requirements for termination of care are met. ATH and its Subsidiaries have supplied to Beverly and Acquisition, and there is listed in Section 3(cc) of the ATH Disclosure Schedule, true, correct and complete copies of the forms of patient care agreements, admissions agreements and related forms and agreements in use as to all patients under their care, and will provide copies of any modified forms used through the Closing Date. All patient records for patients, including patient trust fund account records, are true, correct and complete.

         (dd) Surveys and Other Reports. ATH has delivered to Beverly and Acquisition, and there is listed in Section 3(dd) of the ATH Disclosure Schedule, true, correct and complete copies of all survey reports, statements of deficiencies, plan of corrections, waivers, other investigatory reports or communications regarding corrective or remedial action by licensing, Medicare agencies and all other governmental agencies having jurisdiction, including but not limited to pending, threatened or actual decertification or delicensure proceedings, restrictions on admissions, denials of reimbursement, termination of participation in Medicare, and civil penalties actions, issued with respect to their operations for the periods beginning January 1, 1991.

         (ee) Patient Census. ATH and its Subsidiaries have provided to Beverly and Acquisition, and there is listed in Section 3(ee) of the ATH Disclosure Schedule, quarterly census information for each ATH facility for each of the last three (3) years, through the Most Recent Fiscal Month End, and ATH will continue to provide such census information as may be requested by Beverly and Acquisition through the Closing Date.

         (ff) Patient Trust Accounts. There are no patient trust accounts required to be maintained by ATH or any of its Subsidiaries under any applicable state and federal laws, rules or regulations.

         (gg) Pooling of Interests. To ATH's Knowledge, ATH has not taken any action which would prevent the accounting for the Merger as a pooling of interests in accordance with Accounting Principles Board Opinion No. 16, the interpretative releases issued pursuant thereto, and the pronouncements of the SEC.

         4. Representations and Warranties of Beverly and Acquisition. Beverly and Acquisition represent and warrant to ATH that the statements contained in this Section 4 and in the Beverly Disclosure Schedule delivered to ATH as of the date hereof are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Effective Time (as though initially made then and as though the Effective Time were substituted for the date of this Agreement throughout this Section 4). The Beverly Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 4.

         (a) Organization. Beverly and Acquisition are corporations duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         (b) Capitalization. Except as set forth on the Beverly Disclosure Schedule, Beverly has, according to transfer agent records as of May 31, 1994, authorized 300,000,000 Beverly Shares and 25,000,000 Beverly Preferred Shares, of which 83,095,602 Beverly Shares and 3,000,000 Beverly Preferred Shares are issued and outstanding, respectively, and 3,972,208 Beverly Shares are held in treasury. All of the issued and outstanding Beverly Shares are validly issued, fully paid and nonassessable, and none of such shares has been issued in violation of the preemptive rights of any Person.

         (c) Authorization of Transaction. Beverly and Acquisition have full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform their respective obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Beverly and Acquisition, enforceable in accordance with its terms. Other than in connection with the provisions of the Hart-Scott-Rodino Act, the Delaware General Corporation Law, the Securities Exchange Act, the Securities Act, and any state securities laws or as specifically set forth in Section 4(c) of the Beverly Disclosure Schedule, neither Beverly or Acquisition needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Person in order for the Parties to duly and properly consummate the transactions contemplated by this Agreement.

         (d) Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any material statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which Beverly or Acquisition is subject or any provision of the respective charter or bylaws of Beverly or Acquisition or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material contract, lease, sublease, license, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other obligation to which Beverly or Acquisition is a party or by which either of them is bound or to which any of their respective assets is subject, or result in the imposition of any Security Interest upon any of its assets.

         (e) Brokers' Fees. Except for Beverly's engagement of Stephens Inc. as its financial advisor, neither Beverly nor Acquisition has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (f) Continuity of Business Enterprise. It is the present intention of Beverly to continue at least one significant historic business line of ATH, or to use at least a significant portion of ATH's historic business assets in a business, in each case within the meaning of Treas. Reg. Sec. 1.368-1(d).

         (g) Disclosure. The Registration Statement and the Joint Disclosure Document will comply with the Securities Act in all material respects. The Registration Statement and the Joint Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

         5. Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement:

         (a) General. Each of the Parties will use its best efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Section 6 hereof).

         (b) Notices and Consents. ATH will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use its best efforts to obtain (and will cause each of its Subsidiaries to use its best efforts to obtain) any third party consents and approvals, including but not limited to those related to any and all medical and health care related licenses and certifications, which are required or which Beverly or Acquisition may request in connection with the matters pertaining to ATH and its Subsidiaries disclosed or required to be disclosed in the ATH Disclosure Schedule. Each of Beverly and Acquisition will give any notices to third parties, and will use its best efforts to obtain any third party consents and approvals required of Beverly or Acquisition, including but not limited to those related to medical and health care related licenses and certifications, if any.

         (c)     Regulatory Matters and Approvals.

                     (i) Securities Act, Securities Exchange Act, and State Securities Laws. ATH will promptly prepare ATH Proxy Materials and provide same to Beverly and Acquisition. Beverly will promptly prepare and file with the SEC as soon as practicable following execution of this Agreement a registration statement (which will include, among other things, ATH Proxy Materials) on Form S-4 under the Securities Act relating to the offering and issuance of the Beverly Shares pursuant to this Agreement, including any Beverly Shares issuable under the Beverly Options (the "Registration Statement"). Beverly will use its reasonable best efforts to respond to the comments of the SEC thereon and to make any further filings (including amendments and supplements) and requests for acceleration in connection therewith that may be necessary, proper, or advisable in order to have the Registration Statement declared effective. ATH will provide Beverly with all due information and assistance in connection with the foregoing filing upon request by Beverly. Beverly will take all actions that may be necessary, proper, or advisable under state securities laws in connection with the offering and issuance of Beverly Shares, and ATH will cooperate in the furnishing of any information and will execute any reasonably required instruments, certificates or other documents in order to facilitate such compliance. ATH will begin a proxy solicitation of its stockholders by disseminating the Joint Disclosure Document to its stockholders as soon as practicable following the effective date of the Registration Statement so as to comply with the federal and state securities laws.

                    (ii) Delaware General Corporation Law. ATH will call a special meeting of its stockholders (the "ATH Special Meeting") or will commence a stockholders' consent solicitation to obtain the ATH Requisite Stockholders' Approval as soon as practicable following the effective date of the Registration Statement in order that the stockholders may consider and vote (or take action by written consent) upon the adoption of this Agreement and the approval of the Merger in accordance with the Delaware General Corporation Law. The Joint Disclosure Document will contain the affirmative recommendations of ATH's board of directors in favor of the adoption of this Agreement and the approval of the Merger; provided, however, that no director or officer of any of the Parties shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith.

                   (iii) Hart-Scott-Rodino Act. Each of the Parties will file (and ATH will cause each of its Subsidiaries, if required to file) any Notification and Report Forms and related material that it or they may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its reasonable best efforts to obtain (and ATH will cause each of its Subsidiaries to use its best efforts to obtain) an early termination of the applicable waiting period, and will make (and ATH will cause each of its Subsidiaries to make) any further filings pursuant thereto that may be necessary, proper, or advisable.

                    (iv) Other Governmental Matters. Each of the Parties will take any additional action (and ATH will cause each of its Subsidiaries to take any additional action) that may be necessary, proper, or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of governments and governmental agencies that it may be required to give, make, or obtain.

         (d) Accountant's Letter. ATH will deliver to Beverly and Acquisition on or before the date the Joint Disclosure Document is mailed to the stockholders the ATH Accountant's Letter. The ATH Accountant's Letter shall be satisfactory to Beverly and Acquisition in form, scope and substance.

         (e) Listing of Beverly Shares. Beverly will use its best efforts to cause the Beverly Shares that will be issued in the Merger and any Beverly Shares subject to the Beverly Options to be approved for listing on the New York Stock Exchange and the Pacific Stock Exchange, subject to official notice of issuance, prior to the Effective Time.

         (f) Operation of Business. ATH will use its best efforts to preserve its existing business organization and management team intact, and will not (and will not cause or permit any of its Subsidiaries to) engage in any practice, take any action, embark on any course of action or inaction, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, neither ATH nor any of its Subsidiaries will, without the prior written consent of Beverly and
Acquisition:

                     (i) authorize or effect any change in the ATH Charter or ATH's bylaws;

                    (ii) grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the due conversion or due exercise of options, warrants, and other rights currently outstanding);

                   (iii) declare, set aside, or pay any dividend or distribution with respect to its capital stock, or redeem, repurchase, or otherwise acquire any of its capital stock, whether or not in the Ordinary Course of Business;

                    (iv) create, incur, assume, or guarantee any indebtedness (including any capitalized lease obligation), whether or not in the Ordinary Course of Business, in excess of $10,000 in the aggregate for all such similar transactions;

                     (v) impose any Security Interest upon any of its assets other than in the Ordinary Course of Business;

                    (vi) make any capital expenditure, or make any capital investment in, loan to, or acquire the securities or assets of any other person, whether or not in the Ordinary Course of Business, where the amount of any such transaction exceeds the sum of $20,000 or $50,000 in the aggregate for all such similar transactions;

                   (vii) make any change in employment terms for any of its directors, officers, or employees; and

                  (viii) enter into any agreement, written or oral, with any Affiliate;

                    (ix) commit to any of the foregoing acts or transactions enumerated in clauses (i) - (viii) inclusive.

         (g) Full Access. ATH will (and will cause each of its Subsidiaries to) permit representatives of Beverly and Acquisition to have full access to and review of all premises, properties, books, records, contracts, tax records, and documents of or pertaining to each of ATH and its Subsidiaries (the "Due Diligence Review") and will provide the same to Beverly and Acquisition as soon as practicable upon their requests. Each of Beverly and Acquisition will treat and hold as such any Confidential Information it receives from ATH and its Subsidiaries in the course of the reviews contemplated by this Section 5(g), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to ATH all tangible embodiments (and all copies) thereof which are in its possession.

         (h) Notice of Developments. ATH will give prompt written notice to Beverly and Acquisition of any material adverse development affecting the assets, liabilities, business, business prospects, condition (financial or otherwise), operations or results of operations of ATH and its Subsidiaries taken as a whole. Beverly and Acquisition will give prompt written notice to ATH of any material adverse development affecting the assets, liabilities, business, business prospects, condition (financial or otherwise), operations or results of operations of Beverly and its Subsidiaries taken as a whole. Each of the Parties will give prompt written notice to the others of any development adversely affecting the ability of the Parties to consummate the transactions contemplated by this Agreement. Beverly and Acquisition will have ten (10) business days after ATH gives any written notice pursuant to this Section 5(h) within which to exercise any right it may have to terminate this Agreement pursuant to Section 8(a)(ii) below by reason of the material development, and ATH likewise will have ten (10) business days after Beverly or Acquisition gives any written notice pursuant to this Section 5(h) within which to exercise any right ATH may have to terminate this Agreement pursuant to Section 8(a)(ii) below by reason of such development, and any required Closing time may be extended at the option of the Party receiving notice of any such development for such period as may be appropriate to afford ten (10) business days after receipt of such notice to determine its appropriate action thereafter.

         (i) Exclusivity. Prior to termination of this Agreement, ATH will not (and will not cause or permit any of its Subsidiaries to) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to any (i) liquidation, dissolution, or recapitalization, (ii) merger or consolidation, (iii) acquisition or purchase of securities or assets, or
(iv) similar transaction or business combination involving ATH and its Subsidiaries; provided, that nothing herein shall be construed to require the directors of ATH to violate their fiduciary duties under applicable laws and regulations. ATH shall notify Beverly and Acquisition immediately if any person makes any proposal, offer, inquiry, or contact with ATH or any of its officers or directors with respect to any of the foregoing.

         (j) Continuity of Business Enterprise. Beverly will continue at least one significant historic business line of ATH, or use at least a significant portion of ATH's historic business assets in a business, in each case within the meaning of Treas. Reg. Sec. 1.368-1(d).

         (k) Title Insurance. ATH and its Subsidiaries will obtain, at Beverly's expense, and provide to Beverly and Acquisition the title reports reasonably satisfactory to Beverly and Acquisition in preparation for the Closing.

         (l) Surveys. With respect to each parcel of real property that any of ATH or any of its Subsidiaries owns, leases, or subleases, and as to which a title insurance policy is to be procured pursuant to Section 5(k) above, ATH and its Subsidiaries will procure at their expense and provide to Beverly and Acquisition, in preparation for the Closing, a current survey of the real property certified to Beverly and Acquisition, prepared by a licensed surveyor and conforming to current ALTA Minimum Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters shown customarily on such surveys, and showing access affirmatively to public streets and roads. Such survey shall not disclose any survey defect or encroachment from or onto the real property which has not been cured or insured over prior to the Closing.

         (m) Agreements by Affiliated Stockholders of ATH. Not later than the date of this Agreement, ATH shall deliver to Beverly and Acquisition a list of names and addresses of those persons who are, in ATH's reasonable judgment, as of the date of this Agreement, "affiliates" of ATH within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act ("Rule 145"). ATH shall provide Beverly and Acquisition such information and documents as they shall reasonably request for purposes of reviewing such list. ATH shall deliver or cause to be delivered to Acquisition and Beverly not later than the effective date of the Registration Statement, counterpart agreements in form and substance satisfactory to them, containing the agreements and undertakings of such ATH affiliates to vote all ATH Common Shares and ATH Preferred Shares held of record by them in favor of the Merger and the other transactions contemplated by this Agreement. ATH shall also deliver or cause to be delivered to Beverly and Acquisition, prior to the Closing Date, from each of such affiliates of ATH identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit "5(m)". Beverly shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Beverly Shares to be received by such affiliates of ATH pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Beverly Shares, consistent with the terms of such Affiliate Letters.

         (n) Medicare Certification. Prior to the Closing, ATH will take all action required to cause the Indianapolis, Indiana hospital facility owned by it to be properly certified for participation in the Medicare program.

         (o) ATH Employees. After the Effective Time, Beverly will take all reasonable action required so that employees of ATH who remain employed by ATH after the Effective Time will be entitled to receive the same benefits that other employees of Beverly Subsidiaries generally are eligible to receive and will be entitled to participate in any and all benefit plans in which such employees are generally able to participate. Further, Beverly agrees to use its best efforts to cause such employees' respective terms of service with ATH to be credited toward any required terms of service with Beverly for purposes of any benefit plans, compensatory arrangements and similar benefits which are based on one's term of employment or which require a certain term of employment or service with Beverly or any of its Subsidiaries as a condition to participation.

         (p) Director and Officer Indemnification. Beverly covenants that the charter of the Surviving Corporation, after the Effective Time, will contain indemnification provisions relating to the conduct of those persons who were ATH officers and directors prior to the Effective Time, that such provisions will be at least as favorable to such persons as those which are currently contained in the ATH Charter, and that it will not permit the effect of such provisions to be diminished for at least three years following the Effective Time.

         (q) Combined Results of Operations. Beverly covenants that it will use its reasonable best efforts to publish thirty (30) days of combined results of operations as soon as is reasonably practicable following the Closing Date.

         6.      Conditions to Obligation to Close.

         (a) Conditions to Obligation of Beverly and Acquisition. The obligation of Beverly and Acquisition to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                     (i) this Agreement and the Merger shall have received the ATH Requisite Stockholder Approval, and the number of Dissenting Shares shall not exceed five percent (5%) of the number of outstanding ATH Common Shares and ATH Preferred Shares, taken as a whole;

                    (ii) ATH and its Subsidiaries shall have procured all of the third party consents and approvals specified in Section 5(b) above;

                   (iii)  the representations and warranties set forth in
         Section 3 above shall be true and correct in all material respects through the Closing;

                    (iv) ATH shall have performed and complied in all material respects with all of its covenants hereunder through the Closing;

                     (v) no action, suit, or proceeding shall be pending or threatened, nor any rule or regulation (proposed or final) published by or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, charge, rule or regulation would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Beverly to own, operate, or control any of the assets and operations of the Surviving Corporation and its Subsidiaries (and no such judgment, order, decree, stipulation, injunction, charge, rule or regulation shall be in effect), or (D) in Beverly's reasonable judgment, impair, restrict or make economically unattractive to any acute care hospital the referral, transfer or discharge of a patient to any facility operated or proposed to be operated by the Surviving Corporation.

                    (vi) ATH shall have delivered to Beverly and Acquisition a certificate (without qualification as to Knowledge or otherwise) to the effect that each of the conditions specified above in Section 6(a)(i)-(v) has been satisfied in all material respects;

                   (vii) the Registration Statement shall have become effective under the Securities Act and no stop order shall have been issued or be in effect;

                  (viii) the Beverly Shares to be issued in connection with the Merger, including the Beverly Shares subject to the Beverly Options, shall have been approved for listing on the New York Stock Exchange and the Pacific Stock Exchange, subject to official notice of issuance;

                    (ix) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies set forth in the ATH Disclosure Schedule;

                     (x) Beverly and Acquisition shall have received from counsel to ATH an opinion substantially consistent with and with respect to the matters set forth in Exhibit "6(a)(x)" attached hereto, addressed to Beverly and Acquisition and dated as of the Closing Date;

                    (xi) Beverly shall have received an opinion from Ernst & Young in a form reasonably satisfactory to Beverly, and shall be otherwise reasonably satisfied that the Merger qualifies for pooling of interests accounting treatment under GAAP.

                   (xii) there shall not have occurred any material adverse change in the business, business prospects, affairs, condition (financial or otherwise), operations or results of operation of ATH between the date hereof and the Closing Date;

                  (xiii) Beverly and Acquisition shall have completed the Due Diligence Review of ATH to their satisfaction, and shall be satisfied with the information obtained thereby, by the time the ATH Requisite Stockholder Approval is obtained;

                   (xiv) Not later than the dates specified in Section 5(m) hereof, Beverly and Acquisition shall have received from the ATH stockholders identified pursuant to such Section 5(m) the agreements and Affiliate Letters specified therein;

                    (xv) Beverly and Acquisition shall have received from the ATH Stockholders executed counterparts of the ATH Stockholders' Indemnification Agreement and the Escrow Agreement;

                   (xvi) Beverly and Acquisition shall have received a tax opinion from tax counsel to the effect that the Merger will constitute a tax-free reorganization pursuant to Code Sections 368(a)(1)(A) and 368(a)(2)(E);

                  (xvii)  ATH shall have entered into the Employment Agreement;

                 (xviii) ATH shall have entered into the Non-Competition Agreements;

                   (xix) ATH shall have received appropriate certification for its Indianapolis, Indiana facility to participate in the Medicare program;

                    (xx) Beverly and Acquisition shall have received estoppel certificates from those Persons identified on Exhibit "6(a)(xx)-A" attached hereto, such estoppel certificates being in the form of Exhibit "6(a)(xx)-B" attached hereto (the "Estoppel Certificates");

                   (xxi) the Registration Statement shall have become effective under the Securities Act, and no stop order shall have issued and be in effect; and

                  (xxii) ATH's Securities Purchase Agreement, dated effective January 27, 1993, shall have been terminated among all the parties thereto, all ATH Warrants issuable thereunder shall have been exercised and payment for the ATH Series D Stock issuable under such warrants shall have been received by ATH;

                 (xxiii) ATH's Second Amended and Restated Stock Rights Agreement, dated as of January 27, 1993, and as in effect on the date of this Agreement, shall have been terminated among all the parties thereto;

                  (xxiv) all officers and directors of ATH shall have tendered their resignations from all such offices held by them, such resignations to be effective no later than the Effective Time;

                   (xxv) all actions to be taken by ATH in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Beverly and its counsel; and

                  (xxvi) the Beverly Share Closing Price shall not be more than $3 below the Beverly Established Share Price.

Beverly and Acquisition may waive any condition specified in this Section 6(a) if both execute a writing so stating at or prior to the Closing.

         (b) Conditions to Obligation of ATH. The obligation of ATH to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                     (i) this Agreement and the Merger shall have received the ATH Requisite Stockholder Approval;

                    (ii) the Beverly Shares to be issued in connection with the Merger, including the Beverly Shares subject to the Beverly Options, shall have been approved for listing on the New York Stock Exchange and the Pacific Stock Exchange, subject to official notice of issuance;

                   (iii) the Beverly Shares that will be issued in the Merger shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

                    (iv)  the representations and warranties set forth in
         Section 4 above shall be true and correct in all material respects at and as of the Closing;

                     (v) Beverly and Acquisition shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

                    (vi) Beverly shall have delivered to ATH a certificate (without qualification as to Knowledge or otherwise) to the effect that each of the conditions specified above in Section 6(b)(i)-(v) (except for the conditions specified in Section 6(b)(i)) has been satisfied in all material respects;

                   (vii) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies set forth in the ATH Disclosure Schedule;

                  (viii) ATH shall have received from counsel to Beverly and Acquisition an opinion substantially consistent with and with respect to the matters set forth in Exhibit "6(b)(viii)" attached hereto, addressed to ATH and dated as of the Closing Date;

                    (ix) ATH shall have received a tax opinion from tax counsel to the effect that the Merger will constitute a tax-free reorganization pursuant to Code Sections 368(a)(1)(A) and 368(a)(2)(E);

                     (x) there shall not have occurred any material adverse change in the business, business prospects, affairs, condition (financial or otherwise), operations or results of operation of Beverly and its Subsidiaries, taken as whole, between the date hereof and the Closing Date;

                    (xi) all actions to be taken by Beverly and Acquisition in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to ATH and its counsel; and

                   (xii) the Beverly Share Closing Price shall not be more than $3 above the Beverly Established Share Price.

ATH may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

         7.      Remedies for Breaches of this Agreement.

         (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Effective Time hereunder (even if the damaged Party knew of any misrepresentation or breach of warranty at the time of Effective Time) and continue in full force and effect thereafter (subject to any applicable statutes of limitations).

         (b)     Indemnification.

                     (i) ATH (herein, the "Indemnitor") agrees that as to the representations, warranties, covenants and agreements set forth in this Agreement or in any other certificate, instrument or agreement delivered in connection with or contemplated by this Agreement, after the Effective Date it shall indemnify and hold harmless Beverly, Acquisition and the Surviving Corporation, and each of them (jointly and severally, the "Indemnitees"), and each Controlling Person, if any, thereof, and their respective officers, directors, employees, shareholders, representatives and agents, and their respective successors and assigns, from and against any and all losses, costs, claims, taxes, demands, damages, deficiencies, liabilities, joint or several, and all expenses (whether or not arising out of third party claims, and including, without limitation, reasonable fees and disbursements of counsel, and costs and expenses of investigation and settlement, as they are incurred) and all other obligations whatsoever incurred or sustained by an Indemnitee or Controlling Person, by virtue or as a result of the inaccuracy of any such representation or the breach of any such warranty, covenant or agreement made in this Agreement or in any such certificate, agreement or other instrument delivered in connection with this Agreement (herein, a "Loss").

                    (ii)  Promptly after receipt by an Indemnitee under this
Section 7(b) of notice of the commencement of any action or proceeding, such Indemnitee will, if a claim in respect thereof may be made against the Indemnitor under this Section 7(b), notify the Indemnitor of the commencement thereof; but the omission so to notify the Indemnitor will not relieve it from any liability which it may have to any Indemnitee otherwise than under this
Section 7(b), and then only to the extent that the Indemnitor is substantially prejudiced by the omission of the such notification. In case any such action or proceeding is brought against any Indemnitee, and it notifies an Indemnitor of the commencement thereof, the Indemnitor will be entitled to participate therein, and, to the extent that it may wish (jointly with any other indemnifying party similarly notified), to assume the defense thereof with counsel reasonably satisfactory to such Indemnitee, and after notice from the Indemnitor to such Indemnitee of its election so to assume the defense thereof, except as otherwise specifically provided hereinafter, the Indemnitor will not be liable to such Indemnitee under this Section 7(b) for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing sentence, if at any time an Indemnitee shall have requested the Indemnitor to reimburse the Indemnitee for fees and expenses of counsel as contemplated by this Section 7(b), the Indemnitor agrees that it shall be liable for any settlement of any proceeding effected without its written consent, if (A) such settlement is entered into more than ten business days after receipt by such Indemnitor of the aforesaid request, (B) such Indemnitor shall not have reimbursed the Indemnitee in accordance with such request prior to the date of such settlement, and (C) such Indemnitor is found to be obligated to provide indemnification under this Section 7(b). The Indemnitor shall not, without the prior written consent of the Indemnitee, which consent will not be unreasonably withheld by such Indemnitee, effect any settlement of any pending or threatened proceeding in respect of which any Indemnitee is or could have been a party and indemnity could have been sought hereunder by such Indemnitee, unless such settlement includes an unconditional release of such Indemnitee from all liability on claims that are the subject matter of such proceeding.

                   (iii) Any Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, unless (A) the employment of such counsel has been specifically authorized in writing by the Indemnitor, (B) the Indemnitor has failed to assume the defense and employ counsel reasonably satisfactory to the Indemnitee, or (C) the named parties to any such action (including any impleaded parties) include such Indemnitee and the Indemnitor, and such Indemnitee shall have been advised by its counsel that there are one or more legal defenses available to it which are different from or additional to those available to the Indemnitor (in which case the Indemnitor shall not have the right to assume the defense of such action on behalf of such Indemnitee, it being understood, however, that the Indemnitor shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnitees, which firm shall be designated in writing by Beverly, and that all such fees and expenses shall be reimbursed as they are incurred).

         (c)     No Waiver.       The indemnification rights in this Section 7
and the representations and warranties of ATH set forth in this Agreement or in any other certificate, instrument or agreement delivered in connection with or contemplated by this Agreement, will remain operative and in full force and effect regardless of any investigations made by or on behalf of any Indemnitee or any Controlling Person thereof, if any, and will survive delivery of, and payment for, the Beverly Shares and/or any termination of this Agreement.

         8.      Termination.

         (a) Termination of Agreement. Any of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

                     (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

                    (ii) Beverly and Acquisition may terminate this Agreement by giving written notice to ATH at any time prior to the Effective Time in the event ATH is then in breach of any representation, warranty, or covenant contained in this Agreement in any material respect;

                   (iii) ATH may terminate this Agreement by giving written notice to Beverly and Acquisition at any time prior to the Effective Time in the event Beverly or Acquisition is then in breach of any representation, warranty or covenant contained in this Agreement in any material respect;

                    (iv) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the ATH Consent Solicitation in the event this Agreement and the Merger fail to receive the ATH Requisite Stockholder Approval;

                     (v) Beverly and Acquisition may terminate this Agreement by giving written notice to ATH at any time prior to the Effective Time if the Closing shall not have occurred on or before September 30, 1994, by reason of the failure of any condition precedent under
         Section 6(a) hereof (unless the failure results from Beverly or Acquisition breaching any representation, warranty, or covenant contained in this Agreement); or

                    (vi) ATH may terminate this Agreement by giving written notice to Beverly and Acquisition at any time prior to the Effective Time if the Closing shall not have occurred on or before September 30, 1994, by reason of the failure of any condition precedent under
         Section 6(b) hereof (unless the failure results from ATH breaching any representation, warranty, or covenant contained in this Agreement).

         (b) Effect of Termination. In the event of termination of this Agreement pursuant to Section 8(a), each party shall be responsible for its own expenses incurred in connection with the negotiation and performance of this Agreement and the transactions contemplated hereby; provided, that if such termination results from misrepresentation or breach by any Party of any warranty, representation, covenant or agreement herein, arising from the withholding of material information concerning that Party or its business, such Party shall be liable for the expenses incurred by the other Party or Parties hereunder, not to exceed $150,000 in the aggregate.

         9.      Miscellaneous.

         (a) Press Releases and Public Announcements. Neither Beverly, Acquisition nor ATH or any of ATH's Subsidiaries shall issue any press release or announcement relating to the subject matter of this Agreement without prior written notice to the other Parties; provided, however, that any party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing party will use its best efforts to advise the other Parties prior to making the disclosure).

         (b) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

         (c) Entire Agreement. This Agreement (including the exhibits, schedules and appendices hereto) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, relating to the subject matter hereof.

         (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

         (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) Notices. Any notice, request, demand, claim or other communication hereunder shall be in writing and shall be deemed duly given two
(2) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                 If to ATH:


                 American Transitional Hospitals, Inc.
                 112 Second Avenue North
                 Franklin, Tennessee 37064
                 Attention:       Robert C. Crosby,
                                  Chairman & Chief Executive Officer

                 With a Copy to:

                 Harwell Howard Hyne Gabbert & Manner, P.C.
                 1800 First American Center
                 315 Deaderick Street
                 Nashville, Tennessee 37238
                 Attention:       Mark Manner, Esq.


                 If to Beverly and/or Acquisition:

                 Beverly Enterprises, Inc.
                 5111 Rogers Avenue, Suite 40-A
                 Fort Smith, Arkansas 72919-1000
                 Attention:       David R. Banks,
                                  Chairman & Chief Executive Officer

                 With a Copy to:

                 Giroir & Gregory, Professional Association
                 111 Center Street, Suite 1900
                 Little Rock, Arkansas 72201
                 Attention:       C. J. Giroir, Jr., Esq.

Any party may give any notice, request, demand or claim hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand or claim shall be deemed to have been duly given unless and until receipt of delivery is confirmed by the Party to whom it is addressed. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         (i) Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws (excluding the law of conflict of laws) of the State of Delaware.

         (j) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Delaware General Corporation Law and federal and state securities laws. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction and to this end, the provisions of this Agreement are declared to be severable. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         (l) Expenses. Each of the Parties will bear its own costs and expenses (including legal, accounting and other fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, provided that any expenses of ATH in connection with the transactions contemplated by this Agreement in excess of $150,000 shall be borne separately by the ATH Stockholders, ratably in accordance with their ownership of ATH, or otherwise as they may agree among themselves.

         (m) Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

         (n) Incorporation of Exhibits and Schedules. The exhibits, schedules and appendices identified in this Agreement are incorporated herein by reference and made a part hereof.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                        BEVERLY ENTERPRISES, INC., a Delaware
                                        Corporation



                                        By: /s/ SCOTT M. TABAKIN
                                           Title: Vice President & Controller


                                        ATH ACQUISITION, INC., INC., a Delaware
                                        Corporation



                                        By: /s/ SCOTT M. TABAKIN
                                           Title: Vice President & Controller


                                        AMERICAN TRANSITIONAL HOSPITALS, INC.,
                                        a Delaware Corporation



                                        By: /s/ ROBERT C. CROSBY
                                           Title: President

                                                                      APPENDIX B

                               SECTION 262 OF THE
                        DELAWARE GENERAL CORPORATION LAW

APPRAISAL RIGHTS

         (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to the provisions of subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with the provisions of subsection (d) of this Section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this Chapter shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this Section. As used in this Section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a non-stock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Sections 251, 252, 254, 257, 258, 263 or 264 of this Chapter;

                 (1) provided, however, that no appraisal rights under this Section shall be available for the shares of any class or series of stock which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 stockholders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this Chapter.

                 (2) Notwithstanding the provisions of subsection (b)(1) of this Section, appraisal rights under this Section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Section 251, 252, 254, 257, 258, 263 and 264 of this Chapter to accept for such stock anything except (i) shares of stock of the corporation surviving or resulting from such merger or consolidation; (ii) shares of stock of any other corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders; (iii) cash in lieu of fractional shares of the corporations described in the foregoing clauses (i) and (ii); or (iv) any combination of the shares of stock and cash in lieu of fractional shares described in the foregoing clauses (i), (ii) and (iii) of this subsection.

                 (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this chapter is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this Section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this Section, including those set forth in subsections (d) and (e), shall apply as nearly as is practicable.

         (d) Appraisal rights shall be perfected as follows:

                 (1) If a proposed merger or consolidation for which appraisal rights are provided under this Section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or
         (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this Section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with the provisions of this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                 (2) If the merger or consolidation was approved pursuant to
         Section 228 or Section 253 of this Chapter, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this Section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends to demand the appraisal of his shares.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with the provisions of subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery, of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, services of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with the provisions of this Section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrower money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this Section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this Section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any other state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this Section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this Section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either in within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this Section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation into which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                      APPENDIX C
                          FORM OF AFFILIATE AGREEMENT

                                 July __, 1994



Beverly Enterprises, Inc.
5111 Rogers Avenue, Suite 40-A
Fort Smith, AR 72919-1000

Gentlemen:

         I have been advised that as of the date hereof I may be deemed to be an "affiliate" of American Transitional Hospitals, Inc., a Delaware corporation ("ATH"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of June __, 1994 (the "Agreement"), by and between Beverly Enterprises, Inc., a Delaware corporation ("Beverly"), ATH Acquisition, Inc., a Delaware corporation ("Acquisition"), and ATH, Acquisition would be merged with and into ATH, as a result of which ATH would become a wholly-owned subsidiary of Beverly (the "Merger").

         As a result of the Merger, I may receive shares of common stock of Beverly, $.10 par value per share (the "Beverly Common Stock"). I would receive such shares (or options for shares) in exchange for, respectively, shares (or options for shares) owned by me of ATH: (i) common stock, par value $.01 per share (the "ATH Common Stock") and (ii) ATH Series A Preferred Stock, ATH Series B Preferred Stock, ATH Series C Preferred Stock and ATH Series D Preferred Stock (the ATH Series A, B, C and D Preferred Stock are collectively referred to as the "ATH Preferred Stock") (the ATH Common Stock and the ATH Preferred Stock are collectively referred to hereinafter as the "ATH Capital Stock").

         I represent and warrant to, and covenant with, Beverly that in the event I receive any Beverly Common Stock as a result of the Merger:

         A. I shall not make any sale, transfer or other disposition of any Beverly Common Stock issued to me in the Merger in violation of the Act or the Rules and Regulations.

Beverly Enterprises, Inc.
July __, 1994
Page 2





         B. I have carefully read this letter and the Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of any Beverly Common Stock issued to me in the Merger, to the extent I felt necessary, with my counsel or counsel for ATH.

         C. I have been advised that the issuance of Beverly Common Stock to me in the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger will be submitted for a vote of the stockholders of ATH, I may be deemed to be an affiliate of ATH, the distribution by me of any Beverly Common Stock issued to me in the Merger will not have been registered under the Act and that I may not sell, transfer or otherwise dispose of any Beverly Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Beverly, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

         D. I understand that Beverly is under no obligation to register under the Act the sale, transfer or other disposition by me or on my behalf of any Beverly Common Stock issued to me in the Merger or to take any other action necessary in order to make compliance with an exemption from such registration available.

         E. I have no present intention to sell or dispose of any shares of ATH Capital Stock now owned or of any shares of Beverly Common Stock to be received by me in or as a result of the Merger.

         F. I also understand that stop transfer instructions will be given to Beverly's transfer agents with respect to the Beverly Common Stock issued to me in the Merger and that there will be placed on the certificates for the

Beverly Enterprises, Inc.
July __, 1994
Page 3





                 Beverly Common Stock issued to me in the Merger, or any substitutions therefor, a legend stating in substance:

                          "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by the certificate may only be transferred in accordance with the terms of an agreement dated _______________, 1994 between the registered holder hereof and Beverly, a copy of which agreement is on file at the principal offices of Beverly.

         G. I also understand that unless the transfer by me of any Beverly Common Stock issued to me in the Merger has been registered under the Act or as a sale made in conformity with the provision of Rule 145, Beverly reserves the right to put the following legend on the certificates issued to my transferee:

                          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of Securities Act of 1933 and may not be sold or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

         It is understood and agreed that the legends set forth in paragraphs F and G above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Beverly a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Beverly, to the effect that such legend is not required for purposes of the Act.

         I further represent and warrant to, and covenant with, Beverly that I will not sell, transfer or otherwise dispose of any ATH Capital Stock or Beverly Common Stock held by me (whether or not issued to me in the Merger) within the 30 days prior to

Beverly Enterprises, Inc.
July __, 1994
Page 4





the Effective Time (as defined in the Agreement) and until after such time as results covering at least 30 days of combined operations of Beverly and ATH have been published by Beverly, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations. Furthermore, I understand that Beverly will give stop transfer instructions to its transfer agent in order to prevent the breach of the representation, warranty and covenant made by me in this paragraph. I also understand that the Merger is intended to be treated for accounting purposes as a "pooling of interests," and I agree that, if Beverly advises me in writing that additional restrictions apply to my ability to sell, transfer or otherwise dispose of ATH Capital Stock or Beverly Common Stock in order to be entitled to use the pooling of interest accounting method, I will abide by such restrictions.

                                        Very truly yours,



                                        By:  ______________________________
                                             Name:

Accepted this ____ day of _____,
1994 by BEVERLY ENTERPRISES, INC.



By: ______________________________
    Name:
    Title:

                                  APPENDIX D-1

EXAMPLE OF CONVERSION OF ATH PREFERRED STOCK, ATH COMMON STOCK AND ATH WARRANTS

    The table below reflects the number of Beverly Final Shares that each ATH preferred stockholder, common stockholder and warrant holder would be entitled to, on the Closing Date of the Merger if the Beverly Share Closing Price equals $13.30. If the Beverly Share Closing Price is not more than one dollar above or below $13.30, then Beverly Final Shares to be issued to each ATH preferred stockholder, common stockholder and warrant holder would equal the number of Beverly Final Shares if the Beverly Share Closing Price were equal to $13.30.

                                                                                                      BEVERLY SHARES TO BE
                                                                  CONVERSION   BEVERLY SHARES TO BE   RECEIVED IN THE ATH
                                                                  FACTOR TO    RECEIVED IN THE ATH      PREFERRED STOCK
                                                  ATH EXCHANGED    BEVERLY           PRO RATA             LIQUIDATION
                                                  SECURITIES(1)   SHARES(2)       ALLOCATION(2)          PREFERENCE(3)
                                                  -------------   ----------   --------------------   --------------------
Preferred Stock:
 Series A
   Menlo Ventures III...........................    1,000,000       .120437           120,437                 13,534
 Series B
   Menlo Ventures III...........................    1,000,000       .120437           120,437                 27,068
   Ventures Medical, L.P........................      550,000       .120437            66,240                 14,887
   Criterion Ventures Partners III..............      550,000       .120437            66,240                 14,887
   The Genesis Fund.............................      400,000       .120437            48,176                 10,827
                                                  -------------                      --------                 ------
                                                    2,500,000                         301,093                 67,669
 Series C
   Menlo Ventures III...........................      539,020       .120437            64,918                 14,590
   Charles River Partnership V..................      539,020       .120437            64,918                 14,590
   Regional Financial Enterprises...............      359,346       .120437            43,279                  9,727
   Fireman......................................       89,717       .120437            10,805                  2,428
   Miller.......................................       13,315       .120437             1,604                    361
   Ragsdale.....................................       73,196       .120437             8,816                  1,981
   Steffy.......................................       73,196       .120437             8,816                  1,981
   Green........................................          997       .120437               120                     27
                                                  -------------                      --------                 ------
                                                    1,687,807                         203,276                 45,685
 Series D
   Purchased January, 1993:
     Menlo Ventures III.........................    1,500,000       .120437           180,656                 40,602
     InterWest Partners IV, L.P.................    1,500,000       .120437           180,656                 40,602
     Ventures Medical, L.P......................      700,000       .120437            84,306                 18,947
     Charles River Partnership V................      600,000       .120437            72,262                 16,240
     Criterion Ventures Partners III............      450,000       .120437            54,197                 12,180
     Unco Ventures Ltd..........................      350,000       .120437            42,153                  9,474
     Schube.....................................       50,000       .120437             6,022                  1,353
     Allbritton.................................       20,000       .120437             2,409                    541
                                                  -------------                      --------                 ------
                                                    5,170,000                         622,661                139,939
   Purchased June 9, 1993:
     Crosby.....................................       25,000       .120437             3,011                    677
     Munroe.....................................          500       .120437                60                     14
                                                  -------------                      --------                 ------
                                                       25,500                           3,071                    691
   Purchased July 1993:
     HealthTrust, Inc...........................    1,300,000       .120437           156,568                 35,188
                                                  -------------                      --------                 ------
                                                    6,495,500                         782,300                175,818
Series D Warrants (as converted)
       Menlo Ventures III.......................      600,000       .120437            72,262                 16,241
       InterWest Partners IV, L.P...............      600,000       .120437            72,262                 16,241
       Ventures Medical, L.P....................      280,000       .120437            33,722                  7,578
       Charles River Partnership V..............      240,000       .120437            28,905                  6,496
       Criterion Ventures Partners III..........      180,000       .120437            21,679                  4,872
       Unco Ventures, Ltd.......................      140,000       .120437            16,861                  3,790
       Schube...................................       20,000       .120437             2,409                    541
       Allbritton...............................        8,000       .120437               964                    217
                                                  -------------                      --------                 ------
                                                    2,068,000       .120437           249,064                 55,976
Common Stockholders
     Ragsdale...................................      550,000       .120437            66,240
     Steffy.....................................      550,000       .120437            66,240
     Chaney.....................................      550,000       .120437            66,240
     Usdan......................................      487,500       .120437            58,714
     Griffen....................................      224,650       .120437            27,056
     Crosby.....................................      229,166       .120437            27,601
                                                  -------------                      --------                 ------
                                                    2,591,316       .120437           312,091                     --
                                                  -------------                      --------                 ------
Total...........................................   16,342,623                       1,968,261                358,682
                                                  ============                 ==================     ==================

                                                  BEVERLY SHARES TO BE
                                                  RECEIVED IN THE ATH     BEVERLY SHARES TO BE      BEVERLY FINAL
                                                    PREFERRED STOCK        RECEIVED IN THE ATH      SHARES TO BE
                                                        DIVIDEND           COMMON STOCK FIXED      RECEIVED BY ATH
                                                     PREFERENCE(3)        CERTIFICATE AMOUNT(3)    STOCKHOLDERS(4)
                                                  --------------------   -----------------------   ---------------
Preferred Stock:
 Series A
   Menlo Ventures III...........................          8,086                      --                 142,057
 Series B
   Menlo Ventures III...........................         13,088                      --                 160,593
   Ventures Medical, L.P........................          7,198                      --                  88,325
   Criterion Ventures Partners III..............          7,198                      --                  88,325
   The Genesis Fund.............................          5,236                      --                  64,239
                                                          -----                     ---            ---------------
                                                         32,720                      --                 401,482
 Series C
   Menlo Ventures III...........................          2,061                      --                  81,569
   Charles River Partnership V..................          2,061                      --                  81,569
   Regional Financial Enterprises...............          1,375                      --                  54,381
   Fireman......................................            343                      --                  13,576
   Miller.......................................             51                      --                   2,016
   Ragsdale.....................................            280                      --                  11,077
   Steffy.......................................            280                      --                  11,077
   Green........................................              4                      --                     151
                                                          -----                     ---            ---------------
                                                          6,455                      --                 255,416
 Series D
   Purchased January, 1993:
     Menlo Ventures III.........................          5,166                      --                 226,424
     InterWest Partners IV, L.P.................          5,166                      --                 226,424
     Ventures Medical, L.P......................          2,411                      --                 105,664
     Charles River Partnership V................          2,066                      --                  90,568
     Criterion Ventures Partners III............          1,550                      --                  67,927
     Unco Ventures Ltd..........................          1,205                      --                  52,832
     Schube.....................................            172                      --                   7,547
     Allbritton.................................             69                      --                   3,019
                                                          -----                     ---            ---------------
                                                         17,805                                         780,405
   Purchased June 9, 1993:
     Crosby.....................................             64                      --                   3,752
     Munroe.....................................              1                      --                      75
                                                          -----                     ---            ---------------
                                                             65                      --                   3,827
   Purchased July 1993:
     HealthTrust, Inc...........................          2,907                      --                 194,663
                                                          -----                     ---            ---------------
                                                         20,777                                         978,895
Series D Warrants (as converted)
       Menlo Ventures III.......................             --                      --                  88,503
       InterWest Partners IV, L.P...............             --                      --                  88,503
       Ventures Medical, L.P....................             --                      --                  41,300
       Charles River Partnership V..............             --                      --                  35,401
       Criterion Ventures Partners III..........             --                      --                  26,551
       Unco Ventures, Ltd.......................             --                      --                  20,651
       Schube...................................             --                      --                   2,950
       Allbritton...............................             --                      --                   1,181
                                                          -----                     ---            ---------------
                                                             --                      --                 305,040
Common Stockholders
     Ragsdale...................................                                    414                  66,654
     Steffy.....................................                                    414                  66,654
     Chaney.....................................                                    414                  66,654
     Usdan......................................                                    367                  59,081
     Griffen....................................                                  1,688                  28,744
     Crosby.....................................                                  1,722                  29,323
                                                          -----                     ---            ---------------
                                                             --                   5,019                 317,110
                                                          -----                     ---            ---------------
Total...........................................         68,038                   5,019               2,400,000
                                                  ==================     ====================      ===============

- ---------------

(1) The ATH Exchanged Securities consist of (i) 11,683,307 shares of ATH Preferred Stock; (ii) 2,068,000 shares of ATH Preferred Stock issuable upon exercise of ATH Warrants; and (iii) 2,591,316 shares of ATH Common Stock for a total of 16,342,623 shares of ATH Capital Stock. In accordance with the ATH Certificate, the 16,342,623 shares of ATH Capital Stock represents all shares of ATH Capital Stock on an as-if-converted-to common stock basis.

(2) The Conversion Factor to Beverly Shares of .120437 is calculated by dividing the Beverly Shares to be received on the ATH Pro Rata Allocation (1,968,261) by the ATH Exchanged Securities (16,342,623). The Beverly Shares to be received in the ATH Pro Rata Allocation of 1,968,261 shares is calculated by subtracting the sum of Beverly Shares to be received in: (i) the ATH Preferred Stock Liquidation Preference (358,682); (ii) the ATH Preferred Stock Dividend Preference (68,038); and (iii) the ATH Common Stock Fixed Charter Amount (5,019) from the Beverly Final Shares of 2,400,000. The Beverly Final Shares of 2,400,000 are calculated by dividing the Beverly Established Value of $31,920,000 by the Beverly Established Share Price of $13.30.

(3) The total liquidation preference and accumulated dividends applicable to each respective ATH class of security pursuant to the ATH Certificate is as follows:

                                                   PREFERRED STOCK        ACCUMULATED           COMMON STOCK
                                                LIQUIDATION PREFERENCE     DIVIDENDS       LIQUIDATION PREFERENCE
                                                ----------------------    -----------      ----------------------
ATH Preferred Stock
 Series A.....................................        $  500,000           $ 298,726
 Series B.....................................         2,500,000           1,208,836
 Series C.....................................         1,687,807             238,466
 Series D
   -- January 27, 1993........................         5,170,000             657,794
   -- June 9, 1993............................            25,500               2,427
   -- July 30, 1993...........................         1,300,000             107,384
ATH Common Stock..............................                                    --                66,757
ATH Warrants (as converted)...................         2,068,000                  --

      As part of the Merger, the holders of ATH Preferred Stock will vote on the waiver of 64% of the liquidation preference they would otherwise be entitled under the ATH Certificate. Accordingly, the Beverly Shares to be received in the ATH Preferred Stock Liquidation Preference is calculated by dividing the product of the preferred stock liquidation preference times 36% by the assumed Beverly Share Closing Price of $13.30.
      As part of the Merger, the holders of ATH Preferred Stock will vote on the waiver of 64% of the accumulated but undeclared dividends they would otherwise be entitled under the ATH Certificate. The amount of the accumulated but undeclared dividends is through June 30, 1994, which amount will be adjusted to the actual amount on the Closing Date. The Beverly Shares to be received in the ATH Preferred Stock Dividend Preference is calculated by dividing the product of the accumulated dividends times 36% by the assumed Beverly Share Closing Price of $13.30.
      As part of the Merger, the holders of ATH Common Stock will be entitled to their liquidation preference under the ATH Certificate. Accordingly, the Beverly Final Shares to be received in the ATH Common Stock Fixed Charter Amount is calculated by dividing the common stock liquidation preference (66,757) by the assumed Beverly Share Closing Price of $13.30.

(4) The number of Beverly Final Shares to be received by ATH preferred stockholders is equal to the sum of: (i) the Beverly Shares to be received in the ATH Pro Rata Allocation; plus (ii) the Beverly Shares to be received in the ATH Preferred Stock Liquidation Preference; plus (iii) the Beverly Shares to be received in the ATH Preferred Stock Dividend Preference. The number of Beverly Final Shares to be received by the ATH common stockholders is equal to the sum of (i) the Beverly Shares to be received in the ATH Pro Rata Allocation; plus (ii) the Beverly Shares to be received in the ATH Common Stock Fixed Charter Amount. The number of Beverly Final Shares to be received by ATH warrant holders is equal to the sum of (i) the Beverly Shares to be received in the ATH Pro Rata Allocation; plus (ii) the Beverly Shares to be received in the ATH Preferred Stock Liquidation Preference.

                                  APPENDIX D-2

EXAMPLE OF CONVERSION OF ATH PREFERRED STOCK, ATH COMMON STOCK AND ATH WARRANTS

    The table below reflects the number of Beverly Final Shares that each ATH preferred stockholder, common stockholder and warrant holder would be entitled to, on the Closing Date of the Merger if the Beverly Share Closing Price equals $12.00.

                                                                                                      BEVERLY SHARES TO BE
                                                                  CONVERSION   BEVERLY SHARES TO BE   RECEIVED IN THE ATH
                                                                  FACTOR TO    RECEIVED IN THE ATH      PREFERRED STOCK
                                                  ATH EXCHANGED    BEVERLY           PRO RATA             LIQUIDATION
                                                  SECURITIES(1)   SHARES(2)       ALLOCATION(2)          PREFERENCE(3)
                                                  -------------   ----------   --------------------   --------------------
Preferred Stock:
 Series A
   Menlo Ventures III...........................    1,000,000       .133485           133,485                 15,000
 Series B
   Menlo Ventures III...........................    1,000,000       .133485           133,485                 30,000
   Ventures Medical, L.P........................      550,000       .133485            73,417                 16,500
   Criterion Ventures Partners III..............      550,000       .133485            73,417                 16,500
   The Genesis Fund.............................      400,000       .133485            53,393                 12,000
                                                  -------------                      --------                 ------
                                                    2,500,000                         333,712                 75,000
 Series C
   Menlo Ventures III...........................      539,020       .133485            71,951                 16,171
   Charles River Partnership V..................      539,020       .133485            71,951                 16,171
   Regional Financial Enterprises...............      359,346       .133485            47,966                 10,779
   Fireman......................................       89,717       .133485            11,976                  2,692
   Miller.......................................       13,315       .133485             1,777                    399
   Ragsdale.....................................       73,196       .133485             9,771                  2,196
   Steffy.......................................       73,196       .133485             9,771                  2,196
   Green........................................          997       .133485               133                     30
                                                  -------------                      --------                 ------
                                                    1,687,807                         225,296                 50,634
 Series D
   Purchased January, 1993:
     Menlo Ventures III.........................    1,500,000       .133485           200,227                 45,000
     InterWest Partners IV, L.P.................    1,500,000       .133485           200,227                 45,000
     Ventures Medical, L.P......................      700,000       .133485            93,438                 21,000
     Charles River Partnership V................      600,000       .133485            80,091                 18,000
     Criterion Ventures Partners III............      450,000       .133485            60,068                 13,500
     Unco Ventures Ltd..........................      350,000       .133485            46,720                 10,500
     Schube.....................................       50,000       .133485             6,674                  1,500
     Allbritton.................................       20,000       .133485             2,670                    600
                                                  -------------                      --------                 ------
                                                    5,170,000                         690,115                155,100
   Purchased June 9, 1993:
     Crosby.....................................       25,000       .133485             3,337                    750
     Munroe.....................................          500       .133485                67                     15
                                                  -------------                      --------                 ------
                                                       25,500                           3,404                    765
   Purchased July 1993:
     HealthTrust, Inc...........................    1,300,000       .133485           173,530                 39,000
                                                  -------------                      --------                 ------
                                                    6,495,500                         867,049                194,865
Series D Warrants as converted
       Menlo Ventures III.......................      600,000       .133485            80,091                 18,000
       InterWest Partners IV, L.P...............      600,000       .133485            80,091                 18,000
       Ventures Medical, L.P....................      280,000       .133485            37,375                  8,400
       Charles River Partnership V..............      240,000       .133485            32,036                  7,200
       Criterion Ventures Partners III..........      180,000       .133485            24,027                  5,400
       Unco Ventures, Ltd.......................      140,000       .133485            18,688                  4,200
       Schube...................................       20,000       .133485             2,670                    600
       Allbritton...............................        8,000       .133485             1,068                    240
                                                  -------------                      --------                 ------
                                                    2,068,000                         276,046                 62,040
Common Stockholders
     Ragsdale...................................      550,000       .133485            73,417
     Steffy.....................................      550,000       .133485            73,417
     Chaney.....................................      550,000       .133485            73,417
     Usdan......................................      487,500       .133485            65,073
     Griffen....................................      224,650       .133485            29,987
     Crosby.....................................      229,166       .133485            30,590
                                                  -------------                      --------                 ------
                                                    2,591,316       .133485           345,901                     --
                                                  -------------                      --------                 ------
Total...........................................   16,342,623                       2,181,489                397,539
                                                  ============                 ==================     ==================

                                                  BEVERLY SHARES TO BE
                                                  RECEIVED IN THE ATH     BEVERLY SHARES TO BE      BEVERLY FINAL
                                                    PREFERRED STOCK        RECEIVED IN THE ATH      SHARES TO BE
                                                        DIVIDEND           COMMON STOCK FIXED      RECEIVED BY ATH
                                                     PREFERENCE(3)        CERTIFICATE AMOUNT(3)    STOCKHOLDERS(4)
                                                  --------------------   -----------------------   ---------------
Preferred Stock:
 Series A
   Menlo Ventures III...........................          8,962                      --                 157,447
 Series B
   Menlo Ventures III...........................         14,506                      --                 177,991
   Ventures Medical, L.P........................          7,978                      --                  97,895
   Criterion Ventures Partners III..............          7,978                      --                  97,895
   The Genesis Fund.............................          5,803                      --                  71,196
                                                          -----                     ---            ---------------
                                                         36,265                      --                 444,977
 Series C
   Menlo Ventures III...........................          2,285                      --                  90,407
   Charles River Partnership V..................          2,285                      --                  90,407
   Regional Financial Enterprises...............          1,524                      --                  60,269
   Fireman......................................            380                      --                  15,048
   Miller.......................................             56                      --                   2,232
   Ragsdale.....................................            310                      --                  12,277
   Steffy.......................................            310                      --                  12,277
   Green........................................              4                      --                     167
                                                          -----                     ---            ---------------
                                                          7,154                      --                 283,084
 Series D
   Purchased January, 1993:
     Menlo Ventures III.........................          5,725                      --                 250,952
     InterWest Partners IV, L.P.................          5,725                      --                 250,952
     Ventures Medical, L.P......................          2,673                      --                 117,111
     Charles River Partnership V................          2,290                      --                 100,381
     Criterion Ventures Partners III............          1,718                      --                  75,286
     Unco Ventures Ltd..........................          1,336                      --                  58,556
     Schube.....................................            191                      --                   8,365
     Allbritton.................................             76                      --                   3,346
                                                          -----                     ---            ---------------
                                                         19,734                                         864,949
   Purchased June 9, 1993:
     Crosby.....................................             71                      --                   4,158
     Munroe.....................................              1                      --                      83
                                                          -----                     ---            ---------------
                                                             72                      --                   4,241
   Purchased July 1993:
     HealthTrust, Inc...........................          3,222                      --                 215,752
                                                          -----                     ---            ---------------
                                                         23,028                      --               1,084,942
Series D Warrants as converted
       Menlo Ventures III.......................             --                      --                  98,091
       InterWest Partners IV, L.P...............             --                      --                  98,091
       Ventures Medical, L.P....................             --                      --                  45,775
       Charles River Partnership V..............             --                      --                  39,236
       Criterion Ventures Partners III..........             --                      --                  29,427
       Unco Ventures, Ltd.......................             --                      --                  22,888
       Schube...................................             --                      --                   3,270
       Allbritton...............................             --                      --                   1,308
                                                          -----                     ---            ---------------
                                                             --                      --                 338,086
Common Stockholders
     Ragsdale...................................                                    458                  73,875
     Steffy.....................................                                    458                  73,875
     Chaney.....................................                                    458                  73,875
     Usdan......................................                                    407                  65,480
     Griffen....................................                                  1,872                  31,859
     Crosby.....................................                                  1,910                  32,500
                                                          -----                     ---            ---------------
                                                             --                   5,563                 351,464
                                                          -----                     ---            ---------------
Total...........................................         75,409                   5,563               2,660,000
                                                  ==================     ====================      ===============

- ---------------

(1) The ATH Exchanged Securities consist of (i) 11,683,307 shares of ATH Preferred Stock; (ii) 2,068,000 shares of ATH Preferred Stock issuable upon exercise of ATH Warrants; and (iii) 2,591,316 shares of ATH Common Stock for a total of 16,342,623 shares of ATH Capital Stock. In accordance with the ATH Certificate, the 16,342,623 shares of ATH Capital Stock represents all shares of ATH Capital Stock on an as-if-converted-to common stock basis.

(2) The Conversion Factor to Beverly Shares of .133485 is calculated by dividing the Beverly Shares to be received on the ATH Pro Rata Allocation (2,181,489) by the ATH Exchanged Securities (16,342,623). The Beverly Shares to be received in the ATH Pro Rata Allocation of 2,181,489 shares is calculated by subtracting the sum of Beverly Shares to be received in: (i) the ATH Preferred Stock Liquidation Preference (397,539); (ii) the ATH Preferred Stock Dividend Preference (75,409); and (iii) the ATH Common Stock Fixed Charter Amount (5,563) from the Beverly Final Shares of 2,660,000. The Beverly Final Shares of 2,660,000 are calculated by dividing the Beverly Established Value of $31,920,000 by the Beverly Established Share Price of $12.00.

(3) The total liquidation preference and accumulated dividends applicable to each respective ATH class of security pursuant to the ATH Certificate is as follows:

                                                            PREFERRED STOCK          ACCUMULATED           COMMON STOCK
                                                         LIQUIDATION PREFERENCE       DIVIDENDS       LIQUIDATION PREFERENCE
                                                         ----------------------      -----------      ----------------------
        ATH Preferred Stock
         Series A........................................      $  500,000             $ 298,726
         Series B........................................       2,500,000             1,208,836
         Series C........................................       1,687,808               238,466
         Series D
           -- January 27, 1993...........................       5,170,000               657,794
           -- June 9, 1993...............................          25,500                 2,427
           -- July 30, 1993..............................       1,300,000               107,384
        ATH Common Stock.................................                                    --                66,757
        ATH Warrants (as converted)......................       2,068,000                    --


      As part of the Merger, the holders of ATH Preferred Stock will vote on the waiver of 64% of the liquidation preference they would otherwise be entitled under the ATH Certificate. Accordingly, the Beverly Shares to be received in the ATH Preferred Stock Liquidation Preference is calculated by dividing the product of the preferred stock liquidation preference times 36% by the assumed Beverly Share Closing Price of $12.00.
      As part of the Merger, the holders of ATH Preferred Stock will vote on the waiver of 64% of the accumulated but undeclared dividends they would otherwise be entitled under the ATH Certificate. The amount of the accumulated but undeclared dividends is through June 30, 1994, which amount will be adjusted to the actual amount on the Closing Date. The Beverly Shares to be received in the ATH Preferred Stock Dividend Preference is calculated by dividing the product of the accumulated dividends times 36% by the assumed Beverly Share Closing Price of $12.00.
      As part of the Merger, the holders of ATH Common Stock will be entitled to their liquidation preference under the ATH Certificate. Accordingly, the Beverly Final Shares to be received in the ATH Common Stock Fixed Charter Amount is calculated by dividing the common stock liquidation preference (66,757) by the assumed Beverly Share Closing Price of $12.00.

(4) The number of Beverly Final Shares to be received by ATH preferred stockholders is equal to the sum of: (i) the Beverly Shares to be received in the ATH Pro Rata Allocation; plus (ii) the Beverly Shares to be received in the ATH Preferred Stock Liquidation Preference; plus (iii) the Beverly Shares to be received in the ATH Preferred Stock Dividend Preference. The number of Beverly Final Shares to be received by the ATH common stockholders is equal to the sum of (i) the Beverly Shares to be received in the ATH Pro Rata Allocation; plus (ii) the Beverly Shares to be received in the ATH Common Stock Fixed Charter Amount. The number of Beverly Final Shares to be received by ATH warrant holders is equal to the sum of (i) the Beverly Shares to be received in the ATH Pro Rata Allocation; plus (ii) the Beverly Shares to be received in the ATH Preferred Stock Liquidation Preference.

                                  APPENDIX D-3

EXAMPLE OF CONVERSION OF ATH PREFERRED STOCK, ATH COMMON STOCK AND ATH WARRANTS

    The table below reflects the number of Beverly Final Shares that each ATH preferred stockholder, common stockholder and warrant holder would be entitled to, on the Closing Date of the Merger if the Beverly Share Closing Price equals $14.60.

                                                                                                      BEVERLY SHARES TO BE
                                                                  CONVERSION   BEVERLY SHARES TO BE   RECEIVED IN THE ATH
                                                                  FACTOR TO    RECEIVED IN THE ATH      PREFERRED STOCK
                                                  ATH EXCHANGED    BEVERLY           PRO RATA             LIQUIDATION
                                                  SECURITIES(1)   SHARES(2)       ALLOCATION(2)          PREFERENCE(3)
                                                  -------------   ----------   --------------------   --------------------
Preferred Stock:
 Series A
   Menlo Ventures III...........................    1,000,000       .109713           109,713                 12,329
 Series B
   Menlo Ventures III...........................    1,000,000       .109713           109,713                 24,657
   Ventures Medical, L.P........................      550,000       .109713            60,342                 13,562
   Criterion Ventures Partners III..............      550,000       .109713            60,342                 13,562
   The Genesis Fund.............................      400,000       .109713            43,886                  9,863
                                                  -------------                      --------                 ------
                                                    2,500,000                         274,283                 61,644
 Series C
   Menlo Ventures III...........................      539,020       .109713            59,138                 13,291
   Charles River Partnership V..................      539,020       .109713            59,138                 13,291
   Regional Financial Enterprises...............      359,346       .109713            39,425                  8,860
   Fireman......................................       89,717       .109713             9,843                  2,212
   Miller.......................................       13,315       .109713             1,461                    328
   Ragsdale.....................................       73,196       .109713             8,031                  1,805
   Steffy.......................................       73,196       .109713             8,031                  1,805
   Green........................................          997       .109713               109                     25
                                                  -------------                      --------                 ------
                                                    1,687,807                         185,176                 41,617
 Series D
   Purchased January, 1993:
     Menlo Ventures III.........................    1,500,000       .109713           164,570                 36,986
     InterWest Partners IV, L.P.................    1,500,000       .109713           164,570                 36,986
     Ventures Medical, L.P......................      700,000       .109713            76,798                 17,260
     Charles River Partnership V................      600,000       .109713            65,828                 14,795
     Criterion Ventures Partners III............      450,000       .109713            49,371                 11,096
     Unco Ventures Ltd..........................      350,000       .109713            38,400                  8,630
     Schube.....................................       50,000       .109713             5,486                  1,233
     Allbritton.................................       20,000       .109713             2,194                    493
                                                  -------------                      --------                 ------
                                                    5,170,000                         567,217                127,479
   Purchased June 9, 1993:
     Crosby.....................................       25,000       .109713             2,743                    617
     Munroe.....................................          500       .109713                55                     12
                                                  -------------                      --------                 ------
                                                       25,500                           2,798                    629
   Purchased July 1993:
     HealthTrust, Inc...........................    1,300,000       .109713           142,627                 32,055
                                                  -------------                      --------                 ------
                                                    6,495,500                         712,642                160,163
Series D Warrants as converted
     Menlo Ventures III.........................      600,000       .109713            65,828                 14,795
     InterWest Partners IV, L.P.................      600,000       .109713            65,828                 14,795
     Ventures Medical, L.P......................      280,000       .109713            30,720                  6,904
     Charles River Partnership V................      240,000       .109713            26,331                  5,918
     Criterion Ventures Partners III............      180,000       .109713            19,748                  4,438
     Unco Ventures, Ltd.........................      140,000       .109713            15,360                  3,452
     Stuart A. Schube...........................       20,000       .109713             2,194                    493
     Edwin Allbritton...........................        8,000       .109713               878                    197
                                                  -------------                      --------                 ------
                                                    2,068,000                         226,887                 50,992
Common Stockholders
 Ragsdale.......................................      550,000       .109713            60,342
 Steffy.........................................      550,000       .109713            60,342
 Chaney.........................................      550,000       .109713            60,342
 Usdan..........................................      487,500       .109713            53,486
 Griffen........................................      224,650       .109713            24,647
 Crosby.........................................      229,166       .109713            25,143
                                                  -------------                      --------                 ------
                                                    2,591,316       .109713           284,302                     --
                                                  -------------                      --------                 ------
Total...........................................   16,342,623                       1,793,003                326,745
                                                  ============                 ==================     ==================

                                                  BEVERLY SHARES TO BE
                                                  RECEIVED IN THE ATH     BEVERLY SHARES TO BE      BEVERLY FINAL
                                                    PREFERRED STOCK        RECEIVED IN THE ATH      SHARES TO BE
                                                        DIVIDEND           COMMON STOCK FIXED      RECEIVED BY ATH
                                                     PREFERENCE(3)        CERTIFICATE AMOUNT(3)    STOCKHOLDERS(4)
                                                  --------------------   -----------------------   ---------------
Preferred Stock:
 Series A
   Menlo Ventures III...........................          7,366                      --                 129,408
 Series B
   Menlo Ventures III...........................         11,922                      --                 146,292
   Ventures Medical, L.P........................          6,558                      --                  80,462
   Criterion Ventures Partners III..............          6,558                      --                  80,462
   The Genesis Fund.............................          4,769                      --                  58,518
                                                          -----                     ---            ---------------
                                                         29,807                      --                 365,734
 Series C
   Menlo Ventures III...........................          1,878                      --                  74,307
   Charles River Partnership V..................          1,878                      --                  74,307
   Regional Financial Enterprises...............          1,252                      --                  49,537
   Fireman......................................            313                      --                  12,368
   Miller.......................................             46                      --                   1,835
   Ragsdale.....................................            255                      --                  10,091
   Steffy.......................................            255                      --                  10,091
   Green........................................              3                      --                     137
                                                          -----                     ---            ---------------
                                                          5,880                      --                 232,673
 Series D
   Purchased January, 1993:
     Menlo Ventures III.........................          4,706                      --                 206,262
     InterWest Partners IV, L.P.................          4,706                      --                 206,262
     Ventures Medical, L.P......................          2,196                      --                  96,254
     Charles River Partnership V................          1,882                      --                  82,505
     Criterion Ventures Partners III............          1,412                      --                  61,879
     Unco Ventures Ltd..........................          1,098                      --                  48,128
     Schube.....................................            157                      --                   6,876
     Allbritton.................................             63                      --                   2,750
                                                          -----                     ---            ---------------
                                                         16,220                                         710,916
   Purchased June 9, 1993:
     Crosby.....................................             59                                           3,419
     Munroe.....................................              1                      --                      68
                                                          -----                     ---            ---------------
                                                             60                      --                   3,487
   Purchased July 1993:
     HealthTrust, Inc...........................          2,648                      --                 177,330
                                                          -----                     ---            ---------------
                                                         18,928                                         891,733
Series D Warrants as converted
     Menlo Ventures III.........................             --                      --                  80,623
     InterWest Partners IV, L.P.................             --                      --                  80,623
     Ventures Medical, L.P......................             --                      --                  37,624
     Charles River Partnership V................             --                      --                  32,249
     Criterion Ventures Partners III............             --                      --                  24,186
     Unco Ventures, Ltd.........................             --                      --                  18,812
     Stuart A. Schube...........................             --                      --                   2,687
     Edwin Allbritton...........................             --                      --                   1,075
                                                          -----                     ---            ---------------
                                                             --                      --                 277,879
Common Stockholders
 Ragsdale.......................................                                    377                  60,719
 Steffy.........................................                                    377                  60,719
 Chaney.........................................                                    377                  60,719
 Usdan..........................................                                    334                  53,820
 Griffen........................................                                  1,538                  26,185
 Crosby.........................................                                  1,569                  26,712
                                                          -----                     ---            ---------------
                                                             --                   4,572                 288,874
                                                          -----                     ---            ---------------
Total...........................................         61,981                   4,572               2,186,301
                                                  ==================     ====================      ===============

- ---------------

(1) The ATH Exchanged Securities consist of (i) 11,683,307 shares of ATH Preferred Stock; (ii) 2,068,000 shares of ATH Preferred Stock issuable upon exercise of ATH Warrants; and (iii) 2,591,316 shares of ATH Common Stock for a total of 16,342,623 shares of ATH Capital Stock. In accordance with the ATH Certificate, the 16,342,623 shares of ATH Capital Stock represents all shares of ATH Capital Stock on an as-if-converted-to common stock basis.

(2) The Conversion Factor to Beverly Shares of .109713 is calculated by dividing the Beverly Shares to be received on the ATH Pro Rata Allocation (1,793,003) by the ATH Exchanged Securities (16,342,623). The Beverly Shares to be received in the ATH Pro Rata Allocation of 1,793,003 shares is calculated by subtracting the sum of Beverly Shares to be received in: (i) the ATH Preferred Stock Liquidation Preference (326,745); (ii) the ATH Preferred Stock Dividend Preference (61,981); and (iii) the ATH Common Stock Fixed Charter Amount (4,572) from the Beverly Final Shares of 2,186,301. The Beverly Final Shares of 2,186,301 are calculated by dividing the Beverly Established Value of $31,920,000 by the Beverly Established Share Price of $14.60.

(3) The total liquidation preference and accumulated dividends applicable to each respective ATH class of security pursuant to the ATH Certificate is as follows:

                                                                  PREFERRED STOCK           ACCUMULATED          COMMON STOCK
                                                               LIQUIDATION PREFERENCE        DIVIDENDS      LIQUIDATION PREFERENCE
                                                               ----------------------       -----------     ----------------------
        ATH Preferred Stock
         Series A..............................................      $  500,000              $ 298,726
         Series B..............................................       2,500,000              1,208,836
         Series C..............................................       1,687,808                238,466
         Series D
           -- January 27, 1993.................................       5,170,000                657,794
           -- June 9, 1993.....................................          25,500                  2,427
           -- July 30, 1993....................................       1,300,000                107,384
        ATH Common Stock.......................................                                     --               66,757
        ATH Warrants (as converted)............................       2,068,000                     --

      As part of the Merger, the holders of ATH Preferred Stock will vote on the waiver of 64% of the liquidation preference they would otherwise be entitled under the ATH Certificate. Accordingly, the Beverly Shares to be received in the ATH Preferred Stock Liquidation Preference is calculated by dividing the product of the preferred stock liquidation preference times 36% by the assumed Beverly Share Closing Price of $14.60.
      As part of the Merger, the holders of ATH Preferred Stock will vote on the waiver of 64% of the accumulated but undeclared dividends they would otherwise be entitled under the ATH Certificate. The amount of the accumulated but undeclared dividends is through June 30, 1994, which amount will be adjusted to the actual amount on the Closing Date. The Beverly Shares to be received in the ATH Preferred Stock Dividend Preference is calculated by dividing the product of the accumulated dividends times 36% by the assumed Beverly Share Closing Price of $14.60.
      As part of the Merger, the holders of ATH Common Stock will be entitled to their liquidation preference under the ATH Certificate. Accordingly, the Beverly Final Shares to be received in the ATH Common Stock Fixed Charter Amount is calculated by dividing the common stock liquidation preference (66,757) by the assumed Beverly Share Closing Price of $14.60.

(4) The number of Beverly Final Shares to be received by ATH preferred stockholders is equal to the sum of: (i) the Beverly Shares to be received in the ATH Pro Rata Allocation; plus (ii) the Beverly Shares to be received in the ATH Preferred Stock Liquidation Preference; plus (iii) the Beverly Shares to be received in the ATH Preferred Stock Dividend Preference. The number of Beverly Final Shares to be received by the ATH common stockholders is equal to the sum of (i) the Beverly Shares to be received in the ATH Pro Rata Allocation; plus (ii) the Beverly Shares to be received in the ATH Common Stock Fixed Charter Amount. The number of Beverly Final Shares to be received by ATH warrant holders is equal to the sum of (i) the Beverly Shares to be received in the ATH Pro Rata Allocation; plus (ii) the Beverly Shares to be received in the ATH Preferred Stock Liquidation Preference.

                                                                      APPENDIX E

               FORM OF STOCKHOLDERS' INDEMNIFICATION AGREEMENT

         THIS ATH STOCKHOLDERS' INDEMNIFICATION AGREEMENT (this "Agreement"),

is made and entered into on this ___ day of _______, 1994, by and among BEVERLY

ENTERPRISES, INC., a Delaware corporation ("Beverly"), ATH ACQUISITION INC., a

Delaware corporation ("Acquisition"), AMERICAN TRANSITIONAL HOSPITALS, INC., a

Delaware corporation ("ATH") and each of the holders (the "ATH Stockholders")

of the capital stock of ATH, as listed on the signature page hereof.

         WHEREAS, pursuant to an Agreement and Plan of Merger dated as of ______________, 1994 by and among Beverly, Acquisition and ATH (the "Merger Agreement"), Acquisition is being merged with and into ATH under the General Corporation Law of the State of Delaware, with ATH to be the surviving corporation in the merger, and to succeed to all the rights, privileges, benefits and obligations of Acquisition as a consequence thereof, and the ATH Stockholders to receive shares of Beverly common stock in exchange for their shares of the capital stock of ATH; and

         WHEREAS, ATH has made certain warranties and representations to or for the benefit of Beverly and ATH under or in connection with the Merger Agreement, and has agreed in the Merger Agreement to indemnify Beverly, Acquisition, the Surviving Corporation and certain Controlling Persons (as defined in the Merger Agreement), if any, against certain Losses (as defined in the Merger Agreement) arising out of or in connection with such warranties and representations of ATH; and

         WHEREAS, Paragraph 6(a)(xv) of the Merger Agreement provides that it is a condition precedent to the obligation of Beverly and Acquisition to consummate the transactions contemplated by the Merger Agreement that each of the ATH Stockholders shall have entered into one or more counterparts of this Agreement; and

         WHEREAS, the parties hereto intend that any capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed thereto in the Merger Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and subject to the conditions contained herein, the parties hereto agree as follows:

         1.      Indemnification by the ATH Stockholders.   Each ATH
Stockholder, severally and not jointly, agrees to, and shall, indemnify Beverly, Acquisition, ATH as the Surviving Corporation, any Controlling Person, if any, thereof, and their respective officers, directors, employees, shareholders, representatives and agents, and their respective successors and assigns, and hold each of them fully and promptly harmless at all times after the date of this Agreement, against and in respect of such ATH Stockholder's Allocable Share (as hereinafter defined) of any and all Losses, subject to the
limitations set forth in this Agreement.   The liability of any ATH Stockholder
for such indemnification shall not exceed the amounts deposited by or on behalf of such ATH Stockholder with the Escrow Agent appointed pursuant to the Escrow Agreement, the form of which Escrow Agreement is attached as Exhibit 1-D to the Merger Agreement, and such liability shall terminate as to any amounts or securities duly released and delivered by the Escrow Agent to such ATH Stockholder pursuant to the terms of the Escrow Agreement.

         2. Claims by Beverly and ATH. Beverly and ATH as the surviving corporation under the Merger Agreement, or any other person indemnified hereunder (each, an "Indemnitee" and collectively the "Indemnitees") shall notify the ATH Stockholders (collectively, the "Indemnitors"), or one or more representatives duly appointed by them pursuant to Paragraph 5 hereof (individually, a "Representative" and collectively, the "Representatives"), promptly in writing of any claim for indemnification pursuant to this Agreement, describing such claim, the amount thereof, if known, and the method of computation of such amount, if applicable, all with reasonable particularity and containing a reference to the provisions of this Agreement, the Merger Agreement, or any certificate delivered pursuant hereto or thereto in respect of which such claim shall be made. If such claim for indemnification relates to any action at law or suit in equity instituted by or against a third party (a "Third Party Claim"), the Indemnitees shall also promptly deliver to the Indemnitors and/or their Representatives, as the case may be, a copy of any written complaint received by the Indemnitees from such third party with respect to such Third Party Claim; provided, that the failure to notify the Indemnitors and/or the Representatives of any Third Party Claim will not relieve them from any liability which they may have to any Indemnitee hereunder, except to the extent that the Indemnitors are substantially prejudiced by the omission of such notification. Claims for indemnification shall be payable as follows:

                 (a) Settlement and payment of claims for indemnification shall be made in the manner specified in the Escrow Agreement.

                 (b) In the event that any Indemnitor disputes a claim for indemnification by any Indemnitee hereunder and/or the amount thereof, such Indemnitor shall notify the Indemnitee in writing of such dispute as soon as practicable, and in any event within ten (10) Business Days of receiving notice of the claim for indemnification, and such Indemnitor shall be entitled to submit the dispute to arbitration and have such dispute settled through arbitration, pursuant to Paragraph 6 hereof. Payment with respect to any award issued in such arbitration proceeding shall be made in accordance with Paragraph 4 of the Escrow Agreement.

                 (c) The Indemnitees shall be entitled to conduct and control the defense of any Third Party Claim, through counsel of their own choosing, who shall be subject to the approval of the Indemnitors, which approval shall not be unreasonably withheld. Such defense shall be at the sole cost and expense of the Indemnitors, to the extent of the Escrowed Shares held under the Escrow Agreement, and subject to the provisions of Paragraph 3(d) hereof, but the Indemnitors may, at their election, participate in the defense of any such Third Party Claim at their separate cost and expense. Neither party shall compromise or settle any Third Party Claim without the prior written consent of the other party, which consent shall not be unreasonably withheld.

         3.      Limitations; Remedies.

                 (a) No Indemnitees will be entitled to payment with respect to indemnified claims under the Escrow Agreement, unless and until the aggregate amount of all such Losses for which the Indemnitees are entitled to indemnification exceeds the sum of $150,000 (the "Threshold Amount"), provided, that any claims for indemnification, as and when made after such Threshold Amount is exceeded, shall extend to all Losses subject to indemnification under Paragraph 1, beginning with the first dollar thereof; and provided, further, the provisions of this Paragraph 3(a) are subject to the provisions of Paragraph 3(d) hereof. Neither Beverly nor ATH shall be permitted to notify the Agent of any new claims under the Agreement, nor shall the Agent accept any such notices of claim subsequent to the Initial Termination Date; provided, that prior to any Delivery Date (as defined in the Escrow Agreement), Beverly and/or ATH, as applicable, shall be entitled to amend or supplement any claim previously delivered in a timely fashion to take into account any interest which may have properly accrued thereon, and not previously claimed, since the notice of claim was originally provided to the parties hereunder.

                 (b) If any amount of any indemnification claim is not paid (i) within fifteen (15) days from the date such claim is made against the Indemnitors, or (ii) in the case of a Third Party Claim, within fifteen (15) days from the date of the settlement or final adjudication of the Third Party Claim, or (iii) if such claim or the amount thereof is disputed in the manner specified herein, within fifteen (15) days from the date the amount of such claim is determined by settlement or arbitration, the Indemnitors shall be liable for and pay interest to the Indemnitees on the amount of such claim, in addition to the amount of Losses indemnified against (but only to the extent such Loss or Losses did not include a claim for interest) from the date payment is due for such claim, as set forth in this Paragraph 3(b), at a per annum rate of interest equal to the Applicable Rate (as defined under the Merger Agreement).

                 (c) The indemnification obligations of the ATH Stockholders under this Agreement shall terminate only at the time and to the extent of the proper release and delivery of any portion of the Escrowed Shares by the Escrow Agent to the ATH Stockholders.

                 (d) Notwithstanding the provisions of Paragraphs 3(a) and 3(c), prior to the Initial Termination Date (as such term is defined in the Escrow Agreement), the parties will cause an analysis to be made by the independent accountants regularly employed by Beverly, of the accounts and items listed on Schedule 3(d) hereto (the "Balance Sheet Items") as such Balance Sheet Items appear or are reflected in ATH's consolidated balance sheet at December 31, 1993 (the "Balance Sheet Date"). If and to the extent that any such Balance Sheet Items shall have been finally determined and liquidated at or prior to the last day of the month (the "Final Determination Date") next preceding the Initial Termination Date, their respective values as of the Final Determination Date shall be compared to the values ascribed thereto as of the Balance Sheet Date, and the aggregate differences, if any, shall be added to (if a positive number) or subtracted from (if a negative number) the Threshold Amount in determining the liability, if any, of the ATH Stockholders hereunder and under the Escrow Agreement.

                 (e) Notwithstanding any other provision of this Agreement to the contrary, the liability, if any, of the ATH Stockholders hereunder or under the Escrow Agreement shall be limited to the Escrowed Shares plus any non-cash earnings, dividends or other distributions derived therefrom to the extent set forth in Paragraph 7 of the Escrow Agreement ("Distributions"). The liability, if any, of the ATH Stockholders hereunder shall be allocated ratably among such ATH Stockholders in accordance with their respective Allocable Share.

         4. Definition of Allocable Share. "Allocable Share" means, with regard to any ATH Stockholder, a percentage expressed as a fraction, the numerator of which is the number of whole Beverly Shares deposited by such ATH Stockholder with the Escrow Agent under the Escrow Agreement, and the denominator of which is the sum of all Beverly Shares deposited as Escrowed Shares by all ATH Stockholders with the Escrow Agent under the Escrow Agreement.

         5.      Representative.    Any one or more of the ATH Stockholders
shall be entitled to appoint and act through a Representative party with respect to all claims for indemnification, which Representative shall have the authority to bind those ATH Stockholders for whom he or it is acting. Such appointment shall be in writing, and shall be effective upon delivery of a copy of the appointment to Beverly, ATH and the Escrow Agent. Such appointment and any act or failure to act of the Representative in the course of such appointment shall be binding upon the ATH Stockholder or Stockholders for whom the Representative is acting, until written notice of revocation by the ATH Stockholder of such appointment, which shall be prospective only in operation, shall be actually received by Beverly, ATH and the Escrow Agent.

         6.      Arbitration.    If any Indemnitor shall elect to dispute a
claim for indemnification by any Indemnitee, as contemplated by Paragraph 2(b), and shall give timely written notice, as provided in Paragraph 2(b), of its election to submit the matter to arbitration hereunder, such Indemnitor shall
be entitled to arbitration of the matter as hereinafter set forth.   Such
dispute shall be settled by an arbitration in the City of Little Rock, Arkansas by three arbitrators, one of whom shall be appointed by the Indemnitor or Indemnitors acting as a group, if more than one Indemnitor joins in the request for arbitration, one by the Indemnitee or Indemnitees acting as a group, if more than one person is an Indemnitee with respect to the particular claim for indemnification, and the third by the first two arbitrators. The third arbitrator so chosen shall have experience in the health care industry. If either party fails to appoint an arbitrator within ten (10) days of a request in writing by the other party to do so or if the first two arbitrators cannot agree on the appointment of a third arbitrator within ten (10) days, then such arbitrator shall be appointed by the Chief Judge of the United States District
Court for the Western District of Arkansas.   Except as to the selection of
arbitrators which shall be as set forth above, the arbitration shall be conducted promptly and expeditiously in accordance with the rules of the American Arbitration Association so as to enable the arbitrators to render an award within sixty (60) days of the commencement of the arbitration proceedings. The decision of the arbitrators shall be binding upon the parties, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The decision of the arbitrators shall include within the arbitration award a recovery by the prevailing party or parties of its or their expenses of arbitration, including the fees and expenses of the arbitrators, other costs associated with the arbitration proceeding and the reasonable attorney's fees and expenses of the prevailing party or parties incurred in connection with the arbitration.

         7.      Miscellaneous.

                 (a) Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented or waivers may be granted, only by written agreement of each of the ATH Stockholders, or their assigns, who have Beverly Shares or funds remaining on deposit under the Escrow Agreement, and Beverly and the Surviving Corporation, with respect to any of the terms contained herein.

                 (b)      Waiver of Compliance; Consents.   Any failure of any
party hereto to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other parties hereto, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

                 (c) Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if delivered personally or sent by overnight receipted courier service or registered or certified mail, postage prepaid, addressed to the party to be notified at its address set forth below:

         If to Beverly or ATH:
                 c/o Beverly Enterprises, Inc.
                 5111 Rogers Avenue, Suite 40-A
                 Fort Smith, Arkansas 72919-1000
                 Attention:    David R. Banks,
                               Chairman & Chief Executive Officer

         If to any ATH Stockholder (or his or its Representative):

                 To the address indicated opposite the signature of each ATH Stockholder on the signature page hereof, or to any address subsequently provided in writing by such ATH Stockholder or his or its Representative.

Any party may give any notice, request, demand or claim hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand or claim shall be deemed to have been duly given unless and until receipt of delivery is confirmed by the party to whom it is addressed. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

                 (d) Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the ATH Stockholders hereto without the prior written consent of Beverly
and ATH.   Notwithstanding the foregoing, the beneficial ownership of the
Beverly Shares which shall be delivered to the Escrow Agent by or on behalf of any ATH Stockholder may be transferred and assigned without the consent of Beverly, ATH or the Escrow Agent, subject to compliance by such ATH Stockholder and his or its proposed transferee with the conditions and limitations set forth in Paragraph 8 of the Escrow Agreement.

                 (e) Governing Law. The Agreement shall be governed by the internal, substantive law of the State of Delaware, without regard for the law of conflict of laws, as to all matters, including but not limited to matters of validity, construction, effect and performance.

                 (f)      Counterparts.   This Agreement may be executed in one
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 (g) Headings. The Paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 (h)      Entire Agreement.   This Agreement, together with the
Merger Agreement (and the Exhibits and Schedules thereto), any certificates delivered thereunder, and the Escrow Agreement, supersedes all prior agreements, representations, warranties, promises, covenants, arrangements, communications and understandings, oral or written, express or implied, between the ATH Stockholders, on the one hand, and Beverly, Acquisition and ATH as the surviving corporation under the Merger Agreement on the other hand, with respect to the subject matter hereof.

                 (i) Injunctive Relief; Consent to Jurisdiction and Venue. The parties hereto agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. To this end, and subject to the provisions of Paragraph 6 hereof, which shall be binding on the parties, each of the parties hereto expressly consents to the jurisdiction of any federal court located in the Western District of Arkansas with respect to enforcement or interpretation of any provision of this Agreement, consents to the service of process upon it in any such proceeding, and waives any objection to the jurisdiction or venue of any proceedings
relating to this Agreement in any such court or courts.   Each ATH Stockholder
hereby agrees that service of any process, summons, notice or document by U.S. registered mail addressed to him or it shall be effective service of process for any such suit, action or proceeding against such Stockholder.

                 (j)      Delays or Omissions.   No delay or omission to
exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default
therefore or thereafter occurring.   All remedies, either under this Agreement
or by law or otherwise afforded to any party, shall be cumulative and not alternative in nature.

                 (k)      Severability.   If any provision of this Agreement
shall be found to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and to this end the provisions of this Agreement are declared to be severable.

                 (l) Business Day. "Business Day" means any day, other than Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time.

                 (m)      No Admission Binding.   After the Effective Date, no
admission of liability of ATH or any of its Subsidiaries with respect to any claims resulting in Losses shall be binding upon any of the Indemnitors without his or her prior written consent.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

                                        BEVERLY ENTERPRISES, INC., a
                                        Delaware Corporation



                                        By:____________________________________
                                        Title:_________________________________


                                        ATH ACQUISITION, INC., a Delaware
                                        Corporation



                                        By:____________________________________
                                        Title:_________________________________


                                        AMERICAN TRANSITIONAL HOSPITALS, INC.,
                                        a Delaware Corporation



                                        By:____________________________________
                                        Title:_________________________________

                                                            ATH STOCKHOLDERS:
Address:

__________________________                                  _________________________________________________
                                                                       Printed or Typed Name
__________________________

__________________________

__________________________                                  By:______________________________________________
                                                                     Authorized Representative

Address:

__________________________                                  _________________________________________________
                                                                       Printed or Typed Name
__________________________

__________________________

__________________________                                  By:______________________________________________
                                                                     Authorized Representative

Address:

__________________________                                  _________________________________________________
                                                                       Printed or Typed Name
__________________________

__________________________

__________________________                                  By:______________________________________________
                                                                     Authorized Representative

Address:

__________________________                                  _________________________________________________
                                                                       Printed or Typed Name
__________________________

__________________________

__________________________                                  By:______________________________________________
                                                                     Authorized Representative

Address:

__________________________                                  _________________________________________________
                                                                       Printed or Typed Name
__________________________

__________________________

__________________________                                  By:______________________________________________
                                                                     Authorized Representative

Address:

__________________________                                  _________________________________________________
                                                                       Printed or Typed Name
__________________________

__________________________

__________________________                                  By:______________________________________________
                                                                     Authorized Representative

                                 SCHEDULE 3(d)

                                       TO

                  ATH STOCKHOLDERS' INDEMNIFICATION AGREEMENT
________________________________________________________________________________


                              Balance Sheet Items


      Assets

         Patient accounts receivable
         Other receivables
         Prepaid expenses and other
         Deposits and other assets


      Liabilities

         Accounts payable
         Accrued liabilities
         Refunds payable
         Estimated third-party settlements

                                                                      APPENDIX F

                            FORM OF STOCKHOLDERS' ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "Agreement"), made and entered into as of this __ day of ___________, 1994, by and among BEVERLY ENTERPRISES, INC., a

Delaware corporation ("Beverly"), AMERICAN TRANSITIONAL HOSPITALS, INC., a

Delaware corporation ("ATH"), the persons listed on the signature page hereof who are former stockholders (who, with their permitted successors and assigns,

are collectively referred to as the "Stockholders" or individually as a

"Stockholder") of ATH, and The First National Bank of Fort Smith or such other institution as may be determined by Beverly as escrow agent (the "Agent").


                              W I T N E S S E T H:

         WHEREAS, the Stockholders have received or shall receive shares of common stock of Beverly (the "Beverly Shares") in exchange for their shares of ATH pursuant to that certain Agreement and Plan of Merger dated as of June __, 1994 (the "Merger Agreement") among Beverly, ATH Acquisition, Inc., a Delaware corporation and ATH, whereby ATH has become or shall become the successor and surviving corporation resulting from the merger between ATH and Acquisition (the "Merger"); and

         WHEREAS, each Stockholder has agreed to escrow a portion of the Beverly Shares received by such Stockholder in the Merger pursuant to that certain Stockholders' Indemnification Agreement dated as of ____________, 1994 (the "Stockholders' Agreement") among the Stockholders, Beverly, Acquisition and ATH, a copy of which is attached hereto as Exhibit "A" and incorporated herein by reference; and

         WHEREAS, the Agent desires and is willing to act and serve pursuant to the terms of this Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is agreed as follows:

         1. Deposit of Shares. Each Stockholder hereby tenders, delivers, transfers, assigns to, and deposits with the Agent that number of whole Beverly Shares equal to ten percent (10%) (rounded to the nearest whole number) of the aggregate whole number of Beverly

Shares received by the Stockholder pursuant to the Merger Agreement, to be held for the purpose of covering the Stockholder's Allocable Share (as defined in Paragraph 4 of the Stockholders' Agreement) of Losses. The aggregate number of such Beverly Shares being delivered by all Stockholders is herein referred to as the "Escrowed Shares," and the amount of "Escrowed Shares" of each Stockholder is set forth in the indicated space opposite the Stockholder's signature on the signature page hereof. Such Escrowed Shares shall be held, administered and distributed by the Agent subject to the provisions of this Agreement.

         2. Acceptance by Agent. The Agent hereby accepts the Escrowed Shares tendered by the Stockholder and agrees to hold, administer and distribute such Escrowed Shares pursuant to the terms and conditions set forth herein.

         3.      Term of Deposit.

         (a) The Agent shall hold the Escrowed Shares deposited hereunder until the Initial Termination Date, at which time the Escrowed Shares shall be delivered to the Stockholders except to the extent Beverly or ATH shall have made claims against such Escrowed Shares under Paragraph 4 hereof, in which case such Escrowed Shares shall (i) be delivered to Beverly or ATH, as applicable, (ii) continue to be held by the Agent after the Initial Termination Date pending determination or resolution of any disputed claims, at which time such Escrowed Shares shall be delivered to Beverly or ATH, as applicable, or released to the Stockholders in accordance with the terms hereof, or (iii) be delivered as otherwise prescribed by Paragraph 4 hereof.

         (b) For purposes of this Agreement, "Initial Termination Date" shall mean the date which is thirty (30) Business Days after filing by Beverly with the Securities and Exchange Commission of its audited consolidated financial statements for the fiscal year ending December 31, 1994.

         (c) Beverly, ATH and the Stockholders agree to cooperate with each other and notify the Agent in writing as promptly as practicable upon conclusion or determination of any claims against the Escrowed Shares in order to assist the Agent in the timely performance of its duties hereunder.

         4.      Release of Shares.

         (a) If on or within fifteen (15) Business Days prior to the Initial Termination Date, Beverly or ATH contends that it is entitled to receive all or part of the Escrowed Shares, Beverly or ATH, as applicable, shall give the Agent written notice of the amount of such Escrowed Shares which Beverly or ATH contends is required to offset the Losses for which such Escrowed Shares remain available, shall state the grounds on which the claim is based, including any computation required pursuant to Paragraph 5 hereof to determine the number of Escrowed Shares being requested to be delivered, and shall request that such Escrowed Shares be delivered to Beverly or ATH, as the case may be, on a specified delivery date (the

"Delivery Date"), not sooner than fifteen (15) Business Days after receipt of notice by the Agent. The notice shall certify that a copy thereof was mailed to each Stockholder and to any other party hereto, and shall be accompanied by evidence of mailing of the notice to such Stockholder by registered or certified mail, or other evidence of actual delivery acceptable to the Agent shall be provided at the time of such notice. The Agent shall be entitled to rely upon such certification as conclusive evidence that proper notice has been delivered to each Stockholder and the other parties hereto.

         (b) If, prior to the Delivery Date, the Agent has not received written objection from the Stockholder to the delivery to Beverly or ATH, as the case may be, of his or its Escrowed Shares requested to be delivered, the Agent shall deliver to Beverly or ATH, as the case may be, on the Delivery Date, the requested amount of the Escrowed Shares, and the Agent shall release the balance, if any, of such Escrowed Shares to the Stockholders entitled thereto.

         (c) If, prior to the Delivery Date, and subject to Paragraph 4(d) hereof, the Agent receives a written objection from any Stockholder to delivery of the requested portion or all of the Escrowed Shares to Beverly or ATH, as applicable, the Agent shall promptly advise Beverly or ATH, as applicable, of such objection, and shall continue to hold such Escrowed Shares owned by such Stockholder, until mutually instructed in writing by Beverly or ATH, as applicable, and such Stockholder as to the disposition of such amount. If Beverly or ATH, as applicable, and such Stockholder are unable to reach agreement within ten (10) Business Days after the Delivery Date, then unless the matter has been submitted to arbitration pursuant to Paragraph 6 of the Stockholders' Agreement, the Agent is authorized to interplead the requested amount into the registry of a court of competent jurisdiction in Sebastian County, Arkansas, and stand fully discharged from further responsibilities with respect to such amount.

         (d) Notwithstanding any other provision of this Paragraph 4, if the written notice to the Agent required by Paragraph 4(a) hereof certifies that the amount of Escrowed Shares requested to be delivered has been settled or adjudged to be due to Beverly or ATH, as the case may be, through arbitration in accordance with the provisions of Paragraph 6 of the Stockholders' Agreement, and such notice includes a copy of the arbitration award, the Escrow Agent shall deliver such Escrowed Shares to Beverly or ATH, as applicable, on the Delivery Date as requested and without regard for any further objection by the Stockholder objecting thereto.

         (e) In addition to the circumstances described above in this Paragraph 4, the Agent shall release the Escrowed Shares at any time prior to the Initial Termination Date upon written instructions signed by each Stockholder (or his or its duly appointed representative pursuant to Paragraph 5 of the Stockholders' Agreement), and by each of Beverly and ATH.

         5. Valuation of Escrowed Shares. For purposes of determining the number of Escrowed Shares to be delivered to Beverly or ATH hereunder in satisfaction or partial satisfaction of any claim for indemnification for a Loss, such number of Escrowed Shares shall be determined by dividing the dollar amount of such Loss by the average closing price per share of Beverly common stock, as reported on the New York Stock Exchange Composite Tape, for the thirty trading days ending three days immediately preceding the date on which notice shall be given by Beverly or ATH, as the case may be, to the Agent under Paragraph 4 hereof.

         6. Escrow Fees and Expenses. Beverly or ATH shall pay or cause the Agent to be paid its normal escrow fees in consideration for performances of services hereunder, at such times as may be requested by the Agent, and reimburse the Agent for its usual, customary and reasonable out-of-pocket expenses incurred in connection with such services.

         7. Rights of Stockholders; Dividends and Distributions. During the term of this Agreement, and prior to delivery of all or any portion of the Escrowed Shares to Beverly or ATH pursuant to Paragraph 4 hereof, each Stockholder shall have the right to vote such Escrowed Shares on all matters on which such Escrowed Shares shall be entitled to vote, and to receive cash dividends or distributions with respect to the Shares. Upon receipt of any cash dividends in respect of the Escrowed Shares, the Agent shall promptly cause such payments to be delivered to the Stockholders entitled thereto, by mailing the same by first class mail, postage prepaid, to the Stockholder's (or Representative's, as the case may be) address last provided in writing to the Agent. Any distributions in respect of the Escrowed Shares other than in cash, whether through stock splits, stock dividends, reorganizations or other subdivisions or reclassifications of the Beverly Shares, shall become immediately subject to this Agreement, shall become part of the Escrowed Shares, and shall be retained, held and administered by the Agent hereunder together with the Escrowed Shares initially deposited hereunder, as if identified on the signature page hereof as having been delivered to the Agent by and for the account of the Stockholders.

         8. Transfers of Escrowed Shares. Beneficial ownership of the Escrowed Shares, and all rights and obligations of the Stockholders therein and with respect thereto, subject to the encumbrances and restrictions of this Agreement and the prior claims of Beverly and ATH thereon represented by this Agreement and the Stockholders' Agreement, may be transferred by written instrument delivered to and acceptable in form, scope and substance to Beverly and the Agent, which instrument shall include, without limitation, acknowledgment by the transferee thereof of the restrictions and limitations against such Escrowed Shares represented by the Stockholders' Agreement and this Agreement, and the agreement by the transferee thereof to be bound by all the terms and conditions of the Stockholders' Agreement and this Agreement.
Any certificates representing such Escrowed Shares shall continue to be held by the Agent pursuant to the terms and conditions of this Agreement. The Agent shall cause any certificates evidencing such Escrowed Shares to be transferred into the name of any permitted transferee prior to the termination of this Agreement or the expiration of any term of any deposit of Escrowed Shares hereunder, and in any event, the Agent shall note in its records the name or names of any permitted transferees of any Escrowed Shares. Beneficial ownership of the Escrowed Shares may also be transferred, subject to the encumbrances and restrictions of this Agreement, by will or under the laws of intestate succession, but any certificates representing the Escrowed Shares shall continue to be held by the Agent pursuant to the terms and conditions of this Agreement.

         Each Stockholder hereby authorizes the Escrow Agent and Beverly to cause or direct Beverly's transfer agent to place restrictive legends on all certificates representing Escrowed Shares containing language to the following effect: "The Shares represented by this Certificate are restricted as to transfer, and are subject to the provisions of an Escrow Agreement dated as of ___________, 1994, a copy of which is on file in the office of Beverly Enterprises, Inc." Upon release of the Escrowed Shares from this Escrow Agreement, such restrictive legend shall be removed from such certificate, and Beverly agrees to cause its transfer agent and registrar to take such appropriate action and remove such legends forthwith.

         9. Indemnification. Beverly, ATH and the Stockholders (to the extent of the Escrowed Shares) hereby agree to hold harmless and indemnify the Agent and its employees, agents, and representatives against any loss, damage, liability or claim arising out of this Agreement and the escrow created hereby other than those caused by the Agent's own gross negligence or willful misconduct. The Agent shall not be bound in any way by any other agreement between the parties hereto as to which the Agent is not a party, whether or not it has knowledge thereof, except as herein provided. The Agent shall not in any way be required to determine whether or not the terms and conditions of this Agreement have been complied with by the parties, except as herein provided. The Agent may act in reliance upon any instrument or signature which it believes to be genuine and may assume that any person purporting to give notice or advice or instruction in connection with the provisions hereof has been duly authorized to do so. It is agreed that the duties of the Agent are only such as are herein specifically provided, being purely ministerial in nature, and that it shall incur no liability whatever so long as it has acted without gross negligence or willful misconduct.

         10. Binding Effect. This Agreement shall bind and inure to the benefit of the parties, their respective heirs, and permitted successors and assigns.

         11. Amendment. This Agreement may be amended only in a writing signed by the party or parties to be charged with the amendment.

         12. Governing Law. This Agreement shall be enforced and construed under the internal, substantive laws of the State of Arkansas, without regard for the law of conflict of laws.

         13. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and, together with the Merger Agreement and the Stockholders' Agreement, supersedes all prior agreements and understandings between the parties related to the subject matter hereof.

         14. Notices. Notices shall be directed to the parties at the addresses set forth below. All communications required or permitted hereunder, except as otherwise expressly permitted herein, shall be given in writing by certified mail, return receipt requested, or by personal delivery, and shall be deemed duly given in the case of personal delivery, when actually received, or, if applicable, two (2) Business Days following the date of mailing in accordance with this paragraph.

         15. All Distributions Ratable. All distributions of Escrowed Shares hereunder shall be allocated ratably among the Stockholders in accordance with their respective Allocable Share (as defined in Paragraph 4 of the Stockholders' Agreement).

         16. Business Day. "Business Day" means any day, other than Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight central time.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                        BEVERLY ENTERPRISES, INC., a Delaware
                                        Corporation
                                        5111 Rogers Avenue, Suite 40-A
                                        Fort Smith, Arkansas 72919-1000



                                        By: ________________________________
                                        Title: _____________________________


                                        ATH ACQUISITION, INC., a Delaware
                                        Corporation
                                        5111 Rogers Avenue, Suite 40-A
                                        Fort Smith, Arkansas 72919-1000



                                        By: ________________________________
                                        Title: _____________________________

                                        AMERICAN TRANSITIONAL HOSPITALS,
                                        INC., a Delaware Corporation
                                        c/o Beverly Enterprises, Inc.
                                        5111 Rogers Avenue, Suite 40-A
                                        Fort Smith, Arkansas 72919-1000



                                        By:________________________________
                                        Title:_____________________________


                                        ESCROW AGENT:

                                        ________________________________________



                                        By:________________________________
                                        Title:_____________________________



         ATH STOCKHOLDER:


___________________________________           ____________________________
      Printed or Typed Name                   No. of Escrowed Shares


By:    ____________________________
     Authorized Representative

Address:
             ____________________________

             ____________________________

             ____________________________

             ____________________________

             ____________________________

                                    PART II

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Restated Certificate of Incorporation and Amended Bylaws and indemnification agreements between the Registrant and its officers and directors contain provisions regarding the indemnification of officers and directors. The Registrant's Restated Certificate and Amended Bylaws provide that the Registrant, to the full extent permitted, and in the manner required by the laws of the State of Delaware as in effect at the time of the adoption of the certificate and bylaw provision regarding indemnification or as the same may be amended from time to time, shall (i) indemnify any person (and the heirs and legal representatives of such person) who is made or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether in nature civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or of any constituent corporation absorbed into the Registrant by consolidation or merger or serves or served with another corporation, partnership, joint venture, trust or enterprise, or non-profit entity, including service with respect to employee benefit plans, at the request of the Registrant or of any such constituent corporation against all liability and (ii) provide to any such person (and the heirs and legal representatives of such person) advances for expenses incurred in defending any such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such person (and the heirs and legal representatives of such person) to repay such advances unless it is ultimately determined that he or she is not entitled to indemnification by the Registrant.

     Section 145 of the Delaware General Corporation Law provides the following:

          (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and
     (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

          (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS

     (a) Exhibits

         2.1         -- Agreement and Plan of Merger dated June 22, 1994 by and among Beverly
                        Enterprises, Inc., ATH Acquisition, Inc. and American Transitional
                        Hospitals, Inc. ("ATH") included in the Prospectus/Consent Statement as Appendix A (the "ATH Merger").
         3.1         -- Restated Certificate of Incorporation of Beverly Enterprises, Inc.
                        (incorporated by reference to Exhibit 4.1 to Beverly Enterprises,
                        Inc.'s Current Report on Form 8-K dated July 31, 1987).
         3.2         -- Bylaws of Beverly Enterprises, Inc. (incorporated by reference to
                        Exhibit 3 to Beverly Enterprises, Inc.'s Quarterly Report on Form
                        10-Q for the quarter ended June 30, 1992).
         3.3         -- Certificate of Designation of Cumulative Convertible Preferred Stock
                        of Beverly Enterprises, Inc. (incorporated by reference to Exhibit
                        4.3 to Beverly Enterprises, Inc.'s Current Report on Form 8-K dated
                        July 31, 1987).
         4.1         -- Indenture dated as of December 27, 1990 (the "Senior Secured Note
                        Indenture"), among Beverly California Corporation, Beverly
                        Enterprises, Inc. and Yasuda Bank and Trust Company (U.S.A.) with respect to Senior Secured Floating Rate Notes due 1995 and 14 1/4%
                        Senior Secured Fixed Rate Notes due 1997 (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 of Beverly
                        California Corporation, Beverly Enterprises, Inc. and the Registrants
                        set forth on the Table of Additional Co-Registrants filed on February
                        8, 1991 (File No. 33-38954)).
         4.2         -- Supplemental Indenture No. 1, dated as of September 20, 1991, to the
                        Senior Secured Note Indenture (incorporated by reference to Exhibit
                        4.1 to Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q for
                        the quarter ended September 30, 1991).
         4.3         -- Supplemental Indenture No. 2, dated as of September 26, 1991, to the
                        Senior Secured Note Indenture (incorporated by reference to Exhibit
                        4.2 to Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q for
                        the quarter ended September 30, 1991).
         4.4         -- Supplemental Indenture No. 3, dated as of March 11, 1992, to the
                        Senior Secured Note Indenture (incorporated by reference to Exhibit 4 to Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q for the
                        quarter ended March 31, 1992).
         4.5         -- Supplemental Indenture No. 4, dated as of July 21, 1993, to the
                        Senior Secured Note Indenture (incorporated by reference to Exhibit 4 to Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q for the
                        quarter ended June 30, 1993).
         4.6         -- Subsidiary Guaranty dated as of December 27, 1990 by Beverly
                        Enterprises, Inc., Beverly California Corporation and the Subsidiary
                        Guarantors listed therein (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-4 of Beverly California
                        Corporation, Beverly Enterprises, Inc. and the Registrants set forth on the Table of Additional Co-Registrants filed on February 8, 1991
                        (File No. 33-38954)).

         4.7         -- Subsidiary Guaranty dated as of December 27, 1990 by Beverly
                        Enterprises, Inc., Beverly California Corporation and the Subsidiary
                        Guarantors listed therein (incorporated by reference to Exhibit 4.5 to Beverly Enterprises, Inc.'s Annual Report on Form 10-K for the
                        year ended December 31, 1991).
         4.8         -- Subsidiary Guaranty dated as of April 1, 1991 by Beverly Enterprises,
                        Inc., Beverly California Corporation and the Subsidiary Guarantors
                        listed therein (incorporated by reference to Exhibit 4.6 to Beverly
                        Enterprises, Inc.'s Annual Report on Form 10-K for the year ended
                        December 31, 1991).
         4.9         -- Subsidiary Guaranty dated as of December 30, 1991 by Beverly
                        Enterprises, Inc., Beverly California Corporation and Beverly
                        Indemnity, Inc. as Subsidiary Guarantor (incorporated by reference to
                        Exhibit 4.7 to Beverly Enterprises, Inc.'s Annual Report on Form 10-K
                        for the year ended December 31, 1991).
         4.10        -- Indenture dated as of August 1, 1993 between Beverly Enterprises,
                        Inc. and Chemical Bank, as Trustee with respect to Beverly
                        Enterprises, Inc.'s 5 1/2% Convertible Subordinated Debentures due
                        August 1, 2018, issuable upon exchange of Beverly Enterprises, Inc.'s
                        $2.75 Cumulative Convertible Exchangeable Preferred Stock (the
                        "Subordinated Debenture Indenture") (incorporated by reference to
                        Exhibit 4.10 to Beverly Enterprises, Inc.'s Quarterly Report on Form
                        10-Q for the quarter ended June 30, 1993).
         4.11        -- Certificate of Designation of Cumulative Convertible Preferred Stock
                        of Beverly Enterprises, Inc. (incorporated by reference to Exhibit
                        4.3 to Beverly Enterprises, Inc.'s Current Report on Form 8-K dated
                        July 31, 1987).
         4.12        -- Certificate of Designation, Powers, Preferences and Rights, and the
                        Qualifications, Limitations or Restrictions Thereof, of the Series of
                        Preferred Stock to be designated $2.75 Cumulative Convertible
                        Exchangeable Preferred Stock of Beverly Enterprises, Inc. (the "$2.75
                        Certificate of Designation") (incorporated by reference to Exhibit
                        4.12 to Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q for
                        the quarter ended June 30, 1993).
         4.13        -- Indenture dated as of April 1, 1993 (the "First Mortgage Bond
                        Indenture"), among Beverly Enterprises, Inc., Delaware Trust Company, as Corporate Trustee, and Richard N. Smith, as Individual Trustee,
                        with respect to First Mortgage Bonds (incorporated by reference to
                        Exhibit 4.1 to Beverly Enterprises, Inc.'s Quarterly Report on Form
                        10-Q for the quarter ended March 31, 1993).
         4.14        -- First Supplemental Indenture dated as of April 1, 1993 to the First
                        Mortgage Bond Indenture, with respect to 8 3/4% First Mortgage Bonds
                        (Series A) due 2008 (incorporated by reference to Exhibit 4.2 to
                        Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q for the
                        quarter ended March 31, 1993).
         4.15        -- Second Supplemental Indenture dated as of July 1, 1993 to the First
                        Mortgage Bond Indenture, with respect to 8 5/8% First Mortgage Bonds
                        (Series B) due 2008 (replaces Exhibit 4.1 to Beverly Enterprises,
                        Inc.'s Current Report on Form 8-K dated July 15, 1993) (incorporated by reference to Exhibit 4.15 to Beverly Enterprises, Inc.'s Quarterly
                        Report on Form 10-Q for the quarter ended March 31, 1993).
         4.16        -- Indenture dated as of December 30, 1993 (the "Notes Indenture"), between Beverly Enterprises, Inc. and Boatmen's Trust Company, as
                        Trustee, with respect to the Notes (incorporated by reference to
                        Exhibit 4.2 to Beverly Enterprises, Inc.'s Registration Statement on
                        Form S-3 filed on November 9, 1993 (File No. 33-50965)).

         4.17        -- First Supplemental Indenture dated as of December 30, 1993 to the
                        Notes Indenture, with respect to 8.75% Notes due 2003 (incorporated by reference to Exhibit 4.4 to Beverly Enterprises, Inc.'s Current
                        Report on Form 8-K dated January 4, 1994).
                        In accordance with item 601(b)(4)(iii) of Regulation S-K, certain instruments pertaining to Beverly Enterprises, Inc.'s long-term obligations have not been filed; copies thereof will be furnished to the Securities and Exchange Commission upon request.
         5.1*        -- Opinion of Giroir & Gregory, Professional Association, Little Rock,
                        Arkansas as to the legality of the securities being registered.
         8.1*        -- Opinion of Harwell Howard Hyne Gabbert & Manner, P.C., Nashville,
                        Tennessee as to certain federal income tax consequences.
        10.1         -- Amended and Restated 1981 Beverly Stock Option Plan (incorporated by reference to Post-Effective Amendment No. 2 on Form S-8 to Beverly
                        Enterprises, Inc.'s Registration Statement on Form S-4 filed on July
                        31, 1987 (File No. 33-13243)).
        10.2         -- Amended and Restated 1981 Beverly Stock Incentive Plan (incorporated by reference to Post-Effective Amendment No. 2 on Form S-8 to Beverly
                        Enterprises, Inc.'s Registration Statement on Form S-4 filed on July
                        31, 1987 (File No. 33-13243)).
        10.3         -- 1985 Beverly Nonqualified Stock Option Plan (incorporated by reference to Post-Effective Amendment No. 2 on Form S-8 to Beverly
                        Enterprises, Inc.'s Registration Statement on Form S-4 filed on July
                        31, 1987 (File No. 33-13243)).
        10.4         -- Amended and Restated Beverly Enterprises, Inc. 1993 Long-Term
                        Incentive Stock Plan (incorporated by reference to Beverly
                        Enterprises, Inc.'s Registration Statement on Form S-8 filed on June
                        30, 1993 (File No. 33-65242)).
        10.5         -- Retirement Plan for Outside Directors (incorporated by reference to
                        Exhibit 10.5 to Beverly Enterprises, Inc.'s Quarterly Report on Form
                        10-Q for the quarter ended June 30, 1993).
        10.6         -- Executive Medical Reimbursement Plan (incorporated by reference to
                        Exhibit 10.5 to Beverly Enterprises, Inc.'s Annual Report on Form
                        10-K for the year ended December 31, 1987).
        10.7         -- Amended and Restated Beverly Enterprises, Inc. Executive Life
                        Insurance Plan and Summary Plan Description.
        10.8         -- Executive Physicals Policy (incorporated by reference to Exhibit 10.8 to Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q for the
                        quarter ended June 30, 1993).
        10.9         -- Amended and Restated Deferred Compensation Plan effective July 18,
                        1991 (incorporated by reference to Exhibit 10.6 to Beverly
                        Enterprises, Inc.'s Annual Report on Form 10-K for the year ended
                        December 31, 1991).
        10.10        -- Executive Retirement Plan (incorporated by reference to Exhibit 10.8 to Beverly Enterprises, Inc.'s Annual Report on Form 10-K for the
                        year ended December 31, 1987).
        10.11        -- Amendment No. 1, effective as of July 1, 1991, to the Executive
                        Retirement Plan (incorporated by reference to Exhibit 10.8 to Beverly
                        Enterprises, Inc.'s Annual Report on Form 10-K for the year ended
                        December 31, 1991).
        10.12        -- Amendment No. 2, effective as of December 12, 1991, to the Executive
                        Retirement Plan (incorporated by reference to Exhibit 10.9 to Beverly
                        Enterprises, Inc.'s Annual Report on Form 10-K for the year ended
                        December 31, 1991).

        10.13        -- Amendment No. 3, effective as of July 31, 1992, to the Executive
                        Retirement Plan (incorporated by reference to Exhibit 10.10 to
                        Beverly Enterprises, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1992).
        10.14        -- Form of Indemnification Agreement between Beverly Enterprises, Inc.
                        and its officers, directors and certain of its employees
                        (incorporated by reference to Exhibit 19.14 to Beverly Enterprises,
                        Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30,
                        1987).
        10.15        -- Form of request by Beverly Enterprises, Inc. to certain of its officers or directors relating to indemnification rights
                        (incorporated by reference to Exhibit 19.5 to Beverly Enterprises,
                        Inc.'s Quarterly Report on Form 10-Q for the quarter ended September
                        30, 1987).
        10.16        -- Form of request by Beverly Enterprises, Inc. to certain of its officers or employees relating to indemnification rights
                        (incorporated by reference to Exhibit 19.6 to Beverly Enterprises,
                        Inc.'s Quarterly Report on Form 10-Q for the quarter ended September
                        30, 1987).
        10.17        -- Agreement dated December 29, 1986 between Beverly Enterprises, Inc.
                        and Stephens Inc. (incorporated by reference to Exhibit 10.20 to
                        Beverly Enterprises, Inc.'s Registration Statement on Form S-1 filed on January 18, 1990 (File No. 33-33052)).
        10.18        -- Severance Plan for Corporate and Regional Employees effective
                        December 1, 1989 (incorporated by reference to Exhibit 10.21 to
                        Amendment No. 1 to Beverly Enterprises, Inc.'s Registration Statement
                        on Form S-1 filed on February 26, 1990 (File No. 33-33052)).
        10.19        -- Form of Restricted Stock Performance Agreement dated June 28, 1990 under the 1985 Beverly Nonqualified Stock Option Plan (incorporated by reference to Exhibit 10.22 to Beverly Enterprises, Inc.'s
                        Registration Statement on Form S-1 filed on July 30, 1990 (File No.
                        33-36109)).
        10.20        -- Form of Agreement Concerning Benefits Upon Severance dated as of
                        September 1, 1990 between Beverly Enterprises, Inc. and certain officers of Beverly Enterprises, Inc. (incorporated by reference to
                        Exhibit 10.23 to Beverly Enterprises, Inc.'s Registration Statement
                        on Form S-1 filed on July 30, 1990 (File No. 33-36109)).
        10.21        -- Beverly Enterprises Company Car Policy effective May 1, 1988
                        (incorporated by reference to Exhibit 10.18 to Beverly Enterprises,
                        Inc.'s Annual Report on Form 10-K for the year ended December 31,
                        1992).
        10.22        -- First Amendment to Agreement Concerning Benefits Upon Severance dated as of April 25, 1993 between Beverly Enterprises, Inc. and Ronald C.
                        Kayne.
        10.23        -- Master Lease Document -- General Terms and Conditions dated December
                        30, 1985 for Leases between Beverly California Corporation and various subsidiaries thereof as lessees and Beverly Investment
                        Properties, Inc., as lessor (incorporated by reference to Exhibit
                        10.12 to Beverly Enterprises, Inc.'s Annual Report on Form 10-K for
                        the year ended December 31, 1985).
        10.24        -- Agreement dated as of December 29, 1986 among Beverly California
                        Corporation, Beverly Enterprises-Texas, Inc., Stephens Inc. and Real
                        Properties, Inc. (incorporated by reference to Exhibit 28 to Beverly
                        California Corporation's Current Report on Form 8-K dated December
                        30, 1986) and letter agreement dated as of July 31, 1987 among
                        Beverly Enterprises, Inc., Beverly California Corporation, Beverly
                        Enterprises-Texas, Inc. and Stephens Inc. with reference thereto
                        (incorporated by reference to Exhibit 19.13 to Beverly Enterprises,
                        Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30,
                        1987).

        10.25        -- Credit Agreement, dated as of March 24, 1992, among Beverly
                        Enterprises, Inc., Beverly California Corporation, the Lenders listed therein, Bank of Montreal as Co-Agent, and The Long Term Credit Bank
                        of Japan, Ltd. Los Angeles Agency as Agent (the "LTCB Credit
                        Agreement") (incorporated by reference to Exhibit 10.2 to Beverly
                        Enterprises, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1992).
        10.26        -- Amendment No. 1 dated as of April 7, 1992 to the LTCB Credit
                        Agreement (incorporated by reference to Exhibit 10.3 to Beverly
                        Enterprises, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1992).
        10.27        -- Second Amendment dated as of May 11, 1992 to the LTCB Credit
                        Agreement (incorporated by reference to Exhibit 10.23 to Beverly
                        Enterprises, Inc.'s Annual Report on Form 10-K for the year ended
                        December 31, 1992).
        10.28        -- Third Amendment dated as of March 31, 1993 to the LTCB Credit
                        Agreement (incorporated by reference to Exhibit 10.24 to Beverly
                        Enterprises, Inc.'s Annual Report on Form 10-K for the quarter ended
                        December 31, 1992).
        10.29        -- Master Sale and Servicing Agreement dated as of December 1, 1990 among Beverly Funding Corporation, Beverly California Corporation,
                        the wholly-owned subsidiaries of Beverly Enterprises, Inc. listed therein, Beverly Enterprises, Inc. and certain wholly-owned subsidiaries of Beverly Enterprises, Inc. which may become parties thereto (incorporated by reference to Exhibit 10.27 to the
                        Registration Statement on Form S-4 of Beverly California Corporation,
                        Beverly Enterprises, Inc. and the Registrants set forth on the Table of Additional Co-Registrants filed on February 8, 1981 (File No.
                        33-38954)).
        10.30        -- First Omnibus Amendment to Liquidity Agreement, Depository Agreement,
                        Pledge and Security Agreement and Master Sale and Servicing Agreement
                        dated as of July 1, 1991 (incorporated by reference to Exhibit 10.1 to Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q for the
                        quarter ended September 30, 1991).
        10.31        -- Second Amendment to Master Sale and Servicing Agreement dated as of
                        March 1, 1992 (incorporated by reference to Exhibit 10.4 to Beverly
                        Enterprises, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1992).
        10.32        -- Second Omnibus Amendment to Master Sale and Servicing Agreement,
                        Pledge Agreement and Selling Subsidiary Agreements dated as of
                        September 28, 1992, among Beverly Funding Corporation, Beverly
                        Enterprises, Inc., the wholly-owned subsidiaries of Beverly
                        Enterprises, Inc. listed on the signature pages and the Banks listed on the signature pages (incorporated by reference to Exhibit 10 to
                        Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q for the
                        quarter ended September 30, 1992).
        10.33        -- Credit Agreement dated as of March 2, 1993 among Beverly Enterprises,
                        Inc., Beverly California Corporation, the Lenders listed therein, and the Nippon Credit Bank, Ltd. Los Angeles Agency as Agent (the "Nippon
                        Credit Agreement") (incorporated by reference to Exhibit 10.29 to
                        Beverly Enterprises, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1992).
        10.34        -- Credit Agreement dated as of March 1, 1993 among Beverly California
                        Corporation, Beverly Enterprises, Inc., the Banks listed therein,
                        Morgan Guaranty Trust Company of New York as Issuing Bank and as
                        Agent (the "Morgan Credit Agreement") (incorporated by reference to
                        Exhibit 10.30 to Beverly Enterprises, Inc.'s Annual Report on Form
                        10-K for the year ended December 31, 1992).
        10.35        -- First Amendment dated as of May 3, 1993 to the Morgan Credit
                        Agreement (incorporated by reference to Exhibit 10.34 to Beverly
                        Enterprises, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1993).

        10.36        -- Second Amendment dated as of September 30, 1993 to the Morgan Credit
                        Agreement (incorporated by reference to Exhibit 10.35 to Beverly
                        Enterprises, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1993).
        10.37        -- Data Processing Agreement, dated as of August 1, 1992, by and between
                        Systematics Telecommunications Services, Inc. and Beverly California
                        Corporation (incorporated by reference to Exhibit 10 to Beverly
                        Enterprises, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1992).
        10.38        -- Form of Employment Agreement to be executed by Robert C. Crosby and
                        ATH at the time ATH becomes a wholly-owned subsidiary of Beverly
                        Enterprises, Inc.
        10.39*       -- ATH 1993 Nonqualified Stock Option Plan (the "1993 Plan") to be
                        assumed by Beverly Enterprises, Inc. at the time ATH becomes a wholly-owned subsidiary of Beverly Enterprises, Inc.
        10.40*       -- Form of Stock Option Agreement to be issued by Beverly Enterprises,
                        Inc. to holders of ATH Options under the 1993 Plan, at the time ATH becomes a wholly-owned subsidiary of Beverly Enterprises, Inc.
        10.41*       -- Form of Stock Option Agreement to be issued by Beverly Enterprises,
                        Inc. to Robert C. Crosby at the time ATH becomes a wholly-owned subsidiary of Beverly Enterprises, Inc.
        10.42        -- Form of ATH Stockholders' Indemnification Agreement to be executed by
                        ATH, ATH Stockholders and Beverly Enterprises, Inc. upon consummation of the ATH Merger, included in the Prospectus/Consent Statement as
                        Appendix E.
        10.43        -- Form of Escrow Agreement to be executed by ATH, ATH Stockholders,
                        Beverly Enterprises, Inc. and the escrow agent upon consummation of the ATH Merger, included in the Prospectus/Consent Statement as
                        Appendix F.
        10.44        -- Form of Non-Competition and Non-Disclosure Agreement to be executed between certain ATH officers and Beverly Enterprises, Inc. upon consummation of the ATH Merger.
        11.1         -- Computation of Net Income (Loss) Per Share. (incorporated by reference to Exhibit 11.1 to Beverly Enterprises, Inc.'s Annual
                        Report on Form 10-K for the year ended December 31, 1993, as amended).
        21.1         -- Subsidiaries of Beverly Enterprises, Inc. (incorporated by reference to Exhibit 22.1 to Beverly Enterprises, Inc.'s Annual Report on Form
                        10-K for the year ended December 31, 1993, as amended).
        23.1*        -- Consent of Giroir & Gregory, Professional Association, contained in
                        Exhibit 5.1.
        23.2*        -- Consent of Harwell Howard Hyne Gabbert & Manner, P.C., contained in
                        Exhibit 8.1.
        23.3         -- Consent of Ernst & Young, Independent Auditors.
        23.4         -- Consent of Price Waterhouse, Independent Accountants.
        24.1         -- Power of Attorney included on the signature page.
        29.1*        -- Form of Consent for the ATH consent solicitation.

- ---------------

* To be filed by amendment.

     (b) Financial Statement Schedules: [Incorporated By Reference to Beverly Enterprises, Inc. Annual Report on Form 10-K dated December 31, 1993, as amended]

       II.     -- Amounts Receivable From Related Parties and Underwriters, Promoters, and
                  Employees Other Than Related Parties
       V.      -- Property and Equipment
       VI.     -- Accumulated Depreciation and Amortization of Property and Equipment
       VII.    -- Guarantees of Securities of Other Issues
       VIII.   -- Valuation and Qualifying Accounts
       X.      -- Supplementary Income Statement Information

       All other schedules have been omitted since the required information is not present or not present in amounts sufficient to require submission of the schedule, or because the information required is included in the consolidated financial statements or the notes thereto.

ITEM 22. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the Registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by Form S-4 with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of Form S-4.

          (6) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirement of
     Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in conjunction with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

          (9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Smith, State of Arkansas, on July 8, 1994.

                                            BEVERLY ENTERPRISES, INC.

                                            By:     /s/  DAVID R. BANKS

                                              ----------------------------------
                                                        David R. Banks
                                               Chairman of the Board, President
                                                 and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints David R. Banks, Robert W. Pommerville and John W. MacKenzie, and each or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-4 under the Securities Act of 1933, as amended, including any and all amendments relating thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorney, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

                 SIGNATURES                                TITLE                    DATE
- ---------------------------------------------   ----------------------------    -------------


             /s/  DAVID R. BANKS                Chairman of the Board,           July 8, 1994
- ---------------------------------------------     President, Chief Executive
               David R. Banks                     Officer and Director


            /s/  ROBERT D. WOLTIL               Executive Vice President,        July 8, 1994
- ---------------------------------------------     Finance and Chief
              Robert D. Woltil                    Financial Officer


            /s/  SCOTT M. TABAKIN               Vice President, Controller       July 8, 1994
- ---------------------------------------------     and Chief Accounting
              Scott M. Tabakin                    Officer

         /s/  BERYL F. ANTHONY, JR.             Director                         July 8, 1994
- ---------------------------------------------
            Beryl F. Anthony, Jr.

            /s/  CURT F. BRADBURY               Director                         July 8, 1994
- ---------------------------------------------
              Curt F. Bradbury

                 SIGNATURES                                TITLE                    DATE
- ---------------------------------------------   ----------------------------    -------------
            /s/  JAMES R. GREENE                Director                         July 8, 1994
- ---------------------------------------------
               James R. Greene

            /s/  JON E. M. JACOBY               Director                         July 8, 1994
- ---------------------------------------------
              Jon E. M. Jacoby

             /s/  LOUIS W. MENK                 Director                         July 8, 1994
- ---------------------------------------------
                Louis W. Menk

           /s/  WILL K. WEINSTEIN               Director                         July 8, 1994
- ---------------------------------------------
              Will K. Weinstein

                               INDEX TO EXHIBITS

   EXHIBIT                                  DESCRIPTION                                   PAGE
- ---------------------------------------------------------------------------------------   ----
     2.1     -- Agreement and Plan of Merger dated June 22, 1994 by and among Beverly
                Enterprises, Inc., ATH Acquisition, Inc. and American Transitional
                Hospitals, Inc. ("ATH") included in the Prospectus/Consent Statement as
                Appendix A (the "ATH Merger").
     3.1     -- Restated Certificate of Incorporation of Beverly Enterprises, Inc.
                (incorporated by reference to Exhibit 4.1 to Beverly Enterprises,
                Inc.'s Current Report on Form 8-K dated July 31, 1987).
     3.2     -- Bylaws of Beverly Enterprises, Inc. (incorporated by reference to
                Exhibit 3 to Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q
                for the quarter ended June 30, 1992).
     3.3     -- Certificate of Designation of Cumulative Convertible Preferred Stock of
                Beverly Enterprises, Inc. (incorporated by reference to Exhibit 4.3 to
                Beverly Enterprises, Inc.'s Current Report on Form 8-K dated July 31,
                1987).
     4.1     -- Indenture dated as of December 27, 1990 (the "Senior Secured Note
                Indenture"), among Beverly California Corporation, Beverly Enterprises,
                Inc. and Yasuda Bank and Trust Company (U.S.A.) with respect to Senior
                Secured Floating Rate Notes due 1995 and 14 1/4% Senior Secured Fixed
                Rate Notes due 1997 (incorporated by reference to Exhibit 4.1 to the
                Registration Statement on Form S-4 of Beverly California Corporation,
                Beverly Enterprises, Inc. and the Registrants set forth on the Table of
                Additional Co-Registrants filed on February 8, 1991 (File No.
                33-38954)).
     4.2     -- Supplemental Indenture No. 1, dated as of September 20, 1991, to the
                Senior Secured Note Indenture (incorporated by reference to Exhibit 4.1 to Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q for the
                quarter ended September 30, 1991).
     4.3     -- Supplemental Indenture No. 2, dated as of September 26, 1991, to the
                Senior Secured Note Indenture (incorporated by reference to Exhibit 4.2 to Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q for the
                quarter ended September 30, 1991).
     4.4     -- Supplemental Indenture No. 3, dated as of March 11, 1992, to the Senior
                Secured Note Indenture (incorporated by reference to Exhibit 4 to
                Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q for the
                quarter ended March 31, 1992).
     4.5     -- Supplemental Indenture No. 4, dated as of July 21, 1993, to the Senior
                Secured Note Indenture (incorporated by reference to Exhibit 4 to
                Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q for the
                quarter ended June 30, 1993).
     4.6     -- Subsidiary Guaranty dated as of December 27, 1990 by Beverly
                Enterprises, Inc., Beverly California Corporation and the Subsidiary
                Guarantors listed therein (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-4 of Beverly California
                Corporation, Beverly Enterprises, Inc. and the Registrants set forth on the Table of Additional Co-Registrants filed on February 8, 1991 (File
                No. 33-38954)).
     4.7     -- Subsidiary Guaranty dated as of December 27, 1990 by Beverly
                Enterprises, Inc., Beverly California Corporation and the Subsidiary
                Guarantors listed therein (incorporated by reference to Exhibit 4.5 to
                Beverly Enterprises, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1991).

   EXHIBIT                                  DESCRIPTION                                   PAGE
- ---------------------------------------------------------------------------------------   ----
     4.8     -- Subsidiary Guaranty dated as of April 1, 1991 by Beverly Enterprises,
                Inc., Beverly California Corporation and the Subsidiary Guarantors
                listed therein (incorporated by reference to Exhibit 4.6 to Beverly
                Enterprises, Inc.'s Annual Report on Form 10-K for the year ended
                December 31, 1991).
     4.9     -- Subsidiary Guaranty dated as of December 30, 1991 by Beverly
                Enterprises, Inc., Beverly California Corporation and Beverly
                Indemnity, Inc. as Subsidiary Guarantor (incorporated by reference to
                Exhibit 4.7 to Beverly Enterprises, Inc.'s Annual Report on Form 10-K
                for the year ended December 31, 1991).
     4.10    -- Indenture dated as of August 1, 1993 between Beverly Enterprises, Inc.
                and Chemical Bank, as Trustee with respect to Beverly Enterprises,
                Inc.'s 5 1/2% Convertible Subordinated Debentures due August 1, 2018,
                issuable upon exchange of Beverly Enterprises, Inc.'s $2.75 Cumulative
                Convertible Exchangeable Preferred Stock (the "Subordinated Debenture
                Indenture") (incorporated by reference to Exhibit 4.10 to Beverly
                Enterprises, Inc.'s Quarterly Report on Form 10-Q for the quarter ended
                June 30, 1993).
     4.11    -- Certificate of Designation of Cumulative Convertible Preferred Stock of
                Beverly Enterprises, Inc. (incorporated by reference to Exhibit 4.3 to
                Beverly Enterprises, Inc.'s Current Report on Form 8-K dated July 31,
                1987).
     4.12    -- Certificate of Designation, Powers, Preferences and Rights, and the
                Qualifications, Limitations or Restrictions Thereof, of the Series of
                Preferred Stock to be designated $2.75 Cumulative Convertible
                Exchangeable Preferred Stock of Beverly Enterprises, Inc. (the "$2.75
                Certificate of Designation") (incorporated by reference to Exhibit 4.12 to Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q for the
                quarter ended June 30, 1993).
     4.13    -- Indenture dated as of April 1, 1993 (the "First Mortgage Bond
                Indenture"), among Beverly Enterprises, Inc., Delaware Trust Company, as Corporate Trustee, and Richard N. Smith, as Individual Trustee, with respect to First Mortgage Bonds (incorporated by reference to Exhibit
                4.1 to Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q for
                the quarter ended March 31, 1993).
     4.14    -- First Supplemental Indenture dated as of April 1, 1993 to the First
                Mortgage Bond Indenture, with respect to 8 3/4% First Mortgage Bonds
                (Series A) due 2008 (incorporated by reference to Exhibit 4.2 to
                Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q for the
                quarter ended March 31, 1993).
     4.15    -- Second Supplemental Indenture dated as of July 1, 1993 to the First
                Mortgage Bond Indenture, with respect to 8 5/8% First Mortgage Bonds
                (Series B) due 2008 (replaces Exhibit 4.1 to Beverly Enterprises,
                Inc.'s Current Report on Form 8-K dated July 15, 1993) (incorporated by reference to Exhibit 4.15 to Beverly Enterprises, Inc.'s Quarterly
                Report on Form 10-Q for the quarter ended March 31, 1993).
     4.16    -- Indenture dated as of December 30, 1993 (the "Notes Indenture"), between Beverly Enterprises, Inc. and Boatmen's Trust Company, as
                Trustee, with respect to the Notes (incorporated by reference to
                Exhibit 4.2 to Beverly Enterprises, Inc.'s Registration Statement on
                Form S-3 filed on November 9, 1993 (File No.
                33-50965)).
     4.17    -- First Supplemental Indenture dated as of December 30, 1993 to the Notes
                Indenture, with respect to 8.75% Notes due 2003 (incorporated by reference to Exhibit 4.4 to Beverly Enterprises, Inc.'s Current Report
                on Form 8-K dated January 4, 1994).

   EXHIBIT                                  DESCRIPTION                                   PAGE
- ---------------------------------------------------------------------------------------   ----
                In accordance with item 601(b)(4)(iii) of Regulation S-K, certain instruments pertaining to Beverly Enterprises, Inc.'s long-term obligations have not been filed; copies thereof will be furnished to the Securities and Exchange Commission upon request.
     5.1*    -- Opinion of Giroir & Gregory, Professional Association, Little Rock,
                Arkansas as to the legality of the securities being registered.
     8.1*    -- Opinion of Harwell Howard Hyne Gabbert & Manner, P.C., Nashville,
                Tennessee as to certain federal income tax consequences.
    10.1     -- Amended and Restated 1981 Beverly Stock Option Plan (incorporated by reference to Post-Effective Amendment No. 2 on Form S-8 to Beverly
                Enterprises, Inc.'s Registration Statement on Form S-4 filed on July
                31, 1987 (File No. 33-13243)).
    10.2     -- Amended and Restated 1981 Beverly Stock Incentive Plan (incorporated by reference to Post-Effective Amendment No. 2 on Form S-8 to Beverly
                Enterprises, Inc.'s Registration Statement on Form S-4 filed on July
                31, 1987 (File No.
                33-13243)).
    10.3     -- 1985 Beverly Nonqualified Stock Option Plan (incorporated by reference to Post-Effective Amendment No. 2 on Form S-8 to Beverly Enterprises,
                Inc.'s Registration Statement on Form S-4 filed on July 31, 1987 (File
                No. 33-13243)).
    10.4     -- Amended and Restated Beverly Enterprises, Inc. 1993 Long-Term Incentive
                Stock Plan (incorporated by reference to Beverly Enterprises, Inc.'s
                Registration Statement on Form S-8 filed on June 30, 1993 (File No.
                33-65242)).
    10.5     -- Retirement Plan for Outside Directors (incorporated by reference to
                Exhibit 10.5 to Beverly Enterprises, Inc.'s Quarterly Report on Form
                10-Q for the quarter ended June 30, 1993).
    10.6     -- Executive Medical Reimbursement Plan (incorporated by reference to
                Exhibit 10.5 to Beverly Enterprises, Inc.'s Annual Report on Form 10-K
                for the year ended December 31, 1987).
    10.7     -- Amended and Restated Beverly Enterprises, Inc. Executive Life Insurance
                Plan and Summary Plan Description.
    10.8     -- Executive Physicals Policy (incorporated by reference to Exhibit 10.8 to Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q for the
                quarter ended June 30, 1993).
    10.9     -- Amended and Restated Deferred Compensation Plan effective July 18, 1991
                (incorporated by reference to Exhibit 10.6 to Beverly Enterprises,
                Inc.'s Annual Report on Form 10-K for the year ended December 31,
                1991).
    10.10    -- Executive Retirement Plan (incorporated by reference to Exhibit 10.8 to
                Beverly Enterprises, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1987).
    10.11    -- Amendment No. 1, effective as of July 1, 1991, to the Executive
                Retirement Plan (incorporated by reference to Exhibit 10.8 to Beverly
                Enterprises, Inc.'s Annual Report on Form 10-K for the year ended
                December 31, 1991).
    10.12    -- Amendment No. 2, effective as of December 12, 1991, to the Executive
                Retirement Plan (incorporated by reference to Exhibit 10.9 to Beverly
                Enterprises, Inc.'s Annual Report on Form 10-K for the year ended
                December 31, 1991).
    10.13    -- Amendment No. 3, effective as of July 31, 1992, to the Executive
                Retirement Plan (incorporated by reference to Exhibit 10.10 to Beverly
                Enterprises, Inc.'s Annual Report on Form 10-K for the year ended
                December 31, 1992).

   EXHIBIT                                  DESCRIPTION                                   PAGE
- ---------------------------------------------------------------------------------------   ----
    10.14    -- Form of Indemnification Agreement between Beverly Enterprises, Inc. and its officers, directors and certain of its employees (incorporated by reference to Exhibit 19.14 to Beverly Enterprises, Inc.'s Quarterly
                Report on Form 10-Q for the quarter ended June 30, 1987).
    10.15    -- Form of request by Beverly Enterprises, Inc. to certain of its officers or directors relating to indemnification rights (incorporated by reference to Exhibit 19.5 to Beverly Enterprises, Inc.'s Quarterly
                Report on Form 10-Q for the quarter ended September 30, 1987).
    10.16    -- Form of request by Beverly Enterprises, Inc. to certain of its officers or employees relating to indemnification rights (incorporated by reference to Exhibit 19.6 to Beverly Enterprises, Inc.'s Quarterly
                Report on Form 10-Q for the quarter ended September 30, 1987).
    10.17    -- Agreement dated December 29, 1986 between Beverly Enterprises, Inc. and
                Stephens Inc. (incorporated by reference to Exhibit 10.20 to Beverly
                Enterprises, Inc.'s Registration Statement on Form S-1 filed on January
                18, 1990 (File No. 33-33052)).
    10.18    -- Severance Plan for Corporate and Regional Employees effective December
                1, 1989 (incorporated by reference to Exhibit 10.21 to Amendment No. 1 to Beverly Enterprises, Inc.'s Registration Statement on Form S-1 filed on February 26, 1990 (File No. 33-33052)).
    10.19    -- Form of Restricted Stock Performance Agreement dated June 28, 1990 under the 1985 Beverly Nonqualified Stock Option Plan (incorporated by reference to Exhibit 10.22 to Beverly Enterprises, Inc.'s Registration
                Statement on Form S-1 filed on July 30, 1990 (File No. 33-36109)).
    10.20    -- Form of Agreement Concerning Benefits Upon Severance dated as of
                September 1, 1990 between Beverly Enterprises, Inc. and certain officers of Beverly Enterprises, Inc. (incorporated by reference to
                Exhibit 10.23 to Beverly Enterprises, Inc.'s Registration Statement on
                Form S-1 filed on July 30, 1990 (File No. 33-36109)).
    10.21    -- Beverly Enterprises Company Car Policy effective May 1, 1988
                (incorporated by reference to Exhibit 10.18 to Beverly Enterprises,
                Inc.'s Annual Report on Form 10-K for the year ended December 31,
                1992).
    10.22    -- First Amendment to Agreement Concerning Benefits Upon Severance dated as of April 25, 1993 between Beverly Enterprises, Inc. and Ronald C.
                Kayne.
    10.23    -- Master Lease Document -- General Terms and Conditions dated December
                30, 1985 for Leases between Beverly California Corporation and various subsidiaries thereof as lessees and Beverly Investment Properties,
                Inc., as lessor (incorporated by reference to Exhibit 10.12 to Beverly
                Enterprises, Inc.'s Annual Report on Form 10-K for the year ended
                December 31, 1985).
    10.24    -- Agreement dated as of December 29, 1986 among Beverly California
                Corporation, Beverly Enterprises-Texas, Inc., Stephens Inc. and Real
                Properties, Inc. (incorporated by reference to Exhibit 28 to Beverly
                California Corporation's Current Report on Form 8-K dated December 30,
                1986) and letter agreement dated as of July 31, 1987 among Beverly
                Enterprises, Inc., Beverly California Corporation, Beverly
                Enterprises-Texas, Inc. and Stephens Inc. with reference thereto
                (incorporated by reference to Exhibit 19.13 to Beverly Enterprises,
                Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30,
                1987).

   EXHIBIT                                  DESCRIPTION                                   PAGE
- ---------------------------------------------------------------------------------------   ----
    10.25    -- Credit Agreement, dated as of March 24, 1992, among Beverly
                Enterprises, Inc., Beverly California Corporation, the Lenders listed therein, Bank of Montreal as Co-Agent, and The Long Term Credit Bank of
                Japan, Ltd. Los Angeles Agency as Agent (the "LTCB Credit Agreement")
                (incorporated by reference to Exhibit 10.2 to Beverly Enterprises,
                Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31,
                1992).
    10.26    -- Amendment No. 1 dated as of April 7, 1992 to the LTCB Credit Agreement
                (incorporated by reference to Exhibit 10.3 to Beverly Enterprises,
                Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31,
                1992).
    10.27    -- Second Amendment dated as of May 11, 1992 to the LTCB Credit Agreement
                (incorporated by reference to Exhibit 10.23 to Beverly Enterprises,
                Inc.'s Annual Report on Form 10-K for the year ended December 31,
                1992).
    10.28    -- Third Amendment dated as of March 31, 1993 to the LTCB Credit Agreement
                (incorporated by reference to Exhibit 10.24 to Beverly Enterprises,
                Inc.'s Annual Report on Form 10-K for the quarter ended December 31,
                1992).
    10.29    -- Master Sale and Servicing Agreement dated as of December 1, 1990 among
                Beverly Funding Corporation, Beverly California Corporation, the
                wholly-owned subsidiaries of Beverly Enterprises, Inc. listed therein,
                Beverly Enterprises, Inc. and certain wholly-owned subsidiaries of
                Beverly Enterprises, Inc. which may become parties thereto
                (incorporated by reference to Exhibit 10.27 to the Registration
                Statement on Form S-4 of Beverly California Corporation, Beverly
                Enterprises, Inc. and the Registrants set forth on the Table of
                Additional Co-Registrants filed on February 8, 1981 (File No.
                33-38954)).
    10.30    -- First Omnibus Amendment to Liquidity Agreement, Depository Agreement,
                Pledge and Security Agreement and Master Sale and Servicing Agreement
                dated as of July 1, 1991 (incorporated by reference to Exhibit 10.1 to
                Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q for the
                quarter ended September 30, 1991).
    10.31    -- Second Amendment to Master Sale and Servicing Agreement dated as of
                March 1, 1992 (incorporated by reference to Exhibit 10.4 to Beverly
                Enterprises, Inc.'s Quarterly Report on Form 10-Q for the quarter ended
                March 31, 1992).
    10.32    -- Second Omnibus Amendment to Master Sale and Servicing Agreement, Pledge
                Agreement and Selling Subsidiary Agreements dated as of September 28,
                1992, among Beverly Funding Corporation, Beverly Enterprises, Inc., the
                wholly-owned subsidiaries of Beverly Enterprises, Inc. listed on the signature pages and the Banks listed on the signature pages
                (incorporated by reference to Exhibit 10 to Beverly Enterprises, Inc.'s
                Quarterly Report on Form 10-Q for the quarter ended September 30,
                1992).
    10.33    -- Credit Agreement dated as of March 2, 1993 among Beverly Enterprises,
                Inc., Beverly California Corporation, the Lenders listed therein, and the Nippon Credit Bank, Ltd. Los Angeles Agency as Agent (the "Nippon
                Credit Agreement") (incorporated by reference to Exhibit 10.29 to
                Beverly Enterprises, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1992).
    10.34    -- Credit Agreement dated as of March 1, 1993 among Beverly California
                Corporation, Beverly Enterprises, Inc., the Banks listed therein,
                Morgan Guaranty Trust Company of New York as Issuing Bank and as Agent
                (the "Morgan Credit Agreement") (incorporated by reference to Exhibit
                10.30 to Beverly Enterprises, Inc.'s Annual Report on Form 10-K for the
                year ended December 31, 1992).

  EXHIBIT                                  DESCRIPTION                                   PAGE
- ----------      ---------------------------------------------------------------------   ----
    10.35    -- First Amendment dated as of May 3, 1993 to the Morgan Credit Agreement
                (incorporated by reference to Exhibit 10.34 to Beverly Enterprises,
                Inc.'s Quarterly Report on Form 10-Q for the quarter ended September
                30, 1993).
    10.36    -- Second Amendment dated as of September 30, 1993 to the Morgan Credit
                Agreement (incorporated by reference to Exhibit 10.35 to Beverly
                Enterprises, Inc.'s Quarterly Report on Form 10-Q for the quarter ended
                September 30, 1993).
    10.37    -- Data Processing Agreement, dated as of August 1, 1992, by and between
                Systematics Telecommunications Services, Inc. and Beverly California
                Corporation (incorporated by reference to Exhibit 10 to Beverly
                Enterprises, Inc.'s Quarterly Report on Form 10-Q for the quarter ended
                June 30, 1992).
    10.38    -- Form of Employment Agreement to be executed by Robert C. Crosby and ATH at the time ATH becomes a wholly-owned subsidiary of Beverly
                Enterprises, Inc.
    10.39*   -- ATH 1993 Nonqualified Stock Option Plan (the "1993 Plan") to be assumed by Beverly Enterprises, Inc. at the time ATH becomes a wholly-owned subsidiary of Beverly Enterprises, Inc.
    10.40*   -- Form of Stock Option Agreement to be issued by Beverly Enterprises,
                Inc. to holders of ATH Options under the 1993 Plan, at the time ATH becomes a wholly-owned subsidiary of Beverly Enterprises, Inc.
    10.41*   -- Form of Stock Option Agreement to be issued by Beverly Enterprises,
                Inc. to Robert C. Crosby at the time ATH becomes a wholly-owned subsidiary of Beverly Enterprises, Inc.
    10.42    -- Form of ATH Stockholders' Indemnification Agreement to be executed by
                ATH Stockholders and Beverly Enterprises, Inc. upon consummation of the
                ATH Merger, included in the Prospectus/Consent as Appendix E.
    10.43    -- Form of Escrow Agreement to be executed by ATH, ATH Stockholders,
                Beverly Enterprises, Inc. and the escrow agent upon consummation of the
                ATH Merger, included in the Prospectus/Consent as Appendix F.
    10.44    -- Form of Non-Competition and Non-Disclosure Agreement to be executed between certain ATH officers and Beverly Enterprises, Inc. upon consummation of the ATH Merger.
    11.1     -- Computation of Net Income (Loss) Per Share. (incorporated by reference to Exhibit 11.1 to Beverly Enterprises, Inc.'s Annual Report on Form
                10-K for the year ended December 31, 1993, as amended).
    21.1     -- Subsidiaries of Beverly Enterprises, Inc. (incorporated by reference to
                Exhibit 22.1 to Beverly Enterprises, Inc.'s Annual Report on Form 10-K
                for the year ended December 31, 1993, as amended).
    23.1*    -- Consent of Giroir & Gregory, Professional Association, contained in
                Exhibit 5.1.
    23.2*    -- Consent of Harwell Howard Hyne Gabbert & Manner, P.C., contained in
                Exhibit 8.1.
    23.3     -- Consent of Ernst & Young, Independent Auditors.
    23.4     -- Consent of Price Waterhouse, Independent Accountants.
    24.1     -- Power of Attorney included on the signature page.
    29.1*    -- Form of Consent for the ATH consent solicitation.

- ---------------

* To be filed by amendment.